EXECUTION COPY




================================================================================

                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee

                               SERIES SUPPLEMENT,

                         DATED AS OF SEPTEMBER 1, 2002,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                           dated as of August 1, 2002

                 Mortgage Asset-Backed Pass-Through Certificates

                                Series 2002-QS12


===============================================================================



Article I    DEFINITIONS....................................................................4

        Section 1.01.  Definitions..........................................................4

        Section 1.02.  Use of Words and Phrases............................................15

        Section 1.03.  Determination of LIBOR..............................................15

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

              ISSUANCE OF CERTIFICATES.....................................................17

        Section 2.01.   Conveyance of Mortgage Loans.

                      (See Section 2.01 of the Standard Terms).............................17

        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard
                      Terms)...............................................................17

        Section 2.03.   Representations, Warranties and Covenants of the

                      Master Servicer and the Company......................................17

        Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of
                      the Standard Terms)..................................................20

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                      Certificates Evidencing Interests in REMIC I Certificates............20

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
                      Interests; Acceptance by the Trustee.................................20

        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............20

        Section 2.08. Purposes and Powers of the Trust (See Section 2.08 of the
                      Standard Terms)......................................................20

Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................21

Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................22

        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms).......22

        Section 4.02. Distributions. ......................................................22

        Section 4.03. Statements to Certificateholders; Exchange Act Reporting. ...........33

        Section 4.04. Distribution of Reports to the Trustee and the Company;
                      Advances by the Master Servicer. (See Section 4.04 of the
                      Standard Terms)......................................................34

        Section 4.05. Allocation of Realized Losses. ......................................34

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.
                      (See Section 4.06 of the Standard Terms).............................36

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section
                      4.07 of the Standard Terms)..........................................36

        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................36

Article V       THE CERTIFICATES...........................................................37

                                        i



        Section 5.01. The Certificates.  (See Section 5.01 of the Standard Terms)..........37

        Section 5.02. Registration of Transfer and Exchange of Certificates................37

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (See Section
                      5.03 of the Standard Terms)..........................................37

        Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)......37

        Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard
                      Terms)...............................................................37

Article VI     THE COMPANY AND THE MASTER SERVICER.........................................38

Article VII    DEFAULT.....................................................................39

Article VIII   CONCERNING THE TRUSTEE......................................................40

Article IX     TERMINATION.................................................................41

Article X       REMIC PROVISIONS...........................................................42

        Section 10.01.REMIC Administration.  (See Section 10.01 of the Standard Terms).....42

        Section 10.02.Master Servicer; REMIC Administrator and Trustee
                      Indemnification.  (See Section 10.02 of the Standard Terms)..........42

        Section 10.03.Designation of REMICs................................................42

        Section 10.04.Distributions on the Uncertificated REMIC I and REMIC II
                      Regular Interests....................................................42

        Section 10.05.Compliance with Withholding Requirements.............................44

Article XI   MISCELLANEOUS PROVISIONS......................................................45

        Section 11.01.Amendment.  (See Section 11.01 of the Standard Terms)................45

        Section 11.02.Recordation of Agreement;  Counterparts.  (See Section 11.02 of
                      the Standard Terms)..................................................45

        Section 11.03.Limitation on Rights of Certificateholders.  (See Section 11.03
                      of the Standard Terms)...............................................45

        Section 11.04.Governing Laws.  (See Section 11.04 of the Standard Terms)...........45

        Section 11.05.Notices..............................................................45

        Section 11.06.Required Notices to Rating Agency and Subservicer.  (See
                      Section 11.06 of the Standard Terms).................................46

        Section 11.07.Severability of Provisions. (See Section 11.07 of the Standard
                      Terms)...............................................................46

        Section 11.08.Supplemental Provisions for Resecuritization.  (See Section
                      11.08 of the Standard Terms).........................................46

        Section 11.09.Allocation of Voting Rights..........................................46

        Section 11.10.No Petition..........................................................46

                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of August 1, 2002
Exhibit Five:..       Form of Form 10-K Certification

        This is a Series Supplement, dated as of September 1, 2002 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2002 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as one or more real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                               AGGREGATE
                                INITIAL
                              CERTIFICATE
               PASS-THROUGH    PRINCIPAL                             MATURITY     S&P/FITCH      MINIMUM
 DESIGNATION      RATE          BALANCE       FEATURES(1)                DATE       ----------  DENOMINATIONS(2)

                                               Senior/Accretion
                                     Directed/Fixed    September 25,
Class A-1         5.00%     $50,000,000.00           Rate              2032        AAA/AAA     $25,000.00
Class A-2      Adjustable   $50,000,000.00     Senior/Accretion   September 25,    AAA/AAA     $25,000.00
                  Rate                        Directed/Floater/        2032
                                               Adjustable Rate
Class A-3      Adjustable            $0.00(3)   Senior/Inverse    September 25,    AAA/AAA    $2,000,000.00
                  Rate                         Floater/Interest        2032
                                               Only/Adjustable
                                                     Rate
Class A-4         6.00%     $29,017,500.00     Senior/Lockout/    September 25,    AAA/AAA     $25,000.00
                                                  Fixed Rate           2032
Class A-5         6.00%     $35,000,000.00     Senior/Accretion   September 25,    AAA/AAA     $25,000.00
                                                Directed/Fixed         2032
                                                     Rate
Class A-6         6.25%      $5,000,000.00     Senior/Accrual/    September 25,    AAA/AAA     $25,000.00
                                                  Fixed Rate           2032
Class A-7         5.50%     $145,000,000.00    Senior/Accretion   September 25,    AAA/AAA     $25,000.00
                                                Directed/Super         2032
                                              Senior/Fixed Rate
Class A-8         6.25%      $7,612,500.00    Senior/Lockout/SenioSeptember 25,    AAA/AAA     $25,000.00
                                              Support/Fixed Rate       2032
Class A-9         6.25%              $0.00(4)    Senior/Interest    September 25,    AAA/AAA     $500,000.00
                                               Only/Fixed Strip        2032
Class A-10        8.50%     $30,000,000.00     Senior/Accretion   September 25,    AAA/AAA     $25,000.00
                                                Directed/Fixed         2032
                                                     Rate
Class A-P         0.00%        $409,000.35     Senior/Principal   September 25,    AAA/AAA     $25,000.00
                                                     Only              2032
Class A-V       Variable             $0.00     Senior/Variable    September 25,    AAA/AAA    (6)
               Rate(5)                          Strip/Interest         2032
                                                     Only


                                       2

Class R-I         6.25%            $100.00     Residual/Senior    September 25,    AAA/AAA    (7)
                                                                            2032
Class R-II        6.25%            $100.00     Residual/Senior    September 25,    AAA/AAA    (7)
                                                                            2032
Class M-1         6.25%      $9,289,500.00        Mezzanine       September 25,     AA/NA      $25,000.00
                                                                            2032
Class M-2         6.25%      $3,715,500.00        Mezzanine       September 25,      A/NA      $250,000.00
                                                                            2032
Class M-3         6.25%      $2,786,600.00        Mezzanine       September 25,     BBB/NA     $250,000.00
                                                                            2032
Class B-1         6.25%      $1,114,700.00       Subordinate      September 25,     BB/NA      $250,000.00
                                                                            2032
Class B-2         6.25%      $1,300,500.00       Subordinate      September 25,      B/NA      $250,000.00
                                                                            2032
Class B-3         6.25%      $1,300,459.89       Subordinate      September 25,     NA/NA      $250,000.00
                                                                            2032

___________

1 The Certificates, other than the Class A-P, Class A-V, Class B and Class R Certificates shall be Book-Entry Certificates. The Class A-P, Class A-V, Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2 The Certificates, other than the Class A-V and Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate Principal Balance or Notional Amount, as applicable) and integral multiples of $1 (or $1,000 in the case of the Class A-P, Class B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of any of the Class A-P and Class B-1, Class B-2 and Class B-3 Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000.

3 The Class A-3 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-3 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-2 Certificates.

4 The Class A-9 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-9 Certificates will accrue on a notional amount equal to the product of 1/25 multiplied by the certificate principal balance of the Class A-4 Certificates.

5    The initial Pass-Through Rate on the Class A-V Certificates is 0.5637%.

6 The Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

7 Each class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $371,546,460.24.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

        Accrual Certificates:  Any of the Class A-6 Certificates.

     Accretion Directed Certificates: Any of the Class A-1, Class A-2, Class A-5, Class A-7 and Class A-10 Certificates.

        Accrual Distribution Amount: With respect to any Distribution Date on or prior to the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Accrual Certificates that is added to the Certificate Principal Balance thereof on such Distribution Date pursuant to
Section 4.02(h).

     Adjustable Rate Certificates: Any of the Class A-2 Certificates or Class A-3 Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $155,353 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                      (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio (other than Additional Collateral Loans) at origination which exceeds 75% and (ii) $100,000; and

                      (B) the greater of (i) the product of (x) an amount  equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the

               Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.
        -----------

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Deutsche Bank Trust Company Americas, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2002-QS12" and which must be an Eligible Account.

        Certificate Policy:  None.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

     Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  September 27, 2002.

        Commission:  The Securities and Exchange Commission.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2002-QS12.

        Cut-off Date:  September 1, 2002.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  6.25% per annum.

        Due Period: With respect to each Distribution Date and any Mortgage Loan, the period commencing on the second day of the month prior to the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.

        Floater Certificates:  Any one of the Class A-2 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Y) from the first to, but not including, the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Initial Monthly Payment Fund: $200,172, representing scheduled principal amortization and interest at the Net Mortgage Rate during the Due Period ending on October 1, 2002, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-3 Certificates, $50,000,000. With respect to the Class A-9 Certificates, $1,160,700. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to
Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.50%           Class B-1:  0.30%
        Class M-2:  1.00%           Class B-2:  0.35%
        Class M-3:  0.75%           Class B-3:  0.35%

        Interest Accrual Period: With respect to any Class of Certificates (other than the Floater Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     Interest Only  Certificates:  Any one of the Class A-3,  Class A-9 or Class
A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

     Inverse Floater Certificates: Any one of the Class A-3 Certificates.

     Lockout Certificates: Any one of the Class A-4 Certificates or Class A-8 Certificates.

        Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in October 2007 will be 0%, and for any Distribution Date thereafter, as follows: 30% for any Distribution Date on or after October 2007 and prior to October 2008; 40% for any Distribution Date on or after October 2008 and prior to October 2009; 60% for any Distribution Date on or after October 2009 and prior to October 2010; 80% for any Distribution Date on or after October 2010 and prior to October 2011; and 100% for any Distribution Date thereafter.

     Maturity Date: September 25, 2032, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)     the Mortgage Loan identifying number ("RFC LOAN #");

(ii)    the maturity of the Mortgage Note ("MATURITY DATE");

(iii)   the Mortgage Rate ("ORIG RATE");

(iv)    the Subservicer pass-through rate ("CURR NET");

(v)     the Net Mortgage Rate ("NET MTG RT");

(vi)    the Pool Strip Rate ("STRIP");

(vii)the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)  the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)    the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii)a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-3 Certificates, an amount equal to the Certificate Principal Balance of the Class A-2 Certificates immediately prior to that date, (ii) with respect to the Class A-9 Certificates, an amount equal to the product of 1/25 multiplied by the Certificate Principal Balance of the Class A-4 Certificates immediately prior to that date and (iii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-2 Certificates and the initial Interest Accrual Period, 2.32% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 0.50% plus LIBOR, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.50% per annum. With respect to the Class A-3 Certificates and the initial Interest Accrual Period, 6.18% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.00% minus LIBOR, subject to a maximum rate of 8.00% per annum and a minimum rate of 0.00% per annum. With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.5637% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 6.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 18.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in October 2007 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal

               Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

     REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

     REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i), Section 4.02(a)(ii)(W) and Section 4.02(a)(ii)(X) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Senior Support Certificates:  Any one of the Class A-8 Certificates.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $3,715,464 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 25.1% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

        Super Senior Certificates:  Any one of the Class A-7 Certificates.

        Super Senior Optimal Percentage: As of any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Super Senior Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-P Certificates, immediately prior to such Distribution Date.

        Super Senior Optimal Principal Distribution Amount: As of any Distribution Date on or after the Credit Support Depletion Date, the product of
(a) the then-applicable Super Senior Optimal Percentage and (b) the amounts described in clause (b) of the Senior Principal Distribution Amount.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

     1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

     2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

     3.   The  Uncertificated  REMIC I  Distribution  Amount  for  each  REMIC I
          Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such Distribution Date pursuant to the provisions of Section 10.04(a).



 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance

          R             Class A-1                         5.00%                  $ 50,000,000.00
          S             Class A-2, Class A-3              8.50%                  $ 50,000,000.00
          T             Class A-4, Class A-9              6.25%                  $ 29,017,500.00
          U             Class A-5                         6.00%                  $ 35,000,000.00
          V             Class A-7                         5.50%                  $145,000,000.00
          W             Class A-10                        8.50%                  $ 30,000,000.00
          X             Class A-P                         0.00%                  $    409,000.35
          Y             Class A-6, Class A-8, Class       6.25%                  $ 24,507,359.87
                       R-II, Class M-1, Class
                        M-2, Class M-3, Class
                        B-1, Class B-2, Class B-3

        Uncertificated REMIC I Regular Interests Z: Each of the 2,322 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,322, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  2,322
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 2,322 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interests Z's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

     Underwriters:   Greenwich  Capital  Markets,   Inc.  and  Banc  of  America
Securities LLC.

Section 1.02...Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the

Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service), or if such service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer, the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.82%, per annum; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall, after consultation with the Master Servicer, select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Master Servicer's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period via the Trustee's website, which may be obtained by telephoning the Trustee at (800) 735-7777.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

     Section 2.02.  Acceptance  by Trustee.  (See  Section  2.02 of the Standard
          Terms)

     Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

(a) For  representations,  warranties and covenants of the Master Servicer,  see
Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month and terms to maturity at origination or modification of not more than 15 years;

(iv) To the best of the Company's knowledge, except in the case of nine Mortgage Loans, representing approximately 0.4% of the Mortgage Loans, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.3% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 52.69% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 13.05% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.62% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 27.02% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi)Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) None of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note;

(xviii) None  of the  Mortgage  Loans  will  have  been  made  to  International
     Borrowers;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders.

Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence ownership of the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms) .

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

                     (SEE ARTICLE III OF THE STANDARD TERMS)

                                 ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates and prior to the Accretion Termination Date, the Accrual Certificates to the extent of the Accrual Distribution Amount), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (W) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates);

                      (X) to the Accretion Directed Certificates, until the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero, the Accrual Distribution Amount; and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

(1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
     Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

(3)  the  principal  portion of all other  unscheduled  collections  (other than
     Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), including Subsequent Recoveries, received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

     (B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

     (C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

     (D)  any Excess  Subordinate  Principal Amount for such Distribution  Date;
          and

     (E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution

        Dates,  to the extent the  amounts  available  pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

               (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

     (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

     (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and
          (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

     (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

     (E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

(ii) second, an amount equal to the Accrual Distribution Amount shall be distributed in the following manner and priority:

     (A) first, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, concurrently, as follows:

          (1) 17.241379310345% of the amount described in Section 4.02(b)(ii) above shall be distributed to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

          (2) 65.862068965517% of the amount described in Section 4.02(b)(ii) above shall be distributed, sequentially, as follows:

               (a) first, concurrently, until the Certificate Principal Balance of the Class A-7 Certificates has been reduced to zero, as follows:

                    (i) 16.666666666667% of the amount described in Section 4.02(b)(ii)(A)(2) above, concurrently, to the Class A-2 Certificates and Class A-10 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-2 Certificates and Class A-10 Certificates have been reduced to zero; and

                    (ii) 83.333333333333%  of the  amount  described  in Section
                         4.02(b)(ii)(A)(2) above to the Class A-7 Certificates, until the Certificate Principal Balance of the Class A-7 Certificates has been reduced to zero; and

               (b) second, to the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

          (3) 16.896551724138% of the amount described Section 4.02(b)(ii) above shall be distributed, concurrently, to the Class A-2 Certificates and Class A-10 Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-2 Certificates and Class A-10 Certificates have been reduced to zero; and

                      (B) second,  after taking into  account any payments  made
               pursuant  to  Section  4.02(b)(ii)(A)  above,  concurrently,   as
               follows:

                             (1) 10% of the amount described in Section 4.02(b)(ii)(B) above shall be distributed, concurrently, to the Class A-2 Certificates and Class A-10 Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-2 Certificates and Class A-10 Certificates have been reduced to zero; and

                             (2) 90% of the amount described in Section 4.02(b)(ii)(B) above shall be distributed to the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

               (iii)  the  Senior   Principal   Distribution   Amount  shall  be
        distributed in the following manner and priority:

                      (A) first,  concurrently to the Class R-I Certificates and
               Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

                      (B)  second,  the  Senior  Principal  Distribution  Amount remaining after distributions made pursuant to clause 4.02(b)(iii)(A) to the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero, in an amount equal to the sum of the following:

                             (1) the Lockout Certificates' pro rata share (based
                      on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clauses
                      (A), (B), (D) and (E) of Section 4.02(a)(ii)(Y), without application of the Senior Percentage or the Senior Accelerated Distribution Percentage; and

                             (2)  the  Lockout  Prepayment   Percentage  of  the
                      Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clause (C) of Section 4.02(a)(ii)(Y), without application of the Senior Accelerated Distribution Percentage;

                  provided  that,  if the  aggregate of the amounts set forth in clauses (A), (B), (C), (D) and (E) of Section 4.02(a)(ii)(Y) is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class A-P Principal Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this
               Section 4.02(b)(iii)(B) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the Certificate Principal Balance of the Lockout Certificates relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates)) of such difference;

                      (C)  third,  the  Senior  Principal   Distribution  Amount
               remaining after distributions made pursuant to clauses 4.02(b)(iii)(A) and (B) and after taking into account any distributions of the Accrual Distribution Amount, concurrently, as follows:

               (1) first, concurrently, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, as follows:

                         (a) 17.241379310345% of the amount described in Section
                    4.02(b)(iii)(C) above shall be distributed to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                         (b) 65.862068965517% of the amount described in Section
                    4.02(b)(iii)(C) above shall be distributed, sequentially, as follows:

                         (i) first,  until the Certificate  Principal Balance of
                    the Class A-7 Certificates has been reduced to zero, concurrently, as follows:

                         (A) 16.666666666667% of the amount described in Section
                    4.02(b)(iii)(C)(1)(b) above, concurrently, to the Class A-2 Certificates and Class A-10 Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-2 Certificates and Class A-10 Certificates have been reduced to zero; and

                         (B) 83.333333333333% of the amount described in Section
                    4.02(b)(iii)(C)(1)(b) above to the Class A-7 Certificates, until the Certificate Principal Balance of the Class A-7 Certificates has been reduced to zero; and

                         (ii) second, to the Class A-5  Certificates,  until the
                    Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

                                    (c) 16.896551724138% of the amount described
                             in   Section   4.02(b)(iii)(C)   above   shall   be
                             distributed, concurrently, to the Class A-2 Certificates and Class A-10 Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-2 Certificates and Class A-10 Certificates have been reduced to zero; and

                             (2) second,  after taking into account any payments
                      made   pursuant  to  Section   4.02(b)(iii)(C)(1)   above,
                      concurrently, as follows:

                                    (a) 10% of the amount  described  in Section
                             4.02(b)(iii)(C)(2) above shall be distributed, concurrently, to the Class A-2 Certificates and Class A-10 Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-2 Certificates and Class A-10 Certificates have been reduced to zero; and

                                    (b) 90% of the amount  described  in Section
                             4.02(b)(iii)(C)(2) above shall be distributed to the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

                             (3) third, to the Class A-6 Certificates, until the
                      Certificate   Principal   Balance   of   the   Class   A-6
                      Certificates has been reduced to zero; and

                      (D) fourth, the Senior Principal Distribution Amount remaining after distributions made pursuant to clauses 4.02(b)(iii)(A) through (C) and after taking into account any distributions of the Accrual Distribution Amount, concurrently to the Class A-4 Certificates and Class A-8 Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-4 Certificates and Class A-8 Certificates have been reduced to zero.

(c) On or after the occurrence of the Credit Support Depletion Date but prior to the reduction of the Certificate Principal Balance of the Senior Support Certificates to zero, all priorities relating to distributions as described in
Section 4.02(b) above relating to principal among the Senior Certificates, other than the Class A-P Certificates, will be disregarded. Instead, (i) the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances; provided that the aggregate amount distributable to the Super Senior Certificates and Senior Support Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount will be distributed among those Certificates in the following priority: first, to the Super Senior Certificates, up to an amount equal to the Accrued Certificate Interest on the Super Senior Certificates; second, to the Super Senior Certificates, up to an amount equal to the Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balances thereof; third, to the Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero; and (ii) an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-P Certificates.

(d) On or after the  occurrence of the Credit  Support  Depletion  Date and upon reduction of the Certificate Principal Balance of the Senior Support Certificates to zero, all priorities relating to distributions as described in
Section 4.02(b) and (c) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(e) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(f) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with a Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to
Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Interest Accrual Period that relates to the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d)

(i) On each Distribution Date preceding the Accretion Termination Date, Accrued Certificate Interest that would otherwise be distributed to the Accrual Certificates will be added to the Certificate Principal Balance of the Accrual Certificates and such amount will thereafter accrue interest at a rate of 6.25% per annum. On the Accretion Termination Date, the Accrued Certificate Interest on the Accrual Certificates for such date will be payable to the holders of the Accretion Directed Certificates as a distribution of principal pursuant to
Section 4.02(b)(ii) until the Certificate Principal Balances thereof have been reduced to zero, any such amount will be added to the Certificate Principal Balance of the Accrual Certificates, and any remaining amount of Accrued Certificate Interest will be paid to the holders of the Accrual Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof; provided, however, if the Accretion Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Accrual Certificates for such date will be payable to the holders of the Accrual Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof.

Section 4.03.  Statements to Certificateholders, Exchange Act Reporting

        (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

        (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

        (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

        (d)  Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

        (e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as of the end of each calendar year, (II) all material information with respect to any legal proceedings involving the Trustee or the Trust Fund that is in the possession of the Trustee and is not, to the best of the Trustee's knowledge, in the possession of the Master Servicer, (III) all material information with respect to the submission of matters to a vote of the Certificateholders that is in the possession of the Trustee and is not, to the best of the Trustee's knowledge, in the possession of the Master Servicer, and (IV) all material information with respect to any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to this Agreement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this clause (e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit Five hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rule 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. This Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

               Section 4.04.  Distribution  of  Reports to the  Trustee  and the
                    Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

               Section 4.05. Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire principal and interest portion of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below; provided, however, that Realized Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate Principal Balance of the Senior Support Certificates is reduced to zero. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and the Subordinate Certificates, on a pro rata basis, as described below; provided, however, that such Realized Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate Principal Balance of the Senior Support Certificates has been reduced to zero.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates, on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that the Certificate Principal Balance of the Accrual Certificates for purposes of this Section 4.05 shall be the lesser of (a) the Certificate Principal Balance of the Accrual Certificates as of the Closing Date, and (b) the Certificate Principal Balance of the Accrual Certificates as of the date of determination. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

               Section  4.06.   Reports  of  Foreclosures   and  Abandonment  of
                    Mortgaged Property. (See Section 4.06 of the Standard Terms)

               Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See
                    Section 4.07 of the Standard Terms)

               Section 4.08.  Surety  Bond.  (See  Section  4.08 of the Standard
                    Terms)

                                   ARTICLE V

                                THE CERTIFICATES

        Section 5.01. The Certificates. (See Section 5.01 of the Standard Terms)

        Section 5.02. Registration of Transfer and Exchange of Certificates.

       (a) - (e)(i). (See Section 5.02(a) - (e)(i) of the Standard Terms)

          (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13,
          2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the "RFC
          Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or
          (c) such Transferee is a Complying Insurance Company.

       (e)(iii) - (h). (See Section 5.02(e)(iii) - (h) of the Standard Terms)

     Section 5.03.  Mutilated,  Destroyed,  Lost or  Stolen  Certificates.  (See
          Section 5.03 of the Standard Terms)

     Section 5.04.  Persons  Deemed  Owners.  (See  Section 5.04 of the Standard
          Terms)

     Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard Terms)

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII
                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                  ARTICLE IX.
                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X
                                REMIC PROVISIONS

     Section 10.01..REMIC Administration. (See Section 10.01 of the Standard Terms)

     Section   10.02..Master   Servicer;   REMIC   Administrator   and   Trustee
          Indemnification. (See Section 10.02 of the Standard Terms)

     Section 10.03..Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund) as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

     Section 10.04..Distributions on the Uncertificated REMIC I and REMIC II Regular Interests

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest R, (ii) Uncertificated REMIC I Regular Interest S, (iii) Uncertificated REMIC I Regular Interest T; (iv) Uncertificated REMIC I Regular Interest U; (v) Uncertificated REMIC I Regular Interest V; (vi) Uncertificated REMIC I Regular Interest W;
(vii) Uncertificated REMIC I Regular Interest X and (viii) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under
Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC II Regular Interests Z for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest R;

               (iii) Realized Losses allocated to the Class A-2 Certificates and Class A-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest S;

               (iv) Realized Losses allocated to the Class A-4 Certificates and Class A-9 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (v) Realized Losses allocated to the Class A-5 Certificates under
        Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (vi) Realized Losses allocated to the Class A-7 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (vii) Realized Losses allocated to the Class A-10 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W:

               (viii) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (ix) Realized Losses allocated to the Class A-6, Class A-8, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class
        R-II Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (ix) Realized Losses allocated to the Uncertificated REMIC II Regular Interests Z under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests Z comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment. (See Section 11.01 of the Standard Terms)

     Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

     Section 11.03.  Limitation  on Rights of  Certificateholders.  (See Section
          11.03 of the Standard Terms)

     Section 11.04. Governing Laws. (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:


            RECIPIENT                                         ADDRESS

Company                            8400 Normandale Lake Boulevard
                                   Suite 250, Minneapolis, Minnesota  55437,
                                   Attention: President

Master Servicer                    2255 N. Ontario Street, Suite 400
                                   Burbank, California 91504-2130,
                                   Attention:  Managing Director/Master Servicing

Trustee                            Corporate Trust Office
                                   1761 East St. Andrew Place
                                   Santa Ana, California 92705-4934,
                                   Attention:  Residential Accredit Loans, Inc. Series 2002-QS12

                                   The Trustee designates its offices located at c/o DTC Transfer Services, 55 Water Street,
                                   Jeanette Street Park Entrance,  New York, New
                                   York 10041, for the purposes of Section 8.12 of the Standard Terms

Fitch Ratings                      One State Street Plaza
                                   New York, New York 10004

Standard & Poor's Ratings          55 Water Street Services,  a division of The New York,
                                   New York 10041 McGraw-Hill Companies, Inc.


Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06.  Required  Notices to Rating  Agency and  Subservicer.  (See
          Section 11.06 of the Standard Terms)

     Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

     Section 11.08.  Supplemental Provisions for Resecuritization.  (See Section
          11.08 of the Standard Terms)

     Section 11.09. Allocation of Voting Rights.

               96% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-3 Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-9 Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

     Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                       RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By: //s// Joseph Orning
                                                -------------------------------
                                                 Name:   Joseph Orning
                                                 Title:  Vice President

Attest: //s// Julie Steinhagen
        ------------------------------------
      Name:   Julie Steinhagen
      Title:  Vice President


                                       RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By: //s// Julie Steinhagen
                                               --------------------------------
                                                 Name:  Julie Steinhagen
                                                 Title:  Director

Attest: //s// Karen Fox
        ------------------------------------
      Name: Karen Fox
      Title: Director



                               DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
[Seal]



                                            By: //s// Ronaldo Reyes
                                               ---------------------------------
                                                 Name: Ronaldo Reyes
                                                 Title:   Associate


                                            By: //s// James F. Noriega
                                               ---------------------------------
                                                 Name: James F. Noriega
                                                 Title:  Associate


Attest: //s// Barbara Campbell
        ------------------------------------
      Name: Barbara Campbell
      Title:   Assistant Secretary

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 27th day of September, 2002 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   //s// Maren Matthews
                                                   ----------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 27th day of September, 2002 before me, a notary public in and for said State, personally appeared Julie Steinhagen, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   //s// Maren Matthews
                                                   ----------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 27th day of September, 2002 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first, above written.



                                                   //s// Brent Wayne Hoyler
                                                   -----------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF CALIFORNIA               )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 27th day of September, 2002 before me, a notary public in and for said State, personally appeared James F. Noriega, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            //s// Brent Wayne Hoyler
                                            ------------------------------------
                                                   Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 09/24/02           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 09.53.25           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2002-QS12                                 CUTOFF : 09/01/02
  POOL       : 0004621
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ---------------------------------------------------------------------------

      5085314                              .2500
      133,429.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      5474886                              .2500
      323,859.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      5536482                              .2500
      716,605.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      5791336                              .2500
       51,841.22                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      6632756                              .2500
      362,900.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7447603                              .2500
      451,547.61                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7586120                              .2500
      208,597.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7649357                              .2500
      138,603.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7651370                              .2500
      150,603.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7665629                              .2500
      151,555.71                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7669339                              .2500
      144,365.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7670591                              .2500
       71,794.74                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7672771                              .2500
      235,468.58                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7676799                              .2500
      151,760.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7681511                              .2500
      266,993.05                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7684145                              .2500
      189,356.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7685253                              .2500
      221,826.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7695893                              .2500
       91,813.58                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7699775                              .2500
      211,488.38                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7706811                              .2500
      214,246.41                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7712217                              .2500
       35,928.84                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7713063                              .2500
      224,532.40                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7713299                              .2500
      349,116.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7718251                              .2500
      159,233.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7721657                              .2500
      197,522.18                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7722325                              .2500
      184,311.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7727071                              .2500
       83,877.76                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7727419                              .2500
      235,401.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7731393                              .2500
       83,708.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7732205                              .2500
       58,861.10                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7734777                              .2500
       70,189.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7735091                              .2500
       39,088.28                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7742823                              .2500
       94,132.94                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7742879                              .2500
      386,310.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7748369                              .2500
       72,607.27                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7751391                              .2500
      114,744.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7751479                              .2500
       80,806.46                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.2500                        1.6700

      7751533                              .2500
      132,581.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7756137                              .2500
      159,767.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7757429                              .2500
      173,650.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7759693                              .2500
       99,240.55                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7760745                              .2500
      124,982.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7760773                              .2500
       62,851.65                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7763299                              .2500
      139,775.42                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7764575                              .2500
      143,589.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7766311                              .2500
       51,390.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7766829                              .2500
       61,737.92                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7769175                              .2500
      226,753.43                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7769571                              .2500
       96,760.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7769655                              .2500
      148,466.64                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7770619                              .2500
      251,605.65                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7771711                              .2500
      211,642.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7771847                              .2500
      100,983.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7774353                              .2500
      185,739.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7775911                              .2500
      104,831.58                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7775917                              .2500
       98,237.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7776323                              .2500
       60,989.51                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7776905                              .2500
      178,977.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7776985                              .2500
       27,453.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7778193                              .2500
      115,720.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7778347                              .2500
       56,088.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7778359                              .2500
      123,760.78                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7778933                              .2500
      175,843.35                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7780355                              .2500
       67,394.36                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7781971                              .2500
       62,858.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7782113                              .2500
       39,138.87                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.2500                        1.6700

      7782601                              .2500
      265,094.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7783825                              .2500
      162,200.72                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7784065                              .2500
       30,787.53                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7784143                              .2500
       55,313.30                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7784177                              .2500
       30,787.53                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7784579                              .2500
      228,423.82                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7785709                              .2500
       99,734.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7785913                              .2500
       97,667.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7786191                              .2500
       95,688.49                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7786255                              .2500
       94,770.71                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7786263                              .2500
       99,515.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7786333                              .2500
       96,971.13                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7786339                              .2500
       98,705.10                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7786355                              .2500
       94,776.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7786789                              .2500
       95,465.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7787137                              .2500
      105,657.88                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7787149                              .2500
       75,821.05                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7788773                              .2500
       93,362.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7788785                              .2500
      118,590.11                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7791575                              .2500
      144,778.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7791781                              .2500
      175,667.75                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7791899                              .2500
       99,818.71                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7792357                              .2500
      178,705.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7795333                              .2500
       91,064.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7795381                              .2500
       61,505.96                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7795749                              .2500
      171,730.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7795877                              .2500
      155,656.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7796723                              .2500
       64,890.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7797889                              .2500
      103,656.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7798805                              .2500
      101,830.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7798875                              .2500
       93,849.21                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7798917                              .2500
       29,953.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7798951                              .2500
       91,635.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7798997                              .2500
      227,615.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7801981                              .2500
      159,723.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7801987                              .2500
       55,970.62                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7802039                              .2500
       93,350.01                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7802079                              .2500
       80,862.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7802295                              .2500
       70,444.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7802313                              .2500
      107,327.55                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7802557                              .2500
      148,511.38                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7802567                              .2500
       94,340.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7803055                              .2500
       95,849.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7803655                              .2500
       94,352.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7805755                              .2500
       99,585.99                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7805835                              .2500
      299,442.80                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7805921                              .2500
       95,250.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7806949                              .2500
       99,764.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7809143                              .2500
      254,240.13                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7809185                              .2500
      103,333.97                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7809567                              .2500
       93,281.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7809603                              .2500
      111,815.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7812221                              .2500
      148,206.60                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7812223                              .2500
       96,782.68                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7812263                              .2500
      103,952.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7812285                              .2500
       86,839.74                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7812293                              .2500
       96,360.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7812311                              .2500
       43,110.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7812329                              .2500
       79,808.12                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7812351                              .2500
      103,290.26                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7812365                              .2500
       99,775.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7812367                              .2500
       99,775.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7812369                              .2500
       99,775.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7812371                              .2500
      295,901.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7812379                              .2500
       94,596.95                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7812391                              .2500
      103,935.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7812393                              .2500
      104,609.19                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7812397                              .2500
      251,435.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7812407                              .2500
      242,233.95                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7812411                              .2500
      103,239.94                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.2500                        1.7950

      7812441                              .2500
       94,804.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7812451                              .2500
       44,010.60                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7812459                              .2500
       89,869.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7812521                              .2500
       87,948.55                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7812531                              .2500
       91,958.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7812541                              .2500
       94,313.29                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450
1



      7812571                              .2500
       95,779.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7812583                              .2500
      199,353.37                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7812585                              .2500
       99,764.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7812603                              .2500
       91,783.36                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7812611                              .2500
       39,010.18                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7812633                              .2500
      244,002.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7812639                              .2500
      191,774.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7812673                              .2500
      113,629.23                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7812677                              .2500
       89,680.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7812717                              .2500
       33,327.47                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7812725                              .2500
       95,656.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7812735                              .2500
       75,766.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7812737                              .2500
       77,448.73                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7812779                              .2500
       89,476.26                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7812799                              .2500
       79,811.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7812815                              .2500
       92,500.29                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7812839                              .2500
      107,642.63                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7812847                              .2500
      179,644.38                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7812875                              .2500
      113,324.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7812881                              .2500
      142,810.02                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7812883                              .2500
      123,948.31                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7812887                              .2500
      131,033.94                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7812891                              .2500
      111,715.01                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7812895                              .2500
       95,488.32                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7812905                              .2500
       79,811.65                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7812937                              .2500
      217,335.83                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7812943                              .2500
      125,976.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7814001                              .2500
      119,426.33                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7814309                              .2500
       94,265.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7814327                              .2500
       92,887.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7814417                              .2500
       93,833.68                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7814663                              .2500
       98,789.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7814665                              .2500
       73,825.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7814667                              .2500
       97,824.79                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814669                              .2500
      117,728.97                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814683                              .2500
      116,737.88                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7814685                              .2500
       19,143.81                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7814687                              .2500
      128,019.65                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7814689                              .2500
      110,264.51                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7814693                              .2500
      137,191.93                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7814697                              .2500
       94,781.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814701                              .2500
      104,758.83                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814717                              .2500
      108,238.14                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7814719                              .2500
      108,238.14                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7814721                              .2500
      108,942.89                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7814723                              .2500
      108,238.14                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7814733                              .2500
       94,313.29                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7814735                              .2500
       95,710.51                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450
1



      7814741                              .2500
       89,045.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814745                              .2500
       70,397.61                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7814759                              .2500
      113,076.70                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7814761                              .2500
      135,510.59                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7814763                              .2500
       94,854.96                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814765                              .2500
      104,839.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814767                              .2500
      102,121.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7814771                              .2500
      115,989.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7814773                              .2500
       89,456.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7814805                              .2500
      107,658.27                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7814829                              .2500
      109,969.64                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7814831                              .2500
      124,505.18                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814847                              .2500
      110,026.58                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7814849                              .2500
      110,894.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814857                              .2500
      139,701.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7814863                              .2500
      109,740.31                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7814889                              .2500
      101,788.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7814897                              .2500
      121,918.11                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7814907                              .2500
      138,049.18                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7814915                              .2500
      104,677.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7814927                              .2500
      100,641.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7814933                              .2500
       71,401.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7814953                              .2500
      103,734.89                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7814963                              .2500
      114,960.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7814975                              .2500
      128,425.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7814989                              .2500
      123,626.45                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7814991                              .2500
      103,268.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7814999                              .2500
      194,883.78                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815003                              .2500
       67,857.67                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7815015                              .2500
       95,230.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815021                              .2500
      104,946.10                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7815031                              .2500
       76,796.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7815035                              .2500
      126,708.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7815039                              .2500
      105,834.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815041                              .2500
      102,957.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815053                              .2500
      107,835.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7815075                              .2500
      100,163.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815077                              .2500
      112,332.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815105                              .2500
       94,737.26                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815111                              .2500
      230,196.59                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7815117                              .2500
      113,731.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815141                              .2500
       99,451.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815143                              .2500
      102,569.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815159                              .2500
       97,774.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7815177                              .2500
      111,651.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815187                              .2500
       79,880.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815191                              .2500
      118,971.31                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815199                              .2500
      124,677.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7815201                              .2500
      112,272.02                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815205                              .2500
       31,938.35                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.2500                        1.6700

      7815215                              .2500
       87,797.86                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7815217                              .2500
      110,246.19                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7815227                              .2500
      131,605.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7815229                              .2500
      119,756.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815231                              .2500
       97,402.21                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815233                              .2500
      119,756.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7815243                              .2500
      117,815.34                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815255                              .2500
       96,844.40                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7815269                              .2500
       42,912.86                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815277                              .2500
      134,726.42                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815279                              .2500
      130,221.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815295                              .2500
       72,325.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7815297                              .2500
      119,629.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815313                              .2500
      121,206.78                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7815315                              .2500
       78,137.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815321                              .2500
      129,387.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7815343                              .2500
       49,399.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815349                              .2500
       43,177.15                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815351                              .2500
       73,351.05                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815353                              .2500
       69,858.14                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7815367                              .2500
      117,717.08                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815375                              .2500
      124,616.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7815377                              .2500
       73,127.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815387                              .2500
       99,633.51                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7815389                              .2500
      161,637.05                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7815395                              .2500
      125,382.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815399                              .2500
      137,698.44                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7815403                              .2500
      104,770.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7815405                              .2500
       65,859.36                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815409                              .2500
       60,116.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7815415                              .2500
       77,509.51                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7815433                              .2500
      112,012.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815449                              .2500
      132,916.14                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815453                              .2500
      131,725.68                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7815457                              .2500
       97,375.83                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7815471                              .2500
       99,843.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7815475                              .2500
       95,756.15                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7815479                              .2500
      239,595.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7815489                              .2500
       95,546.48                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7815493                              .2500
      151,750.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7815495                              .2500
      124,189.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815503                              .2500
       95,838.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815515                              .2500
      148,748.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815521                              .2500
      214,436.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815523                              .2500
      236,664.36                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7815527                              .2500
      219,419.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7815531                              .2500
      183,689.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815547                              .2500
      184,688.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815549                              .2500
      109,736.72                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7815563                              .2500
      207,649.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815565                              .2500
      121,295.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815577                              .2500
      163,923.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815581                              .2500
      124,789.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815735                              .2500
       99,286.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7815927                              .2500
      222,624.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7815939                              .2500
      205,617.40                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7815941                              .2500
       93,841.72                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7819943                              .2500
      199,413.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7820069                              .2500
      147,743.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7820125                              .2500
      208,081.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7820203                              .2500
       99,839.59                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7820273                              .2500
       89,875.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7820529                              .2500
      215,627.01                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7822781                              .2500
       93,592.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7823623                              .2500
      111,797.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7824975                              .2500
      146,492.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7825013                              .2500
       69,945.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7825891                              .2500
       98,345.86                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7826009                              .2500
      314,494.71                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7826093                              .2500
       97,129.65                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7826149                              .2500
       99,665.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7826277                              .2500
      196,842.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7826623                              .2500
      292,468.76                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7826943                              .2500
      162,732.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7828415                              .2500
      599,013.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7829745                              .2500
      219,795.43                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7829803                              .2500
       94,847.61                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7829919                              .2500
      101,373.80                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7831193                              .2500
       93,357.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7831295                              .2500
      244,544.96                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7831297                              .2500
       99,040.87                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7831315                              .2500
      249,318.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7831325                              .2500
      153,434.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7831915                              .2500
       77,883.86                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7831985                              .2500
       99,797.37                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7833873                              .2500
      109,619.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7838261                              .2500
      141,902.04                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7838447                              .2500
       96,228.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7838479                              .2500
      161,067.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7838487                              .2500
       89,678.29                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7838489                              .2500
       89,678.29                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7838751                              .2500
      162,938.21                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7838833                              .2500
      128,498.60                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7839133                              .2500
      191,846.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7841095                              .2500
      215,352.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7842749                              .2500
      132,588.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7842823                              .2500
      103,423.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7843863                              .2500
      167,601.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7843937                              .2500
      102,040.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7843971                              .2500
       94,770.71                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7843975                              .2500
       91,367.14                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7845139                              .2500
      102,170.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7845177                              .2500
      220,823.27                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7845741                              .2500
       87,927.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7845795                              .2500
      107,923.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7845979                              .2500
      121,098.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7846195                              .2500
      103,918.86                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7846219                              .2500
       71,898.03                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7846311                              .2500
      159,462.59                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7846375                              .2500
       73,889.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7847145                              .2500
      251,560.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7847161                              .2500
       38,691.35                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7847173                              .2500
      109,840.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7847187                              .2500
      240,982.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7847231                              .2500
      130,145.73                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7847257                              .2500
      259,417.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7847269                              .2500
      229,183.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7847315                              .2500
       97,238.76                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7847323                              .2500
       96,337.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7847357                              .2500
      193,681.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7847359                              .2500
       92,639.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7847371                              .2500
      249,578.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7847383                              .2500
      130,673.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7847389                              .2500
       95,864.04                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7847827                              .2500
      244,616.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7847845                              .2500
       99,994.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7848257                              .2500
      130,110.96                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7848813                              .2500
      187,683.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7848815                              .2500
      206,152.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7848875                              .2500
       94,831.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7848963                              .2500
      213,591.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7849255                              .2500
       95,920.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7851629                              .2500
      264,727.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7853741                              .2500
      123,805.95                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7853795                              .2500
      104,422.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7853825                              .2500
      149,885.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7854147                              .2500
      186,881.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7854237                              .2500
      139,307.37                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7854313                              .2500
       95,257.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7854429                              .2500
      202,697.74                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7854537                              .2500
       90,311.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7855511                              .2500
      255,967.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7856847                              .2500
      156,726.21                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.2500                        2.1700

      7857331                              .2500
       87,936.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7857367                              .2500
      184,373.03                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7857571                              .2500
       95,419.77                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7857573                              .2500
      127,897.64                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7858423                              .2500
       91,926.43                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7860773                              .2500
      159,884.20                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7860791                              .2500
      139,882.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7860845                              .2500
      199,836.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7860967                              .2500
       95,944.01                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7861015                              .2500
      262,789.68                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7861381                              .2500
      107,747.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7861451                              .2500
      155,581.52                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7862233                              .2500
      107,112.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7862299                              .2500
       98,833.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7862433                              .2500
      187,868.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7862581                              .2500
      102,335.49                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7862587                              .2500
      130,290.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7862793                              .2500
      193,160.09                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7863051                              .2500
      158,819.71                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7863443                              .2500
      179,856.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7863491                              .2500
       95,864.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7863563                              .2500
      116,797.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7863567                              .2500
      124,894.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7863683                              .2500
      117,119.35                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7863855                              .2500
      211,834.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7864491                              .2500
       80,944.25                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7864971                              .2500
       91,844.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7865135                              .2500
       84,876.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7865223                              .2500
       96,326.65                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7866237                              .2500
       99,843.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7866251                              .2500
      105,829.97                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7866975                              .2500
      177,846.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7867071                              .2500
      190,997.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7867141                              .2500
      158,579.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7868101                              .2500
      244,453.32                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7869183                              .2500
       80,744.39                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7869347                              .2500
       69,248.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7869397                              .2500
       91,325.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7870977                              .2500
      120,275.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7871065                              .2500
       94,428.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7871141                              .2500
      142,277.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7871231                              .2500
      228,463.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7871293                              .2500
      123,156.21                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7871299                              .2500
      124,605.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7871307                              .2500
      119,904.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7871311                              .2500
      199,836.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7873029                              .2500
       71,951.69                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7873095                              .2500
      187,838.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7873179                              .2500
      109,907.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7873185                              .2500
       94,568.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7873473                              .2500
      123,815.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7875197                              .2500
       53,962.84                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7875221                              .2500
      119,901.64                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7875251                              .2500
       93,521.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7875255                              .2500
      218,349.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7875415                              .2500
      199,831.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7875437                              .2500
      258,203.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7875533                              .2500
      145,786.18                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7875535                              .2500
      149,923.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7875573                              .2500
      171,862.45                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7876185                              .2500
      188,845.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7876625                              .2500
      191,654.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7877067                              .2500
      207,825.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7877311                              .2500
      149,880.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7877969                              .2500
      178,845.89                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7877989                              .2500
      309,645.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7878045                              .2500
      150,173.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7878047                              .2500
      150,173.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7878095                              .2500
       56,555.07                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7878113                              .2500
      239,313.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7878159                              .2500
      127,902.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7878161                              .2500
      127,898.54                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7878223                              .2500
      103,415.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7878737                              .2500
      231,790.27                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7878745                              .2500
      146,104.54                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7878819                              .2500
       67,953.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7878867                              .2500
      232,626.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7878893                              .2500
      172,651.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7878903                              .2500
      127,210.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7878933                              .2500
       65,448.90                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7879359                              .2500
      152,689.97                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7880049                              .2500
       84,940.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7880453                              .2500
       84,941.50                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7880489                              .2500
      219,836.73                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7880493                              .2500
      120,698.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7880503                              .2500
       99,813.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7880623                              .2500
       66,354.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7880637                              .2500
      188,845.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7880663                              .2500
      209,823.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7880689                              .2500
      194,586.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7880729                              .2500
       91,396.72                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7880783                              .2500
      195,843.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7880823                              .2500
      128,509.23                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7881295                              .2500
      199,827.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7881831                              .2500
      128,157.17                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7881835                              .2500
       95,994.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7881923                              .2500
      119,899.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7882275                              .2500
      184,089.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7882405                              .2500
      223,761.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7882613                              .2500
      103,820.42                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7882625                              .2500
      139,882.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7882697                              .2500
      231,850.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7882983                              .2500
      120,498.68                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7882993                              .2500
      117,095.88                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7883017                              .2500
      135,880.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7883035                              .2500
       84,932.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7883059                              .2500
       79,944.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7883083                              .2500
      559,604.76                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7883115                              .2500
       74,936.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7883131                              .2500
       95,732.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7883137                              .2500
      179,848.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7883149                              .2500
      166,126.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7883829                              .2500
      144,134.36                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7883831                              .2500
      224,484.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7883863                              .2500
      177,171.38                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7883867                              .2500
      143,669.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7883871                              .2500
      180,305.13                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7883875                              .2500
      119,724.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7883877                              .2500
      219,482.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7883883                              .2500
      227,081.49                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7883893                              .2500
      137,024.72                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7883901                              .2500
      194,427.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7883905                              .2500
      125,802.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7883909                              .2500
       32,748.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7883919                              .2500
      224,647.89                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7884025                              .2500
       97,442.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7884037                              .2500
      128,247.36                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7884069                              .2500
       95,921.31                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7884111                              .2500
      168,261.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7884183                              .2500
      193,370.16                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7884361                              .2500
      191,822.16                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7884531                              .2500
      407,232.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7884655                              .2500
      116,825.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7884701                              .2500
      239,793.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7884787                              .2500
      167,887.27                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7885215                              .2500
      209,436.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7885233                              .2500
      181,850.82                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7885237                              .2500
      171,602.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7885241                              .2500
      119,901.64                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7885243                              .2500
      194,646.49                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7885247                              .2500
      139,752.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7885253                              .2500
      127,095.73                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7885261                              .2500
      151,875.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7885285                              .2500
      165,540.54                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7885291                              .2500
      246,787.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7885297                              .2500
      249,779.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7885305                              .2500
      229,806.77                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7885613                              .2500
       46,363.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7885621                              .2500
      155,872.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7885627                              .2500
      158,276.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7885669                              .2500
      164,661.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7885675                              .2500
      124,205.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7885691                              .2500
      178,067.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7885695                              .2500
      159,369.26                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7885705                              .2500
      191,043.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7885711                              .2500
       91,856.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7885729                              .2500
      250,783.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7885823                              .2500
       64,298.54                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7885829                              .2500
      179,859.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7885831                              .2500
       83,036.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7885839                              .2500
      181,657.39                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7885855                              .2500
      158,376.35                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7885871                              .2500
       89,924.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7885879                              .2500
       50,358.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7885957                              .2500
      137,390.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7885981                              .2500
      254,780.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7885991                              .2500
       55,256.86                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7886577                              .2500
      287,668.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7886579                              .2500
      119,915.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7886617                              .2500
      260,775.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7886701                              .2500
      215,818.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7886747                              .2500
      134,813.59                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7886831                              .2500
       91,523.04                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7886901                              .2500
      133,898.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7887181                              .2500
      229,824.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7887197                              .2500
      237,305.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7887237                              .2500
      243,509.89                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7887243                              .2500
      131,897.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7887297                              .2500
      210,818.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7887357                              .2500
      147,668.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7887373                              .2500
      176,922.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7887431                              .2500
      134,989.26                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7887453                              .2500
       92,919.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7887547                              .2500
      195,839.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7888245                              .2500
      134,772.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888261                              .2500
      204,627.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888387                              .2500
      137,884.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888407                              .2500
      140,878.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7888489                              .2500
       88,932.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7888501                              .2500
      126,306.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7888523                              .2500
      152,821.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7888567                              .2500
      139,391.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7888573                              .2500
      137,333.73                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7888601                              .2500
      240,792.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7888625                              .2500
      125,913.29                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7888639                              .2500
       75,436.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888661                              .2500
      123,203.82                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7888673                              .2500
      177,171.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7888679                              .2500
      185,101.86                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7888687                              .2500
      185,843.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888711                              .2500
      149,474.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888751                              .2500
       93,819.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7888757                              .2500
       96,916.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7888773                              .2500
      148,883.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7888779                              .2500
       97,919.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7888785                              .2500
      166,056.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7888793                              .2500
      159,868.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7888797                              .2500
      125,509.09                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7888801                              .2500
      202,833.61                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7888829                              .2500
      140,190.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7888833                              .2500
      137,487.21                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7888851                              .2500
      171,759.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7888871                              .2500
      164,158.54                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7888905                              .2500
      113,919.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7888927                              .2500
      121,997.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7888931                              .2500
      160,764.82                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888937                              .2500
      102,913.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7888955                              .2500
       92,577.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7888963                              .2500
      224,824.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7888967                              .2500
      100,913.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7888983                              .2500
      159,865.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7889027                              .2500
       94,622.38                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7889041                              .2500
       93,146.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7889611                              .2500
      239,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7889613                              .2500
      129,882.48                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7889615                              .2500
       98,265.32                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7889693                              .2500
      118,763.12                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7889697                              .2500
      130,305.71                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7889703                              .2500
      100,024.54                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7889707                              .2500
      197,298.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7889711                              .2500
      166,707.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7889713                              .2500
      166,707.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7889715                              .2500
      169,763.12                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7889891                              .2500
       94,426.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7889895                              .2500
      192,634.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7889933                              .2500
      160,129.02                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7889973                              .2500
      335,731.31                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7889977                              .2500
       91,702.09                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7890253                              .2500
      130,403.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7890331                              .2500
      179,060.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7890411                              .2500
      181,447.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7890451                              .2500
      119,596.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7890497                              .2500
      167,844.40                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7890577                              .2500
      123,900.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7891023                              .2500
      166,260.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7891615                              .2500
      166,376.44                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7891653                              .2500
      154,879.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7891811                              .2500
      117,517.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7892135                              .2500
      208,824.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7892143                              .2500
      178,353.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7892151                              .2500
      119,888.86                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7892159                              .2500
      123,298.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7892167                              .2500
       70,305.21                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7892215                              .2500
      215,040.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7892223                              .2500
       83,531.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7892261                              .2500
      123,907.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7892275                              .2500
      161,860.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7892297                              .2500
      161,876.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7892349                              .2500
      153,467.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7892351                              .2500
      208,641.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7892383                              .2500
       67,946.95                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7892387                              .2500
      152,865.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7892395                              .2500
      156,580.76                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7892405                              .2500
      173,336.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7892423                              .2500
      161,074.25                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7892433                              .2500
      186,347.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7892463                              .2500
      115,020.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7892465                              .2500
      103,834.82                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7892473                              .2500
      179,866.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7892503                              .2500
       62,319.15                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7892509                              .2500
      167,844.40                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7892533                              .2500
       66,947.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7892635                              .2500
      311,768.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7892701                              .2500
      130,205.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7892703                              .2500
      216,222.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7892821                              .2500
      112,420.60                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7892837                              .2500
      169,791.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7892913                              .2500
      159,868.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7893093                              .2500
       91,875.47                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7893181                              .2500
      186,243.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7893259                              .2500
      189,732.46                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7893539                              .2500
       88,938.75                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7893615                              .2500
       88,943.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7893851                              .2500
      119,910.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7893937                              .2500
      168,311.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7894095                              .2500
       94,433.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7894115                              .2500
      115,818.20                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7895323                              .2500
       96,132.10                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7895691                              .2500
      131,449.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7895773                              .2500
      213,153.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7897557                              .2500
      137,639.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7897571                              .2500
      119,904.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7897585                              .2500
       59,952.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7897621                              .2500
      164,874.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7897647                              .2500
      161,795.73                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7897653                              .2500
      119,817.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7897655                              .2500
      120,517.01                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7897683                              .2500
      169,876.96                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7897689                              .2500
      130,045.16                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7897731                              .2500
      223,811.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7897733                              .2500
       59,151.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7897749                              .2500
      163,062.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7897771                              .2500
       95,925.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7897787                              .2500
      209,432.39                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7897845                              .2500
      109,172.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7897865                              .2500
      221,064.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7897933                              .2500
       74,936.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7897935                              .2500
      170,879.31                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7897943                              .2500
      220,835.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7897951                              .2500
       79,141.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7897967                              .2500
      215,847.55                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7897975                              .2500
      377,662.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7897979                              .2500
      123,985.29                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7897987                              .2500
      151,838.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7897999                              .2500
      144,868.92                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7898019                              .2500
      174,849.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7898027                              .2500
      135,888.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7898051                              .2500
      163,858.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7898091                              .2500
       89,922.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7898093                              .2500
       95,919.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7898107                              .2500
      127,098.28                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7898109                              .2500
      191,842.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7898111                              .2500
      121,692.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7898113                              .2500
      198,550.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7898117                              .2500
      126,401.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7898125                              .2500
       52,873.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7898127                              .2500
       81,443.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7898147                              .2500
      249,119.56                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7898153                              .2500
      429,611.28                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7898159                              .2500
      148,395.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7898371                              .2500
      383,692.92                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7898375                              .2500
      330,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7898411                              .2500
      127,187.68                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7899377                              .2500
      133,403.38                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7899551                              .2500
       98,933.57                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7899855                              .2500
      122,292.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7900911                              .2500
      156,624.98                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7901141                              .2500
      206,826.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7901507                              .2500
      158,866.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7901509                              .2500
      151,366.34                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7901539                              .2500
      215,718.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7901611                              .2500
      179,856.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7902783                              .2500
       70,564.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7902817                              .2500
      118,700.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7902915                              .2500
      120,900.81                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7903211                              .2500
      166,388.28                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7903275                              .2500
      119,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7903283                              .2500
      123,907.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7903301                              .2500
      126,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7903305                              .2500
       31,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7903313                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7903327                              .2500
      151,095.95                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7903341                              .2500
      187,360.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7904989                              .2500
      214,854.80                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7905181                              .2500
       91,929.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7905277                              .2500
      116,917.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7905391                              .2500
      103,912.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7905533                              .2500
      168,005.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7905721                              .2500
      136,698.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7906377                              .2500
      139,888.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7906707                              .2500
      138,547.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7906717                              .2500
      183,610.18                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7906727                              .2500
      162,260.18                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7906729                              .2500
      101,570.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7906737                              .2500
      234,725.68                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7906759                              .2500
      118,709.60                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7906799                              .2500
       96,620.73                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7906811                              .2500
      134,397.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7906817                              .2500
      118,700.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7906859                              .2500
       84,933.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7906875                              .2500
      137,534.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7906879                              .2500
       93,519.41                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7906893                              .2500
       97,133.11                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7906915                              .2500
      139,260.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7906923                              .2500
      136,700.99                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7906947                              .2500
      208,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7906959                              .2500
      146,669.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7906973                              .2500
      124,894.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7907221                              .2500
      157,857.16                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7907315                              .2500
      239,624.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7907543                              .2500
      167,862.29                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7908627                              .2500
      112,420.60                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7909737                              .2500
      319,760.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7909747                              .2500
      164,864.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7909853                              .2500
      173,660.97                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7909857                              .2500
       39,966.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7909859                              .2500
       72,105.29                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7909861                              .2500
       98,918.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7909863                              .2500
      119,901.63                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7909869                              .2500
      119,724.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7909871                              .2500
      151,262.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7909877                              .2500
       29,723.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7909879                              .2500
      121,804.21                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7909889                              .2500
       99,770.31                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7909891                              .2500
       71,537.93                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7909893                              .2500
      149,381.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7909901                              .2500
      122,677.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7909915                              .2500
       45,926.20                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7909919                              .2500
       93,646.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7909921                              .2500
      292,753.84                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7909923                              .2500
       46,955.40                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7909925                              .2500
      153,634.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7909927                              .2500
       60,949.99                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7909933                              .2500
      146,230.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7909937                              .2500
      149,963.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7909939                              .2500
      167,851.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7909945                              .2500
       79,079.61                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7909947                              .2500
      144,881.14                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7909951                              .2500
      127,395.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7909955                              .2500
      202,816.48                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7909959                              .2500
      148,871.49                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7909963                              .2500
      149,867.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7909967                              .2500
       74,773.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7909969                              .2500
       71,940.98                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7909973                              .2500
      115,907.23                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7909977                              .2500
       87,816.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7909981                              .2500
       92,807.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7909985                              .2500
      139,758.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7909987                              .2500
      158,516.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7909989                              .2500
      121,641.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7909999                              .2500
       90,754.17                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7910001                              .2500
      206,838.52                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7910005                              .2500
      130,290.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7910335                              .2500
      159,851.81                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7910359                              .2500
      117,810.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7910363                              .2500
      162,863.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7910523                              .2500
      134,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7910815                              .2500
      220,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7910895                              .2500
      119,891.52                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7910973                              .2500
      189,848.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7910981                              .2500
      170,366.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7911011                              .2500
      229,325.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7912059                              .2500
       75,236.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7913303                              .2500
      217,841.27                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7914497                              .2500
      206,634.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7915555                              .2500
      372,770.82                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7915559                              .2500
      134,375.42                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7915571                              .2500
      148,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7915589                              .2500
      143,876.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7915597                              .2500
      158,400.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7915663                              .2500
      129,491.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7915723                              .2500
      330,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7915727                              .2500
      108,663.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7915743                              .2500
      106,013.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7915747                              .2500
       96,922.43                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7915763                              .2500
      649,312.48                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7915767                              .2500
      299,747.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7915799                              .2500
      138,880.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7915837                              .2500
      185,351.66                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7915885                              .2500
      187,838.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7915889                              .2500
      119,588.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7915891                              .2500
      175,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7915979                              .2500
      203,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7916017                              .2500
      139,091.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7916147                              .2500
      107,847.05                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7916345                              .2500
      124,892.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7916469                              .2500
      420,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7916691                              .2500
      157,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7916717                              .2500
      107,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7916733                              .2500
      161,277.19                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7916905                              .2500
      269,190.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7917053                              .2500
      198,832.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7917105                              .2500
       94,429.87                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7917451                              .2500
      226,804.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7917457                              .2500
      234,307.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7917479                              .2500
       86,857.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7917493                              .2500
      162,952.56                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7917797                              .2500
      137,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7917915                              .2500
       65,849.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7917921                              .2500
      279,758.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7917925                              .2500
      122,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7918173                              .2500
      438,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7918451                              .2500
       75,934.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7919373                              .2500
      148,605.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7919415                              .2500
       95,693.05                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7920515                              .2500
       43,669.92                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7920521                              .2500
      195,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7920533                              .2500
      225,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7920535                              .2500
      128,499.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7920553                              .2500
      261,695.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7920563                              .2500
      147,875.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7920583                              .2500
      174,856.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7920601                              .2500
      116,804.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7920613                              .2500
      176,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7920615                              .2500
       83,942.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7920633                              .2500
      103,300.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7920635                              .2500
       55,952.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7920665                              .2500
      237,800.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7920689                              .2500
      140,992.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7920711                              .2500
      239,798.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7920715                              .2500
      111,540.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7920733                              .2500
       90,318.28                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7920749                              .2500
      174,260.53                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7920773                              .2500
      109,907.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7920783                              .2500
       24,981.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7920879                              .2500
      145,677.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7920891                              .2500
      194,562.59                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7921519                              .2500
      145,871.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7921943                              .2500
      196,838.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7921993                              .2500
      255,800.30                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7922015                              .2500
      141,899.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7922077                              .2500
      262,305.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7922415                              .2500
      117,501.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7922607                              .2500
      239,022.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7922665                              .2500
      189,828.24                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7922853                              .2500
      114,903.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7922941                              .2500
      242,046.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7922987                              .2500
      232,604.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7923311                              .2500
      131,889.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7924153                              .2500
      194,336.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7924155                              .2500
      171,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7924189                              .2500
      247,500.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7924197                              .2500
      135,386.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7924229                              .2500
       35,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7924235                              .2500
       46,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7924263                              .2500
       68,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7924269                              .2500
       53,250.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7924295                              .2500
       93,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7924303                              .2500
       49,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7924311                              .2500
      132,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7924313                              .2500
      134,899.81                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7924315                              .2500
       96,428.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7924325                              .2500
      338,105.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7924327                              .2500
      135,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7924331                              .2500
      183,856.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7924345                              .2500
      287,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7924347                              .2500
      191,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7924355                              .2500
      163,862.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7924365                              .2500
       51,755.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7924367                              .2500
       95,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7924375                              .2500
      131,692.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7924417                              .2500
      200,643.36                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7924479                              .2500
      132,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7924493                              .2500
      136,388.11                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7924497                              .2500
      199,336.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7924741                              .2500
      163,872.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7925349                              .2500
       59,952.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7925361                              .2500
      237,405.24                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7925391                              .2500
      101,250.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7925421                              .2500
      597,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7925579                              .2500
      134,897.27                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7925695                              .2500
      120,756.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7925791                              .2500
      265,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7927109                              .2500
      252,221.86                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7927191                              .2500
      181,966.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7927343                              .2500
      786,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7927425                              .2500
      148,686.78                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7927455                              .2500
      143,079.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7927519                              .2500
      160,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7927899                              .2500
      156,642.12                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7927919                              .2500
       92,650.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7927981                              .2500
      470,925.69                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7928093                              .2500
      117,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7928103                              .2500
      109,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7928269                              .2500
      122,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7928379                              .2500
      336,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7929869                              .2500
      165,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7929903                              .2500
       39,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7929979                              .2500
      235,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7929983                              .2500
      171,730.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7930085                              .2500
       69,612.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930097                              .2500
       96,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930215                              .2500
      150,100.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7930381                              .2500
      223,807.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7930383                              .2500
      270,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7930397                              .2500
      225,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7930405                              .2500
      200,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7930419                              .2500
      199,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7930421                              .2500
      156,665.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7930423                              .2500
      139,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930427                              .2500
      204,831.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7930433                              .2500
      204,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7930439                              .2500
      274,768.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930447                              .2500
      123,588.17                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7930449                              .2500
      300,421.49                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7930455                              .2500
       94,909.86                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7930459                              .2500
      124,889.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7930463                              .2500
      149,861.07                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7930465                              .2500
      199,831.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930467                              .2500
      161,867.21                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7930469                              .2500
      199,827.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7930471                              .2500
       75,050.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930473                              .2500
      292,728.62                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7930475                              .2500
      161,114.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930479                              .2500
      238,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      7930481                              .2500
      194,832.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7930485                              .2500
      272,753.20                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7930487                              .2500
      179,856.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7930491                              .2500
      216,817.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930495                              .2500
      142,374.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7930497                              .2500
      155,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7930499                              .2500
      274,768.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930505                              .2500
      183,852.86                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7930507                              .2500
      243,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7930511                              .2500
       55,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7930513                              .2500
      183,053.50                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7930517                              .2500
      149,870.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7930519                              .2500
      233,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7930523                              .2500
      144,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7930575                              .2500
      317,976.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7930593                              .2500
      101,180.32                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7930635                              .2500
       76,487.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7930777                              .2500
      408,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7931115                              .2500
       73,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7931223                              .2500
      468,586.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7931371                              .2500
       47,250.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7931375                              .2500
      120,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7933735                              .2500
      117,503.60                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7933893                              .2500
      133,884.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7934051                              .2500
      149,870.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7934333                              .2500
      312,737.04                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7934345                              .2500
      313,378.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7934733                              .2500
      135,877.05                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7935131                              .2500
      176,255.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936587                              .2500
      269,577.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7936589                              .2500
      169,197.70                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936591                              .2500
      167,050.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936599                              .2500
      249,578.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7936601                              .2500
      142,097.27                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936603                              .2500
      159,736.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936605                              .2500
      387,324.95                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936607                              .2500
      399,672.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936619                              .2500
      164,036.44                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7936623                              .2500
      246,014.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936627                              .2500
       58,319.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936629                              .2500
       56,164.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936633                              .2500
      226,746.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936637                              .2500
       43,934.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936639                              .2500
       51,961.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936645                              .2500
      299,698.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7936649                              .2500
      178,712.85                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7936651                              .2500
      226,635.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936653                              .2500
       62,850.93                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936659                              .2500
       41,719.78                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7936661                              .2500
      154,569.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936665                              .2500
      114,820.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936667                              .2500
      203,974.98                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7936675                              .2500
       47,184.74                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936677                              .2500
       46,435.79                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7936679                              .2500
       44,937.84                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936683                              .2500
      146,124.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936687                              .2500
      299,518.76                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936689                              .2500
      179,920.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936691                              .2500
       55,914.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936697                              .2500
      499,547.98                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7936701                              .2500
       75,478.72                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936707                              .2500
       39,972.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7936711                              .2500
      115,105.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936713                              .2500
      199,847.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936715                              .2500
      130,410.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936717                              .2500
      381,707.76                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936719                              .2500
      421,405.98                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936721                              .2500
       67,396.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936723                              .2500
       89,844.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936725                              .2500
       99,828.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7936727                              .2500
      117,461.28                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936729                              .2500
      116,707.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936731                              .2500
      119,702.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936733                              .2500
      174,479.83                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936739                              .2500
       98,210.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936743                              .2500
      128,685.97                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7936751                              .2500
       68,493.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936755                              .2500
      128,288.71                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7936763                              .2500
      179,841.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7936765                              .2500
       48,680.94                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7936769                              .2500
      247,102.99                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936775                              .2500
      123,016.55                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936777                              .2500
      101,494.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936785                              .2500
      648,904.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7936791                              .2500
       49,929.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7936793                              .2500
       87,719.56                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7936797                              .2500
      300,229.42                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936799                              .2500
       57,420.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936801                              .2500
      212,050.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936803                              .2500
      283,826.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936811                              .2500
      135,882.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936819                              .2500
      116,787.89                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7936823                              .2500
      143,103.92                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7936827                              .2500
      142,277.39                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7936833                              .2500
      187,698.41                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936837                              .2500
      353,173.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936847                              .2500
      173,668.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936849                              .2500
      155,889.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7936851                              .2500
      165,371.31                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936855                              .2500
      128,072.88                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936857                              .2500
      123,047.35                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936861                              .2500
       82,826.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7936863                              .2500
       46,132.89                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7936867                              .2500
      215,678.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936873                              .2500
       37,743.08                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7936875                              .2500
      105,525.46                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7936877                              .2500
      162,119.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936879                              .2500
      142,286.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936883                              .2500
      147,651.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936885                              .2500
      263,944.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7936887                              .2500
       50,321.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936889                              .2500
      239,585.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936891                              .2500
       90,832.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936893                              .2500
      161,353.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936895                              .2500
      119,727.53                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936897                              .2500
       38,917.79                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936899                              .2500
       88,857.23                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936905                              .2500
      198,507.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7936907                              .2500
      256,108.44                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936911                              .2500
      464,041.88                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936913                              .2500
      271,374.65                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936921                              .2500
      249,877.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936923                              .2500
      234,643.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936925                              .2500
      128,838.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936927                              .2500
      315,496.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936929                              .2500
      435,334.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7936931                              .2500
      117,675.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936935                              .2500
      132,758.86                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936941                              .2500
      133,778.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7936943                              .2500
      339,440.98                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936951                              .2500
      386,647.26                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936953                              .2500
       51,523.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936957                              .2500
      381,416.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936961                              .2500
      229,041.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7936963                              .2500
      196,176.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936965                              .2500
      186,193.36                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936967                              .2500
      189,687.61                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936971                              .2500
      126,214.45                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7936975                              .2500
      300,471.18                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936977                              .2500
      115,813.91                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7936981                              .2500
      353,511.16                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7936985                              .2500
      166,245.84                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7936987                              .2500
      116,521.85                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7936989                              .2500
       67,879.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7936993                              .2500
      229,679.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7936995                              .2500
      195,661.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7936999                              .2500
       49,915.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937001                              .2500
       78,632.73                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937003                              .2500
      299,585.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7937005                              .2500
       96,705.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7937009                              .2500
      128,982.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937011                              .2500
      399,358.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7937017                              .2500
      124,822.97                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7937019                              .2500
      123,795.21                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937031                              .2500
       59,957.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7937037                              .2500
      265,384.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7937039                              .2500
       29,931.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7937051                              .2500
      112,823.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7937055                              .2500
       74,876.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937057                              .2500
       98,216.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7937059                              .2500
      329,896.47                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7937061                              .2500
      112,332.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937063                              .2500
      130,804.93                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937065                              .2500
      223,622.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937069                              .2500
       30,258.74                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7937071                              .2500
       69,303.70                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7937077                              .2500
      300,196.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937085                              .2500
      375,684.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937087                              .2500
      177,960.06                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7937089                              .2500
      198,844.75                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7937091                              .2500
      187,224.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937093                              .2500
      467,107.98                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7937095                              .2500
      223,057.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937099                              .2500
      229,025.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7937103                              .2500
       59,415.73                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7937107                              .2500
      107,822.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937113                              .2500
      239,668.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7937117                              .2500
       95,853.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7937119                              .2500
       43,932.83                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7937125                              .2500
       70,492.23                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7937127                              .2500
       57,605.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937129                              .2500
      367,698.35                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7937137                              .2500
      127,809.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937149                              .2500
      175,737.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937153                              .2500
       56,721.56                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7937155                              .2500
      126,310.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937161                              .2500
       64,751.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7937173                              .2500
      157,644.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7937179                              .2500
      348,228.14                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7937181                              .2500
      407,809.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7937183                              .2500
      103,845.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937187                              .2500
      143,763.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937189                              .2500
      137,373.76                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937191                              .2500
      167,749.86                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7937193                              .2500
       54,909.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937195                              .2500
      131,683.15                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937197                              .2500
      203,656.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937207                              .2500
      222,875.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7937209                              .2500
      149,759.38                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7937211                              .2500
       58,760.55                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7937215                              .2500
      648,781.91                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7937499                              .2500
      182,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7937503                              .2500
       92,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7937517                              .2500
       61,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7937525                              .2500
       60,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7937551                              .2500
      136,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7937579                              .2500
      165,467.57                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7937909                              .2500
       88,300.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7937965                              .2500
      252,576.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7938059                              .2500
      100,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7938063                              .2500
      300,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7938095                              .2500
      121,600.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7938101                              .2500
      135,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7938107                              .2500
       77,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7938117                              .2500
      100,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7938125                              .2500
      191,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7938145                              .2500
      113,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7938179                              .2500
       76,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7939815                              .2500
      120,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7939841                              .2500
      119,200.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7939849                              .2500
      110,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7939851                              .2500
      152,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7939855                              .2500
      100,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7939863                              .2500
      133,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7939897                              .2500
      164,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7939923                              .2500
      104,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7939945                              .2500
       59,950.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7939967                              .2500
      116,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7939975                              .2500
      340,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7940013                              .2500
       93,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7940033                              .2500
      188,910.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7940051                              .2500
      195,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7940083                              .2500
       80,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7940103                              .2500
      201,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7940105                              .2500
      147,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7940113                              .2500
      197,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7940115                              .2500
      299,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7940117                              .2500
      160,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7940127                              .2500
      284,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7940147                              .2500
      195,700.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7940155                              .2500
      229,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7940175                              .2500
      272,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7940223                              .2500
       72,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7940413                              .2500
      387,657.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7940459                              .2500
      174,849.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7940537                              .2500
       52,959.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7940655                              .2500
       53,958.91                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7940781                              .2500
       53,958.91                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7941033                              .2500
      106,570.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7941323                              .2500
      119,919.48                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7941331                              .2500
      243,804.87                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7941773                              .2500
      179,845.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7942435                              .2500
      290,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7942519                              .2500
       66,448.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7942521                              .2500
      152,868.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7942545                              .2500
      143,769.91                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7942833                              .2500
      280,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7942947                              .2500
       56,299.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7943107                              .2500
      279,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7943125                              .2500
       86,327.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7943343                              .2500
      144,881.14                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7943807                              .2500
      101,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7943855                              .2500
       88,937.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7943863                              .2500
      148,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7943867                              .2500
      300,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7943879                              .2500
      383,200.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7943893                              .2500
       68,800.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7943935                              .2500
      174,325.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7943991                              .2500
      119,960.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7944003                              .2500
      169,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7944173                              .2500
      182,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7944177                              .2500
       71,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7944181                              .2500
       99,700.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7944213                              .2500
      164,361.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7944313                              .2500
      118,909.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7944331                              .2500
      265,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7944341                              .2500
      168,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7944345                              .2500
      159,865.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7944349                              .2500
      152,700.04                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7944391                              .2500
      174,263.95                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7944405                              .2500
       71,450.79                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7944463                              .2500
       76,435.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7944575                              .2500
      174,841.80                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7944931                              .2500
      156,877.52                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7944971                              .2500
      359,690.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7945271                              .2500
      187,507.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7945287                              .2500
      103,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7945465                              .2500
      219,815.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7946427                              .2500
      144,432.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7946495                              .2500
       24,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7946753                              .2500
       71,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7947335                              .2500
      215,809.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7947347                              .2500
      351,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7947351                              .2500
      189,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7947433                              .2500
       51,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7947495                              .2500
      232,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7947507                              .2500
      192,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7947527                              .2500
      228,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7947541                              .2500
      372,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7947547                              .2500
      262,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7947593                              .2500
       75,050.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7947603                              .2500
       69,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7947609                              .2500
       64,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7947635                              .2500
      488,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7947641                              .2500
      148,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7947713                              .2500
       55,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7947723                              .2500
       68,850.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7947727                              .2500
      176,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7947747                              .2500
      159,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7947857                              .2500
      555,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7947865                              .2500
       87,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7947895                              .2500
       66,749.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7948031                              .2500
      119,901.64                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7948095                              .2500
      182,200.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7948345                              .2500
       92,084.97                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7948415                              .2500
      384,434.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7948423                              .2500
      214,044.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7948463                              .2500
      245,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7948501                              .2500
      131,891.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7948513                              .2500
      115,890.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7948811                              .2500
      133,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7948821                              .2500
      135,880.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7948861                              .2500
       48,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7949157                              .2500
      145,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7949213                              .2500
       43,100.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7949611                              .2500
      215,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7949615                              .2500
      116,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7949837                              .2500
      124,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7949891                              .2500
      147,866.21                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7949953                              .2500
      235,693.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7950021                              .2500
      146,250.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7950155                              .2500
      319,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7950175                              .2500
       76,160.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7950187                              .2500
       97,318.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7950313                              .2500
      625,500.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7950571                              .2500
      118,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7950623                              .2500
      189,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7950629                              .2500
      161,600.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7950635                              .2500
      312,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7950653                              .2500
      239,803.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7950661                              .2500
       66,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7951941                              .2500
      156,528.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7952151                              .2500
      141,877.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7952161                              .2500
      189,317.70                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7952165                              .2500
      514,598.25                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7952175                              .2500
       51,088.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7952177                              .2500
       35,147.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7952183                              .2500
      109,640.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7952189                              .2500
      112,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7952197                              .2500
      319,390.97                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7952199                              .2500
      155,578.54                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7952205                              .2500
       62,947.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7952215                              .2500
      113,197.57                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7952219                              .2500
      125,624.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7952221                              .2500
       43,968.15                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7952227                              .2500
      145,471.53                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7952301                              .2500
      139,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7952363                              .2500
      209,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7952371                              .2500
      100,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7952425                              .2500
       97,600.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7952431                              .2500
      621,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7952487                              .2500
      300,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7952489                              .2500
      352,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7952561                              .2500
      188,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7952597                              .2500
      111,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7952623                              .2500
      115,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7952629                              .2500
      135,850.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7952691                              .2500
      300,447.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7952911                              .2500
      123,905.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7952971                              .2500
      350,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7953049                              .2500
      109,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7953129                              .2500
      500,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7953189                              .2500
      295,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7953275                              .2500
      160,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7953285                              .2500
      155,868.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7953373                              .2500
      188,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7953937                              .2500
      272,150.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7954059                              .2500
      182,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7954085                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7954095                              .2500
      118,400.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7954141                              .2500
      123,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7954195                              .2500
       95,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7954213                              .2500
      104,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7954221                              .2500
      125,910.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7954277                              .2500
       56,240.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7954287                              .2500
      100,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7954291                              .2500
      292,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7954301                              .2500
      104,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7954307                              .2500
       50,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7954311                              .2500
       88,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7954313                              .2500
      130,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7954371                              .2500
       27,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7954533                              .2500
      224,824.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7954537                              .2500
      399,469.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7954541                              .2500
      352,717.71                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7954549                              .2500
      409,374.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7954579                              .2500
      397,806.81                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7954603                              .2500
      186,621.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7954605                              .2500
      439,656.75                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7954629                              .2500
      476,579.16                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7954669                              .2500
      648,649.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7954683                              .2500
      455,334.60                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7954721                              .2500
      391,430.74                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7954729                              .2500
      339,741.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7954749                              .2500
      376,259.92                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.2500                        1.6700

      7954775                              .2500
      419,647.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7954795                              .2500
      430,512.16                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7954797                              .2500
      488,341.59                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7954801                              .2500
      335,202.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7954807                              .2500
      449,648.95                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7954825                              .2500
      306,872.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7954839                              .2500
      134,450.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7954847                              .2500
      171,201.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7954919                              .2500
      118,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7954927                              .2500
      116,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7954931                              .2500
      118,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7954947                              .2500
      150,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7954959                              .2500
      177,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7954965                              .2500
      146,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7954969                              .2500
      258,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7954981                              .2500
       50,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7955007                              .2500
      133,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7955009                              .2500
       54,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7955015                              .2500
       96,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7955035                              .2500
      215,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7956981                              .2500
      475,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7957091                              .2500
      155,069.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7957205                              .2500
      304,730.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7957229                              .2500
      215,340.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7957303                              .2500
      235,829.19                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7957367                              .2500
      139,049.29                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7957455                              .2500
       69,957.59                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.2500                        1.9200

      7957779                              .2500
      264,022.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7957807                              .2500
      193,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7957811                              .2500
      120,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7957855                              .2500
       97,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7957937                              .2500
      270,183.77                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7957945                              .2500
      143,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7957985                              .2500
      155,100.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7958065                              .2500
      187,419.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7958157                              .2500
       91,430.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7958169                              .2500
      103,100.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7958609                              .2500
       98,169.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7958955                              .2500
      149,882.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7958977                              .2500
      391,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7959175                              .2500
       62,355.95                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7959177                              .2500
      236,504.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959181                              .2500
       92,729.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959189                              .2500
       79,874.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959193                              .2500
       65,003.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959199                              .2500
      175,737.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959201                              .2500
      229,021.20                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959203                              .2500
       67,945.62                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959205                              .2500
       35,883.98                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7959207                              .3750
      144,537.90                          .0800
            8.2500                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959215                              .2500
       58,912.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959219                              .2500
       43,291.86                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959221                              .2500
      208,189.55                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959223                              .2500
       64,862.83                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959225                              .2500
       87,868.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959227                              .2500
       71,140.26                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959229                              .2500
      111,824.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7959235                              .2500
       65,951.01                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959239                              .2500
       30,554.44                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959241                              .2500
       30,554.44                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959243                              .2500
       29,655.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959245                              .2500
       29,655.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959247                              .2500
       49,563.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959249                              .2500
       55,261.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959251                              .2500
       53,834.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7959261                              .2500
      220,055.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959263                              .2500
      143,774.64                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959265                              .2500
       27,861.46                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959267                              .2500
      204,786.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959269                              .2500
       89,862.60                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959273                              .2500
       34,503.47                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959281                              .2500
       52,409.92                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959283                              .2500
       55,039.95                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7959285                              .2500
       71,892.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959287                              .2500
       55,916.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959289                              .2500
       45,936.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959291                              .2500
       51,920.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959293                              .2500
      113,231.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959295                              .2500
       49,433.34                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959297                              .2500
      122,213.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959303                              .2500
       32,554.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7959309                              .2500
      149,277.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959315                              .2500
      146,785.33                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959321                              .2500
       67,404.41                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959323                              .2500
       51,873.44                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959325                              .2500
       72,965.22                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959329                              .2500
      231,814.47                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959333                              .2500
       43,940.75                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959335                              .2500
       53,923.51                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7959341                              .2500
      209,637.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959353                              .2500
       61,921.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959359                              .2500
       44,872.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959361                              .2500
      193,985.70                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959365                              .2500
      359,564.31                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959373                              .2500
       56,661.95                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959375                              .2500
      293,686.04                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959377                              .2500
      300,252.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7959379                              .2500
       82,735.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959383                              .2500
       73,687.34                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959387                              .2500
       71,942.42                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959389                              .2500
      183,726.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959393                              .2500
      158,686.03                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959395                              .2500
       56,609.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959397                              .2500
       71,878.57                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959403                              .2500
      112,332.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7959405                              .2500
       87,135.28                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959407                              .2500
       60,676.79                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959411                              .2500
       23,741.14                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959413                              .2500
      174,745.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959419                              .2500
       61,917.65                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959421                              .2500
       53,522.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959423                              .2500
      180,746.93                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959433                              .2500
       49,963.81                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7959435                              .2500
      127,797.72                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959437                              .2500
       68,303.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959439                              .2500
       67,948.26                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959441                              .2500
       58,215.33                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959445                              .2500
      143,785.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959447                              .2500
       63,904.70                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959449                              .2500
      125,097.61                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959451                              .2500
       84,866.98                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7959455                              .2500
       39,943.34                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959457                              .2500
      161,788.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959467                              .2500
      156,690.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959469                              .2500
      159,875.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959475                              .2500
       47,550.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959479                              .2500
       67,896.20                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959483                              .2500
       61,679.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959485                              .2500
      128,603.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7959487                              .2500
       42,243.03                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959493                              .2500
       64,610.65                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959499                              .2500
      132,103.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959501                              .2500
       85,337.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959503                              .2500
       79,072.94                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959505                              .2500
       54,357.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959507                              .2500
      139,888.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959509                              .2500
      116,825.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7959511                              .2500
      123,810.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959515                              .2500
       53,320.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959521                              .2500
       34,164.93                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959525                              .2500
       24,206.53                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959529                              .2500
       84,935.33                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959531                              .2500
       54,618.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959533                              .2500
       80,679.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959535                              .2500
      159,878.25                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7959541                              .2500
      102,270.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959543                              .3750
       25,871.42                          .0800
            8.2500                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959545                              .2500
       61,907.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959547                              .2500
       67,898.74                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959549                              .2500
       52,921.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959551                              .2500
       52,921.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959553                              .2500
       63,904.70                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959555                              .2500
       97,961.08                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7959559                              .2500
       49,526.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959577                              .2500
       46,733.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959579                              .2500
       41,188.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959583                              .2500
       62,857.99                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959587                              .3750
       49,772.11                          .0800
            8.2500                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959591                              .2500
       53,963.76                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959593                              .2500
       50,366.18                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959597                              .2500
       52,614.67                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7959599                              .3750
       20,036.67                          .0800
            8.2500                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959605                              .2500
      144,795.12                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959607                              .2500
       49,962.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959609                              .2500
       61,566.98                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959615                              .2500
      111,845.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959623                              .2500
       63,098.60                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959629                              .2500
      107,826.75                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959631                              .2500
       93,307.26                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7959637                              .2500
       64,917.32                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959639                              .2500
       59,767.35                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959643                              .2500
       42,185.48                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959647                              .2500
      220,991.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959649                              .2500
      102,846.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959651                              .2500
       46,867.72                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959653                              .2500
      215,678.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959655                              .2500
      249,809.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7959659                              .2500
       40,141.13                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959661                              .2500
       74,289.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959663                              .2500
      191,141.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959665                              .2500
       64,976.09                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959667                              .2500
       51,532.75                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959673                              .2500
      117,660.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959683                              .2500
      119,908.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959685                              .2500
       50,665.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7959689                              .2500
       59,406.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959693                              .2500
      123,824.40                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959695                              .2500
       67,896.20                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959703                              .2500
      131,897.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959707                              .2500
       54,716.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959709                              .2500
       75,487.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959711                              .2500
       57,516.36                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959713                              .2500
       57,524.38                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450
1



      7959715                              .2500
       71,824.56                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959717                              .2500
       67,347.49                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959719                              .2500
       51,152.44                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959723                              .2500
       31,475.47                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959725                              .2500
      171,207.20                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959729                              .2500
       51,924.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959731                              .2500
       25,156.01                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959735                              .2500
       47,109.69                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7959737                              .2500
      200,436.53                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959739                              .2500
       54,524.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959743                              .2500
      159,755.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959745                              .2500
      179,991.10                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959747                              .2500
       73,481.93                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959749                              .2500
      110,035.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959751                              .2500
       37,341.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959759                              .2500
       83,874.93                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7959761                              .2500
      287,460.53                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959765                              .2500
       35,949.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959767                              .2500
       58,457.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959769                              .2500
       40,444.06                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959773                              .2500
       43,103.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959775                              .2500
       71,903.04                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959777                              .2500
       26,025.62                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959779                              .2500
       44,969.02                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7959781                              .2500
      187,733.76                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959783                              .2500
       49,401.05                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959785                              .2500
      149,885.85                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959789                              .2500
       67,240.80                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959791                              .2500
      198,625.32                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959793                              .2500
      185,123.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959795                              .2500
      238,170.64                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959799                              .2500
      139,287.05                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7959809                              .2500
       81,436.42                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959813                              .2500
      167,884.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959817                              .2500
      199,840.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959819                              .2500
       47,529.05                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959821                              .2500
      279,802.37                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959823                              .2500
      227,651.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959825                              .2500
      273,131.74                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959829                              .2500
       71,887.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7959831                              .2500
       44,929.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959835                              .2500
      243,636.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959847                              .2500
       35,674.80                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959849                              .2500
      392,668.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959851                              .2500
       44,934.33                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7959855                              .2500
      167,887.27                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7959859                              .2500
       40,489.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959861                              .2500
       95,129.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7959863                              .2500
       95,129.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959865                              .2500
       95,129.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959867                              .2500
       95,129.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959869                              .2500
      110,517.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959871                              .2500
      110,517.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959873                              .2500
      110,517.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959875                              .2500
      110,517.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959877                              .2500
      208,197.20                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7959881                              .2500
      144,527.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959883                              .2500
      194,526.10                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959885                              .2500
       89,931.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959887                              .2500
      138,217.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959889                              .2500
      128,853.49                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959891                              .2500
      223,649.45                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959893                              .2500
      133,923.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959895                              .2500
       82,271.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7959897                              .2500
       44,929.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959899                              .2500
      180,520.32                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959901                              .2500
      180,527.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959905                              .2500
      205,284.71                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959907                              .2500
       63,760.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7959909                              .2500
       80,124.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959911                              .2500
       54,824.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959913                              .2500
       33,576.87                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7959915                              .2500
       31,478.32                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959919                              .2500
       40,442.64                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959923                              .2500
       98,326.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959925                              .2500
      106,241.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959929                              .2500
      252,124.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959933                              .2500
      279,613.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959937                              .2500
       70,600.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959939                              .2500
      172,124.43                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200
1



      7959949                              .2500
       67,406.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959951                              .2500
       65,869.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7959953                              .2500
      119,622.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959957                              .2500
       27,561.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7959965                              .2500
       29,071.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959967                              .2500
       73,484.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7959969                              .2500
       82,736.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959972                              .2500
      219,821.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7959973                              .2500
       30,128.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959975                              .2500
      114,163.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7959985                              .2500
      174,260.53                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7959993                              .2500
       47,216.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7959997                              .2500
      119,081.11                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960001                              .2500
       88,860.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960013                              .2500
       31,275.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960015                              .2500
       61,501.17                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7960019                              .2500
      152,718.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960027                              .2500
       34,952.87                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7960031                              .2500
      155,768.66                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7960035                              .2500
       61,625.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960037                              .2500
       64,661.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960039                              .2500
      113,946.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960041                              .2500
      207,674.50                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960045                              .2500
      143,591.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7960057                              .2500
      222,809.36                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960061                              .2500
       49,264.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960063                              .2500
       58,419.21                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960069                              .2500
      150,204.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960077                              .2500
      223,682.80                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960081                              .2500
      191,946.38                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7960085                              .2500
      299,476.97                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960087                              .2500
       22,468.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7960091                              .2500
       67,406.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960093                              .2500
       66,508.02                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960097                              .2500
       50,674.54                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960099                              .2500
      109,037.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960101                              .2500
       48,884.08                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7960103                              .2500
       51,430.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7960105                              .2500
       48,934.02                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7960107                              .2500
      299,760.09                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7960109                              .2500
       31,454.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960111                              .2500
       35,946.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960113                              .2500
       43,435.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960115                              .2500
       33,700.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960117                              .2500
       35,197.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960119                              .2500
       44,932.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960121                              .2500
       39,692.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960123                              .2500
       33,700.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7960125                              .2500
       43,435.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960127                              .2500
      148,339.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960129                              .2500
       63,907.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960131                              .2500
       21,570.16                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960137                              .2500
       48,427.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960139                              .2500
      201,442.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960149                              .2500
      199,840.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7960151                              .2500
      125,308.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7960153                              .2500
      132,297.74                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960155                              .2500
       39,916.87                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960157                              .2500
       48,969.80                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7960163                              .2500
      252,307.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960167                              .2500
       85,362.85                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7960169                              .2500
       32,154.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960171                              .2500
       36,146.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960173                              .2500
       29,058.78                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7960175                              .2500
       35,299.92                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960177                              .2500
      175,744.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960185                              .2500
      146,769.96                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960193                              .2500
       54,461.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960199                              .2500
       75,846.70                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960201                              .2500
      279,572.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960203                              .2500
      279,572.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960207                              .2500
      135,391.64                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7960209                              .2500
      154,879.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960211                              .2500
      115,911.74                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960213                              .2500
       43,050.46                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960215                              .2500
       39,892.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960217                              .2500
       43,092.83                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960219                              .2500
       39,051.37                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960223                              .2500
      224,564.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960225                              .2500
      173,759.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7960231                              .2500
       59,158.21                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960233                              .2500
       55,321.53                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960235                              .2500
       43,132.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960237                              .2500
       60,924.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960241                              .2500
      224,783.06                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7960243                              .2500
      284,542.82                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7960247                              .2500
       34,975.29                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960249                              .2500
       59,461.32                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7960253                              .2500
       66,630.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7960257                              .2500
       59,917.15                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960261                              .2500
       44,039.10                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7960265                              .2500
       59,908.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960269                              .2500
      229,149.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960271                              .2500
       66,149.55                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7960747                              .2500
      117,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7960761                              .2500
      151,920.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7960771                              .2500
      129,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7960779                              .2500
      256,020.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7960875                              .2500
      100,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7960887                              .2500
       81,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7960889                              .2500
       66,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7961593                              .2500
      119,200.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7961607                              .2500
      383,100.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7961613                              .2500
      168,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7961663                              .2500
      259,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7961671                              .2500
      161,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7961773                              .2500
       51,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7961813                              .2500
      713,354.53                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7961949                              .2500
      139,451.51                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7962159                              .2500
      151,992.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7962373                              .2500
       82,735.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7962415                              .2500
       93,930.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7962451                              .2500
       79,943.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7962453                              .2500
       53,213.35                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7962763                              .2500
       48,768.08                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.2500                        1.5450

      7962777                              .2500
       79,750.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.2500                        1.7950

      7962779                              .2500
       80,944.25                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7963061                              .2500
      331,753.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963139                              .2500
       98,944.50                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.2500                        2.2950

      7963459                              .2500
      291,982.44                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7963469                              .2500
      267,575.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963471                              .2500
      227,576.52                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7963479                              .2500
      228,303.26                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963489                              .2500
      219,629.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963491                              .2500
      173,457.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963495                              .2500
       69,939.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963499                              .2500
      189,840.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963501                              .2500
      239,564.88                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7963503                              .2500
       76,935.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963505                              .2500
      201,857.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7963507                              .2500
      176,551.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963511                              .2500
      197,690.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963515                              .2500
      291,554.23                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7963521                              .2500
      215,563.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963523                              .2500
      188,673.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963525                              .2500
      164,654.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7963527                              .2500
      239,777.71                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7963537                              .2500
       84,054.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963539                              .2500
       88,728.98                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963541                              .2500
      250,217.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7963545                              .2500
      209,819.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963547                              .2500
      225,894.71                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963549                              .2500
      234,829.91                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7963551                              .2500
      224,506.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7963555                              .2500
      106,553.58                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963557                              .2500
       74,930.53                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7963559                              .2500
       62,947.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963561                              .2500
      269,773.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963565                              .2500
      263,761.34                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963571                              .2500
      102,077.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7963573                              .2500
      194,823.71                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963577                              .2500
      300,459.54                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7963581                              .2500
      206,510.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963585                              .2500
      253,092.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963587                              .2500
      203,530.98                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963591                              .2500
      199,836.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963593                              .2500
      269,545.04                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963597                              .2500
      258,085.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963601                              .2500
      245,993.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963603                              .2500
       79,858.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7963607                              .2500
       83,465.05                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7963615                              .2500
      188,837.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963617                              .2500
      277,349.04                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963625                              .2500
       80,012.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963627                              .2500
      202,064.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963631                              .2500
      174,483.25                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7963633                              .2500
      292,154.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963635                              .2500
      262,627.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7963637                              .2500
       83,528.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963639                              .2500
      203,840.86                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963641                              .2500
      196,700.55                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963643                              .2500
      248,785.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963649                              .2500
      163,952.98                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7963655                              .2500
      260,675.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963657                              .2500
      287,791.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7963663                              .2500
      108,315.49                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7963665                              .2500
      218,830.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963669                              .2500
      239,803.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963671                              .2500
      357,611.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963673                              .2500
      256,279.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963683                              .2500
      287,763.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963691                              .2500
       58,416.92                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7963699                              .2500
      221,639.54                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963703                              .2500
      243,645.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7963707                              .2500
      159,643.50                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963709                              .2500
       80,623.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963713                              .2500
      269,773.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963715                              .2500
       71,838.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963717                              .2500
       84,528.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963723                              .2500
      111,151.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963725                              .2500
      296,779.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963729                              .2500
      296,299.87                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7963731                              .2500
      265,629.53                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963733                              .2500
       79,939.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7963749                              .2500
       84,930.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963751                              .2500
      259,561.87                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963761                              .2500
      199,827.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963765                              .2500
      233,722.94                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963771                              .2500
      189,844.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963775                              .2500
      133,088.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7963789                              .2500
      262,149.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963791                              .2500
      224,664.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963793                              .2500
      254,780.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963797                              .2500
      233,363.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963799                              .2500
      340,771.19                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.2500                        1.4200

      7963801                              .2500
       83,631.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963803                              .2500
      232,804.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963805                              .2500
      235,252.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7963807                              .2500
      171,437.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7963809                              .2500
      199,843.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963811                              .2500
       98,017.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963813                              .2500
      273,592.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963817                              .2500
      230,646.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7963819                              .2500
      258,771.49                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7963825                              .2500
      279,528.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963837                              .2500
      151,765.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7963845                              .2500
      190,501.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963847                              .2500
      275,795.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963849                              .2500
      285,236.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963853                              .2500
      220,547.82                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963855                              .2500
      193,325.08                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963857                              .2500
      246,773.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963863                              .2500
      224,810.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963869                              .2500
      121,152.45                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7963875                              .2500
      298,442.82                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963877                              .2500
       78,434.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963879                              .2500
      215,835.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7963885                              .2500
      197,821.01                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963889                              .2500
      229,307.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963891                              .2500
      294,502.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963897                              .2500
      199,862.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7963903                              .2500
      163,568.04                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7963905                              .2500
      221,327.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7963909                              .2500
      249,627.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963911                              .2500
      165,407.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963915                              .2500
      275,523.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963917                              .2500
       67,549.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963925                              .2500
      215,628.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7963927                              .2500
      194,679.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7963929                              .2500
      118,316.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      7963937                              .2500
      259,578.55                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963939                              .2500
      217,816.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963941                              .2500
      289,290.47                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7963945                              .2500
      255,568.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963955                              .2500
      195,843.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7963957                              .2500
      295,949.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963959                              .2500
      214,365.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963961                              .2500
      217,832.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7963965                              .2500
      309,464.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963967                              .2500
      268,222.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963969                              .2500
      254,950.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7963971                              .2500
      294,902.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963973                              .2500
      134,618.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963977                              .2500
      193,218.99                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7963981                              .2500
      268,774.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963983                              .2500
      181,477.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7963985                              .2500
      150,763.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963989                              .2500
      281,757.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7963993                              .2500
      205,976.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963995                              .2500
      215,586.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7963997                              .2500
      294,233.77                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7963999                              .2500
       79,880.87                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7964001                              .2500
      226,608.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7964007                              .2500
      299,775.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7964009                              .2500
       66,362.35                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7964013                              .2500
      202,712.52                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7964023                              .2500
      282,800.26                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7964027                              .2500
      287,725.37                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7964029                              .2500
      297,778.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7964031                              .2500
      234,692.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7964033                              .2500
      209,823.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7964043                              .2500
      239,777.71                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      7964049                              .2500
      206,838.53                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7964051                              .2500
      189,840.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7964053                              .2500
       99,436.24                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7964055                              .2500
      209,584.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7964059                              .2500
      300,441.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7964067                              .2500
      234,700.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7964069                              .2500
      286,975.96                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7964071                              .2500
      201,834.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7964073                              .2500
       78,282.54                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7964075                              .2500
      279,746.87                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7964079                              .2500
      226,843.78                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7964081                              .2500
      245,178.16                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7964083                              .2500
      202,275.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7964085                              .2500
      300,414.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7964087                              .2500
      115,048.40                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7964089                              .2500
      190,827.33                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7964091                              .2500
       97,454.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7964333                              .2500
      332,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7964459                              .2500
       87,300.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7964471                              .2500
      206,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7964691                              .2500
       60,709.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7964701                              .2500
       52,416.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7964713                              .2500
       30,254.87                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7964719                              .2500
       36,872.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      7964797                              .2500
      171,231.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7964813                              .2500
       68,098.44                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7964837                              .2500
       48,764.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7964857                              .2500
      166,239.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7964859                              .2500
      166,239.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7964895                              .2500
       56,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7964901                              .2500
      179,863.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7965733                              .2500
      126,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7965975                              .2500
      192,342.21                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7965981                              .2500
       57,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7966045                              .2500
      189,836.41                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7966109                              .2500
       91,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7966543                              .2500
       84,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7966951                              .2500
      266,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7967151                              .2500
      172,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7967159                              .2500
      108,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      7967173                              .2500
       92,850.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7967179                              .2500
      148,800.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7967211                              .2500
      139,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7967267                              .2500
      260,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7967655                              .2500
      140,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7968871                              .2500
      194,636.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7968953                              .2500
       59,950.82                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7968993                              .2500
      488,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7969209                              .2500
      136,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7969259                              .2500
      340,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7969607                              .2500
      183,856.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7969611                              .2500
      108,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7969707                              .2500
      263,788.88                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7969739                              .2500
      577,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7969805                              .2500
      420,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7969875                              .2500
      123,396.24                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7970123                              .2500
      123,825.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7970129                              .2500
      135,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7970183                              .2500
      125,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7971145                              .2500
      120,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7971691                              .2500
       93,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7971743                              .2500
      121,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7971759                              .2500
       97,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7972585                              .2500
      118,402.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7973291                              .2500
      327,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7973297                              .2500
      184,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7974509                              .2500
       78,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7974601                              .2500
      280,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7974671                              .2500
       96,408.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7974931                              .2500
      121,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7975559                              .2500
      223,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7975569                              .2500
      116,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7975731                              .2500
      354,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7976583                              .2500
      113,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7976673                              .2500
       88,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7976695                              .2500
      126,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7976775                              .2500
      131,900.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7976991                              .2500
       93,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7978525                              .2500
      148,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7978609                              .2500
      233,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7978629                              .2500
       53,100.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7978767                              .2500
      196,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7979231                              .2500
      479,576.50                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7979669                              .2500
      246,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7979859                              .2500
      176,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7979945                              .2500
      299,777.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7980145                              .2500
      336,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7980541                              .2500
      240,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7980577                              .2500
       95,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7980713                              .2500
      410,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7980905                              .2500
      124,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7980933                              .2500
      150,700.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7981215                              .2500
      122,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7981221                              .2500
       67,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7981251                              .2500
       55,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7981261                              .2500
      328,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7981275                              .2500
      103,660.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7981281                              .2500
      199,960.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7981359                              .2500
      100,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7981449                              .2500
       84,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7981457                              .2500
       70,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7981461                              .2500
       48,150.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7981471                              .2500
      317,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7981479                              .2500
       82,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7981481                              .2500
       56,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7981503                              .2500
      122,550.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7981531                              .2500
      103,500.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7981685                              .2500
       71,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7981873                              .2500
      560,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7981971                              .2500
      300,700.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7981993                              .2500
       74,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7982017                              .2500
      280,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7982133                              .2500
       86,450.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7982277                              .2500
       54,123.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7982375                              .2500
      180,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7982391                              .2500
       38,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7982415                              .2500
       60,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7983097                              .2500
      160,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7983255                              .2500
      432,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7983291                              .2500
      107,050.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7983425                              .2500
      203,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7983493                              .2500
      107,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7983775                              .2500
       75,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7984151                              .2500
      100,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7984155                              .2500
      181,700.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7984181                              .2500
      120,450.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7984373                              .2500
       50,250.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7984405                              .2500
       53,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450
1



      7984469                              .2500
      103,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7984481                              .2500
      245,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7984497                              .2500
      100,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7984523                              .2500
      210,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7984583                              .2500
      161,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7984829                              .2500
      200,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7985323                              .2500
      115,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7985451                              .2500
      138,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7985461                              .2500
      105,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7985509                              .2500
       72,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7985541                              .2500
      264,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7985607                              .2500
      227,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7985695                              .2500
       71,100.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7985697                              .2500
      300,700.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7985713                              .2500
      337,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7986021                              .2500
       59,881.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7986287                              .2500
       99,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7986297                              .2500
      391,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7986425                              .2500
      135,200.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7986455                              .2500
       85,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      7986475                              .2500
      324,177.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7986541                              .2500
      440,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7986601                              .2500
      485,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7986729                              .2500
      344,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7986859                              .2500
      111,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7987051                              .2500
      484,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7987541                              .2500
      204,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7987565                              .2500
      248,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7987631                              .2500
      143,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7987637                              .2500
      117,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7987743                              .2500
       47,610.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7987757                              .2500
      562,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7987793                              .2500
      121,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7987797                              .2500
       88,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7987801                              .2500
       78,750.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7987817                              .2500
      171,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7987855                              .2500
      116,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7987889                              .2500
      195,650.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7987907                              .2500
      456,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7988223                              .2500
      222,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7988225                              .2500
       71,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7988231                              .2500
      293,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7988307                              .2500
      128,600.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7988317                              .2500
      159,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7988377                              .2500
      189,500.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7988381                              .2500
      194,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7988397                              .2500
       90,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7988419                              .2500
      452,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7988575                              .2500
      165,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7988621                              .2500
      336,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7989051                              .2500
      324,089.61                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7989053                              .2500
      313,203.07                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7989615                              .2500
      382,208.94                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7989617                              .2500
      149,885.86                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7989619                              .2500
      211,826.22                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7989621                              .2500
      365,421.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7989623                              .2500
      359,642.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7989625                              .2500
      533,593.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7989627                              .2500
      346,242.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7989629                              .2500
      419,647.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7989631                              .2500
      152,886.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7989635                              .2500
      180,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7989739                              .2500
      136,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7990491                              .2500
       91,920.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7990587                              .2500
      227,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7991065                              .2500
      396,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7991451                              .2500
      354,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7991749                              .2500
      220,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7992171                              .2500
      289,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7992371                              .2500
       83,830.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7992417                              .2500
       75,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7992421                              .2500
       30,975.82                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      7993161                              .2500
       86,275.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7993173                              .2500
      313,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7993193                              .2500
      182,300.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7993263                              .2500
      140,310.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7993295                              .2500
      117,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7993305                              .2500
      192,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7993313                              .2500
      161,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7993325                              .2500
       52,900.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      7993351                              .2500
      388,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7993365                              .2500
      162,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7993371                              .2500
      163,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7993395                              .2500
       66,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7993535                              .2500
      204,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7993575                              .2500
      153,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7993617                              .2500
      195,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7993661                              .2500
      220,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      7993691                              .2500
      129,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7993731                              .2500
      191,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7993747                              .2500
      160,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7993751                              .2500
      156,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      7994171                              .2500
      329,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7994197                              .2500
      137,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7994241                              .2500
      234,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7994245                              .2500
      154,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7994251                              .2500
      416,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7994387                              .2500
      212,100.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7994419                              .2500
      191,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7994545                              .2500
      195,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7994579                              .2500
      176,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7994625                              .2500
      385,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7994957                              .2500
      218,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7994965                              .2500
       64,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      7995027                              .2500
      396,100.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7995033                              .2500
      423,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7995119                              .2500
      286,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7995193                              .2500
      195,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7995373                              .2500
       70,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7995653                              .2500
      133,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7995729                              .2500
      110,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7995747                              .2500
      143,450.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950
1



      7995801                              .2500
       90,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7995821                              .2500
      133,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7995855                              .2500
      172,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7995889                              .2500
      129,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7995893                              .2500
      150,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7995899                              .2500
      351,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7995907                              .2500
      208,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7995915                              .2500
       71,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7995933                              .2500
       96,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7995937                              .2500
      116,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7995951                              .2500
      276,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7996011                              .2500
      344,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      7996013                              .2500
      137,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7996017                              .2500
      135,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7996095                              .2500
       60,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7996099                              .2500
      203,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      7996109                              .2500
      250,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7996119                              .2500
      174,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      7996125                              .2500
      292,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7996133                              .2500
      380,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7996149                              .2500
      206,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7996173                              .2500
       87,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      7996613                              .2500
       91,273.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7996891                              .2500
      152,850.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      7997101                              .2500
      202,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      7997139                              .2500
      230,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7997341                              .2500
       38,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      7997431                              .2500
      284,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7997501                              .2500
      132,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7997583                              .2500
      300,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7997615                              .2500
       86,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      7999665                              .2500
       57,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      7999675                              .2500
      220,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      7999685                              .2500
      210,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      7999695                              .2500
      266,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      7999745                              .2500
       97,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      7999811                              .2500
      238,400.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      7999829                              .2500
      130,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8000037                              .2500
      161,910.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      8000175                              .2500
       68,640.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      8000335                              .2500
       84,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8001121                              .2500
      118,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      8001173                              .2500
      152,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      8001179                              .2500
       94,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      8001201                              .2500
      101,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8001219                              .2500
      484,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8001227                              .2500
      297,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      8001241                              .2500
      367,500.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      8001279                              .2500
       64,685.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      8001297                              .2500
      108,300.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      8001301                              .2500
      280,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      8001349                              .2500
      221,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8001389                              .2500
      144,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      8001419                              .2500
      362,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      8001611                              .2500
      581,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8002431                              .2500
      264,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      8002489                              .2500
      230,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8002551                              .2500
      473,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8002731                              .2500
       85,850.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8002953                              .2500
      459,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      8003053                              .2500
      185,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8003063                              .2500
      640,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      8003713                              .2500
      129,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8004573                              .2500
      113,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      8004611                              .2500
       60,100.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8005033                              .2500
      380,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8005057                              .2500
      220,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8005077                              .2500
      609,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8005111                              .2500
      157,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      8005119                              .2500
      376,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8005155                              .2500
       75,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8005159                              .2500
      188,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      8005165                              .2500
      135,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8005183                              .2500
      340,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8005187                              .2500
      268,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8005213                              .2500
       84,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      8005229                              .2500
      225,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      8005299                              .2500
       76,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.2500                        1.2950

      8007057                              .2500
       61,240.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8007093                              .2500
      195,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      8007137                              .2500
      229,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8007147                              .2500
      185,250.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8007223                              .2500
      240,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8007293                              .2500
      298,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8007295                              .2500
      260,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8007417                              .2500
       91,909.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8007895                              .2500
      129,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8008095                              .2500
      290,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950
1



      8008479                              .2500
      108,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      8009373                              .2500
      328,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8009387                              .2500
      320,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8009419                              .2500
      217,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8009423                              .2500
      268,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      8009469                              .2500
      320,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8009485                              .2500
       76,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      8009529                              .2500
      260,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450
1



      8009541                              .2500
      205,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8009657                              .2500
      124,450.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      8009695                              .2500
      160,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8009977                              .2500
       65,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      8011135                              .2500
      118,400.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      8011313                              .2500
      384,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8011615                              .2500
      435,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      8011631                              .2500
      149,888.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200
1



      8011633                              .2500
      145,880.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8011635                              .2500
       32,968.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8011639                              .2500
      439,639.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8011645                              .2500
       53,959.92                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      8011659                              .2500
      233,808.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8011661                              .2500
      146,729.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8011677                              .2500
      198,844.75                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8011679                              .2500
      155,872.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      8011681                              .2500
      127,889.79                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8011683                              .2500
      137,889.64                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      8011685                              .2500
      152,877.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      8011691                              .2500
       52,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      8011699                              .2500
      473,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8011703                              .2500
      108,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      8011739                              .2500
      188,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8011783                              .2500
      322,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700
1



      8011841                              .2500
      126,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      8011939                              .2500
      480,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8011977                              .2500
      136,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8013301                              .2500
      275,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450

      8013371                              .2500
      110,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8013451                              .2500
      184,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8013495                              .2500
       61,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8013579                              .2500
       78,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200
1



      8013685                              .2500
      117,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8013769                              .2500
      165,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950

      8014153                              .2500
      100,450.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8015103                              .2500
      101,150.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      8015233                              .2500
      212,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8015537                              .2500
      149,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      8016851                              .2500
       70,650.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.2500                        1.0450

      8018011                              .2500
      146,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.2500                         .7950
1



      8022153                              .2500
       71,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      8022721                              .2500
      468,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8025327                              .2500
      204,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      8034335                              .2500
      300,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8036677                              .2500
      276,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      8052746                              .2500
       56,774.98                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8248026                              .2500
       51,488.97                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.2500                        1.6700

      8284824                              .2500
      525,996.98                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.2500                         .5450
1



      8312958                              .2500
      251,435.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.2500                         .9200

      8317772                              .2500
      159,730.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8318398                              .2500
       84,933.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8319340                              .2500
       84,933.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8319972                              .2500
      120,401.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.2500                         .4200

      8321096                              .2500
      211,817.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8321544                              .2500
      227,698.93                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8322238                              .2500
      149,383.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700
1



      8322490                              .2500
      225,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8322984                              .2500
      136,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8322990                              .2500
      415,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8323174                              .2500
      270,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.2500                         .2950

      8323188                              .2500
      170,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8323192                              .2500
      280,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8323864                              .2500
      251,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.2500                        1.1700

      8324172                              .2500
      280,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700
1



      8324200                              .2500
      212,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

      8324648                              .2500
      370,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.2500                         .6700

      8326262                              .2500
      298,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.2500                         .0450

      8326470                              .2500
      301,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.2500                         .1700

  TOTAL NUMBER OF LOANS:     2322
  TOTAL BALANCE........:        371,546,460.24


  RUN ON     : 09/24/02            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 09.53.25            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2002-QS12       FIXED SUMMARY REPORT      CUTOFF : 09/01/02
  POOL       : 0004621
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  -----------------------------------------------------------------------------
  CURR NOTE RATE                        7.1330            6.1250      8.8750
  RFC NET RATE                          6.8829            5.8750      8.6250
  NET MTG RATE(INVSTR RATE)             6.8069            5.8450      8.5450
  POST STRIP RATE                       6.2431            5.8450      6.2500
  SUB SERV FEE                           .2501             .2500       .3750
  MSTR SERV FEE                          .0761             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5637             .0000      2.2950







  TOTAL NUMBER OF LOANS:  2322
  TOTAL BALANCE........:     371,546,460.24


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 09/24/02           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 09.53.25          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2002-QS12                                 CUTOFF : 09/01/02
  POOL       : 0004621
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    5085314          074/G02             F          135,000.00         ZZ
                                         360        133,429.57          1
                                       7.500            943.94         55
                                       7.250            943.94
    GLEN CARBON      IL   62034          5            05/24/01         00
    0432933828                           05           07/01/01          0
    1632071308                           O            06/01/31
    0


    5474886          T44/G02             F          328,000.00         ZZ
                                         360        323,859.89          1
                                       7.500          2,293.42         80
                                       7.250          2,293.42
    BENICIA          CA   94510          5            09/07/01         00
    0433251246                           05           11/01/01          0
    1017590                              O            10/01/31
    0


    5536482          R65/G02             F          723,000.00         ZZ
                                         360        716,605.11          1
                                       7.250          4,932.13         73
                                       7.000          4,932.13
    DEERFIELD        IL   60015          2            09/27/01         00
    0433349396                           05           11/01/01          0
    20014313                             O            10/01/31
    0


    5791336          U45/G02             F           52,250.00         ZZ
                                         360         51,841.22          1
                                       7.375            360.88         95
                                       7.125            360.88
    COLORADO SPRING  CO   80906          1            10/05/01         01
    0433370194                           08           12/01/01         30
1


    6187110675                           O            11/01/31
    0


    6632756          696/G02             F          365,800.00         ZZ
                                         360        362,900.88          1
                                       6.750          2,372.57         80
                                       6.500          2,372.57
    SILVER SPRING    MD   20904          1            11/15/01         00
    0433389715                           03           01/01/02          0
    32201118                             O            12/01/31
    0


    7447603          E82/G02             F          453,200.00         ZZ
                                         360        451,547.61          1
                                       7.000          3,015.15         76
                                       6.750          3,015.15
    TEMPLETON        CA   93465          2            04/09/02         00
    0400603379                           05           06/01/02          0
    4306737                              O            05/01/32
    0


    7586120          E82/G02             F          210,000.00         ZZ
                                         360        208,597.96          1
                                       6.875          1,379.55         75
                                       6.625          1,379.55
    BEND             OR   97701          5            01/24/02         00
    0400540423                           05           03/01/02          0
    0400540423                           O            02/01/32
    0


    7649357          642/G02             F          139,000.00         ZZ
                                         360        138,603.79          1
                                       7.750            995.81        100
                                       7.500            995.81
    BLOOMINGTON      CA   92316          2            04/22/02         10
    0433951191                           05           06/01/02         35
    03174102                             O            05/01/32
    0


    7651370          588/G02             F          151,200.00         ZZ
                                         360        150,603.08          1
                                       7.250          1,031.45         80
                                       7.000          1,031.45
    CENTREVILLE      VA   20120          1            03/08/02         00
    0433852407                           09           05/01/02          0
    1058807                              O            04/01/32
    0


1


    7665629          E86/G02             F          152,000.00         ZZ
                                         360        151,555.71          1
                                       7.625          1,075.85         80
                                       7.375          1,075.85
    MORENO VALLEY    CA   92555          1            04/11/02         00
    0434159497                           05           06/01/02          0
    0000188152                           O            05/01/32
    0


    7669339          477/G02             F          144,800.00         ZZ
                                         360        144,365.23          1
                                       7.500          1,012.46         80
                                       7.250          1,012.46
    GRIZZLY FLATS    CA   95636          2            04/22/02         00
    0433984093                           05           06/01/02          0
    107906                               O            05/01/32
    0


    7670591          E22/G02             F           72,000.00         ZZ
                                         360         71,794.74          1
                                       7.750            515.82         90
                                       7.500            515.82
    SACRAMENTO       CA   95820          1            04/25/02         04
    0413974460                           05           06/01/02         25
    0413974460                           N            05/01/32
    0


    7672771          964/G02             F          236,250.00         ZZ
                                         360        235,468.58          1
                                       7.000          1,571.78         75
                                       6.750          1,571.78
    DENVER           CO   80212          5            04/23/02         00
    0434467783                           01           06/01/02          0
    204484                               O            05/01/32
    0


    7676799          T29/G02             F          152,228.00         ZZ
                                         360        151,760.39          1
                                       7.375          1,051.40         80
                                       7.125          1,051.40
    PHOENIX          AZ   85085          1            04/17/02         00
    0433988599                           03           06/01/02          0
    1200805                              O            05/01/32
    0


    7681511          624/G02             F          268,000.00         ZZ
                                         360        266,993.05          1
                                       7.500          1,873.89         80
                                       7.250          1,873.89
1


    SAN LUIS OBISPO  CA   93401          1            03/27/02         00
    0434008223                           05           05/01/02          0
    72017420013F                         N            04/01/32
    0


    7684145          P09/G02             F          190,000.00         ZZ
                                         360        189,356.02          1
                                       6.875          1,248.16         87
                                       6.625          1,248.16
    ASHBURN          VA   20147          5            04/30/02         10
    0434044764                           09           06/01/02         25
    R0204049                             O            05/01/32
    0


    7685253          E22/G02             F          222,300.00         ZZ
                                         360        221,826.27          4
                                       7.750          1,592.58         95
                                       7.500          1,592.58
    CHICAGO          IL   60620          1            05/10/02         11
    0413782004                           05           07/01/02         30
    0413782004                           O            06/01/32
    0


    7695893          U05/G02             F           92,000.00         ZZ
                                         360         91,813.58          1
                                       8.000            675.06         77
                                       7.750            675.06
    LUBBOCK          TX   79403          5            05/03/02         00
    0434419180                           05           07/01/02          0
    3214481                              O            06/01/32
    0


    7699775          X08/G02             F          212,000.00         ZZ
                                         360        211,488.38          2
                                       7.125          1,428.28         80
                                       6.875          1,428.28
    HEBER CITY       UT   84032          2            05/13/02         00
    0434040465                           05           07/01/02          0
    1562146                              N            06/01/32
    0


    7706811          676/G02             F          216,000.00         ZZ
                                         360        214,246.41          1
                                       6.625          1,383.08         67
                                       6.375          1,383.08
    KANEOHE          HI   96744          2            11/09/01         00
    0434114963                           05           01/01/02          0
    VAKAUTA                              O            12/01/31
    0
1




    7712217          U66/G02             F           36,000.00         ZZ
                                         360         35,928.84          2
                                       8.000            264.16         90
                                       7.750            264.16
    HOUSTON          TX   77004          1            05/07/02         11
    0434140612                           05           07/01/02         25
    378                                  N            06/01/32
    0


    7713063          E22/G02             F          225,000.00         ZZ
                                         360        224,532.40          1
                                       7.875          1,631.41         90
                                       7.625          1,631.41
    WELLINGTON       CO   80549          2            05/22/02         04
    0413822347                           04           07/01/02         25
    0413822347                           O            06/01/32
    0


    7713299          E22/G02             F          349,900.00         ZZ
                                         360        349,116.10          1
                                       7.500          2,446.55         68
                                       7.250          2,446.55
    POLLOCK PINES    CA   95726          2            05/14/02         00
    0414110817                           05           07/01/02          0
    0414110817                           O            06/01/32
    0


    7718251          477/G02             F          159,600.00         ZZ
                                         360        159,233.43          2
                                       7.375          1,102.32         80
                                       7.125          1,102.32
    LOS ANGELES      CA   90016          1            05/01/02         00
    0434071007                           05           07/01/02          0
    232160                               O            06/01/32
    0


    7721657          E57/G02             F          198,000.00         ZZ
                                         360        197,522.18          1
                                       7.125          1,333.96         90
                                       6.875          1,333.96
    MADERA           CA   93638          1            05/21/02         01
    0434115077                           05           07/01/02         30
    13002431                             O            06/01/32
    0


    7722325          964/G02             F          185,000.00         ZZ
                                         360        184,311.83          1
1


                                       6.875          1,215.32         44
                                       6.625          1,215.32
    SOUTH SAN FRANC  CA   94080          5            04/22/02         00
    0434066197                           05           06/01/02          0
    202660                               O            05/01/32
    0


    7727071          601/G02             F           84,500.00         T
                                         360         83,877.76          1
                                       7.125            569.30         71
                                       6.875            569.30
    CLINTON          OH   42216          5            05/03/02         00
    0434088266                           05           06/01/02          0
    6124894                              O            05/01/32
    0


    7727419          E22/G02             F          236,000.00         ZZ
                                         360        235,401.79          1
                                       6.875          1,550.35         80
                                       6.625          1,550.35
    AUSTIN           TX   78739          5            05/22/02         00
    0414126235                           03           07/01/02          0
    0414126235                           O            06/01/32
    0


    7731393          601/G02             F           84,000.00         ZZ
                                         360         83,708.22          1
                                       6.750            544.83         80
                                       6.500            544.83
    TAMPA            FL   33612          5            05/02/02         00
    0434078929                           05           06/01/02          0
    61433504                             O            05/01/32
    0


    7732205          W53/G02             F           59,000.00         ZZ
                                         360         58,861.10          1
                                       7.250            402.48         68
                                       7.000            402.48
    SPRING           TX   77388          5            05/10/02         00
    0434363883                           03           07/01/02          0
    8991129600                           O            06/01/32
    0


    7734777          E45/G02             F           70,400.00         ZZ
                                         360         70,189.03          1
                                       7.500            492.25         80
                                       7.250            492.25
    SARASOTA         FL   34236          1            04/29/02         00
    0434174884                           05           06/01/02          0
1


    230026                               N            05/01/32
    0


    7735091          E45/G02             F           39,200.00         ZZ
                                         360         39,088.28          1
                                       7.750            280.83         80
                                       7.500            280.83
    BROOKSVILLE      FL   34602          5            05/03/02         00
    0434103891                           05           06/01/02          0
    224663                               O            05/01/32
    0


    7742823          W40/G02             F           94,500.00         ZZ
                                         360         94,132.94          1
                                       7.750            677.01         90
                                       7.500            677.01
    DETROIT          MI   48228          1            05/30/02         01
    0434099248                           05           07/01/02         25
    200006888                            O            06/01/32
    0


    7742879          696/G02             F          387,200.00         ZZ
                                         360        386,310.69          1
                                       7.375          2,674.29         80
                                       7.125          2,674.29
    ALEXANDRIA       VA   22301          1            05/31/02         00
    0434086765                           05           07/01/02          0
    30502063                             O            06/01/32
    0


    7748369          E22/G02             F           72,800.00         T
                                         360         72,607.27          1
                                       7.625            515.27         80
                                       7.375            515.27
    EVERETT          MI   49301          1            06/04/02         00
    0414146415                           05           07/01/02          0
    0414146415                           O            06/01/32
    0


    7751391          E22/G02             F          115,000.00         ZZ
                                         360        114,744.59          1
                                       7.250            784.50        100
                                       7.000            784.50
    MADERA           CA   93638          2            05/29/02         01
    0414105999                           05           08/01/02         35
    0414105999                           O            07/01/32
    0


1


    7751479          E22/G02             F           80,910.00         ZZ
                                         360         80,806.46          4
                                       8.250            607.85         90
                                       8.000            607.85
    SAINT LOUIS      MO   63118          1            06/05/02         04
    0414169300                           05           08/01/02         25
    0414169300                           N            07/01/32
    0


    7751533          E22/G02             F          132,800.00         ZZ
                                         360        132,581.66          1
                                       7.000            883.52         80
                                       6.750            883.52
    PUEBLO           CO   81003          2            06/05/02         00
    0414191882                           05           08/01/02          0
    0414191882                           N            07/01/32
    0


    7756137          E22/G02             F          160,000.00         ZZ
                                         360        159,767.66          1
                                       7.625          1,132.47         64
                                       7.375          1,132.47
    COLBERT          WA   99005          5            05/29/02         00
    0414126797                           05           08/01/02          0
    0414126797                           O            07/01/32
    0


    7757429          E47/G02             F          174,041.00         ZZ
                                         360        173,650.79          1
                                       7.500          1,216.92         77
                                       7.250          1,216.92
    MONROVIA         MD   21770          5            05/24/02         00
    0434136263                           05           07/01/02          0
    7339010460                           O            06/01/32
    0


    7759693          E82/G02             F           99,400.00         ZZ
                                         360         99,240.55          1
                                       7.125            669.68         89
                                       6.875            669.68
    BIRMINGHAM       AL   35205          2            06/05/02         10
    0400630109                           05           08/01/02         25
    0400630109                           O            07/01/32
    0


    7760745          196/G02             F          125,400.00         ZZ
                                         360        124,982.39          1
                                       7.375            866.11         95
                                       7.125            866.11
1


    LOCKPORT         IL   60441          1            05/06/02         10
    0434189312                           05           07/01/02         35
    1536381                              O            06/01/32
    0


    7760773          196/G02             F           63,000.00         ZZ
                                         360         62,851.65          1
                                       7.250            429.78         60
                                       7.000            429.78
    FRESNO           CA   93722          1            05/29/02         00
    0434179966                           05           07/01/02          0
    1537305                              O            06/01/32
    0


    7763299          K15/G02             F          140,000.00         ZZ
                                         360        139,775.42          1
                                       7.125            943.21         74
                                       6.875            943.21
    BRENTWOOD        NY   11717          5            05/31/02         00
    0434111886                           05           08/01/02          0
    20805303346                          O            07/01/32
    0


    7764575          W50/G02             F          143,920.00         ZZ
                                         360        143,589.45          1
                                       7.375            994.02         80
                                       7.125            994.02
    MINNEAPOLIS      MN   55413          1            05/21/02         00
    0434342291                           05           07/01/02          0
    0020563                              O            06/01/32
    0


    7766311          E22/G02             F           51,500.00         ZZ
                                         360         51,390.25          1
                                       7.750            368.95        100
                                       7.500            368.95
    SAN BERNARDINO   CA   92410          1            05/14/02         01
    0414090639                           05           07/01/02         35
    0414090639                           O            06/01/32
    0


    7766829          313/G02             F           62,000.00         ZZ
                                         360         61,737.92          1
                                       8.125            460.35         80
                                       7.875            460.35
    INDIANAPOLIS     IN   46227          1            05/23/02         00
    0434472049                           05           07/01/02          0
    0008751661                           N            06/01/32
    0
1




    7769175          738/G02             F          227,250.00         ZZ
                                         360        226,753.43          2
                                       7.625          1,608.46         90
                                       7.375          1,608.46
    MIAMI            FL   33137          1            05/24/02         10
    0434206173                           05           07/01/02         25
    40429881                             O            06/01/32
    0


    7769571          U05/G02             F           97,000.00         ZZ
                                         360         96,760.08          1
                                       7.000            645.34         80
                                       6.750            645.34
    CENTRAL POINT    OR   97502          5            05/29/02         00
    0434321295                           05           07/01/02          0
    3228462                              O            06/01/32
    0


    7769655          477/G02             F          148,800.00         ZZ
                                         360        148,466.64          1
                                       7.500          1,040.43         80
                                       7.250          1,040.43
    ELK GROVE        CA   95758          1            05/23/02         00
    0434162350                           05           07/01/02          0
    232419                               O            06/01/32
    0


    7770619          737/G02             F          252,000.00         ZZ
                                         360        251,605.65          4
                                       7.250          1,719.08         80
                                       7.000          1,719.08
    LONG BEACH       CA   90810          1            06/06/02         00
    0434122644                           05           08/01/02          0
    1821628                              O            07/01/32
    0


    7771711          E22/G02             F          212,000.00         ZZ
                                         360        211,642.76          4
                                       6.875          1,392.69         80
                                       6.625          1,392.69
    REDLANDS         CA   92374          1            06/06/02         00
    0414154542                           05           08/01/02          0
    0414154542                           N            07/01/32
    0


    7771847          E22/G02             F          101,150.00         ZZ
                                         360        100,983.70          1
1


                                       7.000            672.95         85
                                       6.750            672.95
    MIAMI            FL   33056          5            06/07/02         04
    0414234583                           05           08/01/02         12
    0414234583                           O            07/01/32
    0


    7774353          964/G02             F          186,200.00         ZZ
                                         360        185,739.46          1
                                       7.000          1,238.79         95
                                       6.750          1,238.79
    LAS VEGAS        NV   89103          1            05/29/02         12
    0434199089                           05           07/01/02         30
    213954                               O            06/01/32
    0


    7775911          964/G02             F          105,000.00         ZZ
                                         360        104,831.58          1
                                       7.125            707.40         80
                                       6.875            707.40
    MCMINNVILLE      OR   97128          2            06/03/02         00
    0434122636                           05           08/01/02          0
    216140                               N            07/01/32
    0


    7775917          964/G02             F           98,500.00         ZZ
                                         360         98,237.83          1
                                       6.625            630.71         62
                                       6.375            630.71
    BEND             OR   97701          5            05/31/02         00
    0434185898                           05           07/01/02          0
    216373                               O            06/01/32
    0


    7776323          E22/G02             F           61,200.00         ZZ
                                         360         60,989.51          1
                                       7.625            433.17         90
                                       7.375            433.17
    CLEVELAND        OH   44105          1            06/13/02         04
    0414255034                           05           08/01/02         25
    0414255034                           O            07/01/32
    0


    7776905          624/G02             F          179,400.00         ZZ
                                         360        178,977.63          1
                                       7.250          1,223.82         78
                                       7.000          1,223.82
    STOCKTON         CA   95206          5            05/11/02         00
    0434135489                           05           07/01/02          0
1


    1000001656                           O            06/01/32
    0


    7776985          624/G02             F           27,518.00         ZZ
                                         360         27,453.21          1
                                       7.250            187.72         80
                                       7.000            187.72
    LAS VEGAS        NV   89110          1            05/14/02         00
    0434167177                           09           07/01/02          0
    1000001290                           N            06/01/32
    0


    7778193          624/G02             F          116,000.00         ZZ
                                         360        115,720.07          1
                                       7.125            781.51         80
                                       6.875            781.51
    SAN DIEGO        CA   92123          1            05/07/02         00
    0434175758                           01           07/01/02          0
    3701992002                           N            06/01/32
    0


    7778347          G75/G75             F           56,300.00         ZZ
                                         360         56,088.45          2
                                       7.500            393.66         80
                                       7.250            393.66
    BALTIMORE        MD   21212          5            03/22/02         00
    04597540                             05           05/01/02          0
    04597540                             N            04/01/32
    0


    7778359          G75/G75             F          123,950.00         ZZ
                                         360        123,760.78          1
                                       7.375            856.10         80
                                       7.125            856.10
    CAPITOL HEIGHTS  MD   20743          1            06/05/02         00
    04661864                             05           08/01/02          0
    04661864                             O            07/01/32
    0


    7778933          U05/G02             F          176,300.00         ZZ
                                         360        175,843.35          1
                                       7.625          1,247.84         95
                                       7.375          1,247.84
    HOMESTEAD        FL   33030          1            06/07/02         11
    0434167458                           05           08/01/02         30
    3232957                              O            07/01/32
    0


1


    7780355          E22/G02             F           67,500.00         ZZ
                                         360         67,394.36          1
                                       7.250            460.47         90
                                       7.000            460.47
    DETROIT          MI   48221          5            06/10/02         04
    0414221150                           05           08/01/02         25
    0414221150                           O            07/01/32
    0


    7781971          144/144             F           63,000.00         ZZ
                                         360         62,858.84          1
                                       7.500            440.51         90
                                       7.250            440.51
    LIVINGSTON MANO  NY   12758          1            05/17/02         14
    1                                    05           07/01/02         25
    1                                    O            06/01/32
    0


    7782113          J95/G02             F           39,240.00         ZZ
                                         360         39,138.87          2
                                       8.250            294.80         90
                                       8.000            294.80
    ST. LOUIS        MO   63107          1            04/23/02         10
    0434204236                           05           06/01/02         25
    0028830800                           N            05/01/32
    0


    7782601          964/G02             F          265,500.00         ZZ
                                         360        265,094.72          4
                                       7.375          1,833.74         90
                                       7.125          1,833.74
    SACRAMENTO       CA   95825          1            06/10/02         11
    0434467726                           05           08/01/02         25
    214658                               N            07/01/32
    0


    7783825          E22/G02             F          162,450.00         ZZ
                                         360        162,200.72          1
                                       7.500          1,135.87         95
                                       7.250          1,135.87
    APPLE VALLEY     CA   92307          5            06/07/02         04
    0413848144                           05           08/01/02         30
    0413848144                           O            07/01/32
    0


    7784065          E22/G02             F           30,828.00         ZZ
                                         360         30,787.53          2
                                       8.125            228.90         90
                                       7.875            228.90
1


    MEMPHIS          TN   38109          1            06/13/02         01
    0414210492                           05           08/01/02         25
    0414210492                           N            07/01/32
    0


    7784143          E22/G02             F           55,400.00         ZZ
                                         360         55,313.30          1
                                       7.250            377.93         74
                                       7.000            377.93
    GREENACRES       FL   33463          5            06/12/02         00
    0414248831                           09           08/01/02          0
    0414248831                           O            07/01/32
    0


    7784177          E22/G02             F           30,828.00         ZZ
                                         360         30,787.53          2
                                       8.125            228.90         90
                                       7.875            228.90
    MEMPHIS          TN   38109          1            06/13/02         01
    0414272856                           05           08/01/02         25
    0414272856                           N            07/01/32
    0


    7784579          X60/G02             F          228,800.00         ZZ
                                         360        228,423.82          1
                                       7.000          1,522.21         80
                                       6.750          1,522.21
    BELLEVUE         WA   98008          1            06/13/02         00
    0434181384                           01           08/01/02          0
    10205005                             O            07/01/32
    0


    7785709          286/286             F          100,000.00         ZZ
                                         360         99,734.09          1
                                       7.250            682.18         80
                                       7.000            682.18
    PENDLETON        IN   46064          1            05/10/02         00
    1272958                              05           07/01/02          0
    1272958                              O            06/01/32
    0


    7785913          286/286             F           98,000.00         ZZ
                                         360         97,667.79          1
                                       6.875            643.80         78
                                       6.625            643.80
    DURHAM           NC   27707          2            05/01/02         00
    1028108                              05           06/01/02          0
    1028108                              N            05/01/32
    0
1




    7786191          286/286             F           95,920.00         ZZ
                                         360         95,688.49          1
                                       7.125            646.24         80
                                       6.875            646.24
    PALMYRA          PA   17078          1            05/21/02         00
    1058755                              03           07/01/02          0
    1058755                              O            06/01/32
    0


    7786255          286/286             F           95,000.00         ZZ
                                         360         94,770.71          1
                                       7.125            640.04         90
                                       6.875            640.04
    CLINTON TOWNSHI  MI   48036          2            05/14/02         10
    1271178                              01           07/01/02         25
    1271178                              O            06/01/32
    0


    7786263          286/286             F           99,750.00         ZZ
                                         360         99,515.12          1
                                       7.250            680.48         95
                                       7.000            680.48
    MIAMI            FL   33173          1            05/17/02         10
    1282367                              03           07/01/02         30
    1282367                              O            06/01/32
    0


    7786333          286/286             F           97,200.00         ZZ
                                         360         96,971.13          1
                                       7.250            663.08         90
                                       7.000            663.08
    CHARLOTTE        NC   28212          2            05/17/02         12
    1269918                              05           07/01/02         25
    1269918                              O            06/01/32
    0


    7786339          286/286             F           99,000.00         ZZ
                                         360         98,705.10          1
                                       7.125            666.99         78
                                       6.875            666.99
    PEKIN            IN   47165          2            05/22/02         00
    1267720                              05           07/01/02          0
    1267720                              O            06/01/32
    0


    7786355          286/286             F           95,000.00         ZZ
                                         360         94,776.32          1
1


                                       7.250            648.07         71
                                       7.000            648.07
    GREENTOWN        IN   46936          1            05/20/02         00
    1274348                              05           07/01/02          0
    1274348                              O            06/01/32
    0


    7786789          286/286             F           95,800.00         ZZ
                                         360         95,465.06          1
                                       7.250            653.53         78
                                       7.000            653.53
    GRANTS           NM   87020          2            04/23/02         00
    1268508                              05           06/01/02          0
    1268508                              N            05/01/32
    0


    7787137          286/286             F          106,000.00         ZZ
                                         360        105,657.88          1
                                       7.125            714.15         76
                                       6.875            714.15
    COLUMBUS         OH   43016          5            04/09/02         00
    1065270                              05           06/01/02          0
    1065270                              N            05/01/32
    0


    7787149          286/286             F           76,000.00         ZZ
                                         360         75,821.05          1
                                       7.250            518.46         80
                                       7.000            518.46
    MONROEVILLE      PA   15146          1            05/13/02         00
    1290706                              05           07/01/02          0
    1290706                              N            06/01/32
    0


    7788773          E22/G02             F           93,520.00         ZZ
                                         360         93,362.41          1
                                       6.875            614.36         80
                                       6.625            614.36
    BOISE            ID   83709          1            06/12/02         00
    0414257634                           03           08/01/02          0
    0414257634                           O            07/01/32
    0


    7788785          E22/G02             F          118,750.00         ZZ
                                         360        118,590.11          1
                                       8.000            871.35         95
                                       7.750            871.35
    MAYWOOD          IL   60153          5            06/13/02         01
    0414264218                           05           08/01/02         30
1


    0414264218                           O            07/01/32
    0


    7791575          K15/G02             F          145,000.00         ZZ
                                         360        144,778.13          1
                                       7.375          1,001.48         73
                                       7.125          1,001.48
    BRENTWOOD        NY   11717          5            06/12/02         00
    0434199097                           05           08/01/02          0
    020805303419                         O            07/01/32
    0


    7791781          E22/G02             F          175,950.00         ZZ
                                         360        175,667.75          1
                                       7.125          1,185.41         79
                                       6.875          1,185.41
    DENTON           TX   76207          5            06/13/02         00
    0414139469                           05           08/01/02          0
    0414139469                           O            07/01/32
    0


    7791899          E22/G02             F          100,000.00         ZZ
                                         360         99,818.71          1
                                       6.500            632.07         54
                                       6.250            632.07
    WATERFORD        MI   48327          5            06/14/02         00
    0414223982                           05           08/01/02          0
    0414223982                           O            07/01/32
    0


    7792357          E85/G02             F          179,000.00         ZZ
                                         360        178,705.70          1
                                       7.000          1,190.89         80
                                       6.750          1,190.89
    HAYWARD          CA   94545          5            06/07/02         00
    0434196549                           01           08/01/02          0
    6000878                              O            07/01/32
    0


    7795333          A06/G02             F           91,200.00         ZZ
                                         360         91,064.20          1
                                       7.500            637.69         80
                                       7.250            637.69
    FERNDALE         MI   48220          1            06/14/02         00
    0434183828                           05           08/01/02          0
    021000020210297                      N            07/01/32
    0


1


    7795381          E22/G02             F           61,600.00         ZZ
                                         360         61,505.96          1
                                       7.375            425.46         80
                                       7.125            425.46
    SACRAMENTO       CA   95815          1            06/07/02         00
    0414083261                           05           08/01/02          0
    0414083261                           N            07/01/32
    0


    7795749          477/G02             F          172,000.00         ZZ
                                         360        171,730.85          1
                                       7.250          1,173.34         80
                                       7.000          1,173.34
    ELK GROVE        CA   95624          1            06/07/02         00
    0434345609                           05           08/01/02          0
    232268                               O            07/01/32
    0


    7795877          K15/G02             F          155,900.00         ZZ
                                         360        155,656.04          1
                                       7.250          1,063.51         80
                                       7.000          1,063.51
    YAPHANK          NY   11980          5            06/14/02         00
    0434462123                           05           08/01/02          0
    020805303402                         O            07/01/32
    0


    7796723          F89/G02             F           65,000.00         ZZ
                                         360         64,890.48          1
                                       6.875            427.00         62
                                       6.625            427.00
    VICTORVILLE      CA   92392          1            06/07/02         00
    0434207338                           05           08/01/02          0
    11721065                             O            07/01/32
    0


    7797889          U05/G02             F          103,950.00         ZZ
                                         360        103,656.49          1
                                       6.875            682.88         80
                                       6.625            682.88
    PORTLAND         OR   97217          1            06/12/02         00
    0434261137                           05           08/01/02          0
    3238347                              N            07/01/32
    0


    7798805          E22/G02             F          102,000.00         ZZ
                                         360        101,830.69          1
                                       7.000            678.61         83
                                       6.750            678.61
1


    OREM             UT   84058          2            06/12/02         04
    0414180356                           01           08/01/02         12
    0414180356                           O            07/01/32
    0


    7798875          E22/G02             F           94,000.00         ZZ
                                         360         93,849.21          1
                                       7.125            633.30         78
                                       6.875            633.30
    NORTH MIAMI BEA  FL   33162          2            06/17/02         00
    0414241885                           05           08/01/02          0
    0414241885                           O            07/01/32
    0


    7798917          E22/G02             F           30,000.00         ZZ
                                         360         29,953.64          1
                                       7.375            207.20         39
                                       7.125            207.20
    PONTIAC          MI   48340          5            06/17/02         00
    0414263558                           05           08/01/02          0
    0414263558                           O            07/01/32
    0


    7798951          E22/G02             F           91,800.00         ZZ
                                         360         91,635.28          1
                                       6.875            603.06         90
                                       6.625            603.06
    HOLLYWOOD        FL   33022          1            06/21/02         04
    0414287516                           05           08/01/02         25
    0414287516                           O            07/01/32
    0


    7798997          E22/G02             F          228,000.00         ZZ
                                         360        227,615.80          1
                                       6.875          1,497.80         80
                                       6.625          1,497.80
    HOLLYWOOD        FL   33020          1            06/21/02         00
    0414323964                           05           08/01/02          0
    0414323964                           O            07/01/32
    0


    7801981          Q73/G02             F          160,000.00         ZZ
                                         360        159,723.71          1
                                       6.750          1,037.76         80
                                       6.500          1,037.76
    LAUREL           MS   39440          5            06/13/02         00
    0434205159                           05           08/01/02          0
    2938141                              O            07/01/32
    0
1




    7801987          477/G02             F           56,050.00         ZZ
                                         360         55,970.62          1
                                       7.750            401.55         95
                                       7.500            401.55
    MORENO VALLEY    CA   92553          1            06/12/02         11
    0434203840                           01           08/01/02         30
    232598                               O            07/01/32
    0


    7802039          E22/G02             F           93,500.00         ZZ
                                         360         93,350.01          1
                                       7.125            629.93         90
                                       6.875            629.93
    MINERSVILLE      PA   17954          2            06/19/02         04
    0413961319                           05           08/01/02         12
    0413961319                           O            07/01/32
    0


    7802079          E22/G02             F           81,000.00         ZZ
                                         360         80,862.07          1
                                       7.000            538.90         90
                                       6.750            538.90
    TAFT             CA   93268          2            06/17/02         01
    0414132068                           05           08/01/02         25
    0414132068                           O            07/01/32
    0


    7802295          E22/G02             F           70,550.00         ZZ
                                         360         70,444.95          1
                                       7.500            493.30         85
                                       7.250            493.30
    SPOKANE          WA   99202          2            06/10/02         04
    0414266833                           05           08/01/02         12
    0414266833                           O            07/01/32
    0


    7802313          E22/G02             F          107,500.00         ZZ
                                         360        107,327.55          3
                                       7.125            724.25         70
                                       6.875            724.25
    HOLLYWOOD        FL   33020          2            06/24/02         00
    0414277566                           05           08/01/02          0
    0414277566                           N            07/01/32
    0


    7802557          E82/G02             F          148,750.00         ZZ
                                         360        148,511.38          3
1


                                       7.125          1,002.16         85
                                       6.875          1,002.16
    CHICAGO          IL   60629          2            06/14/02         04
    0400630786                           05           08/01/02         20
    0400630786                           O            07/01/32
    0


    7802567          E82/G02             F           94,500.00         ZZ
                                         360         94,340.76          1
                                       6.875            620.80         70
                                       6.625            620.80
    NORWICH          CT   06360          2            06/20/02         00
    0400642245                           05           08/01/02          0
    2932743                              O            07/01/32
    0


    7803055          E11/G02             F           96,000.00         ZZ
                                         360         95,849.77          1
                                       7.250            654.89         80
                                       7.000            654.89
    MINNEAPOLIS      MN   55417          1            06/20/02         00
    0434219754                           05           08/01/02          0
    0010001044644                        N            07/01/32
    0


    7803655          W02/G02             F           94,500.00         ZZ
                                         360         94,352.11          1
                                       7.250            644.66         90
                                       7.000            644.66
    ORLANDO          FL   32809          5            06/14/02         14
    0434268421                           05           08/01/02         25
    1001183150                           O            07/01/32
    0


    7805755          964/G02             F           99,750.00         ZZ
                                         360         99,585.99          1
                                       7.000            663.64         80
                                       6.750            663.64
    TACOMA           WA   98445          1            06/18/02         00
    0434232195                           03           08/01/02          0
    209000                               O            07/01/32
    0


    7805835          964/G02             F          300,000.00         ZZ
                                         360        299,442.80          1
                                       6.375          1,871.61         40
                                       6.125          1,871.61
    PARKER           CO   80138          5            06/21/02         00
    0434244414                           05           08/01/02          0
1


    216687                               O            07/01/32
    0


    7805921          964/G02             F           95,400.00         ZZ
                                         360         95,250.71          1
                                       7.250            650.80         90
                                       7.000            650.80
    SURPRISE         AZ   85374          1            06/11/02         02
    0434245171                           03           08/01/02         25
    219583                               N            07/01/32
    0


    7806949          E45/G02             F          100,000.00         ZZ
                                         360         99,764.55          1
                                       7.250            682.18         63
                                       7.000            682.18
    CONYERS          GA   30013          5            05/31/02         00
    0434211306                           05           07/01/02          0
    246002                               O            06/01/32
    0


    7809143          L76/G02             F          255,000.00         ZZ
                                         360        254,240.13          1
                                       6.500          1,611.77         67
                                       6.250          1,611.77
    ARDEN HILLS      MN   55112          1            06/21/02         00
    0434228888                           05           08/01/02          0
    990988                               O            07/01/32
    0


    7809185          A46/G02             F          103,500.00         ZZ
                                         360        103,333.97          1
                                       7.125            697.30         87
                                       6.875            697.30
    ALBUQUERQUE      NM   87110          1            06/21/02         04
    0434219960                           05           08/01/02         25
    0983022                              N            07/01/32
    0


    7809567          E22/G02             F           93,500.00         ZZ
                                         360         93,281.22          1
                                       6.750            606.44         67
                                       6.500            606.44
    WINCHESTER       VA   22602          2            06/21/02         00
    0414232199                           05           08/01/02          0
    0414232199                           O            07/01/32
    0


1


    7809603          E22/G02             F          112,000.00         ZZ
                                         360        111,815.85          1
                                       7.000            745.14         95
                                       6.750            745.14
    CHARLESTON       SC   29406          5            06/21/02         10
    0414258822                           05           08/01/02         30
    0414258822                           O            07/01/32
    0


    7812221          286/286             F          148,500.00         ZZ
                                         360        148,206.60          4
                                       8.125          1,102.61         90
                                       7.875          1,102.61
    CHICAGO          IL   60623          1            05/21/02         11
    794701                               05           07/01/02         25
    794701                               N            06/01/32
    0


    7812223          286/286             F           97,000.00         ZZ
                                         360         96,782.68          3
                                       7.500            678.24         65
                                       7.250            678.24
    HOLLYWOOD        FL   33023          2            05/30/02         00
    1304748                              05           07/01/02          0
    1304748                              N            06/01/32
    0


    7812263          286/286             F          104,186.00         ZZ
                                         360        103,952.56          1
                                       7.500            728.49         68
                                       7.250            728.49
    DALLAS           TX   75243          5            05/16/02         00
    1307256                              05           07/01/02          0
    1307256                              N            06/01/32
    0


    7812285          286/286             F           87,030.00         ZZ
                                         360         86,839.74          4
                                       8.125            646.20         90
                                       7.875            646.20
    ST LOUIS         MO   63111          1            05/21/02         11
    1289397                              05           07/01/02         25
    1289397                              N            06/01/32
    0


    7812293          286/286             F           97,200.00         ZZ
                                         360         96,360.88          3
                                       7.375            671.34         90
                                       7.125            671.34
1


    WATERVILLE       ME   04901          1            05/28/02         12
    1270412                              05           07/01/02         25
    1270412                              O            06/01/32
    0


    7812311          286/286             F           43,200.00         ZZ
                                         360         43,110.22          1
                                       7.875            313.23         57
                                       7.625            313.23
    HUBER HEIGHTS    OH   45424          2            05/29/02         00
    1305714                              05           07/01/02          0
    1305714                              N            06/01/32
    0


    7812329          286/286             F           80,000.00         ZZ
                                         360         79,808.12          1
                                       8.000            587.02         80
                                       7.750            587.02
    SATELLITE BEACH  FL   32937          1            06/03/02         00
    1330832                              05           07/01/02          0
    1330832                              N            06/01/32
    0


    7812351          286/286             F          103,500.00         ZZ
                                         360        103,290.26          4
                                       8.000            759.45         90
                                       7.750            759.45
    WASHINGTON       DC   20032          1            05/29/02         12
    1302520                              05           07/01/02         25
    1302520                              N            06/01/32
    0


    7812365          286/286             F          100,000.00         ZZ
                                         360         99,775.95          1
                                       7.500            699.22         70
                                       7.250            699.22
    PORTLAND         OR   97206          5            05/08/02         00
    1267208                              05           07/01/02          0
    1267208                              N            06/01/32
    0


    7812367          286/286             F          100,000.00         ZZ
                                         360         99,775.95          1
                                       7.500            699.22         70
                                       7.250            699.22
    PORTLAND         OR   97266          5            05/08/02         00
    1267220                              05           07/01/02          0
    1267220                              N            06/01/32
    0
1




    7812369          286/286             F          100,000.00         ZZ
                                         360         99,775.95          1
                                       7.500            699.22         69
                                       7.250            699.22
    PORTLAND         OR   97214          5            05/08/02         00
    1267222                              05           07/01/02          0
    1267222                              N            06/01/32
    0


    7812371          286/286             F          296,550.00         ZZ
                                         360        295,901.97          1
                                       7.625          2,098.97         90
                                       7.375          2,098.97
    LAS VEGAS        NV   89119          1            05/21/02         12
    1294596                              05           07/01/02         25
    1294596                              O            06/01/32
    0


    7812379          286/286             F           94,799.00         ZZ
                                         360         94,596.95          2
                                       7.750            679.16         80
                                       7.500            679.16
    ROCKFORD         IL   61108          1            05/24/02         00
    1274826                              05           07/01/02          0
    1274826                              O            06/01/32
    0


    7812391          286/286             F          104,264.00         ZZ
                                         360        103,935.68          1
                                       7.250            711.27         74
                                       7.000            711.27
    CHATTANOOGA      TN   37405          5            05/01/02         00
    1273977                              05           06/01/02          0
    1273977                              N            05/01/32
    0


    7812393          286/286             F          104,850.00         ZZ
                                         360        104,609.19          1
                                       7.375            724.17         88
                                       7.125            724.17
    GOODYEAR         AZ   85338          2            05/28/02         12
    1297467                              03           07/01/02         25
    1297467                              N            06/01/32
    0


    7812397          286/286             F          252,000.00         ZZ
                                         360        251,435.39          1
1


                                       7.500          1,762.03         80
                                       7.250          1,762.03
    SAN DIEGO        CA   92126          1            05/16/02         00
    1278365                              05           07/01/02          0
    1278365                              O            06/01/32
    0


    7812407          286/286             F          243,000.00         ZZ
                                         360        242,233.95          4
                                       8.125          1,804.27         90
                                       7.875          1,804.27
    CORAL SPRINGS    FL   33065          1            04/22/02         11
    1100225                              05           06/01/02         25
    1100225                              N            05/01/32
    0


    7812411          286/286             F          103,500.00         ZZ
                                         360        103,239.94          4
                                       8.375            786.68         90
                                       8.125            786.68
    CLEVELAND        OH   44110          1            04/19/02         12
    1022404                              05           06/01/02         25
    1022404                              N            05/01/32
    0


    7812441          286/286             F           95,040.00         ZZ
                                         360         94,804.91          1
                                       7.000            632.31         80
                                       6.750            632.31
    HOOD RIVER       OR   97031          1            05/28/02         00
    1307499                              01           07/01/02          0
    1307499                              O            06/01/32
    0


    7812451          286/286             F           44,100.00         ZZ
                                         360         44,010.60          1
                                       8.000            323.60         75
                                       7.750            323.60
    ST LOUIS         MO   63134          2            05/22/02         00
    1305130                              05           07/01/02          0
    1305130                              N            06/01/32
    0


    7812459          286/286             F           90,000.00         ZZ
                                         360         89,869.31          4
                                       7.625            637.02         90
                                       7.375            637.02
    TUCSON           AZ   85713          1            06/03/02         12
    1276827                              05           08/01/02         25
1


    1276827                              N            07/01/32
    0


    7812521          286/286             F           88,200.00         ZZ
                                         360         87,948.55          4
                                       7.750            631.88         90
                                       7.500            631.88
    PHOENIX          AZ   85007          1            04/17/02         12
    1259675                              05           06/01/02         25
    1259675                              N            05/01/32
    0


    7812531          286/286             F           92,150.00         ZZ
                                         360         91,958.47          1
                                       7.875            668.16         95
                                       7.625            668.16
    BROCKPORT        NY   14420          2            05/23/02         14
    1295596                              05           07/01/02         30
    1295596                              O            06/01/32
    0


    7812541          286/286             F           94,500.00         ZZ
                                         360         94,313.29          4
                                       8.125            701.66         90
                                       7.875            701.66
    TRENTON          NJ   08650          1            05/17/02         04
    1048363                              05           07/01/02         25
    1048363                              N            06/01/32
    0


    7812571          286/286             F           96,000.00         ZZ
                                         360         95,779.50          1
                                       7.375            663.05         78
                                       7.125            663.05
    WENATCHEE        WA   98801          5            05/14/02         00
    1289018                              05           07/01/02          0
    1289018                              O            06/01/32
    0


    7812583          286/286             F          199,790.00         ZZ
                                         360        199,353.37          1
                                       7.625          1,414.11         90
                                       7.375          1,414.11
    SHIRLEY          NY   11967          1            05/15/02         10
    9487659                              05           07/01/02         25
    9487659                              O            06/01/32
    0


1


    7812585          286/286             F          100,000.00         ZZ
                                         360         99,764.55          1
                                       7.250            682.18         73
                                       7.000            682.18
    GLENDALE         AZ   85302          5            05/17/02         00
    1301121                              05           07/01/02          0
    1301121                              O            06/01/32
    0


    7812603          286/286             F           92,000.00         ZZ
                                         360         91,783.36          1
                                       7.250            627.61         80
                                       7.000            627.61
    DULUTH           MN   55812          5            05/17/02         00
    1265433                              05           07/01/02          0
    1265433                              O            06/01/32
    0


    7812611          286/286             F           39,100.00         ZZ
                                         360         39,010.18          1
                                       7.375            270.06         80
                                       7.125            270.06
    DAYTON           OH   45403          1            05/30/02         00
    1296417                              05           07/01/02          0
    1296417                              N            06/01/32
    0


    7812633          286/286             F          244,550.00         ZZ
                                         360        244,002.11          1
                                       7.500          1,709.93         80
                                       7.250          1,709.93
    MECHANICSVILLE   MD   20659          1            05/31/02         00
    1318466                              05           07/01/02          0
    1318466                              O            06/01/32
    0


    7812639          286/286             F          211,500.00         ZZ
                                         360        191,774.34          1
                                       6.875          1,389.41         80
                                       6.625          1,389.41
    GREENVILLE       SC   29609          1            05/31/02         00
    1309526                              03           07/01/02          0
    1309526                              O            06/01/32
    0


    7812673          286/286             F          113,950.00         ZZ
                                         360        113,629.23          1
                                       7.125            767.71         80
                                       6.875            767.71
1


    CASA GRANDE      AZ   85222          1            05/28/02         00
    1303114                              03           07/01/02          0
    1303114                              N            06/01/32
    0


    7812677          286/286             F           89,900.00         ZZ
                                         360         89,680.21          1
                                       7.250            613.28         60
                                       7.000            613.28
    WOLCOTT          CT   06716          1            05/14/02         00
    1277034                              05           07/01/02          0
    1277034                              N            06/01/32
    0


    7812717          286/286             F           33,800.00         ZZ
                                         360         33,327.47          1
                                       8.000            248.02         90
                                       7.750            248.02
    DAYTON           OH   45410          1            05/15/02         10
    1288877                              05           07/01/02         25
    1288877                              N            06/01/32
    0


    7812725          286/286             F           96,000.00         ZZ
                                         360         95,656.79          2
                                       7.750            687.76         80
                                       7.500            687.76
    WEST PALM BCH    FL   33406          1            03/22/02         00
    1030164                              05           05/01/02          0
    1030164                              N            04/01/32
    0


    7812735          286/286             F           76,000.00         ZZ
                                         360         75,766.51          1
                                       7.375            524.92         80
                                       7.125            524.92
    PHOENIX          AZ   85033          5            05/01/02         00
    1282796                              05           06/01/02          0
    1282796                              N            05/01/32
    0


    7812737          286/286             F           77,606.00         ZZ
                                         360         77,448.73          4
                                       8.000            569.45         90
                                       7.750            569.45
    ALLENTOWN        PA   18102          1            05/31/02         21
    1270994                              05           07/01/02         25
    1270994                              N            06/01/32
    0
1




    7812779          286/286             F           89,600.00         ZZ
                                         360         89,476.26          1
                                       7.875            649.67         80
                                       7.625            649.67
    CHANTILLY        VA   20151          1            06/03/02         00
    1335245                              01           08/01/02          0
    1335245                              N            07/01/32
    0


    7812799          286/286             F           80,000.00         ZZ
                                         360         79,811.62          1
                                       7.250            545.75         80
                                       7.000            545.75
    RESTON           VA   20191          1            05/29/02         00
    1324572                              01           07/01/02          0
    1324572                              N            06/01/32
    0


    7812815          286/286             F           92,625.00         ZZ
                                         360         92,500.29          4
                                       8.000            679.65         95
                                       7.750            679.65
    ALBUQUERQUE      NM   87108          1            06/10/02         12
    1342549                              05           08/01/02         30
    1342549                              O            07/01/32
    0


    7812839          286/286             F          108,000.00         ZZ
                                         360        107,642.63          1
                                       7.750            773.73         80
                                       7.500            773.73
    POMPANO BEACH    FL   33064          1            05/17/02         00
    1309007                              05           07/01/02          0
    1309007                              N            06/01/32
    0


    7812847          286/286             F          180,000.00         ZZ
                                         360        179,644.38          1
                                       8.125          1,336.49         90
                                       7.875          1,336.49
    MORENO VALLEY    CA   92551          5            05/13/02         14
    788108                               09           07/01/02         25
    788108                               O            06/01/32
    0


    7812875          286/286             F          113,600.00         ZZ
                                         360        113,324.63          1
1


                                       7.250            774.95         80
                                       7.000            774.95
    SUN VALLEY       NV   89433          1            05/24/02         00
    817104                               03           07/01/02          0
    817104                               N            06/01/32
    0


    7812881          286/286             F          143,100.00         ZZ
                                         360        142,810.02          4
                                       8.000          1,050.02         90
                                       7.750          1,050.02
    SAN BERNARDINO   CA   92405          1            05/21/02         11
    798484                               05           07/01/02         25
    798484                               O            06/01/32
    0


    7812883          286/286             F          124,200.00         ZZ
                                         360        123,948.31          4
                                       8.000            911.34         90
                                       7.750            911.34
    SAN BERNARDINO   CA   92404          1            05/24/02         10
    798474                               05           07/01/02         25
    798474                               N            06/01/32
    0


    7812887          286/286             F          131,300.00         ZZ
                                         360        131,033.94          4
                                       8.000            963.43         90
                                       7.750            963.43
    SAN BERNARDINO   CA   92405          1            05/30/02         10
    798491                               05           07/01/02         25
    798491                               N            06/01/32
    0


    7812891          286/286             F          112,000.00         ZZ
                                         360        111,715.01          1
                                       7.500            783.12         68
                                       7.250            783.12
    RANCHO CUCAMONG  CA   91730          5            05/08/02         00
    786847                               03           07/01/02          0
    786847                               N            06/01/32
    0


    7812895          286/286             F           96,000.00         ZZ
                                         360         95,488.32          1
                                       7.625            679.48         75
                                       7.375            679.48
    STOCKTON         CA   95205          5            05/14/02         00
    792483                               05           07/01/02          0
1


    792483                               O            06/01/32
    0


    7812905          286/286             F           80,000.00         ZZ
                                         360         79,811.65          4
                                       7.250            545.74         80
                                       7.000            545.74
    BIGGS            CA   95917          5            05/20/02         00
    788912                               05           07/01/02          0
    788912                               N            06/01/32
    0


    7812937          286/286             F          217,800.00         ZZ
                                         360        217,335.83          4
                                       7.750          1,560.35         89
                                       7.500          1,560.35
    HUNTINGTON PARK  CA   90255          1            05/01/02         10
    792879                               05           07/01/02         25
    792879                               N            06/01/32
    0


    7812943          286/286             F          126,450.00         ZZ
                                         360        125,976.82          1
                                       7.500            884.16         88
                                       7.250            884.16
    YUCAIPA          CA   92399          1            05/16/02         10
    819049                               05           07/01/02         25
    819049                               O            06/01/32
    0


    7814001          E22/G02             F          119,600.00         ZZ
                                         360        119,426.33          1
                                       7.625            846.52         90
                                       7.375            846.52
    PALATINE         IL   60074          1            06/27/02         04
    0414327023                           01           08/01/02         25
    0414327023                           N            07/01/32
    0


    7814309          E82/G02             F           94,900.00         ZZ
                                         360         94,265.00          1
                                       6.750            615.52         40
                                       6.500            615.52
    PAROWAN          UT   84761          2            06/21/02         00
    0400641767                           05           08/01/02          0
    4734963                              O            07/01/32
    0


1


    7814327          E82/G02             F           96,800.00         ZZ
                                         360         92,887.83          1
                                       6.750            627.84         48
                                       6.500            627.84
    HASTINGS         MN   55033          2            06/24/02         00
    0400640629                           05           08/01/02          0
    1946253                              O            07/01/32
    0


    7814417          E82/G02             F           94,000.00         ZZ
                                         360         93,833.68          1
                                       6.625            601.89         60
                                       6.375            601.89
    MERRIAM          KS   66202          2            06/24/02         00
    0400633475                           05           08/01/02          0
    0400633475                           O            07/01/32
    0


    7814663          286/286             F           99,000.00         ZZ
                                         360         98,789.01          1
                                       7.750            709.25         80
                                       7.500            709.25
    NEW BRUNSWICK    NJ   08901          2            05/22/02         00
    560978                               05           07/01/02          0
    560978                               N            06/01/32
    0


    7814665          286/286             F           74,000.00         ZZ
                                         360         73,825.76          1
                                       7.250            504.81         71
                                       7.000            504.81
    MESA             AZ   85206          2            05/29/02         00
    1332901                              03           07/01/02          0
    1332901                              N            06/01/32
    0


    7814667          286/286             F           98,050.00         ZZ
                                         360         97,824.79          1
                                       7.375            677.21         60
                                       7.125            677.21
    BEND             OR   97701          5            05/03/02         00
    1260171                              05           07/01/02          0
    1260171                              N            06/01/32
    0


    7814669          286/286             F          118,000.00         ZZ
                                         360        117,728.97          1
                                       7.375            815.00         43
                                       7.125            815.00
1


    TUCSON           AZ   85749          1            05/23/02         00
    1314848                              03           07/01/02          0
    1314848                              N            06/01/32
    0


    7814683          286/286             F          117,000.00         ZZ
                                         360        116,737.88          1
                                       7.500            818.08         90
                                       7.250            818.08
    TUCSON           AZ   85712          1            05/30/02         12
    1326242                              05           07/01/02         25
    1326242                              N            06/01/32
    0


    7814685          286/286             F           19,200.00         ZZ
                                         360         19,143.81          1
                                       8.000            140.89         80
                                       7.750            140.89
    GARY             IN   46407          5            05/30/02         00
    1310406                              05           07/01/02          0
    1310406                              N            06/01/32
    0


    7814687          286/286             F          128,300.00         ZZ
                                         360        128,019.65          1
                                       7.625            908.10         78
                                       7.375            908.10
    MESA             AZ   85207          1            05/24/02         00
    837257                               03           07/01/02          0
    837257                               N            06/01/32
    0


    7814689          286/286             F          110,500.00         ZZ
                                         360        110,264.51          4
                                       7.750            791.64         74
                                       7.500            791.64
    FALL RIVER       MA   02720          2            05/17/02         00
    1279301                              05           07/01/02          0
    1279301                              N            06/01/32
    0


    7814693          286/286             F          137,500.00         ZZ
                                         360        137,191.93          1
                                       7.500            961.43         74
                                       7.250            961.43
    ROCKVILLE        MD   20852          2            05/24/02         00
    1281356                              01           07/01/02          0
    1281356                              N            06/01/32
    0
1




    7814697          286/286             F           95,000.00         ZZ
                                         360         94,781.77          1
                                       7.375            656.15         75
                                       7.125            656.15
    MESA             AZ   85204          2            05/24/02         00
    1313529                              05           07/01/02          0
    1313529                              N            06/01/32
    0


    7814701          286/286             F          105,000.00         ZZ
                                         360        104,758.83          1
                                       7.375            725.21         71
                                       7.125            725.21
    HANOVER PARK     IL   60103          5            05/29/02         00
    1306619                              05           07/01/02          0
    1306619                              N            06/01/32
    0


    7814717          286/286             F          108,500.00         ZZ
                                         360        108,238.14          2
                                       7.125            730.99         70
                                       6.875            730.99
    MARIETTA         GA   30008          5            05/28/02         00
    1317152                              05           07/01/02          0
    1317152                              N            06/01/32
    0


    7814719          286/286             F          108,500.00         ZZ
                                         360        108,238.14          2
                                       7.125            730.99         70
                                       6.875            730.99
    MARIETTA         GA   30064          2            05/28/02         00
    1317259                              05           07/01/02          0
    1317259                              N            06/01/32
    0


    7814721          286/286             F          109,200.00         ZZ
                                         360        108,942.89          2
                                       7.250            744.94         70
                                       7.000            744.94
    MARIETTA         GA   30064          5            05/28/02         00
    1279012                              05           07/01/02          0
    1279012                              N            06/01/32
    0


    7814723          286/286             F          108,500.00         ZZ
                                         360        108,238.14          2
1


                                       7.125            730.99         70
                                       6.875            730.99
    MARIETTA         GA   30008          5            05/28/02         00
    1317949                              05           07/01/02          0
    1317949                              N            06/01/32
    0


    7814733          286/286             F           94,500.00         ZZ
                                         360         94,313.29          4
                                       8.125            701.66         70
                                       7.875            701.66
    ST LOUIS         MO   63110          5            06/04/02         00
    1263881                              05           07/01/02          0
    1263881                              N            06/01/32
    0


    7814735          286/286             F           95,900.00         ZZ
                                         360         95,710.51          1
                                       8.125            712.06         70
                                       7.875            712.06
    ST LOUIS         MO   63110          5            06/04/02         00
    1263641                              05           07/01/02          0
    1263641                              N            06/01/32
    0


    7814741          286/286             F           89,250.00         ZZ
                                         360         89,045.01          1
                                       7.375            616.43         85
                                       7.125            616.43
    FOREST PARK      GA   30297          5            05/30/02         10
    1315053                              05           07/01/02         12
    1315053                              N            06/01/32
    0


    7814745          286/286             F           70,500.00         ZZ
                                         360         70,397.61          1
                                       7.625            499.00         57
                                       7.375            499.00
    MENTOR ON THE L  OH   44060          5            06/06/02         00
    1277788                              05           08/01/02          0
    1277788                              N            07/01/32
    0


    7814759          286/286             F          113,400.00         ZZ
                                         360        113,076.70          3
                                       7.750            812.42         70
                                       7.500            812.42
    NEW BEDFORD      MA   02746          5            04/22/02         00
    951727                               05           06/01/02          0
1


    951727                               N            05/01/32
    0


    7814761          286/286             F          135,800.00         ZZ
                                         360        135,510.59          1
                                       7.750            972.89         90
                                       7.500            972.89
    WESTON           FL   33332          1            05/29/02         21
    1323227                              03           07/01/02         25
    1323227                              N            06/01/32
    0


    7814763          286/286             F           95,000.00         ZZ
                                         360         94,854.96          1
                                       7.375            656.15         74
                                       7.125            656.15
    LAKEWOOD         NJ   08701          5            06/06/02         00
    1049488                              05           08/01/02          0
    1049488                              N            07/01/32
    0


    7814765          286/286             F          105,000.00         ZZ
                                         360        104,839.71          1
                                       7.375            725.21         70
                                       7.125            725.21
    LAKEWOOD         NJ   08701          5            06/06/02         00
    1048175                              05           08/01/02          0
    1048175                              N            07/01/32
    0


    7814767          286/286             F          102,500.00         ZZ
                                         360        102,121.63          1
                                       7.125            690.57         78
                                       6.875            690.57
    PORTLAND         OR   97203          1            05/16/02         00
    1275544                              05           07/01/02          0
    1275544                              N            06/01/32
    0


    7814771          286/286             F          116,250.00         ZZ
                                         360        115,989.54          1
                                       7.500            812.84         75
                                       7.250            812.84
    VANCOUVER        WA   98682          5            05/29/02         00
    1312335                              05           07/01/02          0
    1312335                              N            06/01/32
    0


1


    7814773          286/286             F           89,600.00         ZZ
                                         360         89,456.25          2
                                       7.125            603.66         80
                                       6.875            603.66
    NORTH PROVIDENC  RI   02904          1            06/07/02         00
    1298497                              05           08/01/02          0
    1298497                              N            07/01/32
    0


    7814805          286/286             F          107,900.00         ZZ
                                         360        107,658.27          1
                                       7.500            754.45         85
                                       7.250            754.45
    MESA             AZ   85206          1            05/30/02         10
    1330256                              05           07/01/02         12
    1330256                              N            06/01/32
    0


    7814829          286/286             F          110,250.00         ZZ
                                         360        109,969.64          1
                                       7.875            799.39         75
                                       7.625            799.39
    FERNDALE         MI   48220          1            05/24/02         00
    1312190                              05           07/01/02          0
    1312190                              N            06/01/32
    0


    7814831          286/286             F          125,000.00         ZZ
                                         360        124,505.18          2
                                       7.375            863.35         67
                                       7.125            863.35
    BURLINGTON       VT   05401          5            05/03/02         00
    1098213                              05           06/01/02          0
    1098213                              N            05/01/32
    0


    7814847          286/286             F          110,250.00         ZZ
                                         360        110,026.58          1
                                       8.000            808.98         90
                                       7.750            808.98
    INDIANAPOLIS     IN   46256          1            05/24/02         12
    1303668                              05           07/01/02         25
    1303668                              N            06/01/32
    0


    7814849          286/286             F          111,150.00         ZZ
                                         360        110,894.70          1
                                       7.375            767.69         90
                                       7.125            767.69
1


    POWELL           OH   43065          1            05/24/02         10
    1280823                              05           07/01/02         25
    1280823                              N            06/01/32
    0


    7814857          286/286             F          140,000.00         ZZ
                                         360        139,701.65          2
                                       7.750          1,002.98         77
                                       7.500          1,002.98
    HIGHLANDS        NJ   07732          5            05/31/02         00
    1270989                              05           07/01/02          0
    1270989                              N            06/01/32
    0


    7814863          286/286             F          110,000.00         ZZ
                                         360        109,740.31          1
                                       7.250            750.40         62
                                       7.000            750.40
    RANCHO CUCAMONG  CA   91730          5            05/28/02         00
    104884                               05           07/01/02          0
    104884                               N            06/01/32
    0


    7814889          286/286             F          102,000.00         ZZ
                                         360        101,788.00          1
                                       7.875            739.58         85
                                       7.625            739.58
    INDIANAPOLIS     IN   46201          1            05/28/02         12
    1312670                              05           07/01/02         12
    1312670                              N            06/01/32
    0


    7814897          286/286             F          123,750.00         ZZ
                                         360        121,918.11          1
                                       7.125            833.73         73
                                       6.875            833.73
    HILTON HEAD ISL  SC   29928          5            05/30/02         00
    1298806                              01           07/01/02          0
    1298806                              N            06/01/32
    0


    7814907          286/286             F          138,375.00         ZZ
                                         360        138,049.18          1
                                       7.250            943.97         90
                                       7.000            943.97
    PEACHTREE CITY   GA   30269          1            05/24/02         11
    1291142                              05           07/01/02         25
    1291142                              N            06/01/32
    0
1




    7814915          286/286             F          105,000.00         ZZ
                                         360        104,677.45          1
                                       7.375            725.21         68
                                       7.125            725.21
    PORTLAND         OR   97203          2            03/29/02         00
    1082305                              05           06/01/02          0
    1082305                              N            05/01/32
    0


    7814927          286/286             F          101,000.00         ZZ
                                         360        100,641.85          1
                                       7.250            689.00         66
                                       7.000            689.00
    HEWITT           NJ   07421          5            05/03/02         00
    1268883                              05           06/01/02          0
    1268883                              N            05/01/32
    0


    7814933          286/286             F           71,550.00         ZZ
                                         360         71,401.30          1
                                       7.875            518.79         90
                                       7.625            518.79
    FOREST PARK      GA   30297          1            05/14/02         12
    1299615                              05           07/01/02         25
    1299615                              N            06/01/32
    0


    7814953          286/286             F          106,250.00         ZZ
                                         360        103,734.89          2
                                       7.875            770.39         78
                                       7.625            770.39
    AMARILLO         TX   79106          5            04/18/02         00
    1313067                              05           06/01/02          0
    1313067                              N            05/01/32
    0


    7814963          286/286             F          115,200.00         ZZ
                                         360        114,960.60          1
                                       7.875            835.28         80
                                       7.625            835.28
    CANTON           OH   44718          5            05/30/02         00
    1094710                              05           07/01/02          0
    1094710                              N            06/01/32
    0


    7814975          286/286             F          128,700.00         ZZ
                                         360        128,425.71          1
1


                                       7.750            922.03         90
                                       7.500            922.03
    VIRGINIA BEACH   VA   23456          1            05/17/02         12
    1279221                              05           07/01/02         25
    1279221                              N            06/01/32
    0


    7814989          286/286             F          124,200.00         ZZ
                                         360        123,626.45          1
                                       7.250            847.26         90
                                       7.000            847.26
    PHOENIX          AZ   85037          1            05/28/02         10
    1312336                              03           07/01/02         25
    1312336                              N            06/01/32
    0


    7814991          286/286             F          103,500.00         ZZ
                                         360        103,268.11          1
                                       7.500            723.69         90
                                       7.250            723.69
    FT LAUDERDALE    FL   33311          1            05/17/02         12
    1301294                              05           07/01/02         25
    1301294                              N            06/01/32
    0


    7814999          286/286             F          195,300.00         ZZ
                                         360        194,883.78          2
                                       7.750          1,399.16         90
                                       7.500          1,399.16
    CHICAGO          IL   60612          1            05/24/02         10
    1101068                              05           07/01/02         25
    1101068                              N            06/01/32
    0


    7815003          286/286             F           68,000.00         ZZ
                                         360         67,857.67          1
                                       7.875            493.05         80
                                       7.625            493.05
    JOLIET           IL   60436          1            05/29/02         00
    1018361                              05           07/01/02          0
    1018361                              N            06/01/32
    0


    7815015          286/286             F           95,400.00         ZZ
                                         360         95,230.50          2
                                       7.750            683.46         90
                                       7.500            683.46
    IRVINGTON        NJ   07111          1            06/07/02         12
    1329847                              05           08/01/02         25
1


    1329847                              N            07/01/32
    0


    7815021          286/286             F          105,200.00         ZZ
                                         360        104,946.10          1
                                       7.125            708.76         90
                                       6.875            708.76
    GEORGETOWN       TX   78626          1            05/30/02         11
    1290151                              03           07/01/02         25
    1290151                              N            06/01/32
    0


    7815031          286/286             F           77,000.00         ZZ
                                         360         76,796.39          1
                                       7.375            531.82         62
                                       7.125            531.82
    KENNETT SQUARE   PA   19348          5            05/23/02         00
    1275679                              05           07/01/02          0
    1275679                              N            06/01/32
    0


    7815035          286/286             F          127,000.00         ZZ
                                         360        126,708.30          1
                                       7.375            877.16         69
                                       7.125            877.16
    JEFFERSON        NJ   07438          5            05/08/02         00
    1284474                              05           07/01/02          0
    1284474                              N            06/01/32
    0


    7815039          286/286             F          107,600.00         ZZ
                                         360        105,834.51          2
                                       7.250            734.03         80
                                       7.000            734.03
    LEES SUMMIT      MO   64082          2            06/05/02         00
    1317145                              05           07/01/02          0
    1317145                              N            06/01/32
    0


    7815041          286/286             F          103,200.00         ZZ
                                         360        102,957.00          1
                                       7.250            704.01         80
                                       7.000            704.01
    LEES SUMMIT      MO   64082          2            06/05/02         00
    1317142                              05           07/01/02          0
    1317142                              N            06/01/32
    0


1


    7815053          286/286             F          108,000.00         ZZ
                                         360        107,835.13          1
                                       7.375            745.93         80
                                       7.125            745.93
    TUCSON           AZ   85719          2            06/06/02         00
    1313396                              05           08/01/02          0
    1313396                              N            07/01/32
    0


    7815075          286/286             F          100,400.00         ZZ
                                         360        100,163.59          1
                                       7.250            684.91         75
                                       7.000            684.91
    DECATUR          GA   30030          5            05/29/02         00
    1277443                              05           07/01/02          0
    1277443                              N            06/01/32
    0


    7815077          286/286             F          112,500.00         ZZ
                                         360        112,332.49          1
                                       7.500            786.62         90
                                       7.250            786.62
    WASHINGTON       DC   20036          1            06/06/02         12
    1329419                              01           08/01/02         25
    1329419                              N            07/01/32
    0


    7815105          286/286             F           94,950.00         ZZ
                                         360         94,737.26          1
                                       7.500            663.91         66
                                       7.250            663.91
    FREEHOLD         NJ   07728          1            05/31/02         00
    1300349                              05           07/01/02          0
    1300349                              N            06/01/32
    0


    7815111          286/286             F          230,664.00         ZZ
                                         360        230,196.59          2
                                       8.000          1,692.53         80
                                       7.750          1,692.53
    SAN MARCOS       TX   78666          1            05/31/02         00
    1307290                              05           07/01/02          0
    1307290                              N            06/01/32
    0


    7815117          286/286             F          114,000.00         ZZ
                                         360        113,731.56          4
                                       7.250            777.69         80
                                       7.000            777.69
1


    MIAMI            FL   33130          1            05/30/02         00
    1271775                              05           07/01/02          0
    1271775                              N            06/01/32
    0


    7815141          286/286             F          100,000.00         ZZ
                                         360         99,451.10          1
                                       7.500            699.22         80
                                       7.250            699.22
    HAMILTON         NJ   08610          1            06/05/02         00
    1292886                              03           08/01/02          0
    1292886                              N            07/01/32
    0


    7815143          286/286             F          102,800.00         ZZ
                                         360        102,569.69          2
                                       7.500            718.79         85
                                       7.250            718.79
    MILWAUKEE        WI   53215          2            05/30/02         11
    1270392                              05           07/01/02         12
    1270392                              N            06/01/32
    0


    7815159          286/286             F           98,000.00         ZZ
                                         360         97,774.88          1
                                       7.375            676.87         73
                                       7.125            676.87
    ATLANTA          GA   30305          2            05/16/02         00
    1100779                              01           07/01/02          0
    1100779                              N            06/01/32
    0


    7815177          286/286             F          112,500.00         ZZ
                                         360        111,651.02          1
                                       7.250            767.45         90
                                       7.000            767.45
    FISHERS          IN   46038          1            05/15/02         12
    1281656                              05           07/01/02         25
    1281656                              N            06/01/32
    0


    7815187          286/286             F           80,000.00         ZZ
                                         360         79,880.89          1
                                       7.500            559.37         64
                                       7.250            559.37
    GREENWOOD        IN   46143          1            06/03/02         00
    1302982                              05           08/01/02          0
    1302982                              N            07/01/32
    0
1




    7815191          286/286             F          119,250.00         ZZ
                                         360        118,971.31          1
                                       7.750            854.33         90
                                       7.500            854.33
    CHICAGO          IL   60611          1            05/28/02         12
    1288419                              01           07/01/02         25
    1288419                              N            06/01/32
    0


    7815199          286/286             F          125,000.00         ZZ
                                         360        124,677.53          1
                                       7.500            874.02         67
                                       7.250            874.02
    CLERMONT         FL   34711          5            05/14/02         00
    1097117                              05           07/01/02          0
    1097117                              N            06/01/32
    0


    7815201          286/286             F          112,500.00         ZZ
                                         360        112,272.02          1
                                       8.000            825.49         90
                                       7.750            825.49
    PHOENIX          AZ   85018          1            05/30/02         12
    1312237                              05           07/01/02         25
    1312237                              N            06/01/32
    0


    7815205          286/286             F           32,000.00         ZZ
                                         360         31,938.35          2
                                       8.250            240.41         80
                                       8.000            240.41
    SPRINGFIELD      OH   45506          5            05/21/02         00
    1275986                              05           07/01/02          0
    1275986                              N            06/01/32
    0


    7815215          286/286             F           88,000.00         ZZ
                                         360         87,797.86          1
                                       7.375            607.80         80
                                       7.125            607.80
    INDIANAPOLIS     IN   46254          5            05/15/02         00
    1087548                              05           07/01/02          0
    1087548                              N            06/01/32
    0


    7815217          286/286             F          110,500.00         ZZ
                                         360        110,246.19          1
1


                                       7.375            763.20         85
                                       7.125            763.20
    NOBLESVILLE      IN   46036          1            05/20/02         12
    1293243                              05           07/01/02         12
    1293243                              N            06/01/32
    0


    7815227          286/286             F          132,200.00         ZZ
                                         360        131,605.75          1
                                       7.375            913.08         80
                                       7.125            913.08
    INDIANAPOLIS     IN   46220          2            06/04/02         00
    1300149                              05           07/01/02          0
    1300149                              N            06/01/32
    0


    7815229          286/286             F          120,000.00         ZZ
                                         360        119,756.82          1
                                       8.000            880.52         80
                                       7.750            880.52
    TAMPA            FL   33624          5            05/29/02         00
    1326648                              05           07/01/02          0
    1326648                              N            06/01/32
    0


    7815231          286/286             F           97,600.00         ZZ
                                         360         97,402.21          1
                                       8.000            716.16         80
                                       7.750            716.16
    TAMPA            FL   33611          5            05/29/02         00
    1322905                              05           07/01/02          0
    1322905                              N            06/01/32
    0


    7815233          286/286             F          120,000.00         ZZ
                                         360        119,756.82          1
                                       8.000            880.52         80
                                       7.750            880.52
    TAMPA            FL   33624          5            05/29/02         00
    1326627                              05           07/01/02          0
    1326627                              N            06/01/32
    0


    7815243          286/286             F          118,000.00         ZZ
                                         360        117,815.34          1
                                       7.250            804.97         52
                                       7.000            804.97
    TRABUCO CANYON   CA   92679          1            06/05/02         00
    1279187                              01           08/01/02          0
1


    1279187                              N            07/01/32
    0


    7815255          286/286             F           97,000.00         ZZ
                                         360         96,844.40          1
                                       7.125            653.51         75
                                       6.875            653.51
    DECATUR          GA   30032          5            06/05/02         00
    1332312                              05           08/01/02          0
    1332312                              N            07/01/32
    0


    7815269          286/286             F           43,000.00         ZZ
                                         360         42,912.86          1
                                       8.000            315.52         86
                                       7.750            315.52
    PHOENIX          AZ   85009          1            05/28/02         21
    817120                               05           07/01/02         25
    817120                               N            06/01/32
    0


    7815277          286/286             F          135,000.00         ZZ
                                         360        134,726.42          1
                                       8.000            990.59         75
                                       7.750            990.59
    ATLANTA          GA   30314          1            05/31/02         00
    1324537                              05           07/01/02          0
    1324537                              N            06/01/32
    0


    7815279          286/286             F          130,500.00         ZZ
                                         360        130,221.89          1
                                       7.750            934.92         90
                                       7.500            934.92
    TUCSON           AZ   85710          1            05/28/02         12
    1284684                              05           07/01/02         25
    1284684                              N            06/01/32
    0


    7815295          286/286             F           72,500.00         ZZ
                                         360         72,325.02          1
                                       7.125            488.45         54
                                       6.875            488.45
    WESTLAND         MI   48186          5            05/29/02         00
    1280241                              05           07/01/02          0
    1280241                              N            06/01/32
    0


1


    7815297          286/286             F          119,900.00         ZZ
                                         360        119,629.03          1
                                       7.500            838.36         75
                                       7.250            838.36
    CHESTER          MD   21619          1            05/31/02         00
    1287151                              01           07/01/02          0
    1287151                              N            06/01/32
    0


    7815313          286/286             F          121,500.00         ZZ
                                         360        121,206.78          2
                                       7.125            818.57         90
                                       6.875            818.57
    SHAKER HEIGHTS   OH   44120          1            05/30/02         12
    1302946                              05           07/01/02         25
    1302946                              N            06/01/32
    0


    7815315          286/286             F           80,000.00         ZZ
                                         360         78,137.14          1
                                       7.500            559.37         58
                                       7.250            559.37
    STOCKTON         CA   95204          5            05/21/02         00
    796939                               05           07/01/02          0
    796939                               N            06/01/32
    0


    7815321          286/286             F          129,700.00         ZZ
                                         360        129,387.00          1
                                       7.125            873.81         53
                                       6.875            873.81
    GROVELAND        CA   95321          1            05/16/02         00
    790691                               03           07/01/02          0
    790691                               N            06/01/32
    0


    7815343          286/286             F           49,500.00         ZZ
                                         360         49,399.65          1
                                       8.000            363.21         90
                                       7.750            363.21
    BALTIMORE        MD   21215          1            05/22/02         21
    815554                               05           07/01/02         25
    815554                               N            06/01/32
    0


    7815349          286/286             F           43,400.00         ZZ
                                         360         43,177.15          1
                                       8.000            318.45         70
                                       7.750            318.45
1


    SUSANVILLE       CA   96130          5            05/15/02         00
    794625                               05           07/01/02          0
    794625                               N            06/01/32
    0


    7815351          286/286             F           73,500.00         ZZ
                                         360         73,351.05          1
                                       8.000            539.32         70
                                       7.750            539.32
    SUSANVILLE       CA   96130          5            05/15/02         00
    794658                               05           07/01/02          0
    794658                               N            06/01/32
    0


    7815353          286/286             F           70,000.00         ZZ
                                         360         69,858.14          1
                                       8.000            513.64         70
                                       7.750            513.64
    SUSANVILLE       CA   96130          5            05/15/02         00
    794841                               05           07/01/02          0
    794841                               N            06/01/32
    0


    7815367          286/286             F          118,700.00         ZZ
                                         360        117,717.08          2
                                       7.500            829.97         78
                                       7.250            829.97
    ESTACADA         OR   97023          1            05/09/02         00
    821598                               05           07/01/02          0
    821598                               N            06/01/32
    0


    7815375          286/286             F          125,000.00         ZZ
                                         360        124,616.03          1
                                       7.375            863.34         80
                                       7.125            863.34
    FORT BRAGG       CA   95437          5            04/11/02         00
    779148                               05           06/01/02          0
    779148                               N            05/01/32
    0


    7815377          286/286             F           73,300.00         ZZ
                                         360         73,127.40          1
                                       7.250            500.04         90
                                       7.000            500.04
    BALTIMORE        MD   21206          1            05/28/02         10
    815511                               05           07/01/02         25
    815511                               N            06/01/32
    0
1




    7815387          286/286             F          100,000.00         ZZ
                                         360         99,633.51          2
                                       7.625            707.79         77
                                       7.375            707.79
    RIVERSIDE        CA   92503          1            03/28/02         00
    754333                               05           05/01/02          0
    754333                               N            04/01/32
    0


    7815389          286/286             F          162,000.00         ZZ
                                         360        161,637.05          1
                                       7.500          1,132.73         90
                                       7.250          1,132.73
    CLINTON          MD   20735          1            05/29/02         14
    814475                               05           07/01/02         25
    814475                               N            06/01/32
    0


    7815395          286/286             F          125,650.00         ZZ
                                         360        125,382.24          1
                                       7.750            900.17         70
                                       7.500            900.17
    ANTIOCH          CA   94509          5            05/15/02         00
    791251                               05           07/01/02          0
    791251                               N            06/01/32
    0


    7815399          286/286             F          138,000.00         ZZ
                                         360        137,698.44          1
                                       7.625            976.76         80
                                       7.375            976.76
    SACRAMENTO       CA   95815          5            05/29/02         00
    814259                               05           07/01/02          0
    814259                               N            06/01/32
    0


    7815403          286/286             F          105,000.00         ZZ
                                         360        104,770.57          1
                                       7.625            743.18         64
                                       7.375            743.18
    MODESTO          CA   95350          5            05/16/02         00
    778195                               05           07/01/02          0
    778195                               N            06/01/32
    0


    7815405          286/286             F           66,000.00         ZZ
                                         360         65,859.36          1
1


                                       7.750            472.83         80
                                       7.500            472.83
    MARYSVILLE       CA   95901          5            05/03/02         00
    794572                               05           07/01/02          0
    794572                               N            06/01/32
    0


    7815409          286/286             F           60,300.00         ZZ
                                         360         60,116.77          1
                                       7.250            411.35         90
                                       7.000            411.35
    QUARTZ HILL ARE  CA   93536          1            05/10/02         11
    792010                               05           07/01/02         25
    792010                               N            06/01/32
    0


    7815415          286/286             F           77,750.00         ZZ
                                         360         77,509.51          1
                                       7.125            523.82         36
                                       6.875            523.82
    ENCINITAS        CA   92007          5            05/10/02         00
    733886                               03           07/01/02          0
    733886                               N            06/01/32
    0


    7815433          286/286             F          112,500.00         ZZ
                                         360        112,012.56          1
                                       7.250            767.45         90
                                       7.000            767.45
    RENO             NV   89506          1            05/21/02         10
    816917                               05           07/01/02         25
    816917                               N            06/01/32
    0


    7815449          286/286             F          133,200.00         ZZ
                                         360        132,916.14          1
                                       7.750            954.26         90
                                       7.500            954.26
    PHOENIX          AZ   85050          1            05/22/02         21
    799614                               05           07/01/02         25
    799614                               N            06/01/32
    0


    7815453          286/286             F          132,000.00         ZZ
                                         360        131,725.68          1
                                       7.875            957.09         80
                                       7.625            957.09
    BETHESDA         MD   20814          1            05/22/02         00
    816146                               01           07/01/02          0
1


    816146                               N            06/01/32
    0


    7815457          286/286             F           97,600.00         ZZ
                                         360         97,375.83          1
                                       7.375            674.10         80
                                       7.125            674.10
    GLENDALE         AZ   85302          5            05/24/02         00
    796320                               05           07/01/02          0
    796320                               N            06/01/32
    0


    7815471          286/286             F          100,000.00         ZZ
                                         360         99,843.51          1
                                       7.250            682.18         41
                                       7.000            682.18
    HAZLET           NJ   07730          5            06/12/02         00
    1273475                              05           08/01/02          0
    1273475                              O            07/01/32
    0


    7815475          286/286             F           96,000.00         ZZ
                                         360         95,756.15          1
                                       7.000            638.70         58
                                       6.750            638.70
    POINT MARION     PA   15474          2            06/26/02         00
    384838                               05           07/01/02          0
    384838                               O            06/01/32
    0


    7815479          286/286             F          240,000.00         ZZ
                                         360        239,595.58          1
                                       6.875          1,576.63         69
                                       6.625          1,576.63
    COLUMBUS         OH   43214          2            06/18/02         00
    1338427                              05           08/01/02          0
    1338427                              O            07/01/32
    0


    7815489          286/286             F           95,700.00         ZZ
                                         360         95,546.48          2
                                       7.125            644.75         87
                                       6.875            644.75
    COVINGTON        OH   45318          2            06/17/02         10
    1314244                              05           08/01/02         25
    1314244                              O            07/01/32
    0


1


    7815493          286/286             F          152,000.00         ZZ
                                         360        151,750.09          1
                                       7.000          1,011.26         95
                                       6.750          1,011.26
    PHILADELHPHIA    PA   19147          1            06/19/02         12
    1094696                              05           08/01/02         30
    1094696                              O            07/01/32
    0


    7815495          286/286             F          124,500.00         ZZ
                                         360        124,189.92          1
                                       6.875            817.88         53
                                       6.625            817.88
    HENDERSON        NV   89052          5            06/11/02         00
    1336178                              03           08/01/02          0
    1336178                              O            07/01/32
    0


    7815503          286/286             F           96,000.00         ZZ
                                         360         95,838.22          1
                                       6.875            630.66         60
                                       6.625            630.66
    ST HELEN         MI   48656          2            06/18/02         00
    1292827                              05           08/01/02          0
    1292827                              O            07/01/32
    0


    7815515          286/286             F          149,000.00         ZZ
                                         360        148,748.92          1
                                       6.875            978.83         89
                                       6.625            978.83
    GRESHAM          OR   97080          2            06/19/02         10
    105037                               05           08/01/02         25
    105037                               O            07/01/32
    0


    7815521          286/286             F          215,000.00         ZZ
                                         360        214,436.56          1
                                       6.875          1,412.40         64
                                       6.625          1,412.40
    PLEASANT LAKE    MI   49272          5            06/17/02         00
    1331578                              05           08/01/02          0
    1331578                              O            07/01/32
    0


    7815523          286/286             F          237,000.00         ZZ
                                         360        236,664.36          1
                                       7.750          1,697.90         70
                                       7.500          1,697.90
1


    GLENVIEW         IL   60025          2            06/19/02         00
    1315146                              05           08/01/02          0
    1315146                              O            07/01/32
    0


    7815527          286/286             F          220,000.00         ZZ
                                         354        219,419.91          1
                                       6.875          1,452.68         61
                                       6.625          1,452.68
    ALIQUIPPA        PA   15001          1            05/23/02         00
    258229                               05           07/01/02          0
    258229                               O            12/01/31
    0


    7815531          286/286             F          184,000.00         ZZ
                                         360        183,689.95          1
                                       6.875          1,208.75         67
                                       6.625          1,208.75
    MELROSE          MA   02176          2            06/17/02         00
    1326146                              05           08/01/02          0
    1326146                              O            07/01/32
    0


    7815547          286/286             F          185,000.00         ZZ
                                         360        184,688.27          1
                                       6.875          1,215.32         27
                                       6.625          1,215.32
    WASHINGTON       DC   20016          5            06/18/02         00
    1081526                              05           08/01/02          0
    1081526                              O            07/01/32
    0


    7815549          286/286             F          110,000.00         ZZ
                                         360        109,736.72          1
                                       7.125            741.10         33
                                       6.875            741.10
    SOMERS           NY   10589          1            06/19/02         00
    561114                               01           08/01/02          0
    561114                               O            07/01/32
    0


    7815563          286/286             F          208,000.00         ZZ
                                         360        207,649.50          1
                                       6.875          1,366.42         88
                                       6.625          1,366.42
    EXETER           CA   93221          1            06/10/02         11
    890077                               05           08/01/02         25
    890077                               O            07/01/32
    0
1




    7815565          286/286             F          121,500.00         ZZ
                                         360        121,295.26          1
                                       6.875            798.17         90
                                       6.625            798.17
    MUSKEGO          WI   53150          2            06/17/02         10
    1330567                              05           08/01/02         25
    1330567                              O            07/01/32
    0


    7815577          286/286             F          164,200.00         ZZ
                                         360        163,923.31          1
                                       6.875          1,078.68         67
                                       6.625          1,078.68
    WANDO            SC   29492          5            06/11/02         00
    1312141                              05           08/01/02          0
    1312141                              O            07/01/32
    0


    7815581          286/286             F          125,000.00         ZZ
                                         360        124,789.37          1
                                       6.875            821.17         45
                                       6.625            821.17
    BLOOMINGTON      IN   47401          5            05/30/02         00
    1291998                              05           08/01/02          0
    1291998                              O            07/01/32
    0


    7815735          967/G02             F           99,450.00         ZZ
                                         360         99,286.50          1
                                       7.000            661.64         85
                                       6.750            661.64
    JEROME           ID   83338          5            06/17/02         04
    0434226502                           05           08/01/02         12
    8906901                              O            07/01/32
    0


    7815927          964/G02             F          223,000.00         ZZ
                                         360        222,624.23          1
                                       6.875          1,464.95         75
                                       6.625          1,464.95
    NOVATO           CA   94947          5            06/19/02         00
    0434467676                           09           08/01/02          0
    220440                               O            07/01/32
    0


    7815939          964/G02             F          206,000.00         ZZ
                                         360        205,617.40          1
1


                                       6.375          1,285.17         80
                                       6.125          1,285.17
    MODESTO          CA   95350          1            06/18/02         00
    0434318788                           05           08/01/02          0
    222377                               O            07/01/32
    0


    7815941          964/G02             F           94,400.00         ZZ
                                         360         93,841.72          1
                                       7.125            635.99         80
                                       6.875            635.99
    SCOTTSDALE       AZ   85250          1            06/19/02         00
    0434318713                           03           08/01/02          0
    223533                               O            07/01/32
    0


    7819943          E22/G02             F          199,750.00         ZZ
                                         360        199,413.40          1
                                       6.875          1,312.22         85
                                       6.625          1,312.22
    PONTIAC          MI   48340          1            06/28/02         11
    0413940289                           29           08/01/02         12
    0413940289                           O            07/01/32
    0


    7820069          E22/G02             F          149,600.00         ZZ
                                         360        147,743.55          1
                                       7.000            995.29         80
                                       6.750            995.30
    SHELBY           MI   48316          1            06/28/02         00
    0414172098                           05           08/01/02          0
    0414172098                           O            07/01/32
    0


    7820125          E22/G02             F          208,400.00         ZZ
                                         360        208,081.87          1
                                       7.375          1,439.37         80
                                       7.125          1,439.37
    WASHINGTON       DC   20003          1            06/28/02         00
    0414203984                           07           08/01/02          0
    0414203984                           O            07/01/32
    0


    7820203          E22/G02             F          100,000.00         ZZ
                                         360         99,839.59          1
                                       7.125            673.72         73
                                       6.875            673.72
    SACRAMENTO       CA   95820          2            06/24/02         00
    0414237073                           05           08/01/02          0
1


    0414237073                           N            07/01/32
    0


    7820273          E22/G02             F           90,000.00         ZZ
                                         360         89,875.73          4
                                       7.875            652.56         90
                                       7.625            652.56
    HOUSTON          TX   77007          1            06/28/02         01
    0414259580                           05           08/01/02         25
    0414259580                           N            07/01/32
    0


    7820529          E22/G02             F          216,000.00         ZZ
                                         360        215,627.01          1
                                       6.750          1,400.97         80
                                       6.500          1,400.97
    CHICAGO          IL   60707          1            06/28/02         00
    0414346221                           05           08/01/02          0
    0414346221                           O            07/01/32
    0


    7822781          U05/G02             F           93,750.00         ZZ
                                         360         93,592.03          1
                                       6.875            615.87         78
                                       6.625            615.87
    MISHAWAKA        IN   46545          5            06/18/02         00
    0434226841                           05           08/01/02          0
    3235238                              O            07/01/32
    0


    7823623          E22/G02             F          112,000.00         ZZ
                                         360        111,797.10          1
                                       7.000            745.14         80
                                       6.750            745.14
    CHULA VISTA      CA   91911          5            06/21/02         00
    0414314351                           01           08/01/02          0
    0414314351                           O            07/01/32
    0


    7824975          S27/G02             F          146,700.00         ZZ
                                         360        146,492.25          2
                                       7.750          1,050.98         90
                                       7.500          1,050.98
    CINCINNATI       OH   45224          1            06/21/02         10
    0434453940                           05           08/01/02         25
    1830001112                           N            07/01/32
    0


1


    7825013          X19/G02             F           70,000.00         ZZ
                                         360         69,945.40          1
                                       7.250            477.52         50
                                       7.000            477.52
    PEEKSKILL        NY   10566          1            07/02/02         00
    0434334777                           01           09/01/02          0
    22050704                             N            08/01/32
    0


    7825891          E22/G02             F           98,500.00         ZZ
                                         360         98,345.86          2
                                       7.250            671.94         84
                                       7.000            671.94
    FAIRFIELD        AL   35064          2            06/27/02         04
    0414003384                           05           08/01/02         12
    0414003384                           O            07/01/32
    0


    7826009          E22/G02             F          315,000.00         ZZ
                                         360        314,494.71          1
                                       7.125          2,122.21         90
                                       6.875          2,122.21
    PEMBROKE PINES   FL   33028          5            06/27/02         04
    0414264523                           03           08/01/02         25
    0414264523                           O            07/01/32
    0


    7826093          E22/G02             F           97,200.00         ZZ
                                         360         97,129.65          1
                                       7.625            687.98         90
                                       7.375            687.98
    PRIEST RIVER     ID   83856          1            06/27/02         01
    0414323907                           05           09/01/02         25
    0414323907                           O            08/01/32
    0


    7826149          E22/G02             F           99,750.00         ZZ
                                         360         99,665.40          1
                                       7.375            688.95         95
                                       7.125            688.95
    ENID             OK   73703          5            06/27/02         01
    0414360602                           05           09/01/02         30
    0414360602                           O            08/01/32
    0


    7826277          E82/G02             F          197,000.00         ZZ
                                         360        196,842.46          1
                                       7.125          1,327.23         80
                                       6.875          1,327.23
1


    LYONS            OR   97358          1            07/03/02         00
    0400641940                           05           09/01/02          0
    0400641940                           O            08/01/32
    0


    7826623          K15/G02             F          293,500.00         ZZ
                                         240        292,468.76          3
                                       7.750          2,409.48         95
                                       7.500          2,409.48
    HAMPTON          NH   03842          1            06/25/02         11
    0434244448                           02           08/01/02         30
    033105500680                         O            07/01/22
    0


    7826943          K15/G02             F          163,000.00         ZZ
                                         360        162,732.00          1
                                       7.000          1,084.44         75
                                       6.750          1,084.44
    BAYSHORE         NY   11706          5            06/25/02         00
    0434246674                           05           08/01/02          0
    020805303429                         O            07/01/32
    0


    7828415          461/G02             F          600,000.00         ZZ
                                         360        599,013.49          4
                                       7.000          3,991.82         80
                                       6.750          3,991.82
    LONG BEACH       CA   90803          1            06/28/02         00
    0434498283                           05           08/01/02          0
    9031467368                           O            07/01/32
    0


    7829745          E22/G02             F          220,000.00         ZZ
                                         360        219,795.43          1
                                       6.750          1,426.92         78
                                       6.500          1,426.92
    BOULDER          CO   80303          5            06/28/02         00
    0414171918                           09           09/01/02          0
    0414171918                           O            08/01/32
    0


    7829803          E22/G02             F           95,000.00         ZZ
                                         360         94,847.61          1
                                       7.125            640.03         80
                                       6.875            640.03
    PUEBLO           CO   81006          5            06/28/02         00
    0414236422                           05           08/01/02          0
    0414236422                           O            07/01/32
    0
1




    7829919          E22/G02             F          101,500.00         ZZ
                                         360        101,373.80          1
                                       7.375            701.04         80
                                       7.125            701.04
    WHEATON          IL   60187          1            07/03/02         00
    0414318410                           01           09/01/02          0
    0414318410                           N            08/01/32
    0


    7831193          601/G02             F           93,500.00         ZZ
                                         360         93,357.28          1
                                       7.375            645.78         85
                                       7.125            645.78
    POOLER           GA   31322          5            06/05/02         14
    0434228920                           05           08/01/02         12
    61483921                             O            07/01/32
    0


    7831295          964/G02             F          245,000.00         ZZ
                                         360        244,544.96          1
                                       6.375          1,528.48         41
                                       6.125          1,528.48
    ARROYO GRANDE    CA   93420          2            06/24/02         00
    0434324810                           05           08/01/02          0
    203789                               O            07/01/32
    0


    7831297          964/G02             F           99,200.00         T
                                         360         99,040.87          1
                                       7.125            668.33         80
                                       6.875            668.33
    OAKHURST         CA   93644          1            06/20/02         00
    0434318861                           05           08/01/02          0
    208938                               O            07/01/32
    0


    7831315          964/G02             F          249,750.00         ZZ
                                         360        249,318.73          1
                                       6.750          1,619.87         75
                                       6.500          1,619.87
    TEMPE            AZ   85283          1            06/24/02         00
    0434317962                           03           08/01/02          0
    217541                               O            07/01/32
    0


    7831325          964/G02             F          153,700.00         ZZ
                                         360        153,434.58          1
1


                                       6.750            996.90         80
                                       6.500            996.90
    GARDNERVILLE     NV   89410          5            06/21/02         00
    0434467049                           05           08/01/02          0
    220141                               O            07/01/32
    0


    7831915          601/G02             F           78,000.00         ZZ
                                         360         77,883.86          1
                                       7.500            545.39         69
                                       7.250            545.39
    OGDEN            UT   84405          5            06/19/02         00
    0434229498                           05           08/01/02          0
    61534475                             O            07/01/32
    0


    7831985          601/G02             F          100,000.00         ZZ
                                         360         99,797.37          2
                                       8.000            733.76         35
                                       7.750            733.76
    MATTAPAN         MA   02126          5            05/28/02         00
    0434233680                           05           07/01/02          0
    61442604                             O            06/01/32
    0


    7833873          E22/G02             F          109,800.00         ZZ
                                         360        109,619.48          1
                                       7.000            730.50         90
                                       6.750            730.50
    COLORADO SPRING  CO   80905          1            07/05/02         04
    0414349589                           05           08/01/02         25
    0414349589                           N            07/01/32
    0


    7838261          E22/G02             F          142,200.00         ZZ
                                         360        141,902.04          1
                                       7.375            982.14         90
                                       7.125            982.14
    MIAMI            FL   33177          5            07/02/02         04
    0414260489                           05           08/01/02         25
    0414260489                           O            07/01/32
    0


    7838447          E22/G02             F           96,300.00         ZZ
                                         360         96,228.54          1
                                       7.500            673.34         90
                                       7.250            673.34
    DENHAM SPRINGS   LA   70726          1            07/08/02         11
    0414365577                           05           09/01/02         25
1


    0414365577                           O            08/01/32
    0


    7838479          E22/G02             F          161,200.00         ZZ
                                         360        161,067.86          1
                                       7.000          1,072.47         80
                                       6.750          1,072.47
    MILWAUKIE        OR   97222          1            07/01/02         00
    0414386664                           05           09/01/02          0
    0414386664                           O            08/01/32
    0


    7838487          E22/G02             F           89,900.00         ZZ
                                         360         89,678.29          3
                                       8.000            659.65         90
                                       7.750            659.65
    FORT MYERS       FL   33916          1            07/08/02         04
    0414398388                           05           08/01/02         25
    0414398388                           N            07/01/32
    0


    7838489          E22/G02             F           89,900.00         ZZ
                                         360         89,678.29          3
                                       8.000            659.65         90
                                       7.750            659.65
    FORT MYERS       FL   33916          1            07/08/02         04
    0414398818                           05           08/01/02         25
    0414398818                           N            07/01/32
    0


    7838751          696/G02             F          163,200.00         ZZ
                                         360        162,938.21          1
                                       7.125          1,099.51         80
                                       6.875          1,099.51
    GAITHERSBURG     MD   20878          1            06/28/02         00
    0434243911                           01           08/01/02          0
    31202214                             O            07/01/32
    0


    7838833          G34/G02             F          128,700.00         ZZ
                                         360        128,498.60          2
                                       7.250            877.96         90
                                       7.000            877.96
    CENTRAL POINT    OR   97502          1            06/26/02         19
    0434347241                           05           08/01/02         25
    44802263118                          N            07/01/32
    0


1


    7839133          S27/G02             F          192,000.00         T
                                         360        191,846.46          1
                                       7.125          1,293.54         58
                                       6.875          1,293.54
    ST AUGUSTINE     FL   32080          1            07/02/02         00
    0434332276                           01           09/01/02          0
    1010021017                           O            08/01/32
    0


    7841095          W53/G02             F          216,000.00         ZZ
                                         360        215,352.77          3
                                       7.500          1,510.30         90
                                       7.250          1,510.30
    BLOOMFIELD       NJ   07003          1            04/04/02         01
    0434278875                           05           06/01/02         25
    5101156100                           O            05/01/32
    0


    7842749          E22/G02             F          132,700.00         ZZ
                                         360        132,588.52          1
                                       6.875            871.74         76
                                       6.625            871.74
    CHAPIN           SC   29036          2            07/03/02         00
    0414290593                           05           09/01/02          0
    0414290593                           O            08/01/32
    0


    7842823          E22/G02             F          103,500.00         ZZ
                                         360        103,423.19          1
                                       7.500            723.69         90
                                       7.250            723.69
    SAN ANTONIO      TX   78254          1            07/09/02         01
    0414360008                           03           09/01/02         25
    0414360008                           N            08/01/32
    0


    7843863          601/G02             F          168,000.00         ZZ
                                         360        167,601.11          1
                                       7.250          1,146.06         80
                                       7.000          1,146.06
    ALEXANDRIA       VA   22315          1            05/28/02         00
    0434258323                           09           07/01/02          0
    61515391                             O            06/01/32
    0


    7843937          601/G02             F          102,200.00         ZZ
                                         360        102,040.06          1
                                       7.250            697.19         80
                                       7.000            697.19
1


    CANTON           GA   30114          1            06/13/02         00
    0434255337                           05           08/01/02          0
    61482360                             N            07/01/32
    0


    7843971          601/G02             F           95,000.00         ZZ
                                         360         94,770.71          1
                                       7.125            640.04         54
                                       6.875            640.04
    SALEM            NH   03079          5            05/22/02         00
    0434254892                           05           07/01/02          0
    61476545                             O            06/01/32
    0


    7843975          L16/G02             F           91,500.00         ZZ
                                         360         91,367.14          1
                                       7.625            647.63         74
                                       7.375            647.63
    BAKERSFIELD      CA   93313          2            06/10/02         00
    0434235669                           05           08/01/02          0
    12050068                             O            07/01/32
    0


    7845139          601/G02             F          102,400.00         ZZ
                                         360        102,170.58          2
                                       7.500            716.00         80
                                       7.250            716.00
    NEW BEDFORD      MA   02740          1            05/20/02         00
    0434254967                           05           07/01/02          0
    61476842                             N            06/01/32
    0


    7845177          F25/G02             F          221,000.00         ZZ
                                         360        220,823.27          3
                                       7.125          1,488.92         77
                                       6.875          1,488.92
    BROOKLYN         NY   11216          2            07/06/02         00
    0434253837                           05           09/01/02          0
    1                                    O            08/01/32
    0


    7845741          E22/G02             F           88,000.00         T
                                         360         87,927.86          1
                                       7.000            585.47         80
                                       6.750            585.47
    BOISE            ID   83702          1            07/02/02         00
    0414261685                           05           09/01/02          0
    0414261685                           O            08/01/32
    0
1




    7845795          E22/G02             F          108,000.00         ZZ
                                         360        107,923.77          1
                                       7.750            773.73         80
                                       7.500            773.73
    TUNNEL HILL      GA   30755          2            07/10/02         00
    0414330704                           05           09/01/02          0
    0414330704                           O            08/01/32
    0


    7845979          E82/G02             F          121,200.00         ZZ
                                         360        121,098.18          1
                                       6.875            796.20         90
                                       6.625            796.20
    HARBOR CITY      CA   90710          2            06/22/02         04
    0400641619                           01           09/01/02         25
    0400641619                           O            08/01/32
    0


    7846195          S27/G02             F          104,000.00         ZZ
                                         360        103,918.86          1
                                       7.250            709.47         80
                                       7.000            709.47
    SAINT AUGUSTINE  FL   32086          1            07/03/02         00
    0434257705                           05           09/01/02          0
    1010020966                           N            08/01/32
    0


    7846219          601/G02             F           72,000.00         ZZ
                                         360         71,898.03          2
                                       7.750            515.82         80
                                       7.500            515.82
    TAMPA            FL   33612          1            06/14/02         00
    0434235719                           05           08/01/02          0
    61547618                             N            07/01/32
    0


    7846311          W40/G02             F          159,600.00         ZZ
                                         360        159,462.59          1
                                       6.750          1,035.16         80
                                       6.500          1,035.16
    CANTON           MI   48187          1            07/08/02         00
    0434400032                           05           09/01/02          0
    101007854                            O            08/01/32
    0


    7846375          W08/G02             F           74,000.00         ZZ
                                         360         73,889.82          1
1


                                       7.500            517.42         80
                                       7.250            517.42
    CAROL CITY       FL   33055          1            06/28/02         00
    0434325940                           05           08/01/02          0
    021312MG                             O            07/01/32
    0


    7847145          196/G02             F          251,900.00         ZZ
                                         360        251,560.82          3
                                       8.000          1,848.36         90
                                       7.750          1,848.36
    WARREN           RI   02885          1            06/21/02         04
    0434294690                           05           08/01/02         25
    1320275                              N            07/01/32
    0


    7847161          196/G02             F           38,752.00         ZZ
                                         360         38,691.35          1
                                       7.250            264.36         58
                                       7.000            264.36
    COLONIAL BEACH   VA   22443          5            06/28/02         00
    0434396057                           05           08/01/02          0
    1321002                              O            07/01/32
    0


    7847173          196/G02             F          110,000.00         ZZ
                                         360        109,840.25          1
                                       7.625            778.58         48
                                       7.375            778.58
    MANTECA          CA   95336          1            06/19/02         00
    0434326195                           03           08/01/02          0
    1322372                              N            07/01/32
    0


    7847187          196/G02             F          241,500.00         ZZ
                                         360        240,982.97          1
                                       6.750          1,566.37         50
                                       6.500          1,566.37
    SANTA ROSA       CA   95404          1            06/10/02         00
    0434323168                           05           08/01/02          0
    1495684                              O            07/01/32
    0


    7847231          196/G02             F          130,410.00         ZZ
                                         360        130,145.73          4
                                       8.000            956.90         90
                                       7.750            956.90
    COLUMBIA         SC   29210          2            06/04/02         02
    0434395786                           05           07/01/02         25
1


    1538712                              N            06/01/32
    0


    7847257          196/G02             F          260,000.00         ZZ
                                         360        259,417.49          1
                                       7.500          1,817.96         60
                                       7.250          1,817.96
    VENTURA          CA   93004          1            05/24/02         00
    0434396479                           05           07/01/02          0
    1540518                              N            06/01/32
    0


    7847269          196/G02             F          229,500.00         ZZ
                                         360        229,183.07          4
                                       7.875          1,664.04         88
                                       7.625          1,664.04
    WASILLA          AK   99654          1            06/25/02         14
    0434395877                           05           08/01/02         25
    1541036                              N            07/01/32
    0


    7847315          196/G02             F           97,395.00         ZZ
                                         360         97,238.76          1
                                       7.125            656.17         80
                                       6.875            656.17
    WOOSTER          OH   44691          1            06/20/02         00
    0434321790                           01           08/01/02          0
    1542846                              O            07/01/32
    0


    7847323          196/G02             F           96,500.00         ZZ
                                         360         96,337.38          1
                                       6.875            633.94         88
                                       6.625            633.94
    MEEKER           CO   81641          2            06/27/02         11
    0434295937                           05           08/01/02         25
    1543076                              O            07/01/32
    0


    7847357          196/G02             F          194,000.00         ZZ
                                         360        193,681.03          1
                                       7.000          1,290.69         80
                                       6.750          1,290.69
    SOUTHINGTON      CT   06489          5            06/14/02         00
    0434396321                           05           08/01/02          0
    1544890                              O            07/01/32
    0


1


    7847359          196/G02             F           92,800.00         ZZ
                                         360         92,639.75          1
                                       6.750            601.90         80
                                       6.500            601.90
    STATESBORO       GA   30461          1            06/28/02         00
    0434295705                           05           08/01/02          0
    1544897                              O            07/01/32
    0


    7847371          196/G02             F          250,000.00         ZZ
                                         360        249,578.72          1
                                       6.875          1,642.33         59
                                       6.625          1,642.33
    VALLEGO          CA   94591          5            06/20/02         00
    0434324513                           05           08/01/02          0
    1545856                              O            07/01/32
    0


    7847383          196/G02             F          130,900.00         ZZ
                                         360        130,673.95          2
                                       6.750            849.02         70
                                       6.500            849.02
    BRIDGEPORT       CT   06604          1            06/27/02         00
    0434396446                           05           08/01/02          0
    1546697                              O            07/01/32
    0


    7847389          196/G02             F           96,000.00         ZZ
                                         360         95,864.04          2
                                       7.750            687.76         80
                                       7.500            687.76
    ANSONIA          CT   06401          1            07/03/02         00
    0434326823                           05           08/01/02          0
    1547263                              N            07/01/32
    0


    7847827          738/G02             F          245,000.00         ZZ
                                         360        244,616.58          1
                                       7.250          1,671.34         95
                                       7.000          1,671.34
    COLUMBIA         SC   29223          1            06/26/02         10
    0434325445                           05           08/01/02         30
    40470953                             O            07/01/32
    0


    7847845          K15/G02             F          100,100.00         ZZ
                                         360         99,994.34          1
                                       7.125            674.39         59
                                       6.875            674.39
1


    INWOOD           NY   11096          5            07/02/02         00
    0434251864                           05           09/01/02          0
    011105300209                         N            08/01/32
    0


    7848257          477/G02             F          130,320.00         ZZ
                                         360        130,110.96          1
                                       7.125            877.99         80
                                       6.875            877.99
    TEMECULA         CA   92591          1            06/25/02         00
    0434270930                           01           08/01/02          0
    232712                               O            07/01/32
    0


    7848813          E47/G02             F          188,000.00         ZZ
                                         360        187,683.20          1
                                       6.875          1,235.03         80
                                       6.625          1,235.03
    AUSTIN           TX   78749          5            06/17/02         00
    0434326682                           05           08/01/02          0
    7362511248                           O            07/01/32
    0


    7848815          E86/G02             F          206,500.00         ZZ
                                         360        206,152.03          1
                                       6.875          1,356.56         22
                                       6.625          1,356.56
    EDGEWATER        MD   21037          5            06/26/02         00
    0434325833                           05           08/01/02          0
    316691                               O            07/01/32
    0


    7848875          E22/G02             F           94,900.00         ZZ
                                         360         94,831.31          1
                                       7.625            671.70         95
                                       7.375            671.70
    PALM BEACH GARD  FL   33418          1            07/11/02         04
    0414192880                           09           09/01/02         30
    0414192880                           O            08/01/32
    0


    7848963          E22/G02             F          213,750.00         ZZ
                                         360        213,591.37          1
                                       7.500          1,494.57         95
                                       7.250          1,494.57
    PICO RIVERA      CA   90660          1            07/01/02         11
    0414386474                           05           09/01/02         35
    0414386474                           O            08/01/32
    0
1




    7849255          E82/G02             F           96,000.00         ZZ
                                         360         95,920.00          1
                                       7.000            638.69         80
                                       6.750            638.69
    MARIETTA         GA   30008          5            07/05/02         00
    0400643383                           05           09/01/02          0
    0400643383                           O            08/01/32
    0


    7851629          196/G02             F          265,400.00         ZZ
                                         360        264,727.25          1
                                       6.875          1,743.49         75
                                       6.625          1,743.49
    CORONA           CA   92880          1            05/30/02         00
    0434396651                           05           07/01/02          0
    1536231                              O            06/01/32
    0


    7853741          T44/G02             F          124,000.00         ZZ
                                         360        123,805.95          4
                                       7.250            845.90         80
                                       7.000            845.90
    MARYSVILLE       CA   95901          1            06/28/02         00
    0434278461                           05           08/01/02          0
    1045978                              N            07/01/32
    0


    7853795          E22/G02             F          104,500.00         ZZ
                                         360        104,422.45          2
                                       7.500            730.68         95
                                       7.250            730.68
    MIAMI            FL   33142          1            07/12/02         04
    0414220095                           05           09/01/02         30
    0414220095                           O            08/01/32
    0


    7853825          E22/G02             F          150,000.00         ZZ
                                         360        149,885.87          1
                                       7.375          1,036.01         60
                                       7.125          1,036.01
    DALLAS           TX   75252          5            07/08/02         00
    0414288738                           05           09/01/02          0
    0414288738                           O            08/01/32
    0


    7854147          E82/G02             F          187,100.00         ZZ
                                         360        186,881.36          1
1


                                       6.875          1,229.11         55
                                       6.625          1,229.11
    PEMBROKE PINES   FL   33028          2            07/08/02         00
    0400631834                           05           09/01/02          0
    7854147                              O            08/01/32
    0


    7854237          737/G02             F          139,500.00         ZZ
                                         360        139,307.37          4
                                       7.875          1,011.47         90
                                       7.625          1,011.47
    NEW ORLEANS      LA   70127          1            06/07/02         12
    0434273413                           05           08/01/02         25
    2071830                              N            07/01/32
    0


    7854313          U36/G02             F           95,400.00         ZZ
                                         360         95,257.96          1
                                       7.500            667.05         90
                                       7.250            667.05
    MARIETTA         GA   30066          1            07/02/02         12
    0434321485                           05           08/01/02         25
    973601001                            O            07/01/32
    0


    7854429          H81/G02             F          203,000.00         ZZ
                                         360        202,697.74          2
                                       7.500          1,419.41         70
                                       7.250          1,419.41
    BERWYN           IL   60402          5            06/26/02         00
    0434335063                           05           08/01/02          0
    WH15525SP                            O            07/01/32
    0


    7854537          A50/G02             F           90,500.00         ZZ
                                         360         90,311.93          1
                                       7.875            656.19         70
                                       7.625            656.19
    WARRIOR          AL   35180          2            05/30/02         00
    0434279188                           05           07/01/02          0
    494762                               O            06/01/32
    0


    7855511          477/G02             F          256,400.00         ZZ
                                         360        255,967.94          1
                                       6.875          1,684.37         90
                                       6.625          1,684.37
    CARSON           CA   90745          1            06/24/02         11
    0434278230                           05           08/01/02         25
1


    232897                               O            07/01/32
    0


    7856847          N67/G02             F          157,000.00         ZZ
                                         360        156,726.21          1
                                       8.750          1,235.12         79
                                       8.500          1,235.12
    WESTMINSTER      CO   80021          5            06/04/02         01
    0434293338                           05           08/01/02         35
    1782001166A                          O            07/01/32
    0


    7857331          E22/G02             F           88,000.00         ZZ
                                         360         87,936.31          2
                                       7.625            622.86         80
                                       7.375            622.86
    COLUMBUS         OH   43209          5            07/15/02         00
    0414076083                           05           09/01/02          0
    0414076083                           N            08/01/32
    0


    7857367          E22/G02             F          184,500.00         ZZ
                                         360        184,373.03          2
                                       7.875          1,337.75         90
                                       7.625          1,337.75
    ELIZABETH        NJ   07202          1            07/15/02         04
    0414190009                           05           09/01/02         25
    0414190009                           O            08/01/32
    0


    7857571          E22/G02             F           95,500.00         ZZ
                                         360         95,419.77          1
                                       6.875            627.37         51
                                       6.625            627.37
    ATLANTA          GA   30316          5            07/09/02         00
    0414386128                           05           09/01/02          0
    0414386128                           O            08/01/32
    0


    7857573          E22/G02             F          128,000.00         ZZ
                                         360        127,897.64          1
                                       7.125            862.36         80
                                       6.875            862.36
    WATERFORD        MI   48328          2            07/09/02         00
    0414388702                           05           09/01/02          0
    0414388702                           O            08/01/32
    0


1


    7858423          144/144             F           92,000.00         ZZ
                                         360         91,926.43          1
                                       7.125            619.82         80
                                       6.875            619.82
    SAUGERTIES       NY   12477          1            07/02/02         00
    160692756                            05           09/01/02          0
    160692756                            O            08/01/32
    0


    7860773          E22/G02             F          160,000.00         ZZ
                                         360        159,884.20          1
                                       7.625          1,132.47         60
                                       7.375          1,132.47
    TOMBALL          TX   77375          5            07/11/02         00
    0414239814                           05           09/01/02          0
    0414239814                           O            08/01/32
    0


    7860791          E22/G02             F          140,000.00         ZZ
                                         360        139,882.38          1
                                       6.875            919.70         80
                                       6.625            919.70
    PHILOMATH        OR   97370          1            07/12/02         00
    0414284869                           05           09/01/02          0
    0414284869                           O            08/01/32
    0


    7860845          E22/G02             F          200,000.00         ZZ
                                         360        199,836.07          1
                                       7.000          1,330.60         40
                                       6.750          1,330.60
    BURLINGAME       CA   94010          1            06/26/02         00
    0414357814                           01           09/01/02          0
    0414357814                           O            08/01/32
    0


    7860967          E22/G02             F           96,300.00         ZZ
                                         360         95,944.01          1
                                       7.125            648.79         90
                                       6.875            648.79
    DENTON           TX   76209          1            07/16/02         04
    0414469387                           05           09/01/02         25
    0414469387                           N            08/01/32
    0


    7861015          E82/G02             F          263,000.00         ZZ
                                         360        262,789.68          2
                                       7.125          1,771.88         48
                                       6.875          1,771.88
1


    SAN JOSE         CA   95124          2            07/15/02         00
    0400644563                           05           09/01/02          0
    1827852                              N            08/01/32
    0


    7861381          A46/G02             F          107,900.00         ZZ
                                         360        107,747.19          4
                                       7.750            773.01         90
                                       7.500            773.01
    ALBUQUERQUE      NM   87108          1            06/21/02         04
    0434323424                           05           08/01/02         25
    04562232                             N            07/01/32
    0


    7861451          A80/G02             F          155,700.00         ZZ
                                         360        155,581.52          1
                                       7.375          1,075.39         89
                                       7.125          1,075.39
    SUNRISE          FL   33322          1            07/11/02         01
    0434378105                           05           09/01/02         25
    020630877                            O            08/01/32
    0


    7862233          313/G02             F          107,200.00         ZZ
                                         360        107,112.12          1
                                       7.000            713.21         80
                                       6.750            713.21
    GILBERT          AZ   85296          1            07/09/02         00
    0434319455                           09           09/01/02          0
    0008675993                           N            08/01/32
    0


    7862299          758/G02             F           99,050.00         ZZ
                                         360         98,833.09          1
                                       6.875            650.69         80
                                       6.625            650.69
    CYPRESS          TX   77429          1            06/26/02         00
    0434320255                           03           08/01/02          0
    301639                               O            07/01/32
    0


    7862433          X31/G02             F          188,005.00         ZZ
                                         360        187,868.93          1
                                       7.625          1,330.69         95
                                       7.375          1,330.69
    CORONA           CA   92882          1            07/11/02         10
    0434353579                           05           09/01/02         30
    40102078                             O            08/01/32
    0
1




    7862581          F61/G02             F          102,500.00         ZZ
                                         360        102,335.49          1
                                       7.125            690.56         90
                                       6.875            690.56
    OLYMPIA          WA   98516          1            07/12/02         04
    0434318697                           05           09/01/02         25
    021045CU                             N            08/01/32
    0


    7862587          144/144             F          130,400.00         ZZ
                                         360        130,290.44          1
                                       6.875            856.64         80
                                       6.625            856.64
    ROCK HILL        NY   12775          1            07/12/02         00
    160693366                            05           09/01/02          0
    160693366                            O            08/01/32
    0


    7862793          K15/G02             F          193,300.00         ZZ
                                         360        193,160.09          1
                                       7.625          1,368.17         85
                                       7.375          1,368.17
    EAST PATCHOGUE   NY   11772          5            07/10/02         11
    0434322384                           05           09/01/02         12
    020705303458                         O            08/01/32
    0


    7863051          X67/G02             F          158,950.00         ZZ
                                         360        158,819.71          1
                                       7.000          1,057.50         85
                                       6.750          1,057.50
    LONG BEACH       CA   90810          5            07/05/02         10
    0434307161                           05           09/01/02         12
    00267808                             O            08/01/32
    0


    7863443          E57/G02             F          180,000.00         ZZ
                                         360        179,856.06          1
                                       7.125          1,212.69         80
                                       6.875          1,212.69
    FRESNO           CA   93720          5            07/03/02         00
    0434321451                           05           09/01/02          0
    13002547                             O            08/01/32
    0


    7863491          E22/G02             F           95,950.00         ZZ
                                         360         95,864.36          1
1


                                       7.500            670.90         95
                                       7.250            670.90
    VALLEY TOWNSHIP  PA   19320          2            07/12/02         04
    0414217653                           05           09/01/02         30
    0414217653                           O            08/01/32
    0


    7863563          E22/G02             F          117,000.00         ZZ
                                         360        116,797.97          1
                                       6.750            758.86         90
                                       6.500            758.86
    MIAMI            FL   33176          1            06/27/02         01
    0414314955                           09           08/01/02         25
    0414314955                           O            07/01/32
    0


    7863567          E22/G02             F          125,000.00         ZZ
                                         360        124,894.99          1
                                       6.875            821.16         35
                                       6.625            821.16
    RICHMOND         CA   94803          2            07/08/02         00
    0414319061                           03           09/01/02          0
    0414319061                           O            08/01/32
    0


    7863683          E22/G02             F          117,200.00         ZZ
                                         360        117,119.35          1
                                       7.875            849.78         65
                                       7.625            849.78
    CITRONELLE       AL   36522          5            07/12/02         00
    0414403543                           05           09/01/02          0
    0414403543                           O            08/01/32
    0


    7863855          E82/G02             F          212,000.00         ZZ
                                         360        211,834.62          1
                                       7.250          1,446.21         80
                                       7.000          1,446.21
    DRAIN            OR   97435          2            07/12/02         00
    0400640009                           05           09/01/02          0
    5450548                              O            08/01/32
    0


    7864491          E76/G02             F           81,000.00         ZZ
                                         360         80,944.25          4
                                       7.875            587.31         90
                                       7.625            587.31
    NEW ORLEANS      LA   70115          2            07/12/02         12
    0434324455                           05           09/01/02         12
1


    10013432                             N            08/01/32
    0


    7864971          Q87/G02             F           92,000.00         ZZ
                                         360         91,844.98          1
                                       6.875            604.37         79
                                       6.625            604.37
    KAUFMAN          TX   75142          5            07/10/02         00
    0434327276                           05           08/15/02          0
    KEBR01                               O            07/15/32
    0


    7865135          Q87/G02             F           85,000.00         ZZ
                                         360         84,876.57          1
                                       7.625            601.62         85
                                       7.375            601.62
    SEALE            AL   36875          5            07/16/02         04
    0434394623                           05           08/22/02         12
    COCA01                               O            07/22/32
    0


    7865223          883/G02             F           96,400.00         ZZ
                                         360         96,326.65          1
                                       7.375            665.81         80
                                       7.125            665.81
    WINTER HAVEN     FL   33884          1            07/12/02         00
    0434325908                           05           09/01/02          0
    05017411                             O            08/01/32
    0


    7866237          U05/G02             F          100,000.00         ZZ
                                         360         99,843.51          1
                                       7.250            682.18         80
                                       7.000            682.18
    MODESTO          CA   95356          1            06/27/02         00
    0434325742                           01           08/01/02          0
    3237872                              N            07/01/32
    0


    7866251          P27/G02             F          106,000.00         ZZ
                                         360        105,829.97          2
                                       7.125            714.14         40
                                       6.875            714.14
    OAKLAND          CA   94601          5            06/13/02         00
    0434324992                           05           08/01/02          0
    2102065422                           O            07/01/32
    0


1


    7866975          E22/G02             F          178,000.00         ZZ
                                         360        177,846.75          1
                                       6.750          1,154.50         77
                                       6.500          1,154.50
    LOMPOC           CA   93436          2            07/02/02         00
    0414356139                           05           09/01/02          0
    0414356139                           O            08/01/32
    0


    7867071          E22/G02             F          192,800.00         ZZ
                                         360        190,997.05          1
                                       6.750          1,250.50         80
                                       6.500          1,250.50
    ELKHART          IN   46516          1            07/19/02         00
    0414515387                           03           09/01/02          0
    0414515387                           O            08/01/32
    0


    7867141          E82/G02             F          158,700.00         ZZ
                                         360        158,579.24          4
                                       7.375          1,096.10         48
                                       7.125          1,096.10
    CHINO            CA   91710          2            07/17/02         00
    0400645578                           05           09/01/02          0
    1769196                              N            08/01/32
    0


    7868101          E86/G02             F          244,800.00         ZZ
                                         360        244,453.32          1
                                       7.750          1,753.78         80
                                       7.500          1,753.78
    COSTA MESA       CA   92627          5            06/25/02         00
    0434341913                           05           08/01/02          0
    0000205916                           O            07/01/32
    0


    7869183          737/G02             F           80,800.00         ZZ
                                         360         80,744.39          1
                                       7.875            585.86         80
                                       7.625            585.86
    SAINT GEORGE     UT   84770          1            07/10/02         00
    0434354148                           05           09/01/02          0
    2074282                              N            08/01/32
    0


    7869347          A06/G02             F           69,300.00         ZZ
                                         360         69,248.57          2
                                       7.500            484.56         90
                                       7.250            484.56
1


    DETROIT          MI   48206          1            07/12/02         12
    0434330601                           05           09/01/02         25
    001000010201101                      O            08/01/32
    0


    7869397          758/G02             F           91,400.00         ZZ
                                         360         91,325.08          1
                                       7.000            608.09         75
                                       6.750            608.09
    SUGAR LAND       TX   77478          1            07/09/02         00
    0434324224                           05           09/01/02          0
    871469                               O            08/01/32
    0


    7870977          E22/G02             F          120,500.00         ZZ
                                         240        120,275.62          1
                                       7.250            952.40         94
                                       7.000            952.40
    GORHAM           ME   04038          5            07/15/02         04
    0414249946                           05           09/01/02         30
    0414249946                           O            08/01/22
    0


    7871065          E22/G02             F           94,500.00         ZZ
                                         360         94,428.09          1
                                       7.375            652.69         90
                                       7.125            652.69
    BROKEN ARROW     OK   74012          1            07/18/02         04
    0414373043                           05           09/01/02         25
    0414373043                           O            08/01/32
    0


    7871141          E22/G02             F          142,400.00         ZZ
                                         360        142,277.40          1
                                       6.750            923.60         80
                                       6.500            923.60
    ULM              MT   59485          5            07/15/02         00
    0414410282                           05           09/01/02          0
    0414410282                           O            08/01/32
    0


    7871231          E22/G02             F          228,637.00         ZZ
                                         360        228,463.02          1
                                       7.375          1,579.14         80
                                       7.125          1,579.14
    FORT WORTH       TX   76126          5            07/15/02         00
    0414454264                           05           09/01/02          0
    0414454264                           O            08/01/32
    0
1




    7871293          E82/G02             F          123,250.00         ZZ
                                         360        123,156.21          1
                                       7.375            851.26         85
                                       7.125            851.26
    DULUTH           MN   55811          5            07/15/02         04
    0400641031                           05           09/01/02         12
    0400641031                           O            08/01/32
    0


    7871299          E82/G02             F          124,700.00         ZZ
                                         360        124,605.12          1
                                       7.375            861.27         85
                                       7.125            861.27
    DUNEDIN          FL   34698          5            07/17/02         04
    0400645081                           05           09/01/02         12
    0400645081                           O            08/01/32
    0


    7871307          E82/G02             F          120,000.00         ZZ
                                         360        119,904.04          1
                                       7.125            808.46         56
                                       6.875            808.46
    WILDWOOD         NJ   08260          2            07/12/02         00
    0400645636                           03           09/01/02          0
    1985242                              O            08/01/32
    0


    7871311          E82/G02             F          200,000.00         ZZ
                                         360        199,836.07          1
                                       7.000          1,330.60         80
                                       6.750          1,330.60
    IMPERIAL         NE   69033          2            07/17/02         00
    0400643037                           05           09/01/02          0
    0400643037                           O            08/01/32
    0


    7873029          K15/G02             F           72,000.00         ZZ
                                         360         71,951.69          1
                                       8.000            528.31         80
                                       7.750            528.31
    DETROIT          MI   48224          5            07/17/02         00
    0434328811                           05           09/01/02          0
    035805501361                         O            08/01/32
    0


    7873095          952/G02             F          188,000.00         ZZ
                                         360        187,838.14          1
1


                                       6.750          1,219.36         80
                                       6.500          1,219.36
    WASHINGTON TWP   NJ   08032          5            07/11/02         00
    0434330973                           05           09/01/02          0
    20026277                             O            08/01/32
    0


    7873179          144/144             F          110,000.00         ZZ
                                         360        109,907.59          1
                                       6.875            722.62         58
                                       6.625            722.62
    RIVERHEAD        NY   11901          5            07/15/02         00
    160666099                            05           09/01/02          0
    160666099                            O            08/01/32
    0


    7873185          W02/G02             F           94,650.00         ZZ
                                         360         94,568.51          1
                                       6.750            613.90         76
                                       6.500            613.90
    SAINT AUGUSTINE  FL   32084          5            07/05/02         00
    0434323739                           05           09/01/02          0
    1001277995                           O            08/01/32
    0


    7873473          588/G02             F          124,000.00         ZZ
                                         360        123,815.37          1
                                       7.500            867.03         80
                                       7.250            867.03
    RESTON           VA   20194          1            06/06/02         00
    0434330270                           01           08/01/02          0
    00010676442                          O            07/01/32
    0


    7875197          E22/G02             F           54,000.00         ZZ
                                         360         53,962.84          1
                                       7.875            391.54         66
                                       7.625            391.54
    YAKIMA           WA   98901          2            07/12/02         00
    0414314567                           05           09/01/02          0
    0414314567                           N            08/01/32
    0


    7875221          E22/G02             F          120,000.00         ZZ
                                         360        119,901.64          1
                                       7.000            798.36         80
                                       6.750            798.36
    HAUGHTON         LA   71037          2            07/16/02         00
    0414334250                           05           09/01/02          0
1


    0414334250                           O            08/01/32
    0


    7875251          E22/G02             F           93,600.00         ZZ
                                         360         93,521.36          1
                                       6.875            614.89         80
                                       6.625            614.89
    ALBUQUERQUE      NM   87120          5            07/16/02         00
    0414371070                           05           09/01/02          0
    0414371070                           O            08/01/32
    0


    7875255          E22/G02             F          218,500.00         ZZ
                                         360        218,349.63          1
                                       7.875          1,584.28         95
                                       7.625          1,584.28
    CORAL SPRINGS    FL   33065          5            07/16/02         04
    0414373993                           05           09/01/02         30
    0414373993                           O            08/01/32
    0


    7875415          E22/G02             F          200,000.00         ZZ
                                         360        199,831.97          1
                                       6.875          1,313.86         55
                                       6.625          1,313.86
    NEVADA CITY      CA   95959          1            07/15/02         00
    0414475921                           05           09/01/02          0
    0414475921                           O            08/01/32
    0


    7875437          E22/G02             F          258,400.00         ZZ
                                         360        258,203.38          2
                                       7.375          1,784.70         80
                                       7.125          1,784.70
    SANTA PAULA      CA   93060          1            07/12/02         00
    0414505651                           05           09/01/02          0
    0414505651                           N            08/01/32
    0


    7875533          E82/G02             F          145,900.00         ZZ
                                         360        145,786.18          1
                                       7.250            995.30         52
                                       7.000            995.30
    FAYETTEVILL      NY   13066          2            07/18/02         00
    0400645834                           05           09/01/02          0
    3613169                              O            08/01/32
    0


1


    7875535          E82/G02             F          150,050.00         ZZ
                                         360        149,923.94          1
                                       6.875            985.72         80
                                       6.625            985.72
    SAN MARCOS       TX   78666          2            07/19/02         00
    0400655205                           05           09/01/02          0
    0400655205                           O            08/01/32
    0


    7875573          E82/G02             F          172,000.00         T
                                         360        171,862.45          1
                                       7.125          1,158.80         64
                                       6.875          1,158.80
    TUCSON           AZ   85715          2            07/17/02         00
    0400646576                           05           09/01/02          0
    0400646576                           O            08/01/32
    0


    7876185          U05/G02             F          189,000.00         ZZ
                                         360        188,845.08          1
                                       7.000          1,257.42         90
                                       6.750          1,257.42
    PORTLAND         OR   97214          1            07/03/02         11
    0434379970                           05           09/01/02         25
    3242735                              O            08/01/32
    0


    7876625          Q66/G02             F          191,800.00         ZZ
                                         360        191,654.06          1
                                       7.375          1,324.71         95
                                       7.125          1,324.71
    SOUTH ST. PAUL   MN   55075          2            07/23/02         14
    0434339362                           05           09/01/02         30
    02B0020                              O            08/01/32
    0


    7877067          E11/G02             F          208,000.00         ZZ
                                         360        207,825.26          1
                                       6.875          1,366.41         80
                                       6.625          1,366.41
    GILBERT          AZ   85234          1            07/16/02         00
    0434343083                           03           09/01/02          0
    1                                    O            08/01/32
    0


    7877311          N47/G02             F          150,000.00         ZZ
                                         360        149,880.05          1
                                       7.125          1,010.58         72
                                       6.875          1,010.58
1


    GLENVILLE        NC   28736          5            07/15/02         00
    0434351722                           03           09/01/02          0
    40121326                             O            08/01/32
    0


    7877969          E22/G02             F          179,000.00         ZZ
                                         360        178,845.89          1
                                       6.750          1,160.99         64
                                       6.500          1,160.99
    BURBANK          CA   91505          2            07/16/02         00
    0414268458                           05           09/01/02          0
    0414268458                           O            08/01/32
    0


    7877989          E22/G02             F          311,000.00         ZZ
                                         360        309,645.08          1
                                       7.000          2,069.09         67
                                       6.750          2,069.09
    WESTON           FL   33326          5            07/18/02         00
    0414321414                           03           09/01/02          0
    0414321414                           O            08/01/32
    0


    7878045          E22/G02             F          150,300.00         ZZ
                                         360        150,173.73          3
                                       6.875            987.36         90
                                       6.625            987.36
    SAN BERNARDINO   CA   92404          1            07/16/02         04
    0414394114                           05           09/01/02         25
    0414394114                           N            08/01/32
    0


    7878047          E22/G02             F          150,300.00         ZZ
                                         360        150,173.73          3
                                       6.875            987.36         90
                                       6.625            987.36
    SAN BERNARDINO   CA   92404          1            07/16/02         04
    0414394122                           05           09/01/02         25
    0414394122                           N            08/01/32
    0


    7878095          E22/G02             F           57,600.00         ZZ
                                         360         56,555.07          1
                                       7.250            392.93         80
                                       7.000            392.93
    JACKSONVILLE     FL   32206          5            07/18/02         00
    0414426965                           05           09/01/02          0
    0414426965                           O            08/01/32
    0
1




    7878113          E22/G02             F          239,500.00         ZZ
                                         360        239,313.17          1
                                       7.250          1,633.81         78
                                       7.000          1,633.81
    MT. OLIVE TOWNS  NJ   07828          2            07/18/02         00
    0414445320                           05           09/01/02          0
    0414445320                           O            08/01/32
    0


    7878159          E22/G02             F          128,250.00         ZZ
                                         360        127,902.68          4
                                       7.375            885.79         90
                                       7.125            885.79
    SPOKANE          WA   99217          1            07/16/02         04
    0414497768                           05           09/01/02         25
    0414497768                           N            08/01/32
    0


    7878161          E22/G02             F          128,250.00         ZZ
                                         360        127,898.54          4
                                       7.375            885.79         90
                                       7.125            885.79
    SPOKANE          WA   99217          1            07/16/02         04
    0414497784                           05           09/01/02         25
    0414497784                           N            08/01/32
    0


    7878223          E82/G02             F          103,500.00         ZZ
                                         360        103,415.16          1
                                       7.000            688.59         73
                                       6.750            688.59
    COLORADO SPRING  CO   80918          2            07/18/02         00
    0400647483                           05           09/01/02          0
    1594787                              N            08/01/32
    0


    7878737          X31/G02             F          232,000.00         ZZ
                                         360        231,790.27          1
                                       6.500          1,466.40         57
                                       6.250          1,466.40
    CHINO HILLS      CA   91709          1            07/18/02         00
    0434395406                           03           09/01/02          0
    24000340                             O            08/01/32
    0


    7878745          X31/G02             F          146,250.00         ZZ
                                         360        146,104.54          1
1


                                       7.250            997.68         75
                                       7.000            997.68
    AZUSA AREA       CA   91702          5            07/12/02         00
    0434355541                           05           09/01/02          0
    40102829                             O            08/01/32
    0


    7878819          U05/G02             F           68,000.00         ZZ
                                         360         67,953.20          1
                                       7.875            493.05         80
                                       7.625            493.05
    HURST            TX   76053          5            07/08/02         00
    0434462297                           05           09/01/02          0
    3240805                              O            08/01/32
    0


    7878867          W30/G02             F          233,000.00         ZZ
                                         360        232,626.25          1
                                       7.125          1,569.76         78
                                       6.875          1,569.76
    BUZZARDS BAY     MA   02532          5            06/12/02         00
    0434374609                           05           08/01/02          0
    0576284                              O            07/01/32
    0


    7878893          N74/G02             F          172,800.00         ZZ
                                         360        172,651.22          1
                                       6.750          1,120.78         90
                                       6.500          1,120.78
    GASTONIA         NC   28054          5            07/19/02         10
    0434330841                           05           09/01/02         25
    0030467010                           O            08/01/32
    0


    7878903          N74/G02             F          127,300.00         ZZ
                                         360        127,210.16          1
                                       7.750            911.99         95
                                       7.500            911.99
    EASLEY           SC   29642          2            07/19/02         10
    0434349718                           05           09/01/02         30
    0030468010                           O            08/01/32
    0


    7878933          F36/G02             F           65,500.00         ZZ
                                         360         65,448.90          1
                                       7.250            446.83         76
                                       7.000            446.83
    CENTRALIA        WA   98531          1            07/10/02         00
    0434334348                           05           09/01/02          0
1


    06404832                             O            08/01/32
    0


    7879359          W30/G02             F          153,000.00         ZZ
                                         360        152,689.97          1
                                       8.000          1,122.66         90
                                       7.750          1,122.66
    BROCKTON         MA   02302          1            05/09/05         14
    0434385910                           05           07/01/02         25
    6984936                              N            06/01/32
    0


    7880049          N47/G02             F           85,000.00         ZZ
                                         360         84,940.01          1
                                       7.750            608.95         78
                                       7.500            608.95
    LAKESIDE         CA   92040          2            07/10/02         00
    0434346979                           01           09/01/02          0
    20220852                             N            08/01/32
    0


    7880453          E22/G02             F           85,000.00         T
                                         360         84,941.50          1
                                       7.875            616.31         54
                                       7.625            616.31
    ADAMSTOWN        MD   20710          5            07/24/02         00
    0413922782                           05           09/01/02          0
    0413922782                           O            08/01/32
    0


    7880489          E22/G02             F          220,000.00         ZZ
                                         360        219,836.73          3
                                       7.500          1,538.27         80
                                       7.250          1,538.27
    PERTH AMBOY      NJ   08861          1            07/24/02         00
    0414246363                           05           09/01/02          0
    0414246363                           O            08/01/32
    0


    7880493          E22/G02             F          120,800.00         ZZ
                                         360        120,698.51          1
                                       6.875            793.57         80
                                       6.625            793.57
    GLENDALE         AZ   85304          2            07/16/02         00
    0414254680                           05           09/01/02          0
    0414254680                           O            08/01/32
    0


1


    7880503          E22/G02             F           99,900.00         ZZ
                                         360         99,813.99          1
                                       6.750            647.95         90
                                       6.500            647.95
    KENDALVILLE      IN   46755          5            07/19/02         04
    0414272153                           05           09/01/02         25
    0414272153                           O            08/01/32
    0


    7880623          E22/G02             F           66,400.00         ZZ
                                         360         66,354.30          1
                                       7.875            481.45         80
                                       7.625            481.45
    HIALEAH          FL   33012          1            07/24/02         00
    0414406637                           01           09/01/02          0
    0414406637                           N            08/01/32
    0


    7880637          E22/G02             F          189,000.00         ZZ
                                         360        188,845.08          1
                                       7.000          1,257.42         90
                                       6.750          1,257.42
    MIRAMAR          FL   33027          5            07/19/02         04
    0414416511                           03           09/01/02         25
    0414416511                           O            08/01/32
    0


    7880663          E22/G02             F          210,000.00         ZZ
                                         360        209,823.58          1
                                       6.875          1,379.55         77
                                       6.625          1,379.55
    ELK GROVE        CA   95758          5            07/17/02         00
    0414433854                           05           09/01/02          0
    0414433854                           O            08/01/32
    0


    7880689          E22/G02             F          194,750.00         ZZ
                                         360        194,586.39          1
                                       6.875          1,279.37         95
                                       6.625          1,279.37
    CUMBERLAND       RI   02864          5            07/19/02         01
    0414447789                           05           09/01/02         30
    0414447789                           O            08/01/32
    0


    7880729          E22/G02             F           91,800.00         ZZ
                                         360         91,396.72          1
                                       7.125            618.47         88
                                       6.875            618.47
1


    BIRMINGHAM       AL   35222          2            07/19/02         04
    0414475855                           05           09/01/02         25
    0414475855                           O            08/01/32
    0


    7880783          E22/G02             F          196,000.00         ZZ
                                         360        195,843.26          1
                                       7.125          1,320.49         77
                                       6.875          1,320.49
    MELBA            ID   83641          2            07/19/02         00
    0414530675                           05           09/01/02          0
    0414530675                           O            08/01/32
    0


    7880823          E82/G02             F          128,600.00         ZZ
                                         360        128,509.23          1
                                       7.750            921.31         89
                                       7.500            921.31
    EL SOBRANTE      CA   94803          2            07/19/02         04
    0400625448                           01           09/01/02         25
    0400625448                           O            08/01/32
    0


    7881295          Q57/G02             F          200,000.00         ZZ
                                         360        199,827.80          1
                                       6.750          1,297.20         80
                                       6.500          1,297.20
    CENTENNIAL       CO   80112          5            07/17/02         00
    0434339586                           05           09/01/02          0
    52800002                             O            08/01/32
    0


    7881831          950/G02             F          128,250.00         ZZ
                                         360        128,157.17          3
                                       7.625            907.75         90
                                       7.375            907.75
    REDDING          CA   96019          1            07/01/02         14
    0434410734                           05           09/01/02         25
    A5205033                             N            08/01/32
    0


    7881835          W02/G02             F           96,300.00         ZZ
                                         360         95,994.63          1
                                       7.125            648.79         90
                                       6.875            648.79
    CAPE CORAL       FL   33990          5            06/28/02         12
    0434333951                           05           08/01/02         25
    1001290178                           O            07/01/32
    0
1




    7881923          Q66/G02             F          120,000.00         ZZ
                                         360        119,899.19          1
                                       6.875            788.31         74
                                       6.625            788.31
    RAMSEY           MN   55303          5            07/24/02         00
    0434334785                           05           09/01/02          0
    02B0023                              O            08/01/32
    0


    7882275          U35/G02             F          184,400.00         ZZ
                                         360        184,089.28          1
                                       6.875          1,211.38         90
                                       6.625          1,211.38
    CLOVIS           CA   93611          5            06/24/02         04
    0434508016                           05           08/01/02         25
    8741910                              O            07/01/32
    0


    7882405          E86/G02             F          223,920.00         ZZ
                                         360        223,761.96          1
                                       7.750          1,604.19         80
                                       7.500          1,604.19
    ANAHEIM          CA   92804          1            07/03/02         00
    0434340626                           05           09/01/02          0
    0000202393                           O            08/01/32
    0


    7882613          U05/G02             F          104,000.00         ZZ
                                         360        103,820.42          1
                                       6.750            674.54         80
                                       6.500            674.54
    INDIANAPOLIS     IN   46237          1            06/28/02         00
    0434341103                           05           08/01/02          0
    3240606                              N            07/01/32
    0


    7882625          E86/G02             F          140,000.00         ZZ
                                         360        139,882.38          1
                                       6.875            919.70         64
                                       6.625            919.70
    LAKE FOREST      CA   92630          1            07/10/02         00
    0434341434                           09           09/01/02          0
    208753                               O            08/01/32
    0


    7882697          U05/G02             F          240,000.00         ZZ
                                         360        231,850.69          1
1


                                       7.500          1,678.11         79
                                       7.250          1,678.11
    TUALATIN         OR   97062          2            07/05/02         00
    0434349957                           05           09/01/02          0
    3243135                              O            08/01/32
    0


    7882983          E22/G02             F          120,600.00         ZZ
                                         360        120,498.68          1
                                       6.875            792.26         80
                                       6.625            792.26
    ANDERSON         CA   96007          1            07/02/02         00
    0414150284                           05           09/01/02          0
    0414150284                           N            08/01/32
    0


    7882993          E22/G02             F          117,200.00         ZZ
                                         360        117,095.88          1
                                       7.125            789.60         80
                                       6.875            789.60
    OAKLAND          CA   94621          1            07/03/02         00
    0414167502                           05           09/01/02          0
    0414167502                           N            08/01/32
    0


    7883017          E22/G02             F          136,000.00         ZZ
                                         360        135,880.45          1
                                       6.750            882.09         80
                                       6.500            882.09
    VANCOUVER        WA   98662          1            07/22/02         00
    0414298620                           05           09/01/02          0
    0414298620                           O            08/01/32
    0


    7883035          E22/G02             F           85,000.00         ZZ
                                         360         84,932.03          1
                                       7.125            572.66         78
                                       6.875            572.66
    HIALEAH          FL   33016          1            07/25/02         00
    0414361444                           01           09/01/02          0
    0414367144                           O            08/01/32
    0


    7883059          E22/G02             F           80,000.00         ZZ
                                         360         79,944.94          1
                                       7.875            580.06         53
                                       7.625            580.06
    NORTHGLENN       CO   80233          5            07/25/02         00
    0414411108                           05           09/01/02          0
1


    0414411108                           N            08/01/32
    0


    7883083          E22/G02             F          560,000.00         ZZ
                                         360        559,604.76          3
                                       7.750          4,011.91         80
                                       7.500          4,011.91
    CHICAGO          IL   60613          1            07/25/02         00
    0414444422                           05           09/01/02          0
    0414444422                           O            08/01/32
    0


    7883115          E22/G02             F           75,000.00         T
                                         360         74,936.99          1
                                       6.875            492.70         47
                                       6.625            492.70
    SEVIERVILLE      TN   37862          5            07/25/02         00
    0414479402                           05           09/01/02          0
    0414479402                           O            08/01/32
    0


    7883131          E22/G02             F           95,800.00         ZZ
                                         360         95,732.39          1
                                       7.750            686.32         80
                                       7.500            686.32
    AURORA           CO   80017          2            07/26/02         00
    0414519405                           01           09/01/02          0
    0414519405                           N            08/01/32
    0


    7883137          E22/G02             F          180,000.00         ZZ
                                         360        179,848.78          1
                                       6.875          1,182.47         80
                                       6.625          1,182.47
    STOCKTON         CA   95219          1            07/23/02         00
    0414525402                           03           09/01/02          0
    0414525402                           O            08/01/32
    0


    7883149          E22/G02             F          166,250.00         ZZ
                                         360        166,126.62          1
                                       7.500          1,162.44         95
                                       7.250          1,162.44
    CARROLLTON       TX   75007          1            07/25/02         04
    0414543462                           05           09/01/02         30
    0414543462                           O            08/01/32
    0


1


    7883829          313/G02             F          144,450.00         ZZ
                                         360        144,134.36          1
                                       7.625          1,022.41         90
                                       7.375          1,022.41
    EGG HARBOR TOWN  NJ   08234          1            05/20/02         10
    0434335667                           05           07/01/02         25
    8714081                              O            06/01/32
    0


    7883831          313/G02             F          225,000.00         ZZ
                                         360        224,484.94          1
                                       7.500          1,573.24         58
                                       7.250          1,573.24
    WEST ROXBURY     MA   02132          5            05/16/02         00
    0434338844                           05           07/01/02          0
    8723926                              O            06/01/32
    0


    7883863          313/G02             F          177,600.00         ZZ
                                         360        177,171.38          1
                                       7.125          1,196.53         80
                                       6.875          1,196.53
    CORVALLIS        OR   97333          5            05/13/02         00
    0434338836                           03           07/01/02          0
    8736175                              O            06/01/32
    0


    7883867          313/G02             F          144,000.00         ZZ
                                         360        143,669.24          1
                                       7.375            994.58         80
                                       7.125            994.58
    OAKLAND          CA   94619          1            05/20/02         00
    0434338885                           05           07/01/02          0
    8744336                              O            06/01/32
    0


    7883871          313/G02             F          180,700.00         ZZ
                                         360        180,305.13          2
                                       7.625          1,278.99         75
                                       7.375          1,278.99
    TAUNTON          MA   02780          5            05/24/02         00
    0434338752                           05           07/01/02          0
    8739112                              O            06/01/32
    0


    7883875          313/G02             F          120,000.00         ZZ
                                         360        119,724.35          3
                                       7.375            828.82         68
                                       7.125            828.82
1


    FALL RIVER       MA   02721          5            05/29/02         00
    0434338703                           05           07/01/02          0
    8739906                              O            06/01/32
    0


    7883877          313/G02             F          220,000.00         ZZ
                                         360        219,482.02          1
                                       7.250          1,500.79         80
                                       7.000          1,500.79
    CRANSTON         RI   02910          1            06/04/02         00
    0434338927                           05           07/01/02          0
    8763021                              O            06/01/32
    0


    7883883          313/G02             F          229,000.00         ZZ
                                         360        227,081.49          1
                                       7.125          1,542.82         80
                                       6.875          1,542.82
    NORCO            CA   92860          5            06/13/02         00
    0434338570                           05           08/01/02          0
    8776239                              O            07/01/32
    0


    7883893          313/G02             F          139,500.00         ZZ
                                         360        137,024.72          2
                                       7.500            975.41         88
                                       7.250            975.41
    CHICAGO          IL   60632          2            06/17/02         01
    0434336533                           05           08/01/02         25
    8793390                              O            07/01/32
    0


    7883901          313/G02             F          195,000.00         ZZ
                                         360        194,427.93          1
                                       7.000          1,297.34         49
                                       6.750          1,297.34
    UPLAND           CA   91784          5            06/24/02         00
    0434332029                           05           08/01/02          0
    8770547                              O            07/01/32
    0


    7883905          313/G02             F          126,000.00         ZZ
                                         360        125,802.81          3
                                       7.250            859.55         90
                                       7.000            859.55
    NEW BEDFORD      MA   02746          1            06/27/02         11
    0434339057                           05           08/01/02         25
    8806804                              N            07/01/32
    0
1




    7883909          313/G02             F           32,800.00         ZZ
                                         360         32,748.66          1
                                       7.250            223.76         80
                                       7.000            223.76
    BALTIMORE        MD   21230          5            06/28/02         00
    0434338646                           07           08/01/02          0
    8794505                              N            07/01/32
    0


    7883919          313/G02             F          225,000.00         ZZ
                                         360        224,647.89          3
                                       7.250          1,534.90         69
                                       7.000          1,534.90
    PEABODY          MA   01960          5            07/03/02         00
    0434335253                           05           08/01/02          0
    8777377                              O            07/01/32
    0


    7884025          M37/G02             F           97,520.00         ZZ
                                         360         97,442.02          1
                                       7.125            657.01         80
                                       6.875            657.01
    CHEYENNE         WY   82009          1            07/19/02         00
    0434360061                           05           09/01/02          0
    606677                               O            08/01/32
    0


    7884037          M11/G02             F          128,350.00         ZZ
                                         360        128,247.36          1
                                       7.125            864.72         71
                                       6.875            864.72
    MAGNOLIA         TX   77355          2            07/01/02         00
    0434353827                           03           09/01/02          0
    1770034                              O            08/01/32
    0


    7884069          X31/G02             F           96,000.00         ZZ
                                         360         95,921.31          1
                                       7.000            638.69         80
                                       6.750            638.69
    PALMDALE         CA   93550          1            07/10/02         00
    0434338091                           05           09/01/02          0
    40102904                             O            08/01/32
    0


    7884111          E11/G02             F          168,400.00         ZZ
                                         360        168,261.96          1
1


                                       7.000          1,120.37         80
                                       6.750          1,120.37
    WOODBURY         MN   55125          1            07/19/02         00
    0434354783                           05           09/01/02          0
    0010001044244                        O            08/01/32
    0


    7884183          M66/G02             F          193,500.00         ZZ
                                         360        193,370.16          3
                                       8.000          1,419.84         90
                                       7.750          1,419.84
    PATERSON         NJ   07503          1            07/16/02         11
    0434414348                           05           09/01/02         25
    93500225                             N            08/01/32
    0


    7884361          944/G02             F          192,000.00         ZZ
                                         360        191,822.16          1
                                       6.375          1,197.84         80
                                       6.125          1,197.84
    INDIAN ROCKS BE  FL   33785          1            07/25/02         00
    0434337630                           07           09/01/02          0
    W02023785                            O            08/01/32
    0


    7884531          G34/G02             F          407,920.00         ZZ
                                         360        407,232.64          1
                                       6.875          2,679.74         80
                                       6.625          2,679.74
    FLOWER MOUND     TX   75022          1            06/27/02         00
    0434456091                           03           08/01/02          0
    85204280                             O            07/01/32
    0


    7884655          U05/G02             F          117,000.00         ZZ
                                         360        116,825.80          3
                                       7.500            818.08         90
                                       7.250            818.08
    LAKE WORTH       FL   33460          1            07/03/02         01
    0434349809                           05           08/01/02         25
    3238426                              N            07/01/32
    0


    7884701          758/G02             F          240,000.00         ZZ
                                         360        239,793.36          1
                                       6.750          1,556.64         80
                                       6.500          1,556.64
    HOUSTON          TX   77005          1            07/17/02         00
    0434342390                           05           09/01/02          0
1


    1                                    O            08/01/32
    0


    7884787          286/286             F          168,000.00         ZZ
                                         360        167,887.27          1
                                       8.000          1,232.73         80
                                       7.750          1,232.73
    TUCSON           AZ   85704          1            07/12/02         00
    1395462                              05           09/01/02          0
    1395462                              O            08/01/32
    0


    7885215          964/G02             F          209,600.00         ZZ
                                         360        209,436.49          1
                                       7.250          1,429.84         80
                                       7.000          1,429.84
    SCOTTSDALE       AZ   85258          1            07/01/02         00
    0434355376                           03           09/01/02          0
    203670                               O            08/01/32
    0


    7885233          964/G02             F          182,000.00         ZZ
                                         360        181,850.82          1
                                       7.000          1,210.85         75
                                       6.750          1,210.85
    GEORGETOWN       CA   95634          5            06/30/02         00
    0434355384                           05           09/01/02          0
    218096                               O            08/01/32
    0


    7885237          964/G02             F          171,750.00         ZZ
                                         360        171,602.12          1
                                       6.750          1,113.97         75
                                       6.500          1,113.97
    OAKLAND          CA   94610          1            06/27/02         00
    0434328100                           01           09/01/02          0
    219268                               O            08/01/32
    0


    7885241          964/G02             F          120,000.00         ZZ
                                         360        119,901.64          1
                                       7.000            798.36         73
                                       6.750            798.36
    PORTLAND         OR   97206          2            07/02/02         00
    0434328746                           05           09/01/02          0
    220447                               O            08/01/32
    0


1


    7885243          964/G02             F          195,000.00         ZZ
                                         360        194,646.49          1
                                       6.500          1,232.53         24
                                       6.250          1,232.53
    PLEASANTON       CA   94566          5            06/20/02         00
    0434335113                           05           08/01/02          0
    220593                               O            07/01/32
    0


    7885247          964/G02             F          140,000.00         ZZ
                                         360        139,752.27          1
                                       6.625            896.44         70
                                       6.375            896.44
    BEND             OR   97701          5            07/02/02         00
    0434335238                           05           08/01/02          0
    221346                               O            07/01/32
    0


    7885253          964/G02             F          127,200.00         ZZ
                                         360        127,095.73          1
                                       7.000            846.27         80
                                       6.750            846.27
    LAS VEGAS        NV   89117          1            07/02/02         00
    0434329017                           03           09/01/02          0
    221761                               N            08/01/32
    0


    7885261          964/G02             F          152,000.00         T
                                         360        151,875.41          1
                                       7.000          1,011.26         80
                                       6.750          1,011.26
    LA QUINTA        CA   92253          1            07/08/02         00
    0434353769                           03           09/01/02          0
    222492                               O            08/01/32
    0


    7885285          964/G02             F          165,800.00         ZZ
                                         360        165,540.54          1
                                       7.250          1,131.05         80
                                       7.000          1,131.05
    COOL             CA   95614          2            06/25/02         00
    0434335303                           04           08/01/02          0
    224083                               O            07/01/32
    0


    7885291          964/G02             F          247,000.00         ZZ
                                         360        246,787.34          1
                                       6.750          1,602.04         80
                                       6.500          1,602.04
1


    WALNUT           CA   91789          1            06/28/02         00
    0434329108                           05           09/01/02          0
    224824                               O            08/01/32
    0


    7885297          964/G02             F          250,000.00         ZZ
                                         360        249,779.43          1
                                       6.625          1,600.78         56
                                       6.375          1,600.78
    SAN FRANCISCO    CA   94124          1            07/05/02         00
    0434328324                           05           09/01/02          0
    226166                               O            08/01/32
    0


    7885305          964/G02             F          230,000.00         ZZ
                                         360        229,806.77          1
                                       6.875          1,510.94         75
                                       6.625          1,510.94
    LITTLETON        CO   80127          5            07/05/02         00
    0434330676                           03           09/01/02          0
    227094                               O            08/01/32
    0


    7885613          E22/G02             F           46,395.00         ZZ
                                         360         46,363.07          2
                                       7.875            336.40         90
                                       7.625            336.40
    KANSAS CITY      MO   64126          1            07/26/02         01
    0414307678                           05           09/01/02         25
    0414307678                           N            08/01/32
    0


    7885621          E22/G02             F          156,000.00         ZZ
                                         360        155,872.13          1
                                       7.000          1,037.87         80
                                       6.750          1,037.87
    HOUSTON          TX   77056          5            07/22/02         00
    0414314674                           03           09/01/02          0
    0414314674                           O            08/01/32
    0


    7885627          E22/G02             F          158,400.00         ZZ
                                         360        158,276.43          1
                                       7.250          1,080.57         90
                                       7.000          1,080.57
    EUGENE           OR   97405          1            07/19/02         01
    0414341792                           05           09/01/02         12
    0414341792                           O            08/01/32
    0
1




    7885669          E22/G02             F          164,800.00         ZZ
                                         360        164,661.55          1
                                       6.875          1,082.62         80
                                       6.625          1,082.62
    CITRUS HEIGHTS   CA   95610          1            07/22/02         00
    0414392183                           05           09/01/02          0
    0414392183                           O            08/01/32
    0


    7885675          E22/G02             F          124,300.00         ZZ
                                         360        124,205.42          1
                                       7.375            858.51         55
                                       7.125            858.51
    DADE CITY        FL   33525          2            07/17/02         00
    0414399469                           05           09/01/02          0
    0414399469                           O            08/01/32
    0


    7885691          E22/G02             F          178,200.00         ZZ
                                         360        178,067.75          1
                                       7.500          1,246.00         90
                                       7.250          1,246.00
    NEW BRITAIN      CT   06052          5            07/22/02         04
    0414405654                           05           09/01/02         25
    0414405654                           O            08/01/32
    0


    7885695          E22/G02             F          159,500.00         ZZ
                                         360        159,369.26          1
                                       7.000          1,061.16         94
                                       6.750          1,061.16
    LOVELAND         CO   80538          2            07/22/02         04
    0414407049                           03           09/01/02         30
    0414407049                           O            08/01/32
    0


    7885705          E22/G02             F          191,200.00         ZZ
                                         360        191,043.27          1
                                       7.000          1,272.06         80
                                       6.750          1,272.06
    WATERFORD        MI   48327          1            07/26/02         00
    0414414078                           05           09/01/02          0
    0414414078                           O            08/01/32
    0


    7885711          E22/G02             F           92,000.00         ZZ
                                         360         91,856.03          1
1


                                       7.250            627.60         80
                                       7.000            627.60
    SPRING           TX   77373          2            07/22/02         00
    0414414847                           03           08/01/02          0
    0414414847                           O            07/01/32
    0


    7885729          E22/G02             F          251,000.00         ZZ
                                         360        250,783.90          1
                                       6.750          1,627.98         79
                                       6.500          1,627.98
    FAIRLAWN         NJ   07410          2            07/22/02         00
    0414421750                           05           09/01/02          0
    0414421750                           O            08/01/32
    0


    7885823          E22/G02             F           64,350.00         ZZ
                                         360         64,298.54          1
                                       7.125            433.54         90
                                       6.875            433.54
    DAYTON           OH   45449          1            07/26/02         11
    0414486456                           05           09/01/02         25
    0414486456                           N            08/01/32
    0


    7885829          E22/G02             F          180,000.00         ZZ
                                         360        179,859.58          1
                                       7.250          1,227.92         90
                                       7.000          1,227.92
    AUSTIN           TX   78749          1            07/26/02         01
    0414492454                           03           09/01/02         25
    0414492454                           O            08/01/32
    0


    7885831          E22/G02             F           83,150.00         ZZ
                                         360         83,036.73          1
                                       7.375            574.30         95
                                       7.125            574.30
    KEANSBURG        NJ   07734          1            07/26/02         01
    0414494658                           09           09/01/02         30
    0414494658                           O            08/01/32
    0


    7885839          E22/G02             F          181,900.00         ZZ
                                         360        181,657.39          1
                                       7.875          1,318.90         85
                                       7.625          1,318.90
    MANTECA          CA   95336          5            07/18/02         01
    0414498337                           05           09/01/02         12
1


    0414498337                           O            08/01/32
    0


    7885855          E22/G02             F          158,500.00         ZZ
                                         360        158,376.35          1
                                       7.250          1,081.25         90
                                       7.000          1,081.25
    ANTELOPE         CA   95843          1            07/23/02         01
    0414517482                           05           09/01/02         30
    0414517482                           O            08/01/32
    0


    7885871          E22/G02             F           90,000.00         ZZ
                                         360         89,924.39          1
                                       6.875            591.24         69
                                       6.625            591.24
    VENICE           FL   34292          1            07/26/02         00
    0414538306                           01           09/01/02          0
    0414538306                           O            08/01/32
    0


    7885879          E22/G02             F           50,400.00         ZZ
                                         360         50,358.69          1
                                       7.000            335.31         80
                                       6.750            335.31
    BRIDGEPORT       TX   76426          1            07/26/02         00
    0414554014                           05           09/01/02          0
    0414554014                           N            08/01/32
    0


    7885957          E82/G02             F          137,500.00         ZZ
                                         360        137,390.05          1
                                       7.125            926.36         64
                                       6.875            926.36
    FREEPORT         NY   11520          2            07/22/02         00
    0400644522                           01           09/01/02          0
    0400644522                           O            08/01/32
    0


    7885981          E82/G02             F          255,000.00         ZZ
                                         360        254,780.45          1
                                       6.750          1,653.93         60
                                       6.500          1,653.93
    ARLINGTON        VA   22202          2            07/19/02         00
    0400649182                           05           09/01/02          0
    0400649182                           O            08/01/32
    0


1


    7885991          E82/G02             F           55,300.00         T
                                         360         55,256.86          1
                                       7.250            377.24         48
                                       7.000            377.24
    NEW ORLEANS      LA   70112          2            07/27/02         00
    0400660858                           01           09/01/02          0
    1937105                              O            08/01/32
    0


    7886577          822/G02             F          287,910.00         ZZ
                                         360        287,668.11          4
                                       6.875          1,891.37         90
                                       6.625          1,891.37
    HOLLISTON        MA   01746          1            07/11/02         10
    0434342697                           05           09/01/02         25
    3446028005                           N            08/01/32
    0


    7886579          W39/G02             F          120,000.00         ZZ
                                         360        119,915.30          1
                                       7.750            859.70         80
                                       7.500            859.70
    BASTROP          TX   78602          2            07/19/02         00
    0434350815                           05           09/01/02          0
    PNI20574                             N            08/01/32
    0


    7886617          N47/G02             F          261,000.00         ZZ
                                         360        260,775.29          1
                                       6.750          1,692.84         55
                                       6.500          1,692.84
    SAN RAMON        CA   94583          2            07/15/02         00
    0434351490                           05           09/01/02          0
    20120716                             O            08/01/32
    0


    7886701          P27/G02             F          216,000.00         ZZ
                                         360        215,818.53          1
                                       6.875          1,418.97         90
                                       6.625          1,418.97
    PENSACOLA        FL   32507          2            07/12/02         01
    0434341160                           05           09/01/02         25
    2102420588                           O            08/01/32
    0


    7886747          X82/G02             F          135,000.00         ZZ
                                         360        134,813.59          2
                                       7.875            978.84         90
                                       7.625            978.84
1


    WINCHESTER       VA   22601          1            06/07/02         12
    0434376133                           05           08/01/02         25
    828950                               N            07/01/32
    0


    7886831          L20/G02             F           91,600.00         ZZ
                                         360         91,523.04          1
                                       6.875            601.75         80
                                       6.625            601.75
    BOISE            ID   83704          1            07/23/02         00
    0434342473                           05           09/01/02          0
    707357                               O            08/01/32
    0


    7886901          S54/G02             F          134,000.00         ZZ
                                         360        133,898.03          1
                                       7.375            925.51         79
                                       7.125            925.51
    MT ORAB          OH   45154          5            07/23/02         00
    0434352993                           05           09/01/02          0
    7012538                              O            08/01/32
    0


    7887181          E86/G02             F          230,000.00         ZZ
                                         360        229,824.99          1
                                       7.375          1,588.55         72
                                       7.125          1,588.55
    BROOKLYN         NY   11210          5            06/28/02         00
    0434341129                           05           09/01/02          0
    0000204110                           O            08/01/32
    0


    7887197          E86/G02             F          237,500.00         ZZ
                                         360        237,305.33          1
                                       7.000          1,580.09         78
                                       6.750          1,580.09
    SILVER SPRING    MD   20904          2            07/15/02         00
    0434341657                           03           09/01/02          0
    0000207759                           O            08/01/32
    0


    7887237          S11/G02             F          243,700.00         ZZ
                                         360        243,509.89          1
                                       7.250          1,662.46         75
                                       7.000          1,662.46
    IRVINE           CA   92620          2            07/08/02         00
    0434353082                           01           09/01/02          0
    10208211                             O            08/01/32
    0
1




    7887243          950/G02             F          132,000.00         ZZ
                                         360        131,897.03          1
                                       7.250            900.47         80
                                       7.000            900.47
    TACOMA           WA   98407          1            07/05/02         00
    0434342952                           05           09/01/02          0
    EW206285                             N            08/01/32
    0


    7887297          M27/G02             F          211,000.00         ZZ
                                         360        210,818.34          1
                                       6.750          1,368.54         80
                                       6.500          1,368.54
    WILMINGTON       NC   28411          2            07/24/02         00
    0434352639                           05           09/01/02          0
    600789985                            O            08/01/32
    0


    7887357          U05/G02             F          147,900.00         ZZ
                                         360        147,668.55          1
                                       7.250          1,008.94         80
                                       7.000          1,008.94
    MCHENRY          IL   60050          1            06/24/02         00
    0434451761                           05           08/01/02          0
    3239459                              O            07/01/32
    0


    7887373          U05/G02             F          177,200.00         ZZ
                                         360        176,922.69          1
                                       7.250          1,208.82         71
                                       7.000          1,208.82
    PLANO            TX   75025          5            06/26/02         00
    0434453569                           03           08/01/02          0
    3237036                              O            07/01/32
    0


    7887431          U05/G02             F          135,100.00         ZZ
                                         360        134,989.26          1
                                       7.000            898.82         80
                                       6.750            898.82
    PORTLAND         OR   97215          1            07/02/02         00
    0434344586                           05           09/01/02          0
    3235992                              N            08/01/32
    0


    7887453          U28/G02             F           93,000.00         ZZ
                                         360         92,919.93          1
1


                                       6.750            603.20         35
                                       6.500            603.20
    MARIETTA         GA   30068          5            07/24/02         00
    0434353108                           05           09/01/02          0
    2000003865                           O            08/01/32
    0


    7887547          B49/G02             F          196,000.00         ZZ
                                         360        195,839.33          1
                                       7.000          1,304.00         80
                                       6.750          1,304.00
    LONGMONT         CO   80503          5            07/19/02         00
    0434345633                           05           09/01/02          0
    00251831202                          O            08/01/32
    0


    7888245          J95/G02             F          135,000.00         ZZ
                                         360        134,772.53          1
                                       6.875            886.85         42
                                       6.625            886.85
    BLACKSTONE       MA   01504          1            06/27/02         00
    0434340907                           05           08/01/02          0
    0029183878                           O            07/01/32
    0


    7888261          J95/G02             F          204,800.00         ZZ
                                         360        204,627.93          1
                                       6.875          1,345.40         80
                                       6.625          1,345.40
    GREENSBORO       NC   27410          1            07/19/02         00
    0434341392                           05           09/01/02          0
    0029269545                           O            08/01/32
    0


    7888387          E22/G02             F          138,000.00         ZZ
                                         360        137,884.07          1
                                       6.875            906.56         90
                                       6.625            906.56
    KALISPELL        MT   59901          1            07/29/02         01
    0414194993                           05           09/01/02         30
    0414194993                           O            08/01/32
    0


    7888407          E22/G02             F          141,000.00         ZZ
                                         360        140,878.57          1
                                       7.000            938.08         75
                                       6.750            938.08
    AURORA           CO   80011          2            07/24/02         00
    0414269829                           05           09/01/02          0
1


    0414269829                           O            08/01/32
    0


    7888489          E22/G02             F           89,000.00         ZZ
                                         360         88,932.28          1
                                       7.375            614.70         76
                                       7.125            614.70
    SANTA FE         NM   87505          1            07/29/02         00
    0414402586                           29           09/01/02          0
    0414402586                           N            08/01/32
    0


    7888501          E22/G02             F          126,400.00         ZZ
                                         360        126,306.19          1
                                       7.500            883.81         80
                                       7.250            883.81
    GREENWOOD        IN   46142          5            07/24/02         00
    0414417816                           05           09/01/02          0
    0414417816                           O            08/01/32
    0


    7888523          E22/G02             F          152,950.00         ZZ
                                         360        152,821.51          1
                                       6.875          1,004.77         80
                                       6.625          1,004.77
    SILVER SPRING    MD   20906          1            07/29/00         00
    0414429076                           05           09/01/02          0
    0414429076                           O            08/01/32
    0


    7888567          E22/G02             F          139,500.00         ZZ
                                         360        139,391.17          4
                                       7.250            951.64         90
                                       7.000            951.64
    RIO RANCHO       NM   87124          1            07/24/02         04
    0414440560                           05           09/01/02         25
    0414440560                           N            08/01/32
    0


    7888573          E22/G02             F          137,455.00         ZZ
                                         360        137,333.73          1
                                       6.625            880.14         95
                                       6.375            880.14
    MIRAMAR          FL   33027          1            07/29/02         04
    0414441964                           01           09/01/02         30
    0414441964                           O            08/01/32
    0


1


    7888601          E22/G02             F          241,000.00         ZZ
                                         360        240,792.51          1
                                       6.750          1,563.12         75
                                       6.500          1,563.12
    OAKLAND          CA   94619          5            07/17/02         00
    0414457846                           05           09/01/02          0
    0414457846                           O            08/01/32
    0


    7888625          E22/G02             F          126,000.00         ZZ
                                         360        125,913.29          1
                                       7.875            913.59         84
                                       7.625            913.59
    ORLANDO          FL   32817          5            07/24/02         01
    0414481846                           05           09/01/02         12
    0414481846                           O            08/01/32
    0


    7888639          E22/G02             F           75,500.00         ZZ
                                         360         75,436.57          1
                                       6.875            495.98         54
                                       6.625            495.98
    GRAND JUNCTION   CO   81501          5            07/23/02         00
    0414489849                           05           09/01/02          0
    0414489849                           O            08/01/32
    0


    7888661          E22/G02             F          123,300.00         ZZ
                                         360        123,203.82          1
                                       7.250            841.12         90
                                       7.000            841.12
    MI WUK VILLAGE   CA   95346          5            07/19/02         01
    0414504027                           05           09/01/02         25
    0414504027                           O            08/01/32
    0


    7888673          E22/G02             F          177,300.00         ZZ
                                         360        177,171.67          1
                                       7.625          1,254.92         90
                                       7.375          1,254.92
    PLANO            TX   75093          1            07/29/02         10
    0414506618                           05           09/01/02         25
    0414506618                           O            08/01/32
    0


    7888679          E22/G02             F          185,250.00         ZZ
                                         360        185,101.86          1
                                       7.125          1,248.06         95
                                       6.875          1,248.06
1


    CAROL STREAM     IL   60188          5            07/24/02         11
    0414511543                           05           09/01/02         30
    0414511543                           O            08/01/32
    0


    7888687          E22/G02             F          186,000.00         ZZ
                                         360        185,843.74          1
                                       6.875          1,221.89         75
                                       6.625          1,221.89
    HIGHLANDS RANCH  CO   80129          5            07/24/02         00
    0414516179                           03           09/01/02          0
    0414516179                           O            08/01/32
    0


    7888711          E22/G02             F          149,600.00         ZZ
                                         360        149,474.31          1
                                       6.875            982.77         80
                                       6.625            982.77
    ALEXANDRIA       VA   22307          1            07/30/02         00
    0414543256                           01           09/01/02          0
    0414543256                           O            08/01/32
    0


    7888751          E82/G02             F           93,900.00         ZZ
                                         360         93,819.16          1
                                       6.750            609.03         55
                                       6.500            609.03
    BREMERTON        WA   98311          2            07/23/02         00
    0400654471                           05           09/01/02          0
    1978826                              O            08/01/32
    0


    7888757          E82/G02             F           97,000.00         ZZ
                                         360         96,916.49          1
                                       6.750            629.14         78
                                       6.500            629.14
    TURLOCK          CA   95380          2            07/26/02         00
    0400664009                           05           09/01/02          0
    4087495                              O            08/01/32
    0


    7888773          E82/G02             F          149,000.00         ZZ
                                         360        148,883.77          1
                                       7.250          1,016.44         80
                                       7.000          1,016.44
    MARTINSVILLE     IN   46151          2            07/26/02         00
    0400639654                           05           09/01/02          0
    5211240                              O            08/01/32
    0
1




    7888779          E82/G02             F           98,000.00         ZZ
                                         360         97,919.67          1
                                       7.000            652.00         64
                                       6.750            652.00
    DOVER            DE   19901          2            07/24/02         00
    0400662573                           05           09/01/02          0
    3085362                              O            08/01/32
    0


    7888785          E82/G02             F          166,200.00         ZZ
                                         360        166,056.91          1
                                       6.750          1,077.97         70
                                       6.500          1,077.97
    DINGMANS FERRY   PA   18328          2            07/23/02         00
    0400636593                           05           09/01/02          0
    0400636593                           O            08/01/32
    0


    7888793          E82/G02             F          160,000.00         ZZ
                                         360        159,868.85          1
                                       7.000          1,064.48         59
                                       6.750          1,064.48
    MALAD CITY       ID   83252          2            07/22/02         00
    0400647533                           05           09/01/02          0
    0400647533                           O            08/01/32
    0


    7888797          E82/G02             F          125,600.00         ZZ
                                         360        125,509.09          1
                                       7.625            888.99         79
                                       7.375            888.99
    LAKE MARY        FL   32746          1            07/29/02         00
    0400660015                           05           09/01/02          0
    0400660015                           N            08/01/32
    0


    7888801          E82/G02             F          203,000.00         ZZ
                                         360        202,833.61          1
                                       7.000          1,350.56         73
                                       6.750          1,350.56
    NEW ORLEANS      LA   70124          2            07/24/00         00
    0400641270                           05           09/01/02          0
    0400641270                           O            08/01/32
    0


    7888829          E82/G02             F          140,300.00         ZZ
                                         360        140,190.56          1
1


                                       7.250            957.09         73
                                       7.000            957.09
    LAKE OSWEGO      OR   97034          5            07/26/02         00
    0400655403                           03           09/01/02          0
    0400655403                           O            08/01/32
    0


    7888833          E82/G02             F          137,600.00         ZZ
                                         360        137,487.21          1
                                       7.000            915.46         56
                                       6.750            915.46
    DECATUR          GA   30033          2            07/22/02         00
    0400650552                           01           09/01/02          0
    0400650552                           O            08/01/32
    0


    7888851          E82/G02             F          171,900.00         ZZ
                                         360        171,759.10          1
                                       7.000          1,143.65         64
                                       6.750          1,143.65
    DEERFIELD        IL   60015          2            07/26/02         00
    0400669057                           05           09/01/02          0
    4824110                              O            08/01/32
    0


    7888871          E82/G02             F          164,300.00         ZZ
                                         360        164,158.54          1
                                       6.750          1,065.65         71
                                       6.500          1,065.65
    APEX             NC   27502          2            07/25/02         00
    0400669776                           05           09/01/02          0
    1711250                              O            08/01/32
    0


    7888905          E82/G02             F          114,000.00         ZZ
                                         360        113,919.54          1
                                       7.750            816.71         94
                                       7.500            816.71
    LITHONIA         GA   30058          5            07/26/02         04
    0400655171                           05           09/01/02         30
    0400655171                           O            08/01/32
    0


    7888927          E82/G02             F          122,100.00         ZZ
                                         360        121,997.42          1
                                       6.875            802.11         78
                                       6.625            802.11
    CARPENTERSVILLE  IL   60110          2            07/26/02         00
    0400665360                           05           09/01/02          0
1


    3166690                              O            08/01/32
    0


    7888931          E82/G02             F          160,900.00         ZZ
                                         360        160,764.82          1
                                       6.875          1,057.00         72
                                       6.625          1,057.00
    SHREVEPORT       LA   71106          2            07/26/02         00
    0400657433                           05           09/01/02          0
    1823911                              O            08/01/32
    0


    7888937          E82/G02             F          103,000.00         ZZ
                                         360        102,913.46          1
                                       6.875            676.64         59
                                       6.625            676.64
    WEST LAFAYETTE   IN   47906          2            07/26/02         00
    0400663829                           05           09/01/02          0
    0400663829                           O            08/01/32
    0


    7888955          E82/G02             F           92,650.00         ZZ
                                         360         92,577.72          1
                                       7.250            632.04         50
                                       7.000            632.04
    BRECKENRIDGE     CO   80424          2            07/24/02         00
    0400653226                           01           09/01/02          0
    1513256                              N            08/01/32
    0


    7888963          E82/G02             F          225,000.00         ZZ
                                         360        224,824.48          1
                                       7.250          1,534.90         57
                                       7.000          1,534.90
    OCEAN TOWNSHIP   NJ   07711          5            07/22/02         00
    0400652558                           05           09/01/02          0
    0400652558                           O            08/01/32
    0


    7888967          E82/G02             F          101,000.00         ZZ
                                         360        100,913.05          1
                                       6.750            655.08         54
                                       6.500            655.08
    WEST COVINA      CA   91792          2            07/26/02         00
    0400665659                           05           09/01/02          0
    1928598                              O            08/01/32
    0


1


    7888983          E82/G02             F          160,000.00         ZZ
                                         360        159,865.58          1
                                       6.875          1,051.09         77
                                       6.625          1,051.09
    DOUGLASVILLE     GA   30134          2            07/26/02         00
    0400656328                           05           09/01/02          0
    0400656328                           O            08/01/32
    0


    7889027          E82/G02             F           94,700.00         ZZ
                                         360         94,622.38          1
                                       7.000            630.04         62
                                       6.750            630.04
    COLORADO SPRING  CO   80918          2            07/18/02         00
    0400647491                           03           09/01/02          0
    1607142                              N            08/01/32
    0


    7889041          E82/G02             F           93,300.00         ZZ
                                         360         93,146.52          1
                                       7.000            620.73         66
                                       6.750            620.73
    GREENSBORO       NC   27406          2            07/25/02         00
    0400658183                           05           09/01/02          0
    1884679                              O            08/01/32
    0


    7889611          P67/G02             F          240,000.00         ZZ
                                         360        239,800.00          3
                                       7.000          1,596.73         80
                                       6.750          1,596.73
    CLINTON          MA   01510          5            07/22/02         00
    0434355236                           05           09/01/02          0
    B52                                  O            08/01/32
    0


    7889613          L76/G02             F          130,000.00         ZZ
                                         360        129,882.48          1
                                       6.500            821.69         90
                                       6.250            821.69
    FARIBAULT        MN   55021          5            07/24/02         11
    0434348348                           05           09/01/02         25
    9506948                              O            08/01/32
    0


    7889615          L76/G02             F           98,350.00         ZZ
                                         360         98,265.32          1
                                       6.750            637.90         80
                                       6.500            637.90
1


    KANSAS CITY      MO   64137          5            07/24/02         00
    0434349221                           05           09/01/02          0
    9506799                              O            08/01/32
    0


    7889693          998/998             F          119,200.00         ZZ
                                         360        118,763.12          1
                                       7.625            843.69         80
                                       7.375            843.69
    VERNON           MI   48476          1            03/25/02         00
    3844377                              05           05/01/02          0
    3844377                              O            04/01/32
    0


    7889697          998/998             F          130,500.00         ZZ
                                         360        130,305.71          1
                                       7.500            912.47         90
                                       7.250            912.47
    ROME             NY   13440          5            06/14/02         11
    4699043                              05           08/01/02         25
    4699043                              O            07/01/32
    0


    7889703          998/998             F          100,170.00         ZZ
                                         360        100,024.54          3
                                       7.625            709.00         90
                                       7.375            709.00
    NEWBURGH         NY   12550          1            06/17/02         10
    4769397                              05           08/01/02         25
    4769397                              O            07/01/32
    0


    7889707          998/998             F          197,600.00         ZZ
                                         360        197,298.37          1
                                       7.375          1,364.77         80
                                       7.125          1,364.77
    DES PLAINES      IL   60018          1            06/07/02         00
    4861123                              05           08/01/02          0
    4861123                              O            07/01/32
    0


    7889711          998/998             F          166,950.00         ZZ
                                         360        166,707.57          4
                                       7.625          1,181.66         90
                                       7.375          1,181.66
    PHILADELPHIA     PA   19147          1            06/20/02         11
    4945787                              05           08/01/02         25
    4945787                              N            07/01/32
    0
1




    7889713          998/998             F          166,950.00         ZZ
                                         360        166,707.57          4
                                       7.625          1,181.66         90
                                       7.375          1,181.66
    PHILADELPHIA     PA   19147          1            06/20/02         10
    4945807                              05           08/01/02         25
    4945807                              N            07/01/32
    0


    7889715          998/998             F          170,010.00         ZZ
                                         360        169,763.12          4
                                       7.625          1,203.32         90
                                       7.375          1,203.32
    PHILADELPHIA     PA   19147          1            06/20/02         10
    4945817                              05           08/01/02         25
    4945817                              N            07/01/32
    0


    7889891          P01/G02             F           94,500.00         ZZ
                                         360         94,426.28          2
                                       7.250            644.66         90
                                       7.000            644.66
    WALDEN           NY   12586          1            07/18/02         04
    0434346391                           05           09/01/02         25
    02001721                             N            08/01/32
    0


    7889895          883/G02             F          192,800.00         ZZ
                                         360        192,634.00          1
                                       6.750          1,250.50         80
                                       6.500          1,250.50
    WEST CAPE CORAL  FL   33993          4            07/24/02         00
    0434346433                           05           09/01/02          0
    05012824                             O            08/01/32
    0


    7889933          A52/G02             F          160,245.00         ZZ
                                         360        160,129.02          1
                                       7.625          1,134.20         90
                                       7.375          1,134.20
    MARIETTA         GA   30064          5            07/25/02         11
    0434339917                           03           09/01/02         30
    19862                                O            08/01/32
    0


    7889973          W30/G02             F          336,000.00         ZZ
                                         360        335,731.31          3
1


                                       7.125          2,263.69         80
                                       6.875          2,263.69
    QUINCY           MA   02169          5            07/12/02         00
    0434446209                           05           09/01/02          0
    02070073                             O            08/01/32
    0


    7889977          A52/G02             F           92,000.00         ZZ
                                         360         91,702.09          1
                                       6.500            581.50         77
                                       6.250            581.50
    LITHONIA         GA   30058          2            07/23/02         00
    0434340980                           05           09/01/02          0
    19508                                O            08/01/32
    0


    7890253          M27/G02             F          130,500.00         ZZ
                                         360        130,403.16          1
                                       7.500            912.47         90
                                       7.250            912.47
    MT. JULIET       TN   37122          1            07/22/02         01
    0434362141                           05           09/01/02         25
    5000112004                           O            08/01/32
    0


    7890331          J40/G02             F          179,200.00         ZZ
                                         360        179,060.21          1
                                       7.250          1,222.46         80
                                       7.000          1,222.46
    RINCON           GA   31326          5            06/28/02         00
    0434343075                           05           09/01/02          0
    7748364                              O            08/01/32
    0


    7890411          X08/G02             F          181,600.00         ZZ
                                         360        181,447.44          1
                                       6.875          1,192.98         80
                                       6.625          1,192.98
    SALT LAKE CITY   UT   84109          1            07/12/02         00
    0434354114                           05           09/01/02          0
    6010113                              O            08/01/32
    0


    7890451          783/G02             F          119,700.00         ZZ
                                         360        119,596.93          1
                                       6.750            776.38         90
                                       6.500            776.38
    ELLENSBURG       WA   98926          1            07/24/02         12
    0434355087                           05           09/01/02         25
1


    9429990070                           O            08/01/32
    0


    7890497          N47/G02             F          168,000.00         ZZ
                                         360        167,844.40          1
                                       6.375          1,048.10         80
                                       6.125          1,048.10
    ROSEVILLE        CA   95678          1            07/19/02         00
    0434342606                           05           09/01/02          0
    20221048                             O            08/01/32
    0


    7890577          N47/G02             F          124,000.00         ZZ
                                         360        123,900.84          1
                                       7.125            835.41         80
                                       6.875            835.41
    CHICO            CA   95926          1            07/18/02         00
    0434342861                           05           09/01/02          0
    20120697                             N            08/01/32
    0


    7891023          N74/G02             F          166,400.00         ZZ
                                         360        166,260.20          1
                                       6.875          1,093.13         80
                                       6.625          1,093.13
    SPRING           TX   77379          5            07/26/02         00
    0434349874                           03           09/01/02          0
    0030503010                           O            08/01/32
    0


    7891615          X67/G02             F          166,500.00         ZZ
                                         360        166,376.44          2
                                       7.500          1,164.19         90
                                       7.250          1,164.19
    AMHERST          NH   03031          1            07/15/02         11
    0434361630                           07           09/01/02         25
    00240695                             N            08/01/32
    0


    7891653          G34/G02             F          155,000.00         ZZ
                                         360        154,879.09          1
                                       7.250          1,057.37         80
                                       7.000          1,057.37
    KRUM             TX   76249          1            07/18/02         00
    0434357117                           05           09/01/02          0
    85204385                             O            08/01/32
    0


1


    7891811          K31/G02             F          117,600.00         ZZ
                                         360        117,517.00          2
                                       7.750            842.50         70
                                       7.500            842.50
    LILBURN          GA   30047          5            07/22/02         00
    0434347118                           05           09/01/02          0
    601435                               N            08/01/32
    0


    7892135          E22/G02             F          209,000.00         ZZ
                                         360        208,824.42          1
                                       6.875          1,372.98         95
                                       6.625          1,372.98
    GARDENA          CA   90247          1            07/21/02         04
    0414281709                           05           09/01/02         30
    0414281709                           O            08/01/32
    0


    7892143          E22/G02             F          178,500.00         ZZ
                                         360        178,353.69          1
                                       7.000          1,187.56         86
                                       6.750          1,187.56
    MIAMI            FL   33196          1            07/30/02         01
    0414304675                           05           09/01/02         12
    0414304675                           O            08/01/32
    0


    7892151          E22/G02             F          120,000.00         ZZ
                                         360        119,888.86          1
                                       6.375            748.64         73
                                       6.125            748.64
    OTIS             CO   80743          2            07/25/02         00
    0414310292                           05           09/01/02          0
    0414310292                           O            08/01/32
    0


    7892159          E22/G02             F          123,400.00         ZZ
                                         360        123,298.85          1
                                       7.000            820.98         85
                                       6.750            820.98
    DAVISON          MI   48423          1            07/30/02         01
    0414334367                           05           09/01/02         12
    0414334367                           O            08/01/32
    0


    7892167          E22/G02             F           70,400.00         ZZ
                                         360         70,305.21          1
                                       8.000            516.57         80
                                       7.750            516.57
1


    HOMESTEAD        FL   33033          1            06/27/02         00
    0414344697                           09           08/01/02          0
    0414344697                           N            07/01/32
    0


    7892215          E22/G02             F          215,200.00         ZZ
                                         360        215,040.29          3
                                       7.500          1,504.71         79
                                       7.250          1,504.71
    HUNTINGTON PARK  CA   90255          2            07/23/02         00
    0414394981                           05           09/01/02          0
    0414394981                           O            08/01/32
    0


    7892223          E22/G02             F           83,600.00         ZZ
                                         360         83,531.48          1
                                       7.000            556.19         80
                                       6.750            556.19
    DURANGO          CO   81301          1            07/30/02         00
    0414398578                           01           09/01/02          0
    0414398578                           N            08/01/32
    0


    7892261          E22/G02             F          124,000.00         ZZ
                                         360        123,907.97          1
                                       7.500            867.03         72
                                       7.250            867.03
    COLORADO SPRING  CO   80911          5            07/25/02         00
    0414428797                           05           09/01/02          0
    0414428797                           O            08/01/32
    0


    7892275          E22/G02             F          162,000.00         ZZ
                                         360        161,860.52          1
                                       6.750          1,050.73         63
                                       6.500          1,050.73
    PARADISE         CA   95969          2            07/16/02         00
    0414434373                           05           09/01/02          0
    0414434373                           O            08/01/32
    0


    7892297          E22/G02             F          162,000.00         ZZ
                                         360        161,876.73          2
                                       7.375          1,118.89         90
                                       7.125          1,118.89
    MCHENRY          IL   60050          1            07/29/02         11
    0414449124                           05           09/01/02         25
    0414449124                           N            08/01/32
    0
1




    7892349          E22/G02             F          153,600.00         ZZ
                                         360        153,467.75          1
                                       6.750            996.25         80
                                       6.500            996.25
    TUCSON           AZ   85704          5            07/24/02         00
    0414475137                           05           09/01/02          0
    0414475137                           O            08/01/32
    0


    7892351          E22/G02             F          208,800.00         ZZ
                                         360        208,641.12          1
                                       7.375          1,442.13         80
                                       7.125          1,442.13
    ESTACADA         OR   97203          2            07/24/02         00
    0414475384                           05           09/01/02          0
    0414475384                           O            08/01/32
    0


    7892383          E22/G02             F           68,000.00         ZZ
                                         360         67,946.95          1
                                       7.250            463.88         80
                                       7.000            463.88
    VERO BEACH       FL   32962          1            07/30/02         00
    0414489328                           05           09/01/02          0
    0414489328                           N            08/01/32
    0


    7892387          E22/G02             F          153,000.00         ZZ
                                         360        152,865.01          1
                                       6.625            979.68         63
                                       6.375            979.68
    BOISE            ID   83709          1            07/26/02         00
    0414491837                           03           09/01/02          0
    0414491837                           O            08/01/32
    0


    7892395          E22/G02             F          156,700.00         ZZ
                                         360        156,580.76          1
                                       7.375          1,082.29         95
                                       7.125          1,082.29
    RANCHO CUCAMONG  CA   91701          5            07/25/02         11
    0414494898                           09           09/01/02         30
    0414494898                           O            08/01/32
    0


    7892405          E22/G02             F          173,472.00         E
                                         360        173,336.68          1
1


                                       7.250          1,183.38         80
                                       7.000          1,183.38
    VERO BEACH       FL   32962          1            07/30/02         00
    0414498022                           03           09/01/02          0
    0414498022                           N            08/01/32
    0


    7892423          E22/G02             F          161,200.00         E
                                         360        161,074.25          1
                                       7.250          1,099.67         80
                                       7.000          1,099.67
    VERO BEACH       FL   32962          1            07/30/02         00
    0414506865                           03           09/01/02          0
    0414506865                           N            08/01/32
    0


    7892433          E22/G02             F          186,500.00         ZZ
                                         360        186,347.13          1
                                       7.000          1,240.79         75
                                       6.750          1,240.79
    LANSING          MI   48906          2            07/25/02         00
    0414508077                           05           09/01/02          0
    0414508077                           O            08/01/32
    0


    7892463          E22/G02             F          115,110.00         ZZ
                                         360        115,020.21          1
                                       7.250            785.25         90
                                       7.000            785.25
    BRANDON          FL   33511          1            07/30/02         01
    0414535773                           03           09/01/02         25
    0414535773                           N            08/01/32
    0


    7892465          E22/G02             F          103,920.00         ZZ
                                         360        103,834.82          1
                                       7.000            691.38         80
                                       6.750            691.38
    EUGENE           OR   97404          1            07/24/02         00
    0414537688                           05           09/01/02          0
    0414537688                           N            08/01/32
    0


    7892473          E22/G02             F          180,000.00         ZZ
                                         360        179,866.41          1
                                       7.500          1,258.59         80
                                       7.250          1,258.59
    FRISCO           TX   75035          5            07/25/02         00
    0414541771                           03           09/01/02          0
1


    0414541771                           O            08/01/32
    0


    7892503          E22/G02             F           62,400.00         ZZ
                                         360         62,319.15          1
                                       7.750            447.04         80
                                       7.500            447.04
    DENVER           CO   80231          1            07/30/02         00
    0414565036                           01           09/01/02          0
    0414565036                           N            08/01/32
    0


    7892509          E22/G02             F          168,000.00         ZZ
                                         360        167,844.40          2
                                       6.375          1,048.10         80
                                       6.125          1,048.10
    EUGENE           OR   97408          1            07/25/02         00
    0414591917                           05           09/01/02          0
    0414591917                           N            08/01/32
    0


    7892533          E82/G02             F           67,000.00         ZZ
                                         360         66,947.73          1
                                       7.250            457.06         60
                                       7.000            457.06
    JONESBORO        GA   30238          2            07/29/02         00
    0400666434                           05           09/01/02          0
    1603126                              N            08/01/32
    0


    7892635          X05/G02             F          312,000.00         ZZ
                                         360        311,768.45          3
                                       7.500          2,181.55         80
                                       7.250          2,181.55
    NATIONAL CITY    CA   91950          1            07/19/02         00
    0434461455                           05           09/01/02          0
    01207096                             N            08/01/32
    0


    7892701          U05/G02             F          130,400.00         ZZ
                                         360        130,205.84          1
                                       7.500            911.78         80
                                       7.250            911.78
    THE WOODLANDS    TX   77381          2            06/27/02         00
    0434352225                           03           08/01/02          0
    3239901                              O            07/01/32
    0


1


    7892703          952/G02             F          216,400.00         ZZ
                                         360        216,222.62          1
                                       7.000          1,439.71         79
                                       6.750          1,439.71
    VALRICO          FL   33594          1            07/26/02         00
    0434344651                           03           09/01/02          0
    20027839                             O            08/01/32
    0


    7892821          737/G02             F          112,500.00         ZZ
                                         360        112,420.60          1
                                       7.750            805.96         71
                                       7.500            805.96
    ATLANTA          GA   30337          5            07/25/02         00
    0434340451                           05           09/01/02          0
    2072299                              N            08/01/32
    0


    7892837          E86/G02             F          170,000.00         ZZ
                                         360        169,791.67          1
                                       7.000          1,131.01         46
                                       6.750          1,131.01
    AUBURN           NH   03032          1            07/23/02         00
    0434358669                           05           09/01/02          0
    0000203242                           O            08/01/32
    0


    7892913          696/G02             F          160,000.00         ZZ
                                         360        159,868.85          1
                                       7.000          1,064.48         31
                                       6.750          1,064.48
    VIENNA           VA   22182          2            07/26/02         00
    0434343646                           03           09/01/02          0
    30102094                             O            08/01/32
    0


    7893093          642/G02             F           91,949.00         ZZ
                                         360         91,875.47          1
                                       7.125            619.48         80
                                       6.875            619.48
    TAMARAC          FL   33321          2            07/25/02         00
    0434366357                           05           09/01/02          0
    07102402                             O            08/01/32
    0


    7893181          P44/G02             F          186,400.00         ZZ
                                         360        186,243.40          1
                                       6.875          1,224.52         80
                                       6.625          1,224.52
1


    BROCKTON         MA   02301          5            07/26/02         00
    0434347373                           05           09/01/02          0
    1                                    O            08/01/32
    0


    7893259          E76/G02             F          189,900.00         ZZ
                                         360        189,732.46          1
                                       6.625          1,215.95         80
                                       6.375          1,215.95
    LITTLETON        CO   80127          1            07/29/02         00
    0434353074                           05           09/01/02          0
    10015285                             O            08/01/32
    0


    7893539          B57/G02             F           89,000.00         ZZ
                                         360         88,938.75          4
                                       7.875            645.31         81
                                       7.625            645.31
    BUCKEYE          AZ   85326          2            07/23/02         14
    0434367280                           05           09/01/02         12
    20000448                             N            08/01/32
    0


    7893615          T44/G02             F           89,010.00         ZZ
                                         360         88,943.94          1
                                       7.500            622.37         90
                                       7.250            622.37
    PAHRUMP          NV   89048          1            07/17/02         04
    0434393369                           05           09/01/02         25
    1047718                              O            08/01/32
    0


    7893851          K15/G02             F          120,000.00         ZZ
                                         360        119,910.94          1
                                       7.500            839.06         80
                                       7.250            839.06
    AURORA           OH   44202          5            07/22/02         00
    0434343430                           05           09/01/02          0
    028605500463                         N            08/01/32
    0


    7893937          N47/G02             F          168,450.00         ZZ
                                         360        168,311.92          1
                                       7.000          1,120.70         85
                                       6.750          1,120.70
    CANTON           GA   30114          1            07/18/02         12
    0434355657                           05           09/01/02         25
    40121123                             O            08/01/32
    0
1




    7894095          K15/G02             F           94,500.00         ZZ
                                         360         94,433.30          1
                                       7.750            677.01         90
                                       7.500            677.01
    ALBION           MI   49224          5            07/26/02         11
    0434342440                           05           09/01/02         25
    036305306924                         O            08/01/32
    0


    7894115          K15/G02             F          115,900.00         ZZ
                                         360        115,818.20          2
                                       7.750            830.32         95
                                       7.500            830.32
    CHICOPEE         MA   01013          5            07/26/02         11
    0434403226                           05           09/01/02         30
    037805315866                         O            08/01/32
    0


    7895323          B76/G02             F           96,200.00         ZZ
                                         360         96,132.10          3
                                       7.750            689.19         90
                                       7.500            689.19
    LANSING          MI   48910          1            07/23/02         10
    0434369849                           05           09/01/02         25
    0004487971                           N            08/01/32
    0


    7895691          E11/G02             F          131,550.00         ZZ
                                         360        131,449.90          1
                                       7.375            908.58         80
                                       7.125            908.58
    PLYMOUTH         MN   55446          1            07/26/02         00
    0434394441                           01           09/01/02          0
    000200146105                         N            08/01/32
    0


    7895773          M66/G02             F          213,300.00         ZZ
                                         360        213,153.20          1
                                       7.875          1,546.58         90
                                       7.625          1,546.58
    EVESHAM TOWNSHI  NJ   08053          1            07/08/02         11
    0434357901                           05           09/01/02         25
    1022000527                           O            08/01/32
    0


    7897557          E22/G02             F          137,750.00         ZZ
                                         360        137,639.84          1
1


                                       7.125            928.05         95
                                       6.875            928.05
    HUNTERSVILLE     NC   28078          2            07/26/00         10
    0414064519                           01           09/01/02         30
    0414064519                           O            08/01/32
    0


    7897571          E22/G02             F          120,000.00         ZZ
                                         360        119,904.04          1
                                       7.125            808.46         58
                                       6.875            808.46
    MIRAMAR          FL   33027          1            07/31/02         00
    0414183715                           03           09/01/02          0
    0414183715                           O            08/01/32
    0


    7897585          E22/G02             F           60,000.00         ZZ
                                         360         59,952.02          1
                                       7.125            404.23         32
                                       6.875            404.23
    WHITTIER         NC   28789          5            07/26/02         00
    0414217018                           05           09/01/02          0
    0414217018                           O            08/01/32
    0


    7897621          E22/G02             F          165,000.00         ZZ
                                         360        164,874.45          1
                                       7.375          1,139.61         76
                                       7.125          1,139.61
    MCKINNEY         TX   75071          5            07/25/02         00
    0414302760                           05           09/01/02          0
    0414302760                           O            08/01/32
    0


    7897647          E22/G02             F          161,910.00         ZZ
                                         360        161,795.73          1
                                       7.750          1,159.94         90
                                       7.500          1,159.94
    DAYTON           OH   45427          1            07/31/02         04
    0414332627                           05           09/01/02         30
    0414332627                           O            08/01/32
    0


    7897653          E22/G02             F          119,900.00         ZZ
                                         360        119,817.48          1
                                       7.875            869.36         80
                                       7.625            869.36
    LIBERTY          KY   42539          5            07/26/02         00
    0414339192                           05           09/01/02          0
1


    0414339192                           O            08/01/32
    0


    7897655          E22/G02             F          120,600.00         ZZ
                                         360        120,517.01          4
                                       7.875            874.43         90
                                       7.625            874.43
    GRETNA           LA   70056          1            07/31/02         01
    0414339317                           05           09/01/02         25
    0414339317                           N            08/01/32
    0


    7897683          E22/G02             F          170,000.00         ZZ
                                         360        169,876.96          1
                                       7.625          1,203.25         85
                                       7.375          1,203.25
    ORLANDO          FL   32812          5            07/26/02         01
    0414370858                           05           09/01/02         12
    0414370858                           O            08/01/32
    0


    7897689          E22/G02             F          130,160.00         ZZ
                                         360        130,045.16          1
                                       6.625            833.43         80
                                       6.375            833.43
    FRISCO           TX   75035          1            07/31/02         00
    0414374231                           03           09/01/02          0
    0414374231                           O            08/01/32
    0


    7897731          E22/G02             F          224,000.00         ZZ
                                         360        223,811.81          1
                                       6.875          1,471.52         80
                                       6.625          1,471.52
    LAKEWOOD         CA   90712          5            07/26/02         00
    0414404350                           05           09/01/02          0
    0414404350                           O            08/01/32
    0


    7897733          E22/G02             F           59,200.00         ZZ
                                         360         59,151.47          1
                                       7.000            393.86         80
                                       6.750            393.86
    MILLVILLE        NJ   08332          1            07/31/02         00
    0414404871                           05           09/01/02          0
    0414404871                           O            08/01/32
    0


1


    7897749          E22/G02             F          163,200.00         ZZ
                                         360        163,062.89          1
                                       6.875          1,072.11         80
                                       6.625          1,072.11
    SALT LAKE CITY   UT   84108          5            07/16/02         00
    0414416222                           05           09/01/02          0
    0414416222                           O            08/01/32
    0


    7897771          E22/G02             F           96,000.00         ZZ
                                         360         95,925.11          1
                                       7.250            654.89         80
                                       7.000            654.89
    MIAMI            FL   33175          1            07/31/02         00
    0414427328                           01           09/01/02          0
    0414427328                           O            08/01/32
    0


    7897787          E22/G02             F          209,600.00         ZZ
                                         360        209,432.39          1
                                       7.125          1,412.11         80
                                       6.875          1,412.11
    DISCOVERY BAY    CA   94514          1            07/13/02         00
    0414435925                           05           09/01/02          0
    0414435925                           N            08/01/32
    0


    7897845          E22/G02             F          109,250.00         ZZ
                                         360        109,172.89          1
                                       7.750            782.68         94
                                       7.500            782.68
    IRONDALE         AL   35210          5            07/26/02         10
    0414452763                           05           09/01/02         30
    0414452763                           O            08/01/32
    0


    7897865          E22/G02             F          221,250.00         ZZ
                                         360        221,064.12          1
                                       6.875          1,453.46         74
                                       6.625          1,453.46
    DENVER           CO   80209          5            07/26/02         00
    0414459933                           05           09/01/02          0
    0414459933                           O            08/01/32
    0


    7897933          E22/G02             F           75,000.00         ZZ
                                         360         74,936.99          1
                                       6.875            492.70         52
                                       6.625            492.70
1


    MIAMI            FL   33144          5            07/26/02         00
    0414480426                           05           09/01/02          0
    0414480426                           O            08/01/32
    0


    7897935          E22/G02             F          171,000.00         ZZ
                                         360        170,879.31          1
                                       7.750          1,225.06         95
                                       7.500          1,225.06
    LEWISVILLE       TX   75067          1            07/31/02         01
    0414480608                           05           09/01/02         35
    0414480608                           O            08/01/32
    0


    7897943          E22/G02             F          221,000.00         ZZ
                                         360        220,835.99          1
                                       7.500          1,545.26         85
                                       7.250          1,545.26
    CORAL SPRINGS    FL   33076          5            07/26/02         04
    0414482315                           03           09/01/02         12
    0414482315                           O            08/01/32
    0


    7897951          E22/G02             F           79,200.00         ZZ
                                         360         79,141.22          1
                                       7.500            553.78         90
                                       7.250            553.78
    WETMORE          CO   81253          5            07/26/02         01
    0414485888                           05           09/01/02         25
    0414485888                           O            08/01/32
    0


    7897967          E22/G02             F          216,000.00         ZZ
                                         360        215,847.55          1
                                       7.750          1,547.45         90
                                       7.500          1,547.45
    ROCHESTER        MI   48306          1            07/31/02         01
    0414491456                           29           09/01/02         30
    0414491456                           O            08/01/32
    0


    7897975          E22/G02             F          378,000.00         ZZ
                                         360        377,662.50          1
                                       7.500          2,643.03         80
                                       7.250          2,643.03
    WEATHERFORD      TX   76088          4            07/26/02         00
    0414499913                           05           09/01/02          0
    0414499913                           O            08/01/32
    0
1




    7897979          E22/G02             F          124,087.00         ZZ
                                         360        123,985.29          1
                                       7.000            825.55         80
                                       6.750            825.55
    SPARKS           NV   89436          1            07/26/02         00
    0414501437                           03           09/01/02          0
    0414501437                           O            08/01/32
    0


    7897987          E22/G02             F          152,000.00         ZZ
                                         360        151,838.41          1
                                       7.625          1,075.85         95
                                       7.375          1,075.85
    WILDWOOD         IL   60030          5            07/26/02         01
    0414505321                           05           09/01/02         30
    0414505321                           O            08/01/32
    0


    7897999          E22/G02             F          145,000.00         ZZ
                                         360        144,868.92          1
                                       6.500            916.50         76
                                       6.250            916.50
    ROUND ROCK       TX   78681          5            07/26/02         00
    0414809000                           03           09/01/02          0
    0414509000                           O            08/01/32
    0


    7898019          E22/G02             F          175,000.00         ZZ
                                         360        174,849.33          1
                                       6.750          1,135.05         67
                                       6.500          1,135.05
    GRASS VALLEY     CA   95945          1            07/29/02         00
    0414515452                           05           09/01/02          0
    0414515452                           O            08/01/32
    0


    7898027          E22/G02             F          136,000.00         ZZ
                                         360        135,888.52          1
                                       7.000            904.81         80
                                       6.750            904.81
    MARBLE FALLS     TX   78654          5            07/26/02         00
    0414519322                           05           09/01/02          0
    0414519322                           O            08/01/32
    0


    7898051          E22/G02             F          164,000.00         ZZ
                                         360        163,858.80          1
1


                                       6.750          1,063.70         80
                                       6.500          1,063.70
    MCKINNEY         TX   75070          5            07/26/02         00
    0414529503                           05           09/01/02          0
    0414529503                           O            08/01/32
    0


    7898091          E22/G02             F           90,000.00         ZZ
                                         360         89,922.51          1
                                       6.750            583.74         34
                                       6.500            583.74
    FORT WORTH       TX   76116          2            07/31/02         00
    0414550905                           05           09/01/02          0
    0414550905                           O            08/01/32
    0


    7898093          E22/G02             F           96,000.00         ZZ
                                         360         95,919.35          1
                                       6.875            630.65         80
                                       6.625            630.65
    HOUSTON          TX   77064          1            07/30/02         00
    0414551606                           03           09/01/02          0
    0414551606                           O            08/01/32
    0


    7898107          E22/G02             F          127,200.00         ZZ
                                         360        127,098.28          1
                                       7.125            856.97         80
                                       6.875            856.97
    FORT WORTH       TX   76137          1            07/31/02         00
    0414557553                           05           09/01/02          0
    0414557553                           O            08/01/32
    0


    7898109          E22/G02             F          192,000.00         ZZ
                                         360        191,842.62          1
                                       7.000          1,277.38         80
                                       6.750          1,277.38
    FEDERAL WAY      WA   98023          5            07/26/02         00
    0414558049                           05           09/01/02          0
    0414558049                           O            08/01/32
    0


    7898111          E22/G02             F          121,800.00         ZZ
                                         360        121,692.54          1
                                       6.625            779.90         80
                                       6.375            779.90
    EAGLE            ID   83616          1            07/30/02         00
    0414558627                           03           09/01/02          0
1


    0414558627                           O            08/01/32
    0


    7898113          E22/G02             F          198,550.00         ZZ
                                         360        198,550.00          1
                                       6.750          1,287.79         95
                                       6.500          1,287.79
    SACRAMENTO       CA   95842          1            07/30/02         01
    0414558775                           05           10/01/02         30
    0414558775                           O            09/01/32
    0


    7898117          E22/G02             F          126,500.00         ZZ
                                         360        126,401.32          1
                                       7.250            862.95         80
                                       7.000            862.95
    AUBURN           MA   01501          5            07/26/02         00
    0414560458                           05           09/01/02          0
    0414560458                           O            08/01/32
    0


    7898125          E22/G02             F           52,915.00         ZZ
                                         360         52,873.73          1
                                       7.250            360.97         95
                                       7.000            360.97
    PORT RICHEY      FL   34668          1            07/31/02         01
    0414562975                           05           09/01/02         30
    0414562975                           O            08/01/32
    0


    7898127          E22/G02             F           81,500.00         ZZ
                                         360         81,443.91          1
                                       7.875            590.93         66
                                       7.625            590.93
    ARLINGTON        TX   76013          2            07/31/02         00
    0414563213                           05           09/01/02          0
    0414563213                           N            08/01/32
    0


    7898147          E22/G02             F          249,300.00         ZZ
                                         360        249,119.56          1
                                       7.625          1,764.53         90
                                       7.375          1,764.53
    HOBE SOUND       FL   33455          1            07/31/02         01
    0414574962                           03           09/01/02         25
    0414574962                           O            08/01/32
    0


1


    7898153          E22/G02             F          430,000.00         ZZ
                                         360        429,611.28          1
                                       6.500          2,717.89         80
                                       6.250          2,717.89
    SANDY            UT   84093          2            07/26/02         00
    0414577833                           05           09/01/02          0
    0414577833                           O            08/01/32
    0


    7898159          E22/G02             F          148,520.00         ZZ
                                         360        148,395.23          1
                                       6.875            975.67         80
                                       6.625            975.67
    MIAMI            FL   33155          1            07/31/02         00
    0414580399                           05           09/01/02          0
    0414580399                           O            08/01/32
    0


    7898371          U05/G02             F          384,000.00         ZZ
                                         360        383,692.92          1
                                       7.125          2,587.08         80
                                       6.875          2,587.08
    DALLAS           TX   75229          5            07/02/02         00
    0434505897                           05           09/01/02          0
    3238173                              O            08/01/32
    0


    7898375          F25/G02             F          330,000.00         ZZ
                                         360        330,000.00          1
                                       6.875          2,167.87         69
                                       6.625          2,167.87
    NEW CITY         NY   10956          2            07/30/02         00
    0434391462                           05           10/01/02          0
    R0206086                             O            09/01/32
    0


    7898411          M18/G02             F          127,300.00         ZZ
                                         360        127,187.68          1
                                       6.625            815.12         95
                                       6.375            815.12
    LOS ANGELES (TU  CA   91042          1            07/16/02         04
    0434372942                           01           09/01/02         30
    980101948                            O            08/01/32
    0


    7899377          X72/G02             F          133,500.00         ZZ
                                         360        133,403.38          1
                                       7.625            944.90         75
                                       7.375            944.90
1


    ENGLEWOOD        CO   80110          1            07/31/02         00
    0434355855                           05           09/01/02          0
    11022064                             N            08/01/32
    0


    7899551          737/G02             F           99,000.00         ZZ
                                         360         98,933.57          4
                                       8.000            726.43         90
                                       7.750            726.43
    CHATTANOOGA      TN   37405          1            07/26/02         01
    0434410650                           05           09/01/02         25
    2075554                              N            08/01/32
    0


    7899855          477/G02             F          122,400.00         ZZ
                                         360        122,292.01          1
                                       6.625            783.74         80
                                       6.375            783.74
    HILLSBORO        OR   97124          2            07/11/02         00
    0434346995                           05           09/01/02          0
    226025                               O            08/01/32
    0


    7900911          U05/G02             F          156,750.00         ZZ
                                         360        156,624.98          1
                                       7.125          1,055.72         80
                                       6.875          1,055.72
    FRISCO           TX   75035          2            07/10/02         00
    0434352092                           05           09/01/02          0
    3242858                              O            08/01/32
    0


    7901141          E47/G02             F          207,000.00         ZZ
                                         360        206,826.10          1
                                       6.875          1,359.84         55
                                       6.625          1,359.84
    OLMOS PARK       TX   78212          5            07/15/02         00
    0434528220                           05           09/01/02          0
    7362511279                           O            08/01/32
    0


    7901507          738/G02             F          159,000.00         ZZ
                                         360        158,866.42          1
                                       6.875          1,044.52         90
                                       6.625          1,044.52
    WESTON           FL   33327          1            07/24/02         12
    0434376455                           09           09/01/02         25
    40489591                             O            08/01/32
    0
1




    7901509          Q87/G02             F          151,500.00         ZZ
                                         360        151,366.34          1
                                       6.625            970.07         90
                                       6.375            970.07
    MONROEVILLE      AL   36460          5            07/26/02         10
    0434378634                           05           09/01/02         25
    TUTE01                               O            08/01/32
    0


    7901539          E57/G02             F          215,900.00         ZZ
                                         360        215,718.62          1
                                       6.875          1,418.31         80
                                       6.625          1,418.31
    ANAHEIM          CA   92805          5            07/25/02         00
    0434359659                           05           09/01/02          0
    17003442                             O            08/01/32
    0


    7901611          M27/G02             F          180,000.00         ZZ
                                         360        179,856.06          1
                                       7.125          1,212.69         64
                                       6.875          1,212.69
    SAVANNAH         GA   31405          2            07/25/02         00
    0434358693                           05           09/01/02          0
    500791184                            O            08/01/32
    0


    7902783          W02/G02             F           70,625.00         ZZ
                                         360         70,564.20          1
                                       6.750            458.07         55
                                       6.500            458.07
    LANTANA          FL   33462          5            07/23/02         00
    0434409785                           05           09/01/02          0
    1001298511                           O            08/01/32
    0


    7902817          W02/G02             F          118,800.00         ZZ
                                         360        118,700.20          1
                                       6.875            780.43         90
                                       6.625            780.43
    CAPE CORAL       FL   33990          5            07/23/02         12
    0434354833                           05           09/01/02         25
    1001325380                           O            08/01/32
    0


    7902915          E47/G02             F          121,000.00         ZZ
                                         360        120,900.81          1
1


                                       7.000            805.02         80
                                       6.750            805.02
    MECHANICSVILLE   MD   20659          1            07/19/02         00
    0434376299                           09           09/01/02          0
    7342510161                           O            08/01/32
    0


    7903211          E22/G02             F          166,500.00         ZZ
                                         360        166,388.28          1
                                       8.000          1,221.72         90
                                       7.750          1,221.72
    EMIGRANT         MT   59027          2            07/22/02         01
    0414316240                           05           09/01/02         30
    0414316240                           O            08/01/32
    0


    7903275          E22/G02             F          119,800.00         ZZ
                                         360        119,800.00          1
                                       7.500            837.66         90
                                       7.250            837.66
    DALLAS           TX   75209          1            08/01/02         01
    0414487355                           05           10/01/02         25
    0414487355                           O            09/01/32
    0


    7903283          E22/G02             F          124,000.00         ZZ
                                         360        123,907.97          1
                                       7.500            867.03         90
                                       7.250            867.03
    GRAND BLANC      MI   48439          1            08/01/02         01
    0414503144                           05           09/01/02         25
    0414503144                           O            08/01/32
    0


    7903301          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       7.750            902.68         90
                                       7.500            902.68
    PLAINWELL        MI   49080          1            08/01/02         04
    0414546846                           05           10/01/02         25
    0414546846                           N            09/01/32
    0


    7903305          E22/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
                                       7.875            228.40         90
                                       7.625            228.40
    PLAINWELL        MI   49080          1            08/01/02         04
    0414547273                           05           10/01/02         25
1


    0414547273                           N            09/01/32
    0


    7903313          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.750          1,945.79         78
                                       6.500          1,945.79
    GRASS VALLEY     CA   95945          1            07/29/02         00
    0414575001                           05           10/01/02          0
    0414575001                           O            09/01/32
    0


    7903327          E22/G02             F          151,200.00         ZZ
                                         360        151,095.95          1
                                       7.875          1,096.30         90
                                       7.625          1,096.30
    BELLEAIR BEACH   FL   33786          1            08/01/02         04
    0414607770                           01           09/01/02         25
    0414607770                           O            08/01/32
    0


    7903341          E82/G02             F          187,500.00         ZZ
                                         360        187,360.85          4
                                       7.500          1,311.03         56
                                       7.250          1,311.03
    WAKEFIELD        MA   01880          2            07/30/02         00
    0400668836                           05           09/01/02          0
    1961729                              N            08/01/32
    0


    7904989          X82/G02             F          215,200.00         ZZ
                                         360        214,854.80          1
                                       7.125          1,449.84         80
                                       6.875          1,449.84
    CHANTILLY        VA   20151          1            06/27/02         00
    0434363727                           29           08/01/02          0
    831938                               O            07/01/32
    0


    7905181          562/G02             F           92,000.00         ZZ
                                         360         91,929.99          1
                                       7.375            635.43         80
                                       7.125            635.43
    STERLING FOREST  NY   10979          1            07/31/02         00
    0434387379                           05           09/01/02          0
    297041247                            O            08/01/32
    0


1


    7905277          K15/G02             F          117,000.00         ZZ
                                         360        116,917.42          1
                                       7.750            838.20         90
                                       7.500            838.20
    NORTON           OH   44203          5            07/25/02         10
    0434358065                           05           09/01/02         25
    028005501053                         O            08/01/32
    0


    7905391          A06/G02             F          104,000.00         ZZ
                                         360        103,912.62          1
                                       6.875            683.21         80
                                       6.625            683.21
    BERKLEY          MI   48072          2            07/29/02         00
    0434374070                           05           09/01/02          0
    001000010201141                      N            08/01/32
    0


    7905533          737/G02             F          168,150.00         ZZ
                                         360        168,005.22          1
                                       6.750          1,090.62         95
                                       6.500          1,090.62
    SACRAMENTO       CA   95827          5            07/25/02         12
    0434377727                           05           09/01/02         30
    2074411                              O            08/01/32
    0


    7905721          R80/G02             F          136,800.00         ZZ
                                         360        136,698.47          4
                                       7.500            956.53         80
                                       7.250            956.53
    MESA             AZ   85204          1            07/16/02         00
    0434374997                           05           09/01/02          0
    38992                                N            08/01/32
    0


    7906377          W30/G02             F          140,000.00         ZZ
                                         360        139,888.04          1
                                       7.125            943.21         79
                                       6.875            943.21
    LYMAN            ME   04002          5            07/31/02         00
    0434363511                           05           09/01/02          0
    0589713                              O            08/01/32
    0


    7906707          E22/G02             F          138,650.00         ZZ
                                         360        138,547.10          1
                                       7.500            969.46         90
                                       7.250            969.46
1


    DAYTON           NV   89403          1            07/25/02         01
    0414188599                           03           09/01/02         30
    0414188599                           O            08/01/32
    0


    7906717          E22/G02             F          183,750.00         ZZ
                                         360        183,610.18          2
                                       7.375          1,269.12         75
                                       7.125          1,269.12
    LOS ANGELES      CA   90067          5            07/18/02         00
    0414256677                           05           09/01/02          0
    0414256677                           N            08/01/32
    0


    7906727          E22/G02             F          162,400.00         ZZ
                                         360        162,260.18          1
                                       6.750          1,053.32         80
                                       6.500          1,053.32
    RIVERSIDE        CA   92509          5            07/23/02         00
    0414285130                           05           09/01/02          0
    0414285130                           O            08/01/32
    0


    7906729          E22/G02             F          101,650.00         ZZ
                                         360        101,570.71          1
                                       7.250            693.43         95
                                       7.000            693.43
    STILLWATER       OK   74075          5            07/29/02         01
    0414289082                           03           09/01/02         30
    0414289082                           O            08/01/32
    0


    7906737          E22/G02             F          234,900.00         ZZ
                                         360        234,725.68          3
                                       7.500          1,642.45         90
                                       7.250          1,642.45
    LOS ANGELES      CA   90016          1            07/09/02         04
    0414301101                           05           09/01/02         25
    0414301101                           N            08/01/32
    0


    7906759          E22/G02             F          118,800.00         ZZ
                                         360        118,709.60          4
                                       7.375            820.52         90
                                       7.125            820.52
    TOLEDO           OH   43610          1            08/02/02         11
    0414355925                           05           09/01/02         25
    0414355925                           N            08/01/32
    0
1




    7906799          E22/G02             F           96,700.00         ZZ
                                         360         96,620.73          1
                                       7.000            643.35         85
                                       6.750            643.35
    EL PASO          TX   79936          2            07/29/02         01
    0414410472                           05           09/01/02         25
    0414410472                           O            08/01/32
    0


    7906811          E22/G02             F          134,500.00         ZZ
                                         360        134,397.66          1
                                       7.375            928.96         59
                                       7.125            928.96
    CYPRESS          TX   77433          5            07/29/02         00
    0414431627                           05           09/01/02          0
    0414431627                           O            08/01/32
    0


    7906817          E22/G02             F          118,800.00         ZZ
                                         360        118,700.20          1
                                       6.875            780.43         90
                                       6.625            780.43
    HUDSON           FL   34669          1            08/02/02         01
    0414440446                           05           09/01/02         30
    0414440446                           O            08/01/32
    0


    7906859          E22/G02             F           85,000.00         ZZ
                                         360         84,933.69          1
                                       7.250            579.85         68
                                       7.000            579.85
    LARGO            FL   33777          1            08/02/02         00
    0414478032                           05           09/01/02          0
    0414478032                           O            08/01/32
    0


    7906875          E22/G02             F          137,750.00         ZZ
                                         360        137,534.27          1
                                       6.875            904.92         95
                                       6.625            904.92
    SYLVA            NC   28723          1            08/02/02         01
    0414498691                           05           09/01/02         30
    0414498691                           O            08/01/32
    0


    7906879          E22/G02             F           93,600.00         T
                                         360         93,519.41          1
1


                                       6.750            607.09         80
                                       6.500            607.09
    ALBUQUERQUE      NM   87114          1            08/02/02         00
    0414502856                           05           09/01/02          0
    0414502856                           O            08/01/32
    0


    7906893          E22/G02             F           97,200.00         ZZ
                                         360         97,133.11          1
                                       7.875            704.77         90
                                       7.625            704.77
    ROSWELL          NM   88201          1            08/02/02         01
    0414513531                           07           09/01/02         30
    0414513531                           O            08/01/32
    0


    7906915          E22/G02             F          139,260.00         ZZ
                                         360        139,260.00          1
                                       6.875            914.84         95
                                       6.625            914.84
    BOISE            ID   83709          1            08/01/02         04
    0414536839                           05           10/01/02         30
    0414536839                           O            09/01/32
    0


    7906923          E22/G02             F          136,800.00         ZZ
                                         360        136,700.99          1
                                       7.625            968.26         90
                                       7.375            968.26
    WARWICK          RI   02889          5            07/29/02         01
    0414541201                           05           09/01/02         25
    0414541201                           O            08/01/32
    0


    7906947          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       7.000          1,383.83         80
                                       6.750          1,383.83
    TERRELL          TX   75160          1            08/02/02         00
    0414575993                           03           10/01/02          0
    0414575993                           O            09/01/32
    0


    7906959          E22/G02             F          146,784.00         ZZ
                                         360        146,669.49          1
                                       7.250          1,001.33         80
                                       7.000          1,001.33
    MIAMI BEACH      FL   33139          1            08/02/02         00
    0414586214                           01           09/01/02          0
1


    0414586214                           O            08/01/32
    0


    7906973          E22/G02             F          125,000.00         ZZ
                                         360        124,894.99          1
                                       6.875            821.16         44
                                       6.625            821.16
    WEST LINN        OR   97068          5            07/26/02         00
    0414597997                           05           09/01/02          0
    0414597997                           O            08/01/32
    0


    7907221          K15/G02             F          158,000.00         ZZ
                                         360        157,857.16          1
                                       6.500            998.67         72
                                       6.250            998.67
    WHITE BEAR LAKE  MN   55110          5            07/26/02         00
    0434367017                           05           09/01/02          0
    013205306172                         O            08/01/32
    0


    7907315          G52/G02             F          240,000.00         ZZ
                                         360        239,624.43          1
                                       7.250          1,637.22         69
                                       7.000          1,637.22
    RED BLUFF        CA   96080          5            06/18/02         00
    0434378782                           05           08/01/02          0
    7905005213                           O            07/01/32
    0


    7907543          253/253             F          168,000.00         ZZ
                                         360        167,862.29          1
                                       7.000          1,117.71         80
                                       6.750          1,117.71
    DALLAS           TX   75243          1            07/05/02         00
    421452                               05           09/01/02          0
    421452                               O            08/01/32
    0


    7908627          B39/G02             F          112,500.00         ZZ
                                         360        112,420.60          4
                                       7.750            805.96         90
                                       7.500            805.96
    ST PAUL          MN   55101          1            08/02/02         04
    0434455010                           05           09/01/02         25
    20021839F                            N            08/01/32
    0


1


    7909737          X78/G02             F          319,760.00         ZZ
                                         360        319,760.00          1
                                       7.500          2,235.81         95
                                       7.250          2,235.81
    CANTON           GA   30114          1            08/02/02         10
    0434404430                           05           10/01/02         30
    990156                               O            09/01/32
    0


    7909747          Q14/G02             F          165,000.00         ZZ
                                         360        164,864.75          2
                                       7.000          1,097.75         61
                                       6.750          1,097.75
    INDEPENDENCE     MO   64058          2            07/29/02         00
    0434364691                           05           09/01/02          0
    0208351                              N            08/01/32
    0


    7909853          S48/S48             F          173,940.00         ZZ
                                         360        173,660.97          1
                                       7.125          1,171.87        100
                                       6.875          1,171.87
    ANKENY           IA   50021          1            06/28/02         14
    6005255390                           01           08/01/02         35
    6005255390                           O            07/01/32
    0


    7909857          S48/S48             F           40,000.00         ZZ
                                         360         39,966.39          1
                                       6.875            262.78        100
                                       6.625            262.78
    ROANOKE          AL   36274          1            07/22/02         14
    6048348236                           03           09/01/02         35
    6048348236                           O            08/01/32
    0


    7909859          S48/S48             F           72,163.00         ZZ
                                         360         72,105.29          1
                                       7.125            486.18        100
                                       6.875            486.18
    NEW WOODSTOCK    NY   13122          1            07/11/02         14
    6067074689                           05           09/01/02         35
    6067074689                           O            08/01/32
    0


    7909861          S48/S48             F           99,000.00         ZZ
                                         360         98,918.85          1
                                       7.000            658.65        100
                                       6.750            658.65
1


    CONROE           TX   77385          1            07/17/02         14
    6079678170                           03           09/01/02         35
    6079678170                           O            08/01/32
    0


    7909863          S48/S48             F          120,000.00         ZZ
                                         360        119,901.63          1
                                       7.000            798.37        100
                                       6.750            798.37
    BREMERTON        WA   98311          1            07/17/02         14
    6081957232                           05           09/01/02         35
    6081957232                           O            08/01/32
    0


    7909869          S48/S48             F          120,000.00         ZZ
                                         360        119,724.35          1
                                       7.375            828.82        100
                                       7.125            828.82
    PALM BEACH GARD  FL   33418          1            05/17/02         14
    6124571388                           03           07/01/02         35
    6124571388                           O            06/01/32
    0


    7909871          S48/S48             F          151,500.00         ZZ
                                         360        151,262.19          1
                                       7.250          1,033.50        100
                                       7.000          1,033.50
    SIMPSONVILLE     SC   29680          1            06/27/02         14
    6125273174                           05           08/01/02         35
    6125273174                           O            07/01/32
    0


    7909877          S48/S48             F           30,000.00         ZZ
                                         360         29,723.16          1
                                       6.875            197.08        100
                                       6.625            197.08
    JONESBORO AREA   AR   72401          1            07/01/02         14
    6139100611                           05           08/01/02         35
    6139100611                           O            07/01/32
    0


    7909879          S48/S48             F          122,000.00         ZZ
                                         360        121,804.21          1
                                       7.125            821.94        100
                                       6.875            821.94
    ROWLETT          TX   75088          1            06/28/02         14
    6149889658                           05           08/01/02         35
    6149889658                           O            07/01/32
    0
1




    7909889          S48/S48             F          100,000.00         ZZ
                                         360         99,770.31          1
                                       7.375            690.68        100
                                       7.125            690.68
    GREENWOOD        SC   29649          1            05/17/02         14
    6239779496                           05           07/01/02         35
    6239779496                           O            06/01/32
    0


    7909891          S48/S48             F           72,000.00         ZZ
                                         360         71,537.93          1
                                       7.375            497.29        100
                                       7.125            497.29
    BISBEE           AZ   85603          1            06/24/02         14
    6240329299                           05           08/01/02         35
    6240329299                           O            07/01/32
    0


    7909893          S48/S48             F          149,507.00         ZZ
                                         360        149,381.39          1
                                       6.875            982.16        100
                                       6.625            982.16
    VISALIA          CA   93292          1            07/17/02         14
    6243069363                           05           09/01/02         35
    6243069363                           O            08/01/32
    0


    7909901          S48/S48             F          122,860.00         ZZ
                                         360        122,677.07          1
                                       7.500            859.06        100
                                       7.250            859.06
    MONROE           NC   28110          1            06/27/02         14
    6312327833                           05           08/01/02         35
    6312327833                           O            07/01/32
    0


    7909915          S48/S48             F           46,000.00         ZZ
                                         360         45,926.20          1
                                       7.125            309.92        100
                                       6.875            309.92
    PENSACOLA        FL   32503          1            06/28/02         14
    6405744621                           05           08/01/02         35
    6405744621                           O            07/01/32
    0


    7909919          S48/S48             F           94,000.00         ZZ
                                         360         93,646.76          1
1


                                       7.500            657.27        100
                                       7.250            657.27
    SUN CITY         AZ   85351          1            03/21/02         14
    6413275717                           03           05/01/02         35
    6413275717                           O            04/01/32
    0


    7909921          S48/S48             F          293,000.00         ZZ
                                         360        292,753.84          1
                                       6.875          1,924.81        100
                                       6.625          1,924.81
    FOLSOM           CA   95630          1            07/12/02         14
    6419865693                           05           09/01/02         35
    6419865693                           O            08/01/32
    0


    7909923          S48/S48             F           47,000.00         ZZ
                                         360         46,955.40          1
                                       6.250            289.39        100
                                       6.000            289.39
    WOODLAWN         TN   37191          1            07/18/02         14
    6445518167                           05           09/01/02         35
    6445518167                           O            08/01/32
    0


    7909925          S48/S48             F          153,900.00         ZZ
                                         360        153,634.23          1
                                       6.750            998.20        100
                                       6.500            998.20
    MURFREESBORO     TN   37129          1            06/27/02         14
    6454640324                           05           08/01/02         35
    6454640324                           O            07/01/32
    0


    7909927          S48/S48             F           61,000.00         ZZ
                                         360         60,949.99          1
                                       7.000            405.84        100
                                       6.750            405.84
    VERO BEACH       FL   32962          1            07/19/02         14
    6457943873                           05           09/01/02         35
    6457943873                           O            08/01/32
    0


    7909933          S48/S48             F          146,477.00         ZZ
                                         360        146,230.16          1
                                       6.875            962.26        100
                                       6.625            962.26
    RIVERDALE        GA   30297          1            06/27/02         14
    6483698301                           03           08/01/02         35
1


    6483698301                           O            07/01/32
    0


    7909937          S48/S48             F          150,204.00         ZZ
                                         360        149,963.04          1
                                       7.125          1,011.96        100
                                       6.875          1,011.96
    SAN ANTONIO      TX   78259          1            06/26/02         14
    6519310715                           03           08/01/02         35
    6519310715                           O            07/01/32
    0


    7909939          S48/S48             F          168,000.00         ZZ
                                         360        167,851.77          1
                                       6.625          1,075.73        100
                                       6.375          1,075.73
    ALVIN            TX   77511          1            07/22/02         14
    6526609455                           05           09/01/02         35
    6526609455                           O            08/01/32
    0


    7909945          S48/S48             F           79,900.00         ZZ
                                         360         79,079.61          1
                                       6.375            498.48        100
                                       6.125            498.48
    CINCINNATI       OH   45205          1            06/28/02         14
    6603785855                           05           08/01/02         35
    6603785855                           O            07/01/32
    0


    7909947          S48/S48             F          145,000.00         ZZ
                                         360        144,881.14          1
                                       7.000            964.69        100
                                       6.750            964.69
    LOS ANGELES      CA   91406          1            07/17/02         14
    6610156843                           01           09/01/02         35
    6610156843                           O            08/01/32
    0


    7909951          S48/S48             F          127,500.00         ZZ
                                         360        127,395.48          1
                                       7.000            848.27        100
                                       6.750            848.27
    TUCSON           AZ   85741          1            07/09/02         14
    6656388086                           05           09/01/02         35
    6656388086                           O            08/01/32
    0


1


    7909955          S48/S48             F          203,000.00         ZZ
                                         360        202,816.48          1
                                       6.500          1,283.10        100
                                       6.250          1,283.10
    SUMTER           SC   29150          1            07/16/02         14
    6678448108                           05           09/01/02         35
    6678448108                           O            08/01/32
    0


    7909959          S48/S48             F          149,088.00         ZZ
                                         360        148,871.49          1
                                       7.625          1,055.24        100
                                       7.375          1,055.24
    LAS CRUCES       NM   88012          1            06/28/02         14
    6781035446                           05           08/01/02         35
    6781035446                           O            07/01/32
    0


    7909963          S48/S48             F          150,000.00         ZZ
                                         360        149,867.65          1
                                       6.625            960.47        100
                                       6.375            960.47
    RICHMOND         VA   23221          1            07/19/02         14
    6801702132                           05           09/01/02         35
    6801702132                           O            08/01/32
    0


    7909967          S48/S48             F           74,900.00         ZZ
                                         360         74,773.78          1
                                       6.875            492.04        100
                                       6.625            492.04
    DUBUQUE          IA   52001          1            06/28/02         14
    6947188964                           05           08/01/02         35
    6947188964                           O            07/01/32
    0


    7909969          S48/S48             F           72,000.00         ZZ
                                         360         71,940.98          1
                                       7.000            479.02        100
                                       6.750            479.02
    SPRINGFIELD      MO   65803          1            07/12/02         14
    6979780290                           05           09/01/02         35
    6979780290                           O            08/01/32
    0


    7909973          S48/S48             F          116,000.00         ZZ
                                         360        115,907.23          1
                                       7.125            781.52        100
                                       6.875            781.52
1


    ORLANDO          FL   32822          1            07/22/02         14
    6538822914                           03           09/01/02         35
    6538822914                           O            08/01/32
    0


    7909977          S48/S48             F           88,000.00         ZZ
                                         360         87,816.45          1
                                       6.875            578.10        100
                                       6.625            578.10
    HALETHORPE       MD   21227          1            06/25/02         14
    6581012652                           05           08/01/02         35
    6581012652                           O            07/01/32
    0


    7909981          S48/S48             F           93,000.00         ZZ
                                         360         92,807.72          1
                                       7.375            642.33        100
                                       7.125            642.33
    FREDERICKSBURG   VA   22407          1            06/26/02         14
    6616568439                           03           08/01/02         35
    6616568439                           O            07/01/32
    0


    7909985          S48/S48             F          140,000.00         ZZ
                                         360        139,758.24          1
                                       6.750            908.04        100
                                       6.500            908.04
    MONROE           NC   28112          1            06/28/02         14
    6640245590                           05           08/01/02         35
    6640245590                           O            07/01/32
    0


    7909987          S48/S48             F          158,640.00         ZZ
                                         360        158,516.24          1
                                       7.250          1,082.21        100
                                       7.000          1,082.21
    PEARLAND         TX   77584          1            07/26/02         14
    6641517179                           03           09/01/02         35
    6641517179                           O            08/01/32
    0


    7909989          S48/S48             F          121,750.00         ZZ
                                         360        121,641.78          1
                                       6.750            789.67        100
                                       6.500            789.67
    NEW TRIPOLI      PA   18066          1            07/19/02         14
    6687398195                           05           09/01/02         35
    6687398195                           O            08/01/32
    0
1




    7909999          S48/S48             F           90,900.00         ZZ
                                         360         90,754.17          1
                                       7.125            612.42        100
                                       6.875            612.42
    SURFSIDE BE      SC   29575          1            06/27/02         14
    6883277334                           05           08/01/02         35
    6883277334                           O            07/01/32
    0


    7910001          S48/S48             F          207,000.00         ZZ
                                         360        206,838.52          1
                                       7.250          1,412.11        100
                                       7.000          1,412.11
    VENTURA          CA   93004          1            07/11/02         14
    6886598645                           01           09/01/02         35
    6886598645                           O            08/01/32
    0


    7910005          S48/S48             F          130,400.00         ZZ
                                         360        130,290.44          1
                                       6.875            856.64        100
                                       6.625            856.64
    GORDONSVILL      VA   22942          1            07/18/02         14
    6989942385                           05           09/01/02         35
    6989942385                           O            08/01/32
    0


    7910335          T44/G02             F          160,000.00         ZZ
                                         360        159,851.81          1
                                       6.375            998.19         64
                                       6.125            998.19
    UPLAND           CA   91786          5            07/25/02         00
    0434368452                           05           09/01/02          0
    1047397                              O            08/01/32
    0


    7910359          P30/G02             F          117,900.00         ZZ
                                         360        117,810.28          1
                                       7.375            814.31         90
                                       7.125            814.31
    LEXINGTON        NC   27295          1            07/30/02         25
    0434462164                           05           09/01/02         25
    0592083                              O            08/01/32
    0


    7910363          737/G02             F          163,000.00         ZZ
                                         360        162,863.06          1
1


                                       6.875          1,070.79         73
                                       6.625          1,070.79
    MANDEVILLE       LA   70448          2            07/26/02         00
    0434363305                           05           09/01/02          0
    2076606                              O            08/01/32
    0


    7910523          W40/G02             F          134,800.00         ZZ
                                         360        134,800.00          1
                                       6.875            885.54         80
                                       6.625            885.54
    ANTHEM           AZ   85086          1            08/02/02         00
    0434380267                           05           10/01/02          0
    10210066                             O            09/01/32
    0


    7910815          F61/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.625          1,408.68         69
                                       6.375          1,408.68
    SEATTLE          WA   98126          1            08/01/02         00
    0434370979                           05           10/01/02          0
    020836B                              O            09/01/32
    0


    7910895          K15/G02             F          120,000.00         ZZ
                                         360        119,891.52          1
                                       6.500            758.48         65
                                       6.250            758.48
    CUMBERLAND       ME   04021          5            07/26/02         00
    0434369633                           05           09/01/02          0
    007705301517                         O            08/01/32
    0


    7910973          B57/G02             F          190,000.00         ZZ
                                         360        189,848.06          1
                                       7.125          1,280.07         76
                                       6.875          1,280.07
    (NORTHRIDGE ARE  CA   91325          5            07/24/02         00
    0434366688                           05           09/01/02          0
    10003863                             O            08/01/32
    0


    7910981          K15/G02             F          170,500.00         ZZ
                                         360        170,366.99          1
                                       7.250          1,163.11         82
                                       7.000          1,163.11
    WORCESTER        MA   01602          5            07/25/02         10
    0434378493                           05           09/01/02         12
1


    024605501415                         O            08/01/32
    0


    7911011          K81/G02             F          229,500.00         ZZ
                                         360        229,325.37          1
                                       7.375          1,585.10         90
                                       7.125          1,585.10
    PARK CITY        UT   84098          1            07/31/02         01
    0434467338                           05           09/01/02         25
    5700324                              O            08/01/32
    0


    7912059          U28/G02             F           75,300.00         ZZ
                                         360         75,236.74          1
                                       6.875            494.67         75
                                       6.625            494.67
    ATLANTA          GA   30342          5            07/26/02         00
    0434382883                           01           09/01/02          0
    2000003854                           O            08/01/32
    0


    7913303          025/025             F          220,462.61         ZZ
                                         286        217,841.27          1
                                       7.375          1,639.10         37
                                       7.125          1,639.10
    OCALA            FL   34471          2            11/21/01         00
    0025330291                           05           01/01/02          0
    0025330291                           O            10/01/25
    0


    7914497          696/G02             F          206,800.00         ZZ
                                         360        206,634.63          1
                                       7.125          1,393.25         49
                                       6.875          1,393.25
    ALEXANDRIA       VA   22304          2            07/23/02         00
    0434368270                           09           09/01/02          0
    25602145                             O            08/01/32
    0


    7915555          E22/G02             F          373,100.00         ZZ
                                         360        372,770.82          1
                                       6.625          2,389.00         80
                                       6.375          2,389.00
    SAN DIEGO        CA   92109          5            07/24/02         00
    0414247197                           01           09/01/02          0
    0414247197                           O            08/01/32
    0


1


    7915559          E22/G02             F          134,500.00         ZZ
                                         360        134,375.42          1
                                       6.375            839.11         55
                                       6.125            839.11
    CLEARWATER       FL   33756          2            07/30/02         00
    0414282525                           05           09/01/02          0
    0414282525                           O            08/01/32
    0


    7915571          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
                                       7.750          1,063.87         90
                                       7.500          1,063.87
    PHILLIPSBURG     NJ   08865          1            08/05/02         04
    0414322842                           05           10/01/02         25
    0414322842                           N            09/01/32
    0


    7915589          E22/G02             F          144,000.00         ZZ
                                         360        143,876.02          1
                                       6.750            933.98         66
                                       6.500            933.98
    BROCKTON         MA   02301          5            07/31/02         00
    0414347195                           05           09/01/02          0
    0414347195                           O            08/01/32
    0


    7915597          E22/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
                                       7.375          1,094.03         80
                                       7.125          1,094.03
    LAGO VISTA       TX   78645          5            07/31/02         00
    0414371351                           03           10/01/02          0
    0414371351                           O            09/01/32
    0


    7915663          E22/G02             F          129,600.00         ZZ
                                         360        129,491.12          1
                                       6.875            851.38         80
                                       6.625            851.38
    LOVELAND         CO   80538          1            08/05/02         00
    0414431718                           05           09/01/02          0
    0414431718                           O            08/01/32
    0


    7915723          E22/G02             F          330,100.00         ZZ
                                         360        330,100.00          1
                                       6.875          2,168.52         83
                                       6.625          2,168.52
1


    MONROE TOWNSHIP  NJ   08831          5            07/31/02         01
    0414479543                           05           10/01/02         12
    0414479543                           O            09/01/32
    0


    7915727          E22/G02             F          108,750.00         ZZ
                                         360        108,663.03          2
                                       7.125            732.67         75
                                       6.875            732.67
    ALBANY           OR   97322          1            07/31/02         00
    0414482638                           05           09/01/02          0
    0414482638                           N            08/01/32
    0


    7915743          E22/G02             F          106,100.00         ZZ
                                         360        106,013.03          1
                                       7.000            705.89         90
                                       6.750            705.89
    BLACK MOUNTAIN   NC   28711          5            07/30/02         10
    0414489237                           05           09/01/02         25
    0414489237                           O            08/01/32
    0


    7915747          E22/G02             F           97,000.00         ZZ
                                         360         96,922.43          1
                                       7.125            653.51         80
                                       6.875            653.51
    BRYAN            TX   77802          5            07/31/02         00
    0414490409                           05           09/01/02          0
    0414490409                           O            08/01/32
    0


    7915763          E22/G02             F          649,900.00         ZZ
                                         360        649,312.48          1
                                       6.500          4,107.81         27
                                       6.250          4,107.81
    BRASELTON        GA   30517          2            07/31/02         00
    0414505743                           05           09/01/02          0
    0414505743                           O            08/01/32
    0


    7915767          E22/G02             F          300,000.00         ZZ
                                         360        299,747.96          1
                                       6.875          1,970.79         80
                                       6.625          1,970.79
    FORT WORTH       TX   76132          1            08/02/02         00
    0414506261                           03           09/01/02          0
    0414506261                           O            08/01/32
    0
1




    7915799          E22/G02             F          139,000.00         ZZ
                                         360        138,880.33          1
                                       6.750            901.55         76
                                       6.500            901.55
    FRIENDSWOOD      TX   77546          2            07/30/02         00
    0414527184                           03           09/01/02          0
    0414527184                           O            08/01/32
    0


    7915837          E22/G02             F          185,500.00         ZZ
                                         360        185,351.66          2
                                       7.125          1,249.75         70
                                       6.875          1,249.75
    HILLSIDE         NJ   07205          5            07/31/02         00
    0414553164                           05           09/01/02          0
    0414553164                           O            08/01/32
    0


    7915885          E22/G02             F          188,000.00         ZZ
                                         360        187,838.14          1
                                       6.750          1,219.36         80
                                       6.500          1,219.36
    NEW ORLEANS      LA   70122          5            07/31/02         00
    0414612200                           05           09/01/02          0
    0414612200                           O            08/01/32
    0


    7915889          E22/G02             F          119,692.00         ZZ
                                         360        119,588.95          1
                                       6.750            776.32         75
                                       6.500            776.32
    FORT LAUDERDALE  FL   33312          1            08/05/02         00
    0414637272                           05           09/01/02          0
    0414637272                           O            08/01/32
    0


    7915891          E22/G02             F          175,500.00         ZZ
                                         360        175,500.00          4
                                       7.375          1,212.13         75
                                       7.125          1,212.13
    BOISE            ID   83704          1            08/01/02         00
    0414661975                           05           10/01/02          0
    0414661975                           N            09/01/32
    0


    7915979          E82/G02             F          203,600.00         ZZ
                                         360        203,600.00          3
1


                                       7.375          1,406.21         49
                                       7.125          1,406.21
    DORCHESTER       MA   02122          2            08/06/02         00
    0400670816                           05           10/01/02          0
    3500550                              N            09/01/32
    0


    7916017          K39/G02             F          139,200.00         ZZ
                                         360        139,091.41          1
                                       7.250            949.59         80
                                       7.000            949.59
    QUARTZ HILL      CA   93536          5            07/24/02         00
    0434356051                           05           09/01/02          0
    570572789                            O            08/01/32
    0


    7916147          G52/G02             F          108,000.00         ZZ
                                         360        107,847.05          3
                                       7.750            773.73         90
                                       7.500            773.73
    SAN ANTONIO      TX   78212          1            06/06/02         01
    0434464111                           05           08/01/02         25
    7405007188                           N            07/01/32
    0


    7916345          E47/G02             F          125,000.00         ZZ
                                         360        124,892.38          1
                                       6.750            810.75         74
                                       6.500            810.75
    BULVERDE         TX   78163          5            07/18/02         00
    0434429684                           05           09/01/02          0
    7362511278                           O            08/01/32
    0


    7916469          758/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.500          2,654.69         80
                                       6.250          2,654.69
    HOUSTON          TX   77056          1            08/01/02         00
    0434387320                           09           10/01/02          0
    102136                               O            09/01/32
    0


    7916691          642/G02             F          157,250.00         ZZ
                                         360        157,250.00          1
                                       6.875          1,033.02         85
                                       6.625          1,033.02
    SAN DIEGO        CA   92109          5            08/01/02         10
    0434410155                           01           10/01/02         12
1


    06187602                             O            09/01/32
    0


    7916717          E57/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       6.875            702.91         49
                                       6.625            702.91
    RIVERSIDE        CA   92507          1            07/31/02         00
    0434395695                           05           10/01/02          0
    06008776                             N            09/01/32
    0


    7916733          G34/G02             F          161,400.00         ZZ
                                         360        161,277.19          1
                                       7.375          1,114.75         95
                                       7.125          1,114.75
    JUNCTION CITY    OR   97448          1            07/23/02         19
    0434466124                           05           09/01/02         30
    44802269118                          O            08/01/32
    0


    7916905          P44/G02             F          270,000.00         ZZ
                                         360        269,190.94          1
                                       7.500          1,887.88         80
                                       7.250          1,887.88
    CAMBRIDGE        MA   02163          5            05/09/02         00
    0434459947                           05           06/01/02          0
    001492                               O            05/01/32
    0


    7917053          420/G02             F          199,000.00         ZZ
                                         360        198,832.81          1
                                       6.875          1,307.29         50
                                       6.625          1,307.29
    SANTA ROSA       CA   95404          1            07/11/02         00
    0434385084                           05           09/01/02          0
    72002337                             N            08/01/32
    0


    7917105          U05/G02             F           94,500.00         ZZ
                                         360         94,429.87          1
                                       7.500            660.76         70
                                       7.250            660.76
    GRANTS PASS      OR   97526          1            07/12/02         00
    0434383030                           05           09/01/02          0
    3243205                              N            08/01/32
    0


1


    7917451          X05/G02             F          227,000.00         ZZ
                                         360        226,804.56          1
                                       6.750          1,472.32         62
                                       6.500          1,472.32
    POWAY            CA   92064          5            07/19/02         00
    0434395463                           05           09/01/02          0
    01206333                             O            08/01/32
    0


    7917457          U05/G02             F          234,500.00         ZZ
                                         360        234,307.79          1
                                       7.000          1,560.13         80
                                       6.750          1,560.13
    BELLFLOWER       CA   90706          5            07/11/02         00
    0434372876                           05           09/01/02          0
    3244814                              O            08/01/32
    0


    7917479          A50/G02             F           86,925.00         ZZ
                                         360         86,857.19          1
                                       7.250            592.98         95
                                       7.000            592.98
    CALHOUN          GA   30701          1            07/31/02         01
    0434393427                           05           09/01/02         30
    858129                               O            08/01/32
    0


    7917493          A50/G02             F          163,100.00         ZZ
                                         360        162,952.56          1
                                       6.500          1,030.90         80
                                       6.250          1,030.90
    NEWNAN           GA   30265          1            07/31/02         00
    0434393252                           03           09/01/02          0
    848266                               O            08/01/32
    0


    7917797          X66/G02             F          137,500.00         ZZ
                                         360        137,500.00          1
                                       7.000            914.79         85
                                       6.750            914.79
    WINSLOW TOWNSHI  NJ   08009          5            08/02/02         04
    0434455952                           05           10/01/02         12
    87552601                             O            09/01/32
    0


    7917915          S25/G02             F           66,000.00         ZZ
                                         300         65,849.07          1
                                       7.500            487.73         68
                                       7.250            487.73
1


    ASHEVILLE        NC   28806          5            07/19/02         00
    0434455994                           05           08/25/02          0
    245807633                            O            07/25/27
    0


    7917921          U42/G02             F          280,000.00         ZZ
                                         360        279,758.93          1
                                       6.750          1,816.07         79
                                       6.500          1,816.07
    PLANO            TX   75093          5            07/24/02         00
    0434425534                           03           09/01/02          0
    12201724                             O            08/01/32
    0


    7917925          952/G02             F          122,400.00         ZZ
                                         360        122,400.00          3
                                       7.500            855.84         90
                                       7.250            855.84
    NEWARK           NJ   07107          1            08/02/02         02
    0434402988                           05           10/01/02         25
    2002572                              N            09/01/32
    0


    7918173          M18/G02             F          438,400.00         ZZ
                                         360        438,400.00          1
                                       7.500          3,065.36         80
                                       7.250          3,065.36
    GLENDALE         CA   91201          5            07/29/02         00
    0434384855                           05           10/01/02          0
    980101947                            O            09/01/32
    0


    7918451          144/144             F           76,000.00         ZZ
                                         360         75,934.57          1
                                       6.750            492.93         70
                                       6.500            492.93
    MONTICELLO       NY   12701          2            07/25/02         00
    568483073                            05           09/01/02          0
    568483073                            O            08/01/32
    0


    7919373          588/G02             F          148,850.00         ZZ
                                         360        148,605.27          1
                                       7.000            990.30         80
                                       6.750            990.30
    WILMINGTON CITY  DE   19809          1            06/28/02         00
    0434379293                           09           08/01/02          0
    1069615                              O            07/01/32
    0
1




    7919415          S25/G02             F           95,950.00         ZZ
                                         300         95,693.05          1
                                       6.500            647.86         95
                                       6.250            647.86
    KNIGHTDALE       NC   27545          5            07/19/02         11
    0434456018                           05           08/24/02         30
    246311586                            O            07/24/27
    0


    7920515          E22/G02             F           43,700.00         ZZ
                                         360         43,669.92          1
                                       7.875            316.86         95
                                       7.625            316.86
    CENTRALIA        IL   62801          5            08/02/02         04
    0414037119                           05           09/01/02         30
    0414037119                           O            08/01/32
    0


    7920521          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       7.625          1,380.20         70
                                       7.375          1,380.20
    SWANSEA          SC   29160          5            08/01/02         00
    0414186510                           05           10/01/02          0
    0414186510                           O            09/01/32
    0


    7920533          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.625          1,440.70         65
                                       6.375          1,440.70
    UPPER LAKE       CA   95485          1            07/30/02         00
    0414264622                           27           10/01/02          0
    0414264622                           O            09/01/32
    0


    7920535          E22/G02             F          128,600.00         ZZ
                                         360        128,499.68          1
                                       7.250            877.28         90
                                       7.000            877.28
    KENNEWICK        WA   99338          1            07/30/02         04
    0414286187                           05           09/01/02         25
    0414286187                           O            08/01/32
    0


    7920553          E22/G02             F          261,900.00         ZZ
                                         360        261,695.69          1
1


                                       7.250          1,786.62         90
                                       7.000          1,786.62
    MIAMI            FL   33178          5            08/01/02         01
    0414326876                           09           09/01/02         25
    0414326876                           O            08/01/32
    0


    7920563          E22/G02             F          148,000.00         ZZ
                                         360        147,875.67          1
                                       6.875            972.25         80
                                       6.625            972.25
    GRASS VALLEY     CA   95945          1            07/26/02         00
    0414345827                           05           09/01/02          0
    0414345827                           O            08/01/32
    0


    7920583          E22/G02             F          175,000.00         ZZ
                                         360        174,856.55          1
                                       7.000          1,164.28         80
                                       6.750          1,164.28
    VENTURA          CA   93001          5            07/29/02         00
    0414393017                           01           09/01/02          0
    0414393017                           O            08/01/32
    0


    7920601          E22/G02             F          117,000.00         ZZ
                                         360        116,804.94          3
                                       7.250            798.15         74
                                       7.000            798.15
    BRISTOL          CT   06010          5            08/01/02         00
    0414430579                           05           09/01/02          0
    0414430579                           O            08/01/32
    0


    7920613          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       7.875          1,276.12         92
                                       7.625          1,276.12
    CLOVIS           CA   93612          5            07/30/02         01
    0414456079                           05           10/01/02         30
    0414456079                           O            09/01/32
    0


    7920615          E22/G02             F           84,000.00         ZZ
                                         360         83,942.19          1
                                       7.875            609.06         80
                                       7.625            609.06
    JUPITER          FL   33458          5            08/06/02         00
    0414456442                           01           09/01/02          0
1


    0414456442                           N            08/01/32
    0


    7920633          E22/G02             F          103,300.00         ZZ
                                         360        103,300.00          1
                                       7.250            704.69         87
                                       7.000            704.69
    KNOXVILLE        TN   37917          2            08/06/02         10
    0414479600                           01           10/01/02         25
    0414479600                           N            09/01/32
    0


    7920635          E22/G02             F           56,000.00         ZZ
                                         360         55,952.95          1
                                       6.875            367.88         54
                                       6.625            367.88
    THEODORE         AL   36582          5            08/01/02         00
    0414482232                           05           09/01/02          0
    0414482232                           O            08/01/32
    0


    7920665          E22/G02             F          238,000.00         ZZ
                                         360        237,800.05          1
                                       6.875          1,563.49         85
                                       6.625          1,563.49
    BERTHOUD         CO   80513          5            08/01/02         01
    0414514521                           05           09/01/02         12
    0414514521                           O            08/01/32
    0


    7920689          E22/G02             F          141,100.00         ZZ
                                         360        140,992.64          1
                                       7.375            974.54         95
                                       7.125            974.54
    DAWSONVILLE      GA   30534          5            07/31/02         01
    0414530329                           05           09/01/02         30
    0414530329                           O            08/01/32
    0


    7920711          E22/G02             F          240,000.00         ZZ
                                         360        239,798.37          1
                                       6.875          1,576.63         80
                                       6.625          1,576.63
    AMERICAN CANYON  CA   94503          5            07/26/02         00
    0414560037                           05           09/01/02          0
    0414560037                           O            08/01/32
    0


1


    7920715          E22/G02             F          111,625.00         ZZ
                                         360        111,540.06          1
                                       7.375            770.97         95
                                       7.125            770.97
    CLEARWATER       FL   33756          5            08/01/02         04
    0414566265                           05           09/01/02         30
    0414566265                           O            08/01/32
    0


    7920733          E22/G02             F           90,400.00         ZZ
                                         360         90,318.28          1
                                       6.500            571.39         80
                                       6.250            571.39
    CARROLLTON       TX   75006          1            08/05/02         00
    0414584805                           05           09/01/02          0
    0414584805                           O            08/01/32
    0


    7920749          E22/G02             F          174,400.00         ZZ
                                         360        174,260.53          1
                                       7.125          1,174.97         80
                                       6.875          1,174.97
    JUPITER          FL   33478          1            08/06/02         00
    0414635250                           05           09/01/02          0
    0414635250                           O            08/01/32
    0


    7920773          E82/G02             F          110,000.00         ZZ
                                         360        109,907.59          1
                                       6.875            722.62         70
                                       6.625            722.62
    YUMA             AZ   85364          2            07/29/02         00
    0400654992                           05           09/01/02          0
    1584098                              N            08/01/32
    0


    7920783          A80/G02             F           25,000.00         ZZ
                                         360         24,981.45          1
                                       7.500            174.80         42
                                       7.250            174.80
    MIAMI            FL   33172          5            07/30/02         00
    0434401907                           01           09/01/02          0
    020630846                            N            08/01/32
    0


    7920879          X08/G02             F          145,800.00         ZZ
                                         360        145,677.51          1
                                       6.875            957.80         90
                                       6.625            957.80
1


    EAGLE MOUNTAIN   UT   84043          1            07/23/02         10
    0434400800                           05           09/01/02         25
    2797278                              O            08/01/32
    0


    7920891          K15/G02             F          194,700.00         ZZ
                                         360        194,562.59          1
                                       7.750          1,394.85         95
                                       7.500          1,394.85
    AVON             OH   44011          5            07/26/02         10
    0434367603                           01           09/01/02         30
    028705500862                         O            08/01/32
    0


    7921519          F36/G02             F          146,000.00         ZZ
                                         360        145,871.19          1
                                       6.625            934.85         80
                                       6.375            934.85
    BUCKLEY          WA   98321          1            07/24/02         00
    0434456901                           05           09/01/02          0
    06404956                             O            08/01/32
    0


    7921943          K15/G02             F          197,000.00         ZZ
                                         360        196,838.52          2
                                       7.000          1,310.65         79
                                       6.750          1,310.65
    ROCKAWAY BEACH   NY   11693          5            07/25/02         00
    0434369609                           05           09/01/02          0
    021205501654                         O            08/01/32
    0


    7921993          T44/G02             F          256,000.00         ZZ
                                         360        255,800.30          1
                                       7.250          1,746.37         47
                                       7.000          1,746.37
    CARMEL VALLEY    CA   93924          1            07/23/02         00
    0434379046                           05           09/01/02          0
    1047031                              N            08/01/32
    0


    7922015          737/G02             F          142,000.00         ZZ
                                         360        141,899.77          1
                                       7.750          1,017.31         95
                                       7.500          1,017.31
    STONE MOUNTAIN   GA   30087          5            07/26/02         01
    0434410668                           05           09/01/02         30
    2077030                              O            08/01/32
    0
1




    7922077          X67/G02             F          262,500.00         ZZ
                                         360        262,305.19          3
                                       7.500          1,835.44         75
                                       7.250          1,835.44
    ALTADENA         CA   91001          5            07/22/02         00
    0434369575                           05           09/01/02          0
    00266110                             O            08/01/32
    0


    7922415          Q14/G02             F          117,600.00         ZZ
                                         360        117,501.20          1
                                       6.875            772.55         80
                                       6.625            772.55
    WILTON           IA   52778          2            07/29/02         00
    0434427456                           05           09/01/02          0
    0208333                              O            08/01/32
    0


    7922607          N47/G02             F          239,200.00         ZZ
                                         360        239,022.48          1
                                       7.500          1,672.52         80
                                       7.250          1,672.52
    OAKLAND          CA   94601          1            07/29/02         00
    0434394771                           05           09/01/02          0
    20221158                             N            08/01/32
    0


    7922665          E11/G02             F          190,000.00         ZZ
                                         360        189,828.24          1
                                       6.500          1,200.93         68
                                       6.250          1,200.93
    CHANHASSEN       MN   55317          1            07/31/02         00
    0434374518                           03           09/01/02          0
    008001044428                         O            08/01/32
    0


    7922853          E11/G02             F          115,000.00         ZZ
                                         360        114,903.38          1
                                       6.875            755.47         65
                                       6.625            755.47
    SAVAGE           MN   55378          1            07/31/02         00
    0434372413                           05           09/01/02          0
    0002001043678                        O            08/01/32
    0


    7922941          U05/G02             F          242,250.00         ZZ
                                         360        242,046.48          1
1


                                       6.875          1,591.41         95
                                       6.625          1,591.41
    BRIER            WA   98036          5            07/23/02         11
    0434387361                           05           09/01/02         30
    3246882                              O            08/01/32
    0


    7922987          F89/G02             F          232,800.00         ZZ
                                         360        232,604.42          1
                                       6.875          1,529.33         75
                                       6.625          1,529.33
    HIGHLAND         CA   92346          1            07/26/02         00
    0434390225                           05           09/01/02          0
    11122246                             O            08/01/32
    0


    7923311          E47/G02             F          132,000.00         ZZ
                                         360        131,889.10          1
                                       6.875            867.15         60
                                       6.625            867.15
    BRENTWOOD        CA   94513          5            07/08/02         00
    0434374021                           05           09/01/02          0
    7359510333                           O            08/01/32
    0


    7924153          E22/G02             F          194,700.00         ZZ
                                         360        194,336.43          1
                                       6.875          1,279.04         80
                                       6.625          1,279.04
    SANTA FE         NM   87508          1            08/07/02         00
    0414412163                           03           09/01/02          0
    0414412163                           O            08/01/32
    0


    7924155          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          4
                                       7.875          1,239.87         87
                                       7.625          1,239.87
    NEW ORLEANS      LA   70130          2            08/02/02         10
    0414413641                           05           10/01/02         25
    0414413641                           O            09/01/32
    0


    7924189          E22/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
                                       6.375          1,544.08         90
                                       6.125          1,544.08
    AUSTIN           TX   78705          1            08/06/02         04
    0414465302                           05           10/01/02         25
1


    0414465302                           O            09/01/32
    0


    7924197          E22/G02             F          135,500.00         ZZ
                                         360        135,386.16          1
                                       6.875            890.14         80
                                       6.625            890.14
    SALEM            OR   97304          1            07/30/02         00
    0414471045                           05           09/01/02          0
    0414471045                           O            08/01/32
    0


    7924229          E22/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
                                       7.750            250.74         62
                                       7.500            250.74
    CHARLESTON       SC   29407          1            08/07/02         00
    0414485698                           01           10/01/02          0
    0414485698                           N            09/01/32
    0


    7924235          E22/G02             F           46,400.00         ZZ
                                         360         46,400.00          1
                                       7.500            324.44         80
                                       7.250            324.44
    MEMPHIS          TN   38114          1            08/06/02         00
    0414489724                           05           10/01/02          0
    0414489724                           N            09/01/32
    0


    7924263          E22/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
                                       7.250            469.34         80
                                       7.000            469.34
    ORANGE COVE      CA   93646          5            08/02/02         00
    0414510081                           05           10/01/02          0
    0414510081                           O            09/01/32
    0


    7924269          E22/G02             F           53,250.00         ZZ
                                         360         53,250.00          1
                                       7.500            372.33         80
                                       7.250            372.33
    LEXINGTON        KY   40508          2            08/07/02         00
    0414512806                           05           10/01/02          0
    0414512806                           N            09/01/32
    0


1


    7924295          E22/G02             F           93,000.00         ZZ
                                         360         93,000.00          1
                                       7.000            618.73         91
                                       6.750            618.73
    ELKHART          IN   46514          2            08/02/02         01
    0414522326                           05           10/01/02         30
    0414522326                           O            09/01/32
    0


    7924303          E22/G02             F           49,400.00         ZZ
                                         240         49,400.00          1
                                       7.875            409.37         90
                                       7.625            409.37
    ENID             OK   73703          5            08/02/02         04
    0414530089                           05           10/01/02         25
    0414530089                           O            09/01/22
    0


    7924311          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.750            856.15         94
                                       6.500            856.15
    VIRGINIA BEACH   VA   23456          2            08/02/02         10
    0414536607                           05           10/01/02         30
    0414536607                           O            09/01/32
    0


    7924313          E22/G02             F          135,000.00         ZZ
                                         360        134,899.81          1
                                       7.500            943.94         66
                                       7.250            943.94
    PLANO            TX   75025          5            08/01/02         00
    0414543280                           03           09/01/02          0
    0414543280                           O            08/01/32
    0


    7924315          E22/G02             F           96,500.00         ZZ
                                         360         96,428.39          1
                                       7.500            674.74         90
                                       7.250            674.74
    LINCOLNTON       GA   30817          2            07/31/02         10
    0414545178                           05           09/01/02         30
    0414545178                           O            08/01/32
    0


    7924325          E22/G02             F          338,105.00         ZZ
                                         360        338,105.00          1
                                       7.625          2,393.09         95
                                       7.375          2,393.09
1


    LAKEPORT         CA   95453          1            08/02/02         01
    0414558288                           05           10/01/02         30
    0414558288                           O            09/01/32
    0


    7924327          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.250            920.94         75
                                       7.000            920.94
    MONTE RIO        CA   95462          5            08/01/02         00
    0414560862                           05           10/01/02          0
    0414560862                           O            09/01/32
    0


    7924331          E22/G02             F          184,000.00         ZZ
                                         360        183,856.47          1
                                       7.250          1,255.20         80
                                       7.000          1,255.20
    FISKDALE         MA   01518          5            08/02/02         00
    0414561662                           05           09/01/02          0
    0414561662                           O            08/01/32
    0


    7924345          E22/G02             F          287,200.00         ZZ
                                         360        287,200.00          1
                                       6.875          1,886.70         80
                                       6.625          1,886.70
    SAN DIEGO        CA   92111          1            08/04/02         00
    0414580704                           05           10/01/02          0
    0414580704                           O            09/01/32
    0


    7924347          E22/G02             F          191,200.00         ZZ
                                         360        191,200.00          1
                                       7.750          1,369.78         80
                                       7.500          1,369.78
    MIAMI            FL   33160          1            08/07/02         00
    0414582320                           06           10/01/02          0
    0414582320                           O            09/01/32
    0


    7924355          E22/G02             F          164,000.00         ZZ
                                         360        163,862.22          1
                                       6.875          1,077.36         80
                                       6.625          1,077.36
    LYNN             MA   01902          5            08/02/02         00
    0414592345                           05           09/01/02          0
    0414592345                           O            08/01/32
    0
1




    7924365          E22/G02             F           51,755.00         ZZ
                                         360         51,755.00          1
                                       7.875            375.26         95
                                       7.625            375.26
    ALAMOGORDO       NM   88310          1            08/07/02         01
    0414609305                           05           10/01/02         30
    0414609305                           O            09/01/32
    0


    7924367          E22/G02             F           95,900.00         ZZ
                                         360         95,900.00          1
                                       7.750            687.04         80
                                       7.500            687.04
    MIAMI            FL   33186          1            08/07/02         00
    0414623397                           01           10/01/02          0
    0414623397                           N            09/01/32
    0


    7924375          E22/G02             F          131,692.00         ZZ
                                         360        131,692.00          1
                                       7.000            876.15         80
                                       6.750            876.15
    LOVELAND         CO   80538          1            08/07/02         00
    0414663922                           03           10/01/02          0
    0414663922                           O            09/01/32
    0


    7924417          696/G02             F          200,800.00         ZZ
                                         360        200,643.36          1
                                       7.250          1,369.81         90
                                       7.000          1,369.81
    WASHINGTON       DC   20009          1            07/22/02         12
    0434433991                           01           09/01/02         25
    31202145                             N            08/01/32
    0


    7924479          E82/G02             F          132,500.00         ZZ
                                         360        132,500.00          1
                                       6.750            859.39         78
                                       6.500            859.39
    GUNTERSVILLE     AL   35976          2            08/02/02         00
    0400664454                           05           10/01/02          0
    3893722                              O            09/01/32
    0


    7924493          477/G02             F          136,500.00         ZZ
                                         360        136,388.11          1
1


                                       7.000            908.14         55
                                       6.750            908.14
    PORTLAND         OR   97236          1            07/29/02         00
    0434426904                           05           09/01/02          0
    226022                               O            08/01/32
    0


    7924497          B28/G02             F          199,500.00         ZZ
                                         360        199,336.47          1
                                       7.000          1,327.28         95
                                       6.750          1,327.28
    GRAND JUNCTION   CO   81506          1            07/29/02         01
    0434372009                           05           09/01/02         30
    01801702                             O            08/01/32
    0


    7924741          E86/G02             F          164,000.00         ZZ
                                         360        163,872.06          1
                                       7.250          1,118.77         80
                                       7.000          1,118.77
    PELHAM           NY   10803          1            07/19/02         00
    0434372728                           01           09/01/02          0
    0000192712                           O            08/01/32
    0


    7925349          U36/G02             F           60,000.00         ZZ
                                         360         59,952.02          1
                                       7.125            404.23         80
                                       6.875            404.23
    RIVERDALE        GA   30296          1            07/18/02         00
    0434388070                           05           09/01/02          0
    982701001                            N            08/01/32
    0


    7925361          N47/G02             F          237,600.00         ZZ
                                         360        237,405.24          1
                                       7.000          1,580.76         80
                                       6.750          1,580.76
    ESTACADA         OR   97023          5            07/26/02         00
    0434394045                           05           09/01/02          0
    20420690                             O            08/01/32
    0


    7925391          967/G02             F          101,250.00         ZZ
                                         360        101,250.00          2
                                       7.250            690.70         75
                                       7.000            690.70
    TACOMA           WA   98418          5            08/02/02         00
    0434388039                           05           10/01/02          0
1


    5626171                              N            09/01/32
    0


    7925421          714/G02             F          597,000.00         ZZ
                                         360        597,000.00          1
                                       6.500          3,773.45         46
                                       6.250          3,773.45
    GREEN LAKE       WI   54941          2            08/05/02         00
    0434413258                           05           10/01/02          0
    231058100                            O            09/01/32
    0


    7925579          721/G02             F          135,000.00         ZZ
                                         360        134,897.27          1
                                       7.375            932.42         90
                                       7.125            932.42
    MAPLE GROVE      MN   55369          1            07/25/02         01
    0434384913                           09           09/01/02         25
    7890825721                           N            08/01/32
    0


    7925695          E46/G02             F          121,000.00         ZZ
                                         240        120,756.95          1
                                       6.625            911.07         68
                                       6.375            911.07
    ABSECON          NJ   08201          2            07/17/02         00
    0434383907                           05           09/01/02          0
    00512112                             O            08/01/22
    0


    7925791          A21/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
                                       7.000          1,763.06         65
                                       6.750          1,763.06
    EMERSON          NJ   07630          1            08/06/02         00
    0434385233                           05           10/01/02          0
    0100133178                           O            09/01/32
    0


    7927109          883/G02             F          252,400.00         ZZ
                                         360        252,221.86          1
                                       7.750          1,808.22         78
                                       7.500          1,808.22
    LOXAHATCHEE      FL   33470          4            07/31/02         00
    0434408670                           05           09/01/02          0
    05014110                             O            08/01/32
    0


1


    7927191          676/G02             F          182,200.00         T
                                         300        181,966.04          1
                                       6.750          1,258.84         73
                                       6.500          1,258.84
    WAILUKU          HI   96793          1            07/26/02         00
    0434497038                           01           09/01/02          0
    6002516940                           O            08/01/27
    0


    7927343          F25/G02             F          786,500.00         ZZ
                                         360        786,500.00          1
                                       6.875          5,166.75         65
                                       6.625          5,166.75
    MOUNT KISCO      NY   10549          1            08/08/02         00
    0434394904                           05           10/01/02          0
    87522501                             O            09/01/32
    0


    7927425          696/G02             F          148,800.00         ZZ
                                         360        148,686.78          1
                                       7.375          1,027.72         80
                                       7.125          1,027.72
    ALEXANDRIA       VA   22312          1            08/02/02         00
    0434385431                           01           09/01/02          0
    21702132                             O            08/01/32
    0


    7927455          E47/G02             F          143,200.00         ZZ
                                         360        143,079.70          1
                                       6.875            940.72         80
                                       6.625            940.72
    WAUKEGAN         IL   60087          5            07/24/02         00
    0434404471                           05           09/01/02          0
    7360513857                           O            08/01/32
    0


    7927519          X19/G02             F          160,000.00         T
                                         360        160,000.00          1
                                       7.750          1,146.26         76
                                       7.500          1,146.26
    JENSEN BEACH     FL   34957          1            08/08/02         00
    0434375622                           08           10/01/02          0
    22061403                             O            09/01/32
    0


    7927899          E22/G02             F          156,750.00         ZZ
                                         360        156,642.12          1
                                       7.875          1,136.55         95
                                       7.625          1,136.55
1


    MODESTO          CA   95355          5            07/25/02         04
    0414269043                           05           09/01/02         30
    0414269043                           O            08/01/32
    0


    7927919          E22/G02             F           92,650.00         ZZ
                                         360         92,650.00          1
                                       7.250            632.04         85
                                       7.000            632.04
    BOISE            ID   83706          5            08/01/02         04
    0414397018                           05           10/01/02         12
    0414397018                           O            09/01/32
    0


    7927981          E22/G02             F          471,250.00         ZZ
                                         360        470,925.69          1
                                       7.875          3,416.89         68
                                       7.625          3,416.89
    DALLAS           TX   75230          1            08/02/02         00
    0414577650                           03           09/01/02          0
    0414577650                           N            08/01/32
    0


    7928093          E82/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.875            768.61         70
                                       6.625            768.61
    NORCO            CA   92860          2            08/05/02         00
    0400652517                           05           10/01/02          0
    1948613                              N            09/01/32
    0


    7928103          E82/G02             F          109,500.00         ZZ
                                         360        109,500.00          1
                                       7.000            728.51         17
                                       6.750            728.51
    WEST END         NC   27376          2            08/06/02         00
    0400639175                           03           10/01/02          0
    6596404                              O            09/01/32
    0


    7928269          K15/G02             F          122,400.00         ZZ
                                         360        122,400.00          1
                                       7.750            876.89         90
                                       7.500            876.89
    LANCASTER        SC   29720          5            07/30/02         11
    0434374633                           05           10/01/02         25
    002305304122                         O            09/01/32
    0
1




    7928379          X05/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       7.000          2,235.42         80
                                       6.750          2,235.42
    CHULA VISTA      CA   91910          1            08/02/02         00
    0434431060                           05           10/01/02          0
    01207180                             O            09/01/32
    0


    7929869          M82/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       7.125          1,111.64         73
                                       6.875          1,111.64
    SUWANEE          GA   30024          1            08/07/02         00
    0434389672                           05           10/01/02          0
    10336                                O            09/01/32
    0


    7929903          N74/G02             F           39,000.00         ZZ
                                         360         39,000.00          1
                                       7.125            262.75         60
                                       6.875            262.75
    LITTLE ROCK      AR   72223          5            07/29/02         00
    0434393351                           05           10/01/02          0
    0030519010                           O            09/01/32
    0


    7929979          N74/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       6.375          1,466.09         82
                                       6.125          1,466.09
    STAUNTON         VA   24401          5            07/30/02         10
    0434391868                           05           10/01/02         12
    0030518010                           O            09/01/32
    0


    7929983          588/G02             F          172,000.00         ZZ
                                         360        171,730.85          1
                                       7.250          1,173.34         72
                                       7.000          1,173.34
    PARSIPPANY TROY  NJ   07054          5            06/21/02         00
    0434406666                           05           08/01/02          0
    1065909                              O            07/01/32
    0


    7930085          P01/G02             F           69,700.00         ZZ
                                         300         69,612.23          1
1


                                       6.875            487.09         88
                                       6.625            487.09
    TROY             NY   12182          2            07/31/02         04
    0434394516                           05           09/05/02         25
    02002978                             O            08/05/27
    0


    7930097          X75/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.875            630.65         48
                                       6.625            630.65
    PITTSBURG        CA   94565          5            07/31/02         00
    0434375523                           05           10/01/02          0
    2070016                              O            09/01/32
    0


    7930215          944/G02             F          150,100.00         ZZ
                                         360        150,100.00          1
                                       7.250          1,023.95         95
                                       7.000          1,023.95
    CHANDLER         AZ   85226          5            08/05/02         04
    0434393518                           05           10/01/02         30
    W01609915                            O            09/01/32
    0


    7930381          964/G02             F          224,000.00         ZZ
                                         360        223,807.14          1
                                       6.750          1,452.86         80
                                       6.500          1,452.86
    ANTELOPE         CA   95843          1            08/06/02         00
    0434463923                           05           09/01/02          0
    235196                               O            08/01/32
    0


    7930383          964/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.625          1,728.84         69
                                       6.375          1,728.84
    SAN LUIS OBISPO  CA   93405          5            07/31/02         00
    0434429882                           05           10/01/02          0
    235244                               O            09/01/32
    0


    7930397          964/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.250          1,385.36         41
                                       6.000          1,385.36
    PLEASANT HILL    CA   94523          1            08/06/02         00
    0434426045                           05           10/01/02          0
1


    236257                               O            09/01/32
    0


    7930405          964/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         74
                                       6.125          1,247.74
    MOUNTAIN VIEW    CA   94050          1            08/06/02         00
    0434433124                           01           10/01/02          0
    237130                               O            09/01/32
    0


    7930419          964/G02             F          199,600.00         T
                                         360        199,600.00          1
                                       6.625          1,278.06         80
                                       6.375          1,278.06
    SHAVER LAKE      CA   93664          1            08/01/02         00
    0434433421                           05           10/01/02          0
    240806                               O            09/01/32
    0


    7930421          964/G02             F          156,800.00         ZZ
                                         360        156,665.00          1
                                       6.750          1,017.00         80
                                       6.500          1,017.00
    PORTLAND         OR   97212          1            07/31/02         00
    0434411914                           05           09/01/02          0
    242256                               N            08/01/32
    0


    7930423          964/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.875            916.42         90
                                       6.625            916.42
    CLOVIS           CA   93612          1            08/07/02         01
    0434445870                           05           10/01/02         25
    242405                               O            09/01/32
    0


    7930427          964/G02             F          205,000.00         ZZ
                                         360        204,831.96          1
                                       7.000          1,363.87         57
                                       6.750          1,363.87
    SAN FRANCISCO    CA   94134          2            07/22/02         00
    0434412128                           05           09/01/02          0
    223076                               O            08/01/32
    0


1


    7930433          964/G02             F          204,250.00         ZZ
                                         360        204,250.00          3
                                       7.000          1,358.88         95
                                       6.750          1,358.88
    WOOD VILLAGE     OR   97060          1            08/02/02         04
    0434423877                           05           10/01/02         30
    224173                               O            09/01/32
    0


    7930439          964/G02             F          275,000.00         ZZ
                                         360        274,768.96          1
                                       6.875          1,806.56         37
                                       6.625          1,806.56
    SAN ANSELMO      CA   94960          2            07/25/02         00
    0434443693                           05           09/01/02          0
    225964                               O            08/01/32
    0


    7930447          964/G02             F          123,700.00         ZZ
                                         360        123,588.17          1
                                       6.500            781.87         83
                                       6.250            781.87
    HENDERSON        NV   89052          2            07/17/02         10
    0434426342                           05           09/01/02         12
    227259                               O            08/01/32
    0


    7930449          964/G02             F          300,700.00         ZZ
                                         360        300,421.49          1
                                       6.375          1,875.98         53
                                       6.125          1,875.98
    YORBA LINDA      CA   92887          2            07/23/02         00
    0434442984                           05           09/01/02          0
    227896                               O            08/01/32
    0


    7930455          964/G02             F           95,000.00         ZZ
                                         360         94,909.86          1
                                       6.250            584.93         28
                                       6.000            584.93
    NIPOMO           CA   93444          5            07/27/02         00
    0434429551                           05           09/01/02          0
    207174                               O            08/01/32
    0


    7930459          964/G02             F          125,000.00         ZZ
                                         360        124,889.71          1
                                       6.625            800.39         45
                                       6.375            800.39
1


    SALEM            OR   97303          5            07/18/02         00
    0434419206                           05           09/01/02          0
    228532                               O            08/01/32
    0


    7930463          964/G02             F          150,000.00         ZZ
                                         360        149,861.07          1
                                       6.375            935.81         43
                                       6.125            935.81
    PASO ROBLES      CA   93446          1            07/16/02         00
    0434414017                           05           09/01/02          0
    228931                               O            08/01/32
    0


    7930465          964/G02             F          200,000.00         ZZ
                                         360        199,831.97          1
                                       6.875          1,313.86         75
                                       6.625          1,313.86
    SAN LEANDRO      CA   94578          2            07/26/02         00
    0434445755                           05           09/01/02          0
    228954                               O            08/01/32
    0


    7930467          964/G02             F          162,000.00         ZZ
                                         360        161,867.21          1
                                       7.000          1,077.79         60
                                       6.750          1,077.79
    TAHOMA           CA   96142          2            07/26/02         00
    0434416269                           05           09/01/02          0
    229504                               O            08/01/32
    0


    7930469          964/G02             F          200,000.00         ZZ
                                         360        199,827.80          1
                                       6.750          1,297.20         58
                                       6.500          1,297.20
    RANCHO MURIETA   CA   95683          2            07/26/02         00
    0434417861                           03           09/01/02          0
    229565                               O            08/01/32
    0


    7930471          964/G02             F           75,050.00         ZZ
                                         360         75,050.00          1
                                       6.875            493.03         43
                                       6.625            493.03
    GRESHAM          OR   97080          5            08/01/02         00
    0434429007                           05           10/01/02          0
    229627                               O            09/01/32
    0
1




    7930473          964/G02             F          293,000.00         ZZ
                                         360        292,728.62          1
                                       6.375          1,827.94         59
                                       6.125          1,827.94
    HERCULES         CA   94547          5            07/31/02         00
    0434412490                           03           09/01/02          0
    229770                               O            08/01/32
    0


    7930475          964/G02             F          161,250.00         ZZ
                                         360        161,114.53          1
                                       6.875          1,059.30         75
                                       6.625          1,059.30
    CAMERON PARK     CA   95682          5            07/30/02         00
    0434418943                           05           09/01/02          0
    229792                               O            08/01/32
    0


    7930479          964/G02             F          238,700.00         ZZ
                                         360        238,700.00          1
                                       6.125          1,450.37         70
                                       5.875          1,450.37
    CITRUS HEIGHTS   CA   95610          1            07/31/02         00
    0434415105                           05           10/01/02          0
    230128                               O            09/01/32
    0


    7930481          964/G02             F          195,000.00         ZZ
                                         360        194,832.11          1
                                       6.750          1,264.77         46
                                       6.500          1,264.77
    SAN FRANCISCO    CA   94112          2            07/18/02         00
    0434427761                           05           09/01/02          0
    230132                               O            08/01/32
    0


    7930485          964/G02             F          273,000.00         ZZ
                                         360        272,753.20          1
                                       6.500          1,725.55         48
                                       6.250          1,725.55
    SEBASTOPOL       CA   95472          5            07/30/02         00
    0434429809                           05           09/01/02          0
    230831                               O            08/01/32
    0


    7930487          964/G02             F          180,000.00         ZZ
                                         360        179,856.06          1
1


                                       7.125          1,212.69         80
                                       6.875          1,212.69
    MARYSVILLE       WA   98270          2            07/23/02         00
    0434429775                           03           09/01/02          0
    230921                               O            08/01/32
    0


    7930491          964/G02             F          217,000.00         ZZ
                                         360        216,817.69          1
                                       6.875          1,425.54         75
                                       6.625          1,425.54
    ATASCADERO       CA   93422          2            07/27/02         00
    0434431227                           05           09/01/02          0
    231542                               O            08/01/32
    0


    7930495          964/G02             F          142,500.00         ZZ
                                         360        142,374.28          1
                                       6.625            912.44         75
                                       6.375            912.44
    PORTLAND         OR   97236          5            07/31/02         00
    0434416970                           05           09/01/02          0
    232123                               O            08/01/32
    0


    7930497          964/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.375            967.00         37
                                       6.125            967.00
    SAN LUIS OBISPO  CA   93401          2            07/31/02         00
    0434414660                           05           10/01/02          0
    232257                               O            09/01/32
    0


    7930499          964/G02             F          275,000.00         ZZ
                                         360        274,768.96          1
                                       6.875          1,806.56         68
                                       6.625          1,806.56
    SAN JOSE         CA   95119          2            07/29/02         00
    0434417549                           05           09/01/02          0
    232289                               O            08/01/32
    0


    7930505          964/G02             F          184,000.00         ZZ
                                         360        183,852.86          2
                                       7.125          1,239.64         80
                                       6.875          1,239.64
    BOISE            ID   83709          1            07/24/02         00
    0434452595                           05           09/01/02          0
1


    232396                               N            08/01/32
    0


    7930507          964/G02             F          243,750.00         ZZ
                                         360        243,750.00          1
                                       6.625          1,560.76         75
                                       6.375          1,560.76
    HAWTHORNE (AREA  CA   90250          5            08/01/02         00
    0434443917                           05           10/01/02          0
    232418                               O            09/01/32
    0


    7930511          964/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
                                       6.375            343.13         17
                                       6.125            343.13
    SEATTLE          WA   98103          5            08/01/02         00
    0434412870                           05           10/01/02          0
    232732                               O            09/01/32
    0


    7930513          964/G02             F          183,200.00         ZZ
                                         360        183,053.50          1
                                       7.125          1,234.25         80
                                       6.875          1,234.25
    BOISE            ID   83709          1            07/24/02         00
    0434452751                           05           09/01/02          0
    232754                               N            08/01/32
    0


    7930517          964/G02             F          150,000.00         ZZ
                                         360        149,870.85          1
                                       6.750            972.90         58
                                       6.500            972.90
    TAOS             NM   87571          5            07/25/02         00
    0434425823                           05           09/01/02          0
    232858                               O            08/01/32
    0


    7930519          964/G02             F          233,950.00         ZZ
                                         360        233,950.00          1
                                       6.875          1,536.89         75
                                       6.625          1,536.89
    PETALUMA         CA   94954          5            07/30/02         00
    0434463972                           05           10/01/02          0
    232869                               O            09/01/32
    0


1


    7930523          964/G02             F          144,200.00         ZZ
                                         360        144,200.00          1
                                       6.625            923.33         75
                                       6.375            923.33
    EUGENE           OR   97402          1            08/05/02         00
    0434431045                           05           10/01/02          0
    233082                               N            09/01/32
    0


    7930575          R84/G02             F          318,250.00         ZZ
                                         360        317,976.00          1
                                       6.750          2,064.16         95
                                       6.500          2,064.16
    KENT             WA   98042          1            07/22/02         11
    0434388062                           05           09/01/02         25
    700250                               O            08/01/32
    0


    7930593          T29/G02             F          101,250.00         ZZ
                                         360        101,180.32          2
                                       7.875            734.13         75
                                       7.625            734.13
    PINETOP          AZ   85935          5            07/30/02         00
    0434401063                           05           09/01/02          0
    1210874                              N            08/01/32
    0


    7930635          M27/G02             F           76,550.00         ZZ
                                         360         76,487.25          1
                                       7.000            509.29         80
                                       6.750            509.29
    MADISON          TN   37115          5            07/31/02         00
    0434394334                           05           09/01/02          0
    SUTHERLAND                           N            08/01/32
    0


    7930777          L76/G02             F          408,000.00         ZZ
                                         360        408,000.00          1
                                       6.500          2,578.84         79
                                       6.250          2,578.84
    LAKEVILLE        MN   55044          2            08/09/02         00
    0434388104                           05           10/01/02          0
    9507014                              O            09/01/32
    0


    7931115          642/G02             F           73,800.00         ZZ
                                         360         73,800.00          1
                                       6.875            484.81         90
                                       6.625            484.81
1


    PUEBLO           CO   81006          1            08/02/02         10
    0434410791                           05           10/01/02         25
    07136802                             O            09/01/32
    0


    7931223          B57/G02             F          469,000.00         ZZ
                                         360        468,586.21          1
                                       6.625          3,003.06         76
                                       6.375          3,003.06
    SANTA CLARITA    CA   91321          5            07/31/02         00
    0434498531                           05           09/01/02          0
    10004285                             O            08/01/32
    0


    7931371          964/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
                                       7.250            322.33         90
                                       7.000            322.33
    HOCKLEY          TX   77447          1            08/05/02         12
    0434425385                           03           10/01/02         25
    236139                               N            09/01/32
    0


    7931375          964/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.875            788.31         80
                                       6.625            788.31
    HOUSTON          TX   77077          1            08/01/02         00
    0434428645                           03           10/01/02          0
    233430                               N            09/01/32
    0


    7933735          E47/G02             F          117,600.00         ZZ
                                         360        117,503.60          1
                                       7.000            782.40         80
                                       6.750            782.40
    AUSTIN           TX   78749          5            07/23/02         00
    0434446506                           01           09/01/02          0
    7362511305                           O            08/01/32
    0


    7933893          E47/G02             F          134,000.00         ZZ
                                         360        133,884.63          1
                                       6.750            869.12         59
                                       6.500            869.12
    DALLAS           TX   75214          5            07/24/02         00
    0434445789                           05           09/01/02          0
    7362511297                           O            08/01/32
    0
1




    7934051          G51/G02             F          150,000.00         ZZ
                                         360        149,870.85          1
                                       6.750            972.90         75
                                       6.500            972.90
    WILLIAMSBURG     VA   23185          1            07/25/02         00
    0434465712                           05           09/01/02          0
    0593248                              O            08/01/32
    0


    7934333          U05/G02             F          313,000.00         ZZ
                                         360        312,737.04          1
                                       6.875          2,056.19         88
                                       6.625          2,056.19
    DEMFRIES         VA   22026          5            08/02/02         14
    0434559589                           03           09/01/02         25
    3228949                              O            08/01/32
    0


    7934345          111/111             F          314,000.00         ZZ
                                         240        313,378.71          1
                                       6.750          2,387.54         77
                                       6.500          2,387.54
    CHINO HILLS      CA   91709          2            07/29/02         00
    684001051711                         05           09/01/02          0
    684001051711                         O            08/01/22
    0


    7934733          253/253             F          136,000.00         ZZ
                                         360        135,877.05          1
                                       6.500            859.62         80
                                       6.250            859.62
    ALLEN            TX   75002          1            07/26/02         00
    428043                               05           09/01/02          0
    428043                               O            08/01/32
    0


    7935131          W68/G02             F          176,400.00         ZZ
                                         360        176,255.41          1
                                       7.000          1,173.59         90
                                       6.750          1,173.59
    PLANO            TX   75023          1            07/24/02         28
    0434450714                           05           09/01/02         25
    27750                                O            08/01/32
    0


    7936587          286/286             F          270,000.00         ZZ
                                         360        269,577.47          1
1


                                       7.250          1,841.88         90
                                       7.000          1,841.88
    ALEXANDRIA       VA   22312          1            06/28/02         11
    1342991                              05           08/01/02         25
    1342991                              O            07/01/32
    0


    7936589          286/286             F          169,450.00         ZZ
                                         360        169,197.70          1
                                       7.500          1,184.82         90
                                       7.250          1,184.82
    FORT MYERS       FL   33912          1            06/28/02         12
    1333581                              03           08/01/02         25
    1333581                              N            07/01/32
    0


    7936591          286/286             F          167,300.00         ZZ
                                         360        167,050.90          1
                                       7.500          1,169.79         90
                                       7.250          1,169.79
    FORT MYERS       FL   33912          1            06/28/02         12
    1333582                              03           08/01/02         25
    1333582                              N            07/01/32
    0


    7936599          286/286             F          250,000.00         ZZ
                                         360        249,578.72          1
                                       6.875          1,642.33         56
                                       6.625          1,642.33
    ASHLAND          OR   97520          2            06/20/02         00
    1333570                              05           08/01/02          0
    1333570                              O            07/01/32
    0


    7936601          286/286             F          142,320.00         ZZ
                                         360        142,097.27          1
                                       7.250            970.88         80
                                       7.000            970.88
    OVIEDO           FL   32765          1            06/25/02         00
    1309702                              03           08/01/02          0
    1309702                              O            07/01/32
    0


    7936603          286/286             F          160,000.00         ZZ
                                         360        159,736.92          1
                                       7.000          1,064.49         80
                                       6.750          1,064.49
    CITRUS HEIGHTS   CA   95621          1            06/26/02         00
    801307                               05           08/01/02          0
1


    801307                               O            07/01/32
    0


    7936605          286/286             F          388,000.00         ZZ
                                         360        387,324.95          1
                                       7.125          2,614.03         80
                                       6.875          2,614.03
    CHULA VISTA      CA   91910          1            06/20/02         00
    1351074                              05           08/01/02          0
    1351074                              O            07/01/32
    0


    7936607          286/286             F          400,000.00         ZZ
                                         360        399,672.12          1
                                       7.000          2,661.21         80
                                       6.750          2,661.21
    EUGENE           OR   97402          5            06/27/02         00
    1297927                              05           09/01/02          0
    1297927                              O            08/01/32
    0


    7936619          286/286             F          164,300.00         ZZ
                                         360        164,036.44          1
                                       7.125          1,106.92         80
                                       6.875          1,106.92
    NAPLES           FL   34119          1            06/26/02         00
    1335549                              05           08/01/02          0
    1335549                              N            07/01/32
    0


    7936623          286/286             F          246,400.00         ZZ
                                         360        246,014.40          2
                                       7.250          1,680.89         85
                                       7.000          1,680.89
    PORTSMOUTH       NH   03801          1            06/28/02         12
    1299715                              05           08/01/02         12
    1299715                              O            07/01/32
    0


    7936627          286/286             F           58,400.00         ZZ
                                         360         58,319.34          1
                                       7.875            423.45         80
                                       7.625            423.45
    W HARTFORD       CT   06107          1            06/26/02         00
    1353097                              01           08/01/02          0
    1353097                              N            07/01/32
    0


1


    7936629          286/286             F           56,250.00         ZZ
                                         360         56,164.14          1
                                       7.375            388.50         75
                                       7.125            388.50
    PHOENIX          AZ   85018          5            06/14/02         00
    1333601                              01           08/01/02          0
    1333601                              N            07/01/32
    0


    7936633          286/286             F          227,200.00         ZZ
                                         360        226,746.42          1
                                       7.000          1,511.57         80
                                       6.750          1,511.57
    BEL AIR          MD   21015          1            06/27/02         00
    1272974                              03           08/01/02          0
    1272974                              O            07/01/32
    0


    7936637          286/286             F           44,000.00         ZZ
                                         360         43,934.48          1
                                       7.500            307.66         80
                                       7.250            307.66
    ST CLOUD         FL   34764          1            06/25/02         00
    1355749                              05           08/01/02          0
    1355749                              N            07/01/32
    0


    7936639          286/286             F           52,000.00         ZZ
                                         360         51,961.40          1
                                       7.500            363.60         80
                                       7.250            363.60
    KISSIMMEE        FL   34741          1            07/10/02         00
    1398350                              05           09/01/02          0
    1398350                              N            08/01/32
    0


    7936645          286/286             F          299,950.00         ZZ
                                         360        299,698.00          1
                                       6.875          1,970.46         80
                                       6.625          1,970.46
    FOLSOM           CA   95630          1            07/09/02         00
    1396057                              05           09/01/02          0
    1396057                              O            08/01/32
    0


    7936649          286/286             F          179,000.00         ZZ
                                         360        178,712.85          1
                                       7.125          1,205.96         77
                                       6.875          1,205.96
1


    HURST            TX   76180          2            06/28/02         00
    1008827                              05           08/01/02          0
    1008827                              N            07/01/32
    0


    7936651          286/286             F          227,000.00         ZZ
                                         360        226,635.84          1
                                       7.125          1,529.35         80
                                       6.875          1,529.35
    HURST            TX   76180          2            06/28/02         00
    1008842                              05           08/01/02          0
    1008842                              N            07/01/32
    0


    7936653          286/286             F           62,900.00         ZZ
                                         360         62,850.93          1
                                       7.250            429.09         90
                                       7.000            429.09
    ERIE             PA   16504          1            07/11/02         12
    1373723                              05           09/01/02         25
    1373723                              O            08/01/32
    0


    7936659          286/286             F           41,750.00         ZZ
                                         360         41,719.78          1
                                       7.625            295.51         85
                                       7.375            295.51
    PHILADELPHIA     PA   19126          1            07/09/02         12
    1075835                              05           09/01/02         12
    1075835                              O            08/01/32
    0


    7936661          286/286             F          154,800.00         ZZ
                                         360        154,569.50          3
                                       7.500          1,082.39         90
                                       7.250          1,082.39
    WATERBURY        CT   06708          1            07/03/02         12
    1065870                              05           08/01/02         25
    1065870                              N            07/01/32
    0


    7936665          286/286             F          115,000.00         ZZ
                                         360        114,820.02          2
                                       7.250            784.51         63
                                       7.000            784.51
    CHICAGO          IL   60623          5            06/24/02         00
    1337301                              05           08/01/02          0
    1337301                              N            07/01/32
    0
1




    7936667          286/286             F          204,250.00         ZZ
                                         360        203,974.98          3
                                       8.000          1,498.72         95
                                       7.750          1,498.72
    CHICAGO          IL   60619          1            06/28/02         10
    1353372                              05           08/01/02         35
    1353372                              O            07/01/32
    0


    7936675          286/286             F           47,250.00         ZZ
                                         360         47,184.74          1
                                       7.875            342.60         75
                                       7.625            342.60
    INDIANAPOLIS     IN   46205          5            06/27/02         00
    1350633                              05           08/01/02          0
    1350633                              N            07/01/32
    0


    7936677          286/286             F           46,500.00         ZZ
                                         360         46,435.79          1
                                       7.875            337.16         75
                                       7.625            337.16
    INDIANAPOLIS     IN   46218          5            06/27/02         00
    1350708                              05           08/01/02          0
    1350708                              N            07/01/32
    0


    7936679          286/286             F           45,000.00         ZZ
                                         360         44,937.84          1
                                       7.875            326.29         75
                                       7.625            326.29
    INDIANAPOLIS     IN   46218          5            06/27/02         00
    1350717                              05           08/01/02          0
    1350717                              N            07/01/32
    0


    7936683          286/286             F          146,250.00         ZZ
                                         360        146,124.08          1
                                       6.750            948.58         75
                                       6.500            948.58
    DAYTONA BEACH    FL   32127          1            07/01/02         00
    1328271                              03           09/01/02          0
    1328271                              N            08/01/32
    0


    7936687          286/286             F          300,000.00         ZZ
                                         360        299,518.76          1
1


                                       7.125          2,021.16         75
                                       6.875          2,021.16
    GLASTONBURY      CT   06033          1            06/28/02         00
    1357649                              05           08/01/02          0
    1357649                              O            07/01/32
    0


    7936689          286/286             F          228,000.00         ZZ
                                         360        179,920.13          1
                                       7.375          1,574.74         62
                                       7.125          1,574.74
    GOLDEN           CO   80403          2            06/11/02         00
    1335580                              03           08/01/02          0
    1335580                              N            07/01/32
    0


    7936691          286/286             F           56,000.00         ZZ
                                         360         55,914.51          1
                                       7.375            386.78         66
                                       7.125            386.78
    WARREN           MI   48089          2            07/01/02         00
    1353383                              05           08/01/02          0
    1353383                              N            07/01/32
    0


    7936697          286/286             F          500,000.00         ZZ
                                         360        499,547.98          1
                                       6.500          3,160.35         51
                                       6.250          3,160.35
    MIAMI            FL   33156          5            07/01/02         00
    1353430                              05           09/01/02          0
    1353430                              O            08/01/32
    0


    7936701          286/286             F           75,600.00         ZZ
                                         360         75,478.72          1
                                       7.125            509.34         90
                                       6.875            509.34
    NEWPORTS NEWS    VA   23606          1            06/28/02         10
    1325495                              05           08/01/02         25
    1325495                              N            07/01/32
    0


    7936707          286/286             F           40,000.00         ZZ
                                         360         39,972.47          2
                                       7.875            290.03         80
                                       7.625            290.03
    MUNCIE           IN   47302          5            07/19/02         00
    1414171                              05           09/01/02          0
1


    1414171                              N            08/01/32
    0


    7936711          286/286             F          115,200.00         ZZ
                                         360        115,105.57          1
                                       7.000            766.43         80
                                       6.750            766.43
    BLOOMINGTON      IL   61701          1            07/03/02         00
    1302198                              05           09/01/02          0
    1302198                              O            08/01/32
    0


    7936713          286/286             F          200,000.00         ZZ
                                         360        199,847.81          1
                                       7.375          1,381.36         80
                                       7.125          1,381.36
    MESA             AZ   85204          1            07/03/02         00
    1392538                              05           09/01/02          0
    1392538                              O            08/01/32
    0


    7936715          286/286             F          130,500.00         ZZ
                                         360        130,410.19          2
                                       7.875            946.22         90
                                       7.625            946.22
    HIGHLANDS        NJ   07732          1            07/02/02         12
    1310028                              05           09/01/02         25
    1310028                              N            08/01/32
    0


    7936717          286/286             F          382,500.00         ZZ
                                         360        381,707.76          1
                                       7.000          2,544.79         69
                                       6.750          2,544.79
    PHOENIX          AZ   85028          2            06/27/02         00
    1346263                              05           08/01/02          0
    1346263                              N            07/01/32
    0


    7936719          286/286             F          422,100.00         ZZ
                                         360        421,405.98          1
                                       7.000          2,808.25         90
                                       6.750          2,808.25
    RYE              NH   03870          1            06/26/02         12
    1322270                              05           08/01/02         25
    1322270                              O            07/01/32
    0


1


    7936721          286/286             F           67,500.00         ZZ
                                         360         67,396.95          1
                                       7.375            466.21         90
                                       7.125            466.21
    INDIANAPOLIS     IN   46239          1            07/01/02         12
    1322655                              05           08/01/02         25
    1322655                              N            07/01/32
    0


    7936723          286/286             F           90,000.00         ZZ
                                         360         89,844.58          1
                                       6.750            583.74         36
                                       6.500            583.74
    CINCINNATI       OH   45242          1            07/03/02         00
    1331874                              05           08/01/02          0
    1331874                              O            07/01/32
    0


    7936725          286/286             F          100,000.00         ZZ
                                         360         99,828.46          1
                                       7.125            673.72         80
                                       6.875            673.72
    GLENSIDE         PA   19038          1            06/28/02         00
    1045071                              05           08/01/02          0
    1045071                              O            07/01/32
    0


    7936727          286/286             F          117,650.00         ZZ
                                         360        117,461.28          1
                                       7.125            792.63         75
                                       6.875            792.63
    HICKORY          NC   28602          5            06/27/02         00
    1096596                              05           08/01/02          0
    1096596                              N            07/01/32
    0


    7936729          286/286             F          116,900.00         ZZ
                                         360        116,707.80          1
                                       7.000            777.74         75
                                       6.750            777.74
    HICKORY          NC   28602          5            06/27/02         00
    1100615                              05           08/01/02          0
    1100615                              N            07/01/32
    0


    7936731          286/286             F          119,900.00         ZZ
                                         360        119,702.86          1
                                       7.000            797.70         75
                                       6.750            797.70
1


    HICKORY          NC   28602          5            06/27/02         00
    1100698                              05           08/01/02          0
    1100698                              N            07/01/32
    0


    7936733          286/286             F          174,600.00         ZZ
                                         360        174,479.83          4
                                       7.875          1,265.98         90
                                       7.625          1,265.98
    SPRINGFIELD      MA   01105          1            07/08/02         11
    1360844                              05           09/01/02         25
    1360844                              N            08/01/32
    0


    7936739          286/286             F           98,400.00         ZZ
                                         360         98,210.15          1
                                       6.750            638.23         80
                                       6.500            638.23
    ARLINGTON        TX   76017          1            07/01/02         00
    1374509                              05           08/01/02          0
    1374509                              N            07/01/32
    0


    7936743          286/286             F          160,000.00         ZZ
                                         360        128,685.97          1
                                       8.000          1,174.03         32
                                       7.750          1,174.03
    OAK BROOK        IL   60523          5            06/28/02         00
    1348771                              05           09/01/02          0
    1348771                              O            08/01/32
    0


    7936751          286/286             F           68,600.00         ZZ
                                         360         68,493.72          1
                                       7.375            473.81         80
                                       7.125            473.81
    SALEM            VA   24153          1            06/28/02         00
    1362605                              05           08/01/02          0
    1362605                              N            07/01/32
    0


    7936755          286/286             F          128,500.00         ZZ
                                         360        128,288.71          1
                                       7.000            854.92         75
                                       6.750            854.92
    BURLINGTON       KY   41005          2            06/24/02         00
    1340624                              05           08/01/02          0
    1340624                              O            07/01/32
    0
1




    7936763          286/286             F          180,000.00         ZZ
                                         360        179,841.19          1
                                       6.625          1,152.56         80
                                       6.375          1,152.56
    BOSSIER CITY     LA   71111          1            07/08/02         00
    1384132                              05           09/01/02          0
    1384132                              O            08/01/32
    0


    7936765          286/286             F           48,750.00         ZZ
                                         360         48,680.94          1
                                       7.750            349.26         72
                                       7.500            349.26
    INDIANAPOLIS     IN   46222          5            06/13/02         00
    1319782                              05           08/01/02          0
    1319782                              N            07/01/32
    0


    7936769          286/286             F          247,500.00         ZZ
                                         360        247,102.99          4
                                       7.125          1,667.45         90
                                       6.875          1,667.45
    CEDAR CITY       UT   84720          1            06/07/02         11
    804053                               05           08/01/02         25
    804053                               N            07/01/32
    0


    7936775          286/286             F          123,200.00         ZZ
                                         360        123,016.55          4
                                       7.500            861.44         80
                                       7.250            861.44
    BURRILLVILLE     RI   02859          1            06/26/02         00
    1333446                              05           08/01/02          0
    1333446                              N            07/01/32
    0


    7936777          286/286             F          101,650.00         ZZ
                                         360        101,494.82          1
                                       7.375            702.08         90
                                       7.125            702.08
    LITCHFIELD       AZ   85340          1            06/11/02         12
    1326013                              05           08/01/02         25
    1326013                              N            07/01/32
    0


    7936785          286/286             F          650,000.00         ZZ
                                         360        648,904.71          1
1


                                       6.875          4,270.04         74
                                       6.625          4,270.04
    KEY WEST         FL   33040          2            06/21/02         00
    1379098                              05           08/01/02          0
    1379098                              O            07/01/32
    0


    7936791          286/286             F           50,000.00         ZZ
                                         360         49,929.19          1
                                       7.750            358.21         84
                                       7.500            358.21
    CAPE GIRARDEAN   MO   63701          5            06/24/02         11
    1346254                              05           08/01/02         12
    1346254                              O            07/01/32
    0


    7936793          286/286             F           87,920.00         ZZ
                                         360         87,719.56          1
                                       7.125            592.34         80
                                       6.875            592.34
    INDIANAPOLIS     IN   46268          1            06/28/02         00
    1319097                              05           08/01/02          0
    1319097                              O            07/01/32
    0


    7936797          286/286             F          300,700.00         ZZ
                                         360        300,229.42          4
                                       7.250          2,051.31         65
                                       7.000          2,051.31
    LONG BEACH       CA   90804          1            06/25/02         00
    1346966                              05           08/01/02          0
    1346966                              N            07/01/32
    0


    7936799          286/286             F           57,500.00         ZZ
                                         360         57,420.58          1
                                       7.875            416.92         88
                                       7.625            416.92
    ELWOOD           IN   46036          2            06/18/02         11
    1335851                              05           08/01/02         25
    1335851                              O            07/01/32
    0


    7936801          286/286             F          212,400.00         ZZ
                                         360        212,050.78          1
                                       7.000          1,413.10         90
                                       6.750          1,413.10
    HOUSTON          TX   77079          1            06/24/02         10
    1355626                              03           08/01/02         25
1


    1355626                              O            07/01/32
    0


    7936803          286/286             F          284,250.00         ZZ
                                         360        283,826.76          1
                                       7.500          1,987.52         75
                                       7.250          1,987.52
    FOUNTAIN HILLS   AZ   85268          5            06/07/02         00
    1346166                              05           08/01/02          0
    1346166                              O            07/01/32
    0


    7936811          286/286             F          136,000.00         ZZ
                                         360        135,882.90          1
                                       6.750            882.10         80
                                       6.500            882.10
    SHREVEPORT       LA   71118          1            07/11/02         00
    1381198                              05           09/01/02          0
    1381198                              O            08/01/32
    0


    7936819          286/286             F          117,000.00         ZZ
                                         360        116,787.89          1
                                       6.500            739.52         90
                                       6.250            739.52
    HOUSTON          TX   77082          1            06/25/02         11
    1373902                              03           08/01/02         25
    1373902                              N            07/01/32
    0


    7936823          286/286             F          143,200.00         ZZ
                                         360        143,103.92          1
                                       8.000          1,050.76         80
                                       7.750          1,050.76
    PHOENIX          AZ   85021          1            07/09/02         00
    1386774                              05           09/01/02          0
    1386774                              N            08/01/32
    0


    7936827          286/286             F          142,400.00         ZZ
                                         360        142,277.39          1
                                       6.750            923.61         80
                                       6.500            923.61
    GRANTVILLE       PA   17938          1            07/12/02         00
    1360641                              05           09/01/02          0
    1360641                              O            08/01/32
    0


1


    7936833          286/286             F          188,000.00         ZZ
                                         360        187,698.41          1
                                       7.125          1,266.60         79
                                       6.875          1,266.60
    HAMPSTEAD        MD   21074          2            06/24/02         00
    1327751                              05           08/01/02          0
    1327751                              O            07/01/32
    0


    7936837          286/286             F          353,700.00         ZZ
                                         360        353,173.35          3
                                       7.500          2,473.13         90
                                       7.250          2,473.13
    DORCHESTER       MA   02121          1            06/26/02         12
    1070529                              05           08/01/02         25
    1070529                              O            07/01/32
    0


    7936847          286/286             F          174,000.00         ZZ
                                         360        173,668.00          1
                                       7.250          1,186.99         80
                                       7.000          1,186.99
    WOODBRIDGE       VA   22192          5            06/24/02         00
    1329463                              03           08/01/02          0
    1329463                              N            07/01/32
    0


    7936849          286/286             F          156,000.00         ZZ
                                         360        155,889.89          1
                                       7.750          1,117.61         80
                                       7.500          1,117.61
    PORT READING     NJ   07064          1            07/08/02         00
    1325478                              05           09/01/02          0
    1325478                              N            08/01/32
    0


    7936851          286/286             F          165,600.00         ZZ
                                         360        165,371.31          3
                                       7.875          1,200.72         90
                                       7.625          1,200.72
    LOCKPORT         IL   60441          1            06/25/02         11
    1341561                              05           08/01/02         25
    1341561                              N            07/01/32
    0


    7936855          286/286             F          128,250.00         ZZ
                                         360        128,072.88          3
                                       7.875            929.91         95
                                       7.625            929.91
1


    MERIDEN          CT   06451          1            07/02/02         14
    1319214                              05           08/01/02         30
    1319214                              O            07/01/32
    0


    7936857          286/286             F          123,250.00         ZZ
                                         360        123,047.35          1
                                       7.000            819.99         90
                                       6.750            819.99
    GILBERT          AZ   85236          1            06/27/02         12
    1344461                              03           08/01/02         25
    1344461                              N            07/01/32
    0


    7936861          286/286             F           82,950.00         ZZ
                                         360         82,826.49          1
                                       7.500            580.00         79
                                       7.250            580.00
    WESTBROOK        ME   04021          1            07/02/02         00
    1355836                              01           08/01/02          0
    1355836                              N            07/01/32
    0


    7936863          286/286             F           46,200.00         ZZ
                                         360         46,132.89          1
                                       7.625            327.01         80
                                       7.375            327.01
    TAYLOR           MI   48180          1            06/25/02         00
    1332601                              05           08/01/02          0
    1332601                              N            07/01/32
    0


    7936867          286/286             F          216,000.00         ZZ
                                         360        215,678.38          4
                                       7.500          1,510.31         80
                                       7.250          1,510.31
    CHICAGO          IL   60608          5            06/26/02         00
    1348829                              05           08/01/02          0
    1348829                              O            07/01/32
    0


    7936873          286/286             F           37,800.00         ZZ
                                         360         37,743.08          1
                                       8.000            277.37         90
                                       7.750            277.37
    LAKE VILLAGE     AR   71653          5            06/28/02         11
    1298808                              05           08/01/02         25
    1298808                              O            07/01/32
    0
1




    7936875          286/286             F          105,600.00         ZZ
                                         360        105,525.46          1
                                       7.750            756.54         80
                                       7.500            756.54
    CROOKED RIVER R  OR   97760          1            07/03/02         00
    1395443                              03           09/01/02          0
    1395443                              N            08/01/32
    0


    7936877          286/286             F          162,400.00         ZZ
                                         360        162,119.55          1
                                       6.750          1,053.33         78
                                       6.500          1,053.33
    DALLAS           TX   75206          1            06/26/02         00
    1332781                              05           08/01/02          0
    1332781                              O            07/01/32
    0


    7936879          286/286             F          142,400.00         ZZ
                                         360        142,286.12          1
                                       7.125            959.38         80
                                       6.875            959.38
    HOLLAND          MI   49423          1            07/02/02         00
    1320305                              05           09/01/02          0
    1320305                              O            08/01/32
    0


    7936883          286/286             F          148,000.00         ZZ
                                         360        147,651.67          1
                                       7.000            984.65         95
                                       6.750            984.65
    JUPITER          FL   33458          5            06/19/02         21
    1346868                              03           08/01/02         25
    1346868                              O            07/01/32
    0


    7936885          286/286             F          266,300.00         ZZ
                                         360        263,944.07          1
                                       7.125          1,794.12         80
                                       6.875          1,794.12
    KENNETT SQUARE   PA   19348          1            06/25/02         00
    1045028                              05           08/01/02          0
    1045028                              O            07/01/32
    0


    7936887          286/286             F           50,400.00         ZZ
                                         360         50,321.12          1
1


                                       7.250            343.82         90
                                       7.000            343.82
    GOOSE CREEK      SC   29445          1            07/02/02         10
    1354077                              05           08/01/02         25
    1354077                              N            07/01/32
    0


    7936889          286/286             F          240,000.00         ZZ
                                         360        239,585.56          1
                                       6.750          1,556.64         74
                                       6.500          1,556.64
    CAREFREE         AZ   85377          5            06/26/02         00
    1355322                              05           08/01/02          0
    1355322                              O            07/01/32
    0


    7936891          286/286             F           90,900.00         ZZ
                                         360         90,832.54          1
                                       7.500            635.59         90
                                       7.250            635.59
    GRANTSVILLE      UT   84074          1            07/03/02         11
    1361935                              05           09/01/02         25
    1361935                              N            08/01/32
    0


    7936893          286/286             F          161,600.00         ZZ
                                         360        161,353.30          3
                                       7.375          1,116.14         80
                                       7.125          1,116.14
    MANCHESTER       NH   03101          1            06/28/02         00
    1333311                              05           08/01/02          0
    1333311                              N            07/01/32
    0


    7936895          286/286             F          119,920.00         ZZ
                                         360        119,727.53          1
                                       7.125            807.92         80
                                       6.875            807.92
    BUTLER           KY   41006          1            06/28/02         00
    1353763                              05           08/01/02          0
    1353763                              O            07/01/32
    0


    7936897          286/286             F           39,000.00         ZZ
                                         360         38,917.79          1
                                       7.875            282.78         67
                                       7.625            282.78
    STAFFORD         VA   22554          1            06/25/02         00
    1372026                              05           08/01/02          0
1


    1372026                              N            07/01/32
    0


    7936899          286/286             F           89,000.00         ZZ
                                         360         88,857.23          1
                                       7.125            599.61         72
                                       6.875            599.61
    DEBARY           FL   32713          1            07/03/02         00
    520550                               05           08/01/02          0
    520550                               O            07/01/32
    0


    7936905          286/286             F          198,900.00         ZZ
                                         360        198,507.16          3
                                       7.500          1,390.74         90
                                       7.250          1,390.74
    SPARKS           NV   89431          1            06/21/02         14
    803367                               05           08/01/02         25
    803367                               N            07/01/32
    0


    7936907          286/286             F          256,500.00         ZZ
                                         360        256,108.44          4
                                       7.375          1,771.59         90
                                       7.125          1,771.59
    GEORGETOWN       TX   78626          2            07/03/02         11
    1344756                              05           08/01/02         25
    1344756                              N            07/01/32
    0


    7936911          286/286             F          465,000.00         ZZ
                                         360        464,041.88          1
                                       7.125          3,132.79         74
                                       6.875          3,132.79
    SURGAR LOAF KEY  FL   33042          2            06/18/02         00
    1371497                              05           08/01/02          0
    1371497                              O            07/01/32
    0


    7936913          286/286             F          271,800.00         ZZ
                                         360        271,374.65          4
                                       7.250          1,854.16         90
                                       7.000          1,854.16
    AURORA           CO   80010          1            07/02/02         12
    1359204                              05           08/01/02         25
    1359204                              N            07/01/32
    0


1


    7936921          286/286             F          250,250.00         ZZ
                                         360        249,877.17          4
                                       7.500          1,749.79         65
                                       7.250          1,749.79
    NEWARK           NJ   07105          5            06/28/02         00
    1334677                              05           08/01/02          0
    1334677                              N            07/01/32
    0


    7936923          286/286             F          235,000.00         ZZ
                                         360        234,643.21          2
                                       7.500          1,643.16         53
                                       7.250          1,643.16
    MONTCLAIR        NJ   07109          5            06/28/02         00
    1334681                              05           08/01/02          0
    1334681                              N            07/01/32
    0


    7936925          286/286             F          128,950.00         ZZ
                                         360        128,838.97          1
                                       6.750            836.37         80
                                       6.500            836.37
    SUGAR LAND       TX   77478          1            07/05/02         00
    1371877                              03           09/01/02          0
    1371877                              O            08/01/32
    0


    7936927          286/286             F          316,000.00         ZZ
                                         360        315,496.68          3
                                       7.375          2,182.54         80
                                       7.125          2,182.54
    SKOKIE           IL   60076          1            06/27/02         00
    1386704                              05           08/01/02          0
    1386704                              N            07/01/32
    0


    7936929          286/286             F          436,000.00         ZZ
                                         360        435,334.42          1
                                       7.375          3,011.35         80
                                       7.125          3,011.35
    INDIANAPOLIS     IN   46260          5            06/20/02         00
    1346106                              05           08/01/02          0
    1346106                              O            07/01/32
    0


    7936931          286/286             F          117,900.00         ZZ
                                         360        117,675.03          1
                                       7.250            804.29         90
                                       7.000            804.29
1


    PHOENIX          AZ   85016          1            06/24/02         12
    1379632                              05           08/01/02         25
    1379632                              N            07/01/32
    0


    7936935          286/286             F          133,050.00         ZZ
                                         360        132,758.86          1
                                       7.250            907.64         90
                                       7.000            907.64
    GLENN HEIGHTS    TX   75154          1            06/27/02         11
    1334572                              03           08/01/02         25
    1334572                              N            07/01/32
    0


    7936941          286/286             F          134,100.00         ZZ
                                         360        133,778.11          1
                                       7.250            914.80         90
                                       7.000            914.80
    FORT WORTH       TX   76137          1            06/27/02         11
    1354325                              05           08/01/02         25
    1354325                              N            07/01/32
    0


    7936943          286/286             F          340,000.00         ZZ
                                         360        339,440.98          1
                                       7.000          2,262.03         85
                                       6.750          2,262.03
    NORTH BRUNSWICK  NJ   08902          1            06/28/02         12
    1095426                              05           08/01/02         12
    1095426                              O            07/01/32
    0


    7936951          286/286             F          388,000.00         ZZ
                                         360        386,647.26          1
                                       7.875          2,813.27         65
                                       7.625          2,813.27
    GILLBERT         AZ   85296          2            03/21/02         00
    1070780                              03           05/01/02          0
    1070780                              O            04/01/32
    0


    7936953          286/286             F           51,600.00         ZZ
                                         360         51,523.16          1
                                       7.500            360.80         80
                                       7.250            360.80
    MIAMI            FL   33126          1            07/02/02         00
    1351752                              01           08/01/02          0
    1351752                              N            07/01/32
    0
1




    7936957          286/286             F          382,000.00         ZZ
                                         360        381,416.87          1
                                       7.375          2,638.38         55
                                       7.125          2,638.38
    SUNNY ISLES BEA  FL   33160          5            06/24/02         00
    1382234                              05           08/01/02          0
    1382234                              O            07/01/32
    0


    7936961          286/286             F          229,400.00         ZZ
                                         360        229,041.00          3
                                       7.250          1,564.92         90
                                       7.000          1,564.92
    MANCHESTER       NH   03103          1            07/02/02         11
    1331967                              05           08/01/02         25
    1331967                              N            07/01/32
    0


    7936963          286/286             F          196,500.00         ZZ
                                         360        196,176.92          2
                                       7.000          1,307.32         75
                                       6.750          1,307.32
    ATLANTA          GA   30312          2            06/27/02         00
    1339845                              05           08/01/02          0
    1339845                              N            07/01/32
    0


    7936965          286/286             F          186,500.00         ZZ
                                         360        186,193.36          2
                                       7.000          1,240.79         72
                                       6.750          1,240.79
    ATLANTA          GA   30310          2            06/27/02         00
    1339846                              05           08/01/02          0
    1339846                              N            07/01/32
    0


    7936967          286/286             F          190,000.00         ZZ
                                         360        189,687.61          2
                                       7.000          1,264.08         75
                                       6.750          1,264.08
    ATLANTA          GA   30312          2            06/27/02         00
    1339847                              05           08/01/02          0
    1339847                              N            07/01/32
    0


    7936971          286/286             F          126,318.00         ZZ
                                         360        126,214.45          1
1


                                       7.000            840.40         85
                                       6.750            840.40
    YOUNGSTOWN       OH   44514          1            07/08/02         12
    1393017                              01           09/01/02         12
    1393017                              O            08/01/32
    0


    7936975          286/286             F          300,700.00         ZZ
                                         360        300,471.18          1
                                       7.375          2,076.87         79
                                       7.125          2,076.87
    POTOMAC FALLS    VA   20165          1            07/10/02         00
    1311473                              05           09/01/02          0
    1311473                              O            08/01/32
    0


    7936977          286/286             F          116,000.00         ZZ
                                         360        115,813.91          1
                                       7.125            781.52         80
                                       6.875            781.52
    MESA             AZ   85208          2            06/21/02         00
    1355915                              03           08/01/02          0
    1355915                              N            07/01/32
    0


    7936981          286/286             F          354,000.00         ZZ
                                         360        353,511.16          1
                                       7.875          2,566.75         80
                                       7.625          2,566.75
    FREMONT          CA   94538          5            06/24/02         00
    1336509                              05           08/01/02          0
    1336509                              O            07/01/32
    0


    7936985          286/286             F          166,500.00         ZZ
                                         360        166,245.84          1
                                       7.375          1,149.97         90
                                       7.125          1,149.97
    HOUSTON          TX   77007          1            06/24/02         11
    1358866                              05           08/01/02         25
    1358866                              N            07/01/32
    0


    7936987          286/286             F          116,700.00         ZZ
                                         360        116,521.85          1
                                       7.375            806.02         80
                                       7.125            806.02
    GREENSBORO       NC   27410          1            06/28/02         00
    1310259                              05           08/01/02          0
1


    1310259                              O            07/01/32
    0


    7936989          286/286             F           68,000.00         ZZ
                                         360         67,879.18          1
                                       7.750            487.17         80
                                       7.500            487.17
    WEST PALM BEACH  FL   33406          1            06/28/02         00
    1350988                              05           08/01/02          0
    1350988                              N            07/01/32
    0


    7936993          286/286             F          229,850.00         ZZ
                                         360        229,679.41          4
                                       7.500          1,607.15         90
                                       7.250          1,607.15
    ENUMCLAW         WA   98022          1            07/18/02         12
    1347165                              05           09/01/02         25
    1347165                              N            08/01/32
    0


    7936995          286/286             F          196,000.00         ZZ
                                         360        195,661.53          3
                                       6.750          1,271.26         80
                                       6.500          1,271.26
    BERWYN           IL   60402          1            06/25/02         00
    1340672                              05           08/01/02          0
    1340672                              O            07/01/32
    0


    7936999          286/286             F           50,000.00         ZZ
                                         360         49,915.74          1
                                       6.875            328.47         58
                                       6.625            328.47
    INDIANAPOLIS     IN   46227          1            06/26/02         00
    1332117                              05           08/01/02          0
    1332117                              N            07/01/32
    0


    7937001          286/286             F           78,750.00         ZZ
                                         360         78,632.73          1
                                       7.500            550.64         75
                                       7.250            550.64
    LOS BANOS        CA   93635          5            06/26/02         00
    800994                               05           08/01/02          0
    800994                               N            07/01/32
    0


1


    7937003          286/286             F          300,000.00         ZZ
                                         360        299,585.73          1
                                       7.875          2,175.21         60
                                       7.625          2,175.21
    CHANDLER         AZ   85249          1            06/25/02         00
    1344076                              03           08/01/02          0
    1344076                              N            07/01/32
    0


    7937005          286/286             F           96,850.00         ZZ
                                         360         96,705.79          1
                                       7.500            677.19         80
                                       7.250            677.19
    MEDFORD          OR   97504          1            06/26/02         00
    1356806                              05           08/01/02          0
    1356806                              O            07/01/32
    0


    7937009          286/286             F          129,200.00         ZZ
                                         360        128,982.28          1
                                       6.875            848.76         80
                                       6.625            848.76
    NEWARK           OH   43055          1            06/28/02         00
    1309963                              05           08/01/02          0
    1309963                              O            07/01/32
    0


    7937011          286/286             F          400,000.00         ZZ
                                         360        399,358.34          2
                                       7.125          2,694.88         73
                                       6.875          2,694.88
    EL CERRITO       CA   94530          5            06/21/02         00
    800630                               05           08/01/02          0
    800630                               O            07/01/32
    0


    7937017          286/286             F          125,000.00         ZZ
                                         360        124,822.97          3
                                       7.750            895.52         90
                                       7.500            895.52
    FALL RIVER       MA   02721          1            06/28/02         14
    1342024                              05           08/01/02         25
    1342024                              N            07/01/32
    0


    7937019          286/286             F          124,000.00         ZZ
                                         360        123,795.21          1
                                       7.000            824.98         80
                                       6.750            824.98
1


    COLUMBIA         MD   21044          1            06/28/02         00
    1350192                              03           08/01/02          0
    1350192                              O            07/01/32
    0


    7937031          286/286             F           60,000.00         ZZ
                                         360         59,957.65          1
                                       7.750            429.85         80
                                       7.500            429.85
    BARNESVILLE      GA   30204          1            07/09/02         00
    1385627                              05           09/01/02          0
    1385627                              N            08/01/32
    0


    7937037          286/286             F          265,800.00         ZZ
                                         360        265,384.04          1
                                       7.250          1,813.23         84
                                       7.000          1,813.23
    SAN DIEGO        CA   92122          2            06/13/02         11
    1299601                              01           08/01/02         12
    1299601                              O            07/01/32
    0


    7937039          286/286             F           30,000.00         ZZ
                                         360         29,931.09          1
                                       7.375            207.20         36
                                       7.125            207.20
    DULUTH           MN   55806          5            06/27/02         00
    1352996                              05           08/01/02          0
    1352996                              O            07/01/32
    0


    7937051          286/286             F          113,000.00         ZZ
                                         360        112,823.17          1
                                       7.250            770.86         80
                                       7.000            770.86
    OREM             UT   84057          2            06/26/02         00
    1376757                              05           08/01/02          0
    1376757                              N            07/01/32
    0


    7937055          286/286             F           75,000.00         ZZ
                                         360         74,876.68          1
                                       7.000            498.98         33
                                       6.750            498.98
    ALTO             NM   88312          5            06/21/02         00
    1353364                              05           08/01/02          0
    1353364                              O            07/01/32
    0
1




    7937057          286/286             F           98,400.00         ZZ
                                         360         98,216.83          1
                                       6.750            638.23         80
                                       6.500            638.23
    MEDFORD          OR   97501          1            06/25/02         00
    1344705                              05           08/01/02          0
    1344705                              O            07/01/32
    0


    7937059          286/286             F          330,500.00         ZZ
                                         360        329,896.47          1
                                       7.125          2,226.64         80
                                       6.875          2,226.64
    SAN LUIS OBISPO  CA   93405          1            06/25/02         00
    1333126                              05           08/01/02          0
    1333126                              O            07/01/32
    0


    7937061          286/286             F          112,500.00         ZZ
                                         360        112,332.49          2
                                       7.500            786.62         75
                                       7.250            786.62
    SKIATOOK         OK   74070          5            06/27/02         00
    1332702                              05           08/01/02          0
    1332702                              N            07/01/32
    0


    7937063          286/286             F          131,000.00         ZZ
                                         360        130,804.93          2
                                       7.500            915.98         73
                                       7.250            915.98
    SKIATOOK         OK   74070          5            06/27/02         00
    1332708                              05           08/01/02          0
    1332708                              N            07/01/32
    0


    7937065          286/286             F          224,000.00         ZZ
                                         360        223,622.53          1
                                       6.875          1,471.53         60
                                       6.625          1,471.53
    CHARLOTTE        NC   28207          5            06/28/02         00
    1351137                              05           08/01/02          0
    1351137                              N            07/01/32
    0


    7937069          286/286             F           30,305.00         ZZ
                                         360         30,258.74          1
1


                                       7.375            209.31         95
                                       7.125            209.31
    WATERBURY        CT   06710          1            06/28/02         12
    1330045                              01           08/01/02         30
    1330045                              O            07/01/32
    0


    7937071          286/286             F           69,500.00         ZZ
                                         360         69,303.70          1
                                       7.875            503.92         80
                                       7.625            503.92
    COLUMBUS         OH   43229          1            06/14/02         00
    1347382                              05           08/01/02          0
    1347382                              O            07/01/32
    0


    7937077          286/286             F          300,700.00         ZZ
                                         360        300,196.10          1
                                       7.000          2,000.57         64
                                       6.750          2,000.57
    SAN DIEGO        CA   92128          2            06/18/02         00
    1347400                              03           08/01/02          0
    1347400                              O            07/01/32
    0


    7937085          286/286             F          376,000.00         ZZ
                                         360        375,684.11          1
                                       6.875          2,470.06         80
                                       6.625          2,470.06
    CORAL SPRINGS    FL   33065          1            07/10/02         00
    1361655                              05           09/01/02          0
    1361655                              N            08/01/32
    0


    7937087          286/286             F          178,200.00         ZZ
                                         360        177,960.06          2
                                       8.000          1,307.57         90
                                       7.750          1,307.57
    NEWARK           NJ   07102          1            07/02/02         21
    1388242                              05           08/01/02         25
    1388242                              N            07/01/32
    0


    7937089          286/286             F          199,000.00         ZZ
                                         360        198,844.75          1
                                       7.250          1,357.54         86
                                       7.000          1,357.54
    BOTHELL          WA   98011          2            07/01/02         11
    1359424                              01           09/01/02         25
1


    1359424                              O            08/01/32
    0


    7937091          286/286             F          188,000.00         ZZ
                                         300        187,224.37          1
                                       6.875          1,313.80         79
                                       6.625          1,313.80
    ROANOKE          VA   24018          5            06/21/02         00
    1325230                              05           08/01/02          0
    1325230                              O            07/01/27
    0


    7937093          286/286             F          468,000.00         ZZ
                                         360        467,107.98          2
                                       7.250          3,192.59         80
                                       7.000          3,192.59
    UNIVERSITY PARK  TX   75205          2            06/24/02         00
    1340160                              05           08/01/02          0
    1340160                              O            07/01/32
    0


    7937095          286/286             F          224,000.00         ZZ
                                         360        223,057.47          1
                                       6.875          1,471.53         79
                                       6.625          1,471.53
    WOODBURY         MN   55125          5            06/28/02         00
    1356007                              05           08/01/02          0
    1356007                              O            07/01/32
    0


    7937099          286/286             F          229,200.00         ZZ
                                         360        229,025.59          1
                                       7.375          1,583.03         90
                                       7.125          1,583.03
    FARMINGTON       NM   87401          1            07/01/02         12
    1388054                              05           09/01/02         25
    1388054                              N            08/01/32
    0


    7937103          286/286             F           59,500.00         ZZ
                                         360         59,415.73          2
                                       7.750            426.27         70
                                       7.500            426.27
    INDIANAPOLIS     IN   46218          5            06/21/02         00
    1357390                              05           08/01/02          0
    1357390                              N            07/01/32
    0


1


    7937107          286/286             F          108,000.00         ZZ
                                         360        107,822.42          4
                                       7.000            718.53         90
                                       6.750            718.53
    ALBUQUERQUE      NM   87107          1            06/28/02         12
    1386771                              05           08/01/02         25
    1386771                              N            07/01/32
    0


    7937113          286/286             F          240,000.00         T
                                         360        239,668.58          1
                                       7.875          1,740.17         53
                                       7.625          1,740.17
    SOUTHAMPTON      NY   11968          5            06/28/02         00
    1316862                              05           08/01/02          0
    1316862                              O            07/01/32
    0


    7937117          286/286             F           96,000.00         ZZ
                                         360         95,853.45          3
                                       7.375            663.05         80
                                       7.125            663.05
    CHANDLER         AZ   85225          2            06/26/02         00
    1339730                              05           08/01/02          0
    1339730                              N            07/01/32
    0


    7937119          286/286             F           44,000.00         ZZ
                                         360         43,932.83          1
                                       7.375            303.90         64
                                       7.125            303.90
    FALLS CHURCH     VA   22042          1            06/26/02         00
    1373293                              01           08/01/02          0
    1373293                              N            07/01/32
    0


    7937125          286/286             F           70,600.00         ZZ
                                         360         70,492.23          2
                                       7.375            487.62         90
                                       7.125            487.62
    XENIA            OH   45385          1            06/27/02         10
    1347797                              05           08/01/02         25
    1347797                              N            07/01/32
    0


    7937127          286/286             F           57,700.00         ZZ
                                         360         57,605.13          1
                                       7.000            383.88         80
                                       6.750            383.88
1


    ASHLAND          OH   44805          2            06/28/02         00
    1331688                              05           08/01/02          0
    1331688                              N            07/01/32
    0


    7937129          286/286             F          368,000.00         ZZ
                                         360        367,698.35          1
                                       7.000          2,448.32         80
                                       6.750          2,448.32
    PALO CEDRO       CA   96073          1            07/03/02         00
    804952                               05           09/01/02          0
    804952                               N            08/01/32
    0


    7937137          286/286             F          128,000.00         ZZ
                                         360        127,809.43          1
                                       7.500            894.99         78
                                       7.250            894.99
    WOODLAND HILLS   CA   91367          5            06/21/02         00
    795684                               01           08/01/02          0
    795684                               N            07/01/32
    0


    7937149          286/286             F          176,000.00         ZZ
                                         360        175,737.94          1
                                       7.500          1,230.62         80
                                       7.250          1,230.62
    LORTON           VA   22079          1            06/25/02         00
    820917                               03           08/01/02          0
    820917                               O            07/01/32
    0


    7937153          286/286             F           56,800.00         ZZ
                                         360         56,721.56          1
                                       7.875            411.84         80
                                       7.625            411.84
    MECHANICSBURG    PA   17055          1            06/28/02         00
    811848                               05           08/01/02          0
    811848                               N            07/01/32
    0


    7937155          286/286             F          126,500.00         ZZ
                                         360        126,310.36          1
                                       7.500            884.51         80
                                       7.250            884.51
    OREGON CITY      OR   97045          2            06/20/02         00
    812389                               05           08/01/02          0
    812389                               O            07/01/32
    0
1




    7937161          286/286             F           64,850.00         ZZ
                                         360         64,751.01          1
                                       7.375            447.90         65
                                       7.125            447.90
    SPARKS           NV   89434          1            06/20/02         00
    803915                               01           08/01/02          0
    803915                               N            07/01/32
    0


    7937173          286/286             F          158,000.00         ZZ
                                         360        157,644.63          1
                                       7.250          1,077.84         80
                                       7.000          1,077.84
    ELK GROVE        CA   95758          1            06/17/02         00
    804394                               03           08/01/02          0
    804394                               N            07/01/32
    0


    7937179          286/286             F          348,500.00         ZZ
                                         360        348,228.14          1
                                       7.250          2,377.38         85
                                       7.000          2,377.38
    OCEANSIDE        CA   92057          1            06/28/02         14
    804865                               05           09/01/02         12
    804865                               O            08/01/32
    0


    7937181          286/286             F          409,000.00         ZZ
                                         360        407,809.02          2
                                       7.750          2,930.13         90
                                       7.500          2,930.13
    LOS ANGELES      CA   90731          5            06/17/02         12
    802186                               05           08/01/02         25
    802186                               O            07/01/32
    0


    7937183          286/286             F          104,000.00         ZZ
                                         360        103,845.16          1
                                       7.500            727.18         80
                                       7.250            727.18
    CHESAPEAKE       VA   23320          1            06/28/02         00
    814515                               03           08/01/02          0
    814515                               O            07/01/32
    0


    7937187          286/286             F          144,000.00         ZZ
                                         360        143,763.23          1
1


                                       7.000            958.04         80
                                       6.750            958.04
    MODESTO          CA   95354          1            06/26/02         00
    806835                               05           08/01/02          0
    806835                               N            07/01/32
    0


    7937189          286/286             F          137,600.00         ZZ
                                         360        137,373.76          1
                                       7.000            915.46         80
                                       6.750            915.46
    MODESTO          CA   95355          1            06/26/02         00
    806836                               05           08/01/02          0
    806836                               N            07/01/32
    0


    7937191          286/286             F          168,000.00         ZZ
                                         360        167,749.86          1
                                       7.500          1,174.68         80
                                       7.250          1,174.68
    TACOMA           WA   98406          1            06/26/02         00
    815991                               05           08/01/02          0
    815991                               O            07/01/32
    0


    7937193          286/286             F           55,000.00         ZZ
                                         360         54,909.56          1
                                       7.000            365.92         62
                                       6.750            365.92
    BEAUMONT         CA   92223          5            06/21/02         00
    806772                               05           08/01/02          0
    806772                               N            07/01/32
    0


    7937195          286/286             F          131,900.00         ZZ
                                         360        131,683.15          1
                                       7.000            877.53         80
                                       6.750            877.53
    HEMET            CA   92544          1            06/26/02         00
    807350                               05           08/01/02          0
    807350                               N            07/01/32
    0


    7937197          286/286             F          204,000.00         ZZ
                                         360        203,656.26          1
                                       6.875          1,340.13         80
                                       6.625          1,340.13
    CYPRESS          CA   90630          5            06/14/02         00
    802181                               05           08/01/02          0
1


    802181                               O            07/01/32
    0


    7937207          286/286             F          223,200.00         ZZ
                                         360        222,875.87          1
                                       7.625          1,579.80         80
                                       7.375          1,579.80
    RESEDA AREA      CA   91335          1            06/17/02         00
    799431                               05           08/01/02          0
    799431                               O            07/01/32
    0


    7937209          286/286             F          150,000.00         ZZ
                                         360        149,759.38          1
                                       7.125          1,010.58         53
                                       6.875          1,010.58
    CAMP MEEKER      CA   95419          5            06/26/02         00
    803814                               05           08/01/02          0
    803814                               N            07/01/32
    0


    7937211          286/286             F           58,800.00         ZZ
                                         360         58,760.55          1
                                       8.000            431.45         80
                                       7.750            431.45
    PAYETTE          ID   83661          1            07/10/02         00
    811110                               05           09/01/02          0
    811110                               N            08/01/32
    0


    7937215          286/286             F          650,000.00         ZZ
                                         360        648,781.91          2
                                       7.375          4,489.39         70
                                       7.125          4,489.39
    SAN FRANCISCO    CA   94122          1            06/20/02         00
    804679                               05           08/01/02          0
    804679                               O            07/01/32
    0


    7937499          E82/G02             F          182,500.00         ZZ
                                         360        182,500.00          1
                                       7.000          1,214.18         57
                                       6.750          1,214.18
    BETHESDA         MD   20814          2            08/07/02         00
    0400669032                           05           10/01/02          0
    3944156                              O            09/01/32
    0


1


    7937503          E82/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.875            604.37         62
                                       6.625            604.37
    EAST TAWAS       MI   48730          2            08/08/02         00
    0400664686                           05           10/01/02          0
    0400664686                           O            09/01/32
    0


    7937517          E82/G02             F           61,900.00         ZZ
                                         360         61,900.00          1
                                       7.250            422.27         79
                                       7.000            422.27
    BURLESON         TX   76028          2            08/08/02         00
    0400647970                           05           10/01/02          0
    0400647970                           O            09/01/32
    0


    7937525          E82/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.125            404.23         73
                                       6.875            404.23
    BIRMINGHAM       AL   35211          2            08/05/02         00
    0400649026                           05           10/01/02          0
    0400649026                           O            09/01/32
    0


    7937551          E82/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.875            893.42         54
                                       6.625            893.42
    BROOKLYN         NY   11210          5            08/02/02         00
    0400645099                           05           10/01/02          0
    0400645099                           O            09/01/32
    0


    7937579          696/G02             F          165,600.00         ZZ
                                         360        165,467.57          1
                                       7.125          1,115.68         80
                                       6.875          1,115.68
    STAFFORD         VA   22554          2            08/07/02         00
    0434397410                           03           09/01/02          0
    21702163                             O            08/01/32
    0


    7937909          E22/G02             F           88,300.00         ZZ
                                         360         88,300.00          1
                                       6.750            572.71         80
                                       6.500            572.71
1


    KODAK            TN   37764          5            08/05/02         00
    0414121608                           05           10/01/02          0
    0414121608                           O            09/01/32
    0


    7937965          E22/G02             F          252,800.00         ZZ
                                         360        252,576.96          1
                                       6.625          1,618.71         80
                                       6.375          1,618.71
    ALISO VIEJO      CA   92656          5            07/30/02         00
    0414417600                           01           09/01/02          0
    0414417600                           O            08/01/32
    0


    7938059          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          2
                                       7.625            707.79         80
                                       7.375            707.79
    LEXINGTON        KY   40508          2            08/09/02         00
    0414518407                           05           10/01/02          0
    0414518407                           N            09/01/32
    0


    7938063          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.625          1,920.93         80
                                       6.375          1,920.93
    CANTON           GA   30114          1            08/09/02         00
    0414520650                           03           10/01/02          0
    0414520650                           O            09/01/32
    0


    7938095          E22/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       6.500            768.59         80
                                       6.250            768.59
    PUEBLO           CO   81006          5            08/05/02         00
    0414553842                           05           10/01/02          0
    0414553842                           O            09/01/32
    0


    7938101          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.000            898.16         62
                                       6.750            898.16
    LEMON GROVE      CA   91945          2            07/29/02         00
    0414561985                           05           10/01/02          0
    0414561985                           N            09/01/32
    0
1




    7938107          E22/G02             F           77,600.00         ZZ
                                         360         77,600.00          1
                                       6.625            496.88         95
                                       6.375            496.88
    ROSEBURG         OR   97470          5            08/02/02         04
    0414572248                           05           10/01/02         30
    0414572248                           O            09/01/32
    0


    7938117          E22/G02             F          100,500.00         ZZ
                                         360        100,500.00          1
                                       7.125            677.09         75
                                       6.875            677.09
    BIRMINGHAM       AL   35235          2            08/09/02         00
    0414578013                           05           10/01/02          0
    0414578013                           N            09/01/32
    0


    7938125          E22/G02             F          191,000.00         ZZ
                                         360        191,000.00          1
                                       6.625          1,222.99         76
                                       6.375          1,222.99
    SANTA FE         NM   87508          2            08/05/02         00
    0414580860                           03           10/01/02          0
    0414580860                           O            09/01/32
    0


    7938145          E22/G02             F          113,600.00         ZZ
                                         360        113,600.00          1
                                       7.500            794.31         80
                                       7.250            794.31
    TRAVERSE CITY    MI   49684          2            08/05/02         00
    0414600627                           29           10/01/02          0
    0414600627                           O            09/01/32
    0


    7938179          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       7.375            524.91         80
                                       7.125            524.91
    PARADISE         TX   76073          1            08/08/02         00
    0414676643                           05           10/01/02          0
    0414676643                           N            09/01/32
    0


    7939815          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
1


                                       6.875            788.31         73
                                       6.625            788.31
    CICERO           IL   60804          5            08/06/02         00
    0414212217                           05           10/01/02          0
    0414212217                           O            09/01/32
    0


    7939841          E22/G02             F          119,200.00         ZZ
                                         360        119,200.00          1
                                       7.375            823.28         80
                                       7.125            823.28
    SEALY            TX   77474          5            08/05/02         00
    0414334664                           03           10/01/02          0
    0414334664                           O            09/01/32
    0


    7939849          E22/G02             F          110,700.00         ZZ
                                         360        110,700.00          1
                                       7.375            764.58         90
                                       7.125            764.58
    PHOENIX          AZ   85018          1            08/05/02         04
    0414352617                           05           10/01/02         25
    0414352617                           N            09/01/32
    0


    7939851          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       7.500          1,062.81         95
                                       7.250          1,062.81
    STERLING HEIGHT  MI   48313          5            08/06/02         01
    0414356006                           05           10/01/02         30
    0414356006                           O            09/01/32
    0


    7939855          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.250            682.18         80
                                       7.000            682.18
    DALLAS           TX   75208          5            08/06/02         00
    0414366211                           05           10/01/02          0
    0414366211                           O            09/01/32
    0


    7939863          E22/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
                                       8.000            980.31         80
                                       7.750            980.31
    MODESTO          CA   95351          1            07/31/02         00
    0414405720                           05           10/01/02          0
1


    0414405720                           O            09/01/32
    0


    7939897          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.625          1,050.11         80
                                       6.375          1,050.11
    NEWTON           NJ   07860          2            08/07/02         00
    0414454074                           05           10/01/02          0
    0414454074                           O            09/01/32
    0


    7939923          E22/G02             F          104,700.00         ZZ
                                         360        104,700.00          2
                                       6.625            670.41         80
                                       6.375            670.41
    FLORENCE         OR   97439          1            07/31/02         00
    0414466367                           05           10/01/02          0
    0414466367                           N            09/01/32
    0


    7939945          E22/G02             F           59,950.00         ZZ
                                         360         59,950.00          1
                                       7.500            419.18         75
                                       7.250            419.18
    BAY CITY         MI   48706          5            08/06/02         00
    0414486548                           05           10/01/02          0
    0414486548                           O            09/01/32
    0


    7939967          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.875            762.04         80
                                       6.625            762.04
    ANACORTES        WA   98221          5            08/05/02         00
    0414499210                           05           10/01/02          0
    0414499210                           O            09/01/32
    0


    7939975          E22/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.500          2,149.03         79
                                       6.250          2,149.03
    REDWOOD VALLEY   CA   95470          5            08/05/02         00
    0414504761                           05           10/01/02          0
    0414504761                           O            09/01/32
    0


1


    7940013          E22/G02             F           93,500.00         ZZ
                                         360         93,500.00          1
                                       7.750            669.85         79
                                       7.500            669.85
    TORRANCE         CA   90502          5            08/07/02         00
    0414515783                           01           10/01/02          0
    0414515783                           O            09/01/32
    0


    7940033          E22/G02             F          188,910.00         ZZ
                                         360        188,910.00          1
                                       7.375          1,304.75         90
                                       7.125          1,304.75
    WOODRIDGE        IL   60517          1            08/12/02         01
    0414523548                           05           10/01/02         30
    0414523548                           O            09/01/32
    0


    7940051          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.750          1,264.77         62
                                       6.500          1,264.77
    JUPITER          FL   33458          2            08/06/02         00
    0414529545                           05           10/01/02          0
    0414529545                           O            09/01/32
    0


    7940083          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.500            559.37         52
                                       7.250            559.37
    RICHARDSON       TX   75080          5            08/06/02         00
    0414549089                           05           10/01/02          0
    0414549089                           O            09/01/32
    0


    7940103          E22/G02             F          201,600.00         ZZ
                                         360        201,600.00          1
                                       6.750          1,307.57         80
                                       6.500          1,307.57
    FRISCO           TX   75034          5            08/07/02         00
    0414561092                           03           10/01/02          0
    0414561092                           O            09/01/32
    0


    7940105          E22/G02             F          147,000.00         ZZ
                                         360        147,000.00          1
                                       7.250          1,002.80         55
                                       7.000          1,002.80
1


    HILLSDALE        NJ   07642          5            08/07/02         00
    0414563288                           05           10/01/02          0
    0414563288                           O            09/01/32
    0


    7940113          E22/G02             F          197,900.00         ZZ
                                         360        197,900.00          1
                                       7.250          1,350.03         90
                                       7.000          1,350.03
    MARS HILL        NC   28754          2            08/07/02         01
    0414566919                           05           10/01/02         25
    0414566919                           O            09/01/32
    0


    7940115          E22/G02             F          299,000.00         ZZ
                                         360        299,000.00          1
                                       6.375          1,865.37         95
                                       6.125          1,865.37
    PALM HARBOR      FL   34685          5            08/06/02         01
    0414568071                           03           10/01/02         25
    0414568071                           O            09/01/32
    0


    7940117          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.625          1,024.50         80
                                       6.375          1,024.50
    DENVER           CO   80229          2            08/07/02         00
    0414568667                           05           10/01/02          0
    0414568667                           O            09/01/32
    0


    7940127          E22/G02             F          284,750.00         ZZ
                                         360        284,750.00          1
                                       7.125          1,918.41         85
                                       6.875          1,918.41
    MONKTON          MD   21111          5            08/06/02         01
    0414574871                           05           10/01/02         12
    0414574871                           O            09/01/32
    0


    7940147          E22/G02             F          195,700.00         ZZ
                                         360        195,700.00          1
                                       7.125          1,318.47         95
                                       6.875          1,318.47
    LYNNWOOD         WA   98036          2            08/05/02         04
    0414593459                           05           10/01/02         30
    0414593459                           O            09/01/32
    0
1




    7940155          E22/G02             F          229,900.00         ZZ
                                         360        229,900.00          1
                                       7.625          1,627.22         95
                                       7.375          1,627.22
    MIAMI SHORES     FL   33138          1            08/12/02         04
    0414596254                           05           10/01/02         30
    0414596254                           O            09/01/32
    0


    7940175          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.875          1,786.85         80
                                       6.625          1,786.85
    CORONA           CA   92883          5            08/06/02         00
    0414613000                           03           10/01/02          0
    0414613000                           O            09/01/32
    0


    7940223          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       7.375            497.29         75
                                       7.125            497.29
    HIGHLAND         MI   48356          1            08/12/02         00
    0414680512                           05           10/01/02          0
    0414680512                           N            09/01/32
    0


    7940413          S11/G02             F          388,000.00         ZZ
                                         360        387,657.67          1
                                       6.625          2,484.41         80
                                       6.375          2,484.41
    ORANGE           CA   92869          5            07/25/02         00
    0434425450                           05           09/01/02          0
    10208541                             O            08/01/32
    0


    7940459          144/144             F          175,000.00         ZZ
                                         360        174,849.33          1
                                       6.750          1,135.05         42
                                       6.500          1,135.05
    QUIOQUE          NY   11978          5            07/25/02         00
    221971264                            05           09/01/02          0
    221971264                            O            08/01/32
    0


    7940537          E47/G02             F           53,000.00         ZZ
                                         360         52,959.67          1
1


                                       7.375            366.06         65
                                       7.125            366.06
    BRADENTON        FL   34205          2            08/01/02         00
    0434456752                           05           09/01/02          0
    7361012718                           N            08/01/32
    0


    7940655          E47/G02             F           54,000.00         ZZ
                                         360         53,958.91          2
                                       7.375            372.96         53
                                       7.125            372.96
    BRADENTON        FL   34205          2            08/02/02         00
    0434415048                           05           09/01/02          0
    7361012716                           N            08/01/32
    0


    7940781          E47/G02             F           54,000.00         ZZ
                                         360         53,958.91          2
                                       7.375            372.96         53
                                       7.125            372.96
    BRADENTON        FL   34205          2            08/02/02         00
    0434493326                           05           09/01/02          0
    7361012717                           N            08/01/32
    0


    7941033          U05/G02             F          106,650.00         ZZ
                                         360        106,570.85          1
                                       7.500            745.71         90
                                       7.250            745.71
    LAKE WORTH       FL   33463          1            07/18/02         04
    0434463980                           05           09/01/02         25
    324393                               N            08/01/32
    0


    7941323          196/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
                                       8.000            880.52         80
                                       7.750            880.52
    CLEARWATER       FL   33767          1            07/29/02         00
    0434462859                           01           09/01/02          0
    1323065                              O            08/01/32
    0


    7941331          196/G02             F          244,000.00         ZZ
                                         360        243,804.87          1
                                       7.125          1,643.88         80
                                       6.875          1,643.88
    FAYETTEVILLE     GA   30215          1            07/29/02         00
    0434462842                           03           09/01/02          0
1


    1323886                              O            08/01/32
    0


    7941773          U36/G02             F          180,000.00         ZZ
                                         360        179,845.02          1
                                       6.750          1,167.48         80
                                       6.500          1,167.48
    LILBURN          GA   30074          1            07/25/02         00
    0434426151                           03           09/01/02          0
    972901001                            O            08/01/32
    0


    7942435          A35/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       6.875          1,905.09         82
                                       6.625          1,905.09
    LINDENHURST      NY   11757          2            08/06/02         01
    0434446647                           05           10/01/02         12
    13842                                O            09/01/32
    0


    7942519          U28/G02             F           66,500.00         ZZ
                                         360         66,448.12          2
                                       7.250            453.65         79
                                       7.000            453.65
    RALEIGH          NC   27610          1            07/26/02         00
    0434395182                           05           09/01/02          0
    2000003795                           O            08/01/32
    0


    7942521          U85/G02             F          153,000.00         ZZ
                                         360        152,868.27          1
                                       6.750            992.36         90
                                       6.500            992.36
    NEENAH           WI   54956          5            07/29/02         10
    0434462974                           05           09/01/02         25
    COTTREL                              O            08/01/32
    0


    7942545          X82/G02             F          143,900.00         ZZ
                                         360        143,769.91          1
                                       6.500            909.55         80
                                       6.250            909.55
    ANNAPOLIS        MD   21403          1            08/02/02         00
    0434413688                           05           09/01/02          0
    832298                               O            08/01/32
    0


1


    7942833          952/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.625          1,792.87         76
                                       6.375          1,792.87
    ELMWOOD PARK     NJ   07407          5            08/01/02         00
    0434398806                           05           10/01/02          0
    20026630                             O            09/01/32
    0


    7942947          Q49/G02             F           56,299.00         ZZ
                                         360         56,299.00          1
                                       7.250            384.06         74
                                       7.000            384.06
    CAPE CORAL       FL   33904          1            08/09/02         00
    0434491874                           08           10/01/02          0
    41410902                             O            09/01/32
    0


    7943107          S11/G02             F          279,900.00         ZZ
                                         360        279,900.00          2
                                       6.875          1,838.74         80
                                       6.625          1,838.74
    SANTA ANA        CA   92703          1            08/05/02         00
    0434456133                           05           10/01/02          0
    10208661                             O            09/01/32
    0


    7943125          W02/G02             F           86,400.00         ZZ
                                         360         86,327.41          1
                                       6.875            567.59         90
                                       6.625            567.59
    ST. PETERSBURG   FL   33703          5            07/26/02         12
    0434450003                           05           09/01/02         25
    1001244163                           O            08/01/32
    0


    7943343          144/144             F          145,000.00         ZZ
                                         360        144,881.14          1
                                       7.000            964.69         44
                                       6.750            964.69
    PUTNAM VALLEY    NY   10579          2            07/26/02         00
    1                                    05           09/01/02          0
    1                                    O            08/01/32
    0


    7943807          E22/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
                                       7.250            693.09         80
                                       7.000            693.09
1


    VINTON           VA   24179          5            08/09/02         00
    0414405027                           05           10/01/02          0
    0414405027                           N            09/01/32
    0


    7943855          E22/G02             F           89,000.00         ZZ
                                         360         88,937.18          1
                                       7.750            637.61         99
                                       7.500            637.61
    KALAMAZOO        MI   49001          2            07/24/02         04
    0414505222                           05           09/01/02         35
    0414505222                           O            08/01/32
    0


    7943863          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       6.750            963.17         59
                                       6.500            963.17
    SILVER SPRING    MD   20902          5            08/06/02         00
    0414509794                           09           10/01/02          0
    0414509794                           O            09/01/32
    0


    7943867          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.625          1,920.93         74
                                       6.375          1,920.93
    DALY CITY        CA   94014          2            08/07/02         00
    0414513267                           07           10/01/02          0
    0414513267                           O            09/01/32
    0


    7943879          E22/G02             F          383,200.00         ZZ
                                         360        383,200.00          1
                                       6.500          2,422.08         80
                                       6.250          2,422.08
    RICHMOND         CA   94803          5            08/02/02         00
    0414529511                           03           10/01/02          0
    0414529511                           O            09/01/32
    0


    7943893          E22/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
                                       6.500            434.86         80
                                       6.250            434.86
    JEFFERSON CITY   TN   37760          5            08/08/02         00
    0414538389                           05           10/01/02          0
    0414538389                           O            09/01/32
    0
1




    7943935          E22/G02             F          174,325.00         ZZ
                                         360        174,325.00          1
                                       7.375          1,204.02         95
                                       7.125          1,204.02
    CHICAGO          IL   60647          1            08/13/02         04
    0414572669                           05           10/01/02         30
    0414572669                           O            09/01/32
    0


    7943991          E22/G02             F          119,960.00         T
                                         360        119,960.00          1
                                       7.125            808.19         80
                                       6.875            808.19
    SEATTLE          WA   98126          1            08/07/02         00
    0414637322                           05           10/01/02          0
    0414637322                           O            09/01/32
    0


    7944003          E22/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
                                       7.250          1,156.97         80
                                       7.000          1,156.97
    COTTAGE GROVE    WI   53527          2            08/08/02         00
    0414652677                           05           10/01/02          0
    0414652677                           O            09/01/32
    0


    7944173          E82/G02             F          182,300.00         ZZ
                                         360        182,300.00          4
                                       7.375          1,259.10         80
                                       7.125          1,259.10
    LODI             CA   95240          5            08/07/02         00
    0400676219                           05           10/01/02          0
    0400676219                           O            09/01/32
    0


    7944177          E82/G02             F           71,400.00         ZZ
                                         360         71,400.00          1
                                       6.875            469.05         83
                                       6.625            469.05
    GRAND PRAIRIE    TX   75051          2            08/08/02         04
    0400656187                           05           10/01/02         12
    0400656187                           O            09/01/32
    0


    7944181          E82/G02             F           99,700.00         ZZ
                                         360         99,700.00          1
1


                                       7.250            680.13         46
                                       7.000            680.13
    SAN JOSE         CA   95118          2            08/12/02         00
    0400667846                           01           10/01/02          0
    1771247                              N            09/01/32
    0


    7944213          W02/G02             F          164,500.00         ZZ
                                         360        164,361.80          1
                                       6.875          1,080.65         79
                                       6.625          1,080.65
    CALLAHAN         FL   32011          5            07/25/02         00
    0434432613                           05           09/01/02          0
    1001338987                           O            08/01/32
    0


    7944313          F19/G02             F          119,000.00         ZZ
                                         360        118,909.45          1
                                       7.375            821.90         35
                                       7.125            821.90
    WATSONVILLE      CA   95076          2            07/16/02         00
    0434431102                           05           09/01/02          0
    877472                               N            08/01/32
    0


    7944331          N47/G02             F          265,600.00         ZZ
                                         360        265,600.00          1
                                       6.875          1,744.80         80
                                       6.625          1,744.80
    SAN MARCOS       CA   92069          2            08/05/02         00
    0434425252                           05           10/01/02          0
    30122062                             O            09/01/32
    0


    7944341          N47/G02             F          168,750.00         ZZ
                                         360        168,750.00          1
                                       7.500          1,179.92         75
                                       7.250          1,179.92
    RICHMOND         CA   94804          5            08/02/02         00
    0434406435                           05           10/01/02          0
    20221259                             N            09/01/32
    0


    7944345          N47/G02             F          160,000.00         ZZ
                                         360        159,865.58          1
                                       6.875          1,051.09         46
                                       6.625          1,051.09
    CHULA VISTA      CA   91910          5            07/23/02         00
    0434407946                           05           09/01/02          0
1


    30121938                             O            08/01/32
    0


    7944349          196/G02             F          152,800.00         T
                                         360        152,700.04          1
                                       8.125          1,134.54         80
                                       7.875          1,134.54
    DANBURY          WI   54830          2            07/10/02         00
    0434462685                           05           09/01/02          0
    1429009                              O            08/01/32
    0


    7944391          E86/G02             F          174,400.00         ZZ
                                         360        174,263.95          1
                                       7.250          1,189.72         80
                                       7.000          1,189.72
    ELDERSBURG       MD   21784          1            07/31/02         00
    0434407532                           03           09/01/02          0
    316691                               O            08/01/32
    0


    7944405          W39/G02             F           71,500.00         ZZ
                                         360         71,450.79          1
                                       7.875            518.43         64
                                       7.625            518.43
    ARLINGTON        TX   76016          2            07/31/02         00
    0434458048                           05           09/01/02          0
    PNI20935                             N            08/01/32
    0


    7944463          W02/G02             F           76,500.00         ZZ
                                         360         76,435.72          1
                                       6.875            502.56         90
                                       6.625            502.56
    TALLAHASSEE      FL   32303          5            07/31/02         12
    0434455275                           05           09/01/02         25
    1001296523                           O            08/01/32
    0


    7944575          N16/G02             F          175,000.00         ZZ
                                         360        174,841.80          1
                                       6.500          1,106.12         70
                                       6.250          1,106.12
    ALISO VIEJO      CA   92656          5            08/05/02         00
    0434430864                           01           09/09/02          0
    609325771                            O            08/09/32
    0


1


    7944931          Q30/G02             F          157,000.00         ZZ
                                         360        156,877.52          1
                                       7.250          1,071.02         80
                                       7.000          1,071.02
    HUNLOCK CREEK    PA   18621          5            07/26/02         00
    0434445979                           05           09/01/02          0
    21015681                             O            08/01/32
    0


    7944971          U05/G02             F          360,000.00         ZZ
                                         360        359,690.05          1
                                       6.750          2,334.95         80
                                       6.500          2,334.95
    THOUSAND OAKS    CA   91360          5            07/26/02         00
    0434459335                           05           09/01/02          0
    3235813                              O            08/01/32
    0


    7945271          964/G02             F          188,100.00         ZZ
                                         360        187,507.73          1
                                       7.250          1,283.17         90
                                       7.000          1,283.17
    PORTLAND         OR   97236          1            04/27/02         04
    0434467809                           05           06/01/02         25
    208806                               O            05/01/32
    0


    7945287          A46/G02             F          103,500.00         ZZ
                                         360        103,500.00          4
                                       6.750            671.30         90
                                       6.500            671.30
    HOUSTON          TX   77088          1            08/07/02         04
    0434430658                           05           10/01/02         25
    0560124                              N            09/01/32
    0


    7945465          X67/G02             F          220,000.00         ZZ
                                         360        219,815.18          1
                                       6.875          1,445.24         74
                                       6.625          1,445.24
    LAS VEGAS        NV   89123          5            07/26/02         00
    0434431383                           03           09/01/02          0
    00268431                             O            08/01/32
    0


    7946427          964/G02             F          144,800.00         ZZ
                                         360        144,432.97          1
                                       6.875            951.23         80
                                       6.625            951.23
1


    VANCOUVER        WA   98682          1            05/29/02         00
    0434467759                           05           07/01/02          0
    215265                               O            06/01/32
    0


    7946495          U66/G02             F           24,500.00         ZZ
                                         360         24,500.00          1
                                       7.875            177.64         70
                                       7.625            177.64
    HOUSTON          TX   77099          1            08/08/02         00
    0434470217                           01           10/01/02          0
    492                                  N            09/01/32
    0


    7946753          E57/G02             F           71,200.00         ZZ
                                         360         71,200.00          1
                                       6.625            455.90         71
                                       6.375            455.90
    LANCASTER        CA   93535          1            08/06/02         00
    0434461976                           05           10/01/02          0
    06008916                             N            09/01/32
    0


    7947335          253/253             F          216,000.00         ZZ
                                         360        215,809.42          1
                                       6.625          1,383.07         80
                                       6.375          1,383.07
    LOUISVILLE       KY   40245          5            07/25/02         00
    424851                               05           09/01/02          0
    424851                               O            08/01/32
    0


    7947347          X60/G02             F          351,400.00         ZZ
                                         360        351,400.00          1
                                       6.625          2,250.05         79
                                       6.375          2,250.05
    BELLEVUE         WA   98007          2            08/08/02         00
    0434445086                           05           10/01/02          0
    10206211                             O            09/01/32
    0


    7947351          940/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       6.875          1,241.60         80
                                       6.625          1,241.60
    LOMA LINDA       CA   92354          5            08/02/02         00
    0434445862                           05           10/01/02          0
    40020523                             O            09/01/32
    0
1




    7947433          E22/G02             F           51,000.00         ZZ
                                         360         51,000.00          1
                                       7.000            339.30         85
                                       6.750            339.30
    WEST PALM BEACH  FL   33409          5            08/09/02         04
    0414205757                           08           10/01/02         12
    0414205757                           O            09/01/32
    0


    7947495          E22/G02             F          232,800.00         ZZ
                                         360        232,800.00          1
                                       6.875          1,529.33         80
                                       6.625          1,529.33
    MIAMI            FL   33176          1            08/08/02         00
    0414454033                           05           10/01/02          0
    0414454033                           O            09/01/32
    0


    7947507          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.875          1,261.30         80
                                       6.625          1,261.30
    NORWALK          CA   90650          5            08/09/02         00
    0414470872                           05           10/01/02          0
    0414470872                           O            09/01/32
    0


    7947527          E22/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.750          1,478.80         77
                                       6.500          1,478.80
    CHICAGO          IL   60625          1            08/14/02         00
    0414491969                           09           10/01/02          0
    0414491969                           O            09/01/32
    0


    7947541          E22/G02             F          372,400.00         ZZ
                                         360        372,400.00          1
                                       6.625          2,384.52         80
                                       6.375          2,384.52
    COTATI           CA   94931          5            08/07/02         00
    0414513135                           05           10/01/02          0
    0414513135                           O            09/01/32
    0


    7947547          E22/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
1


                                       6.750          1,702.57         70
                                       6.500          1,702.57
    SUMMERLAND KEY   FL   33042          1            08/14/02         00
    0414523993                           05           10/01/02          0
    0414523993                           O            09/01/32
    0


    7947593          E22/G02             F           75,050.00         ZZ
                                         360         75,050.00          1
                                       8.000            550.69         95
                                       7.750            550.69
    ARCADIA          FL   34266          1            08/14/02         01
    0414548495                           05           10/01/02         30
    0414548495                           O            09/01/32
    0


    7947603          E22/G02             F           69,600.00         ZZ
                                         360         69,600.00          1
                                       7.000            463.05         80
                                       6.750            463.05
    MADISON          GA   30650          5            08/09/02         00
    0414563148                           05           10/01/02          0
    0414563148                           O            09/01/32
    0


    7947609          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       7.000            425.79         80
                                       6.750            425.79
    PRINCETON        TX   75407          1            08/14/02         00
    0414565721                           05           10/01/02          0
    0414565721                           O            09/01/32
    0


    7947635          E22/G02             F          488,000.00         ZZ
                                         360        488,000.00          1
                                       6.750          3,165.16         80
                                       6.500          3,165.16
    HUNTINGTON BEAC  CA   92646          5            08/06/02         00
    0414583351                           05           10/01/02          0
    0414583351                           O            09/01/32
    0


    7947641          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
                                       8.000          1,089.64         90
                                       7.750          1,089.64
    CLEARWATER       FL   33756          1            08/14/02         04
    0414584383                           05           10/01/02         25
1


    0414584383                           N            09/01/32
    0


    7947713          E22/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
                                       6.625            352.17         58
                                       6.375            352.17
    BELLINGHAM       WA   98225          1            08/06/02         00
    0414630772                           05           10/01/02          0
    0414630772                           O            09/01/32
    0


    7947723          E22/G02             F           68,850.00         ZZ
                                         360         68,850.00          1
                                       7.000            458.06         90
                                       6.750            458.06
    BRANDON          MS   39047          1            08/14/02         01
    0414653907                           07           10/01/02         25
    0414653907                           O            09/01/32
    0


    7947727          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       8.000          1,291.43         80
                                       7.750          1,291.43
    CINCINNATI       OH   45208          1            08/14/02         00
    0414661348                           05           10/01/02          0
    0414661348                           N            09/01/32
    0


    7947747          E22/G02             F          159,200.00         ZZ
                                         360        159,200.00          1
                                       6.625          1,019.38         80
                                       6.375          1,019.38
    HUMBLE           TX   77346          1            08/14/02         00
    0414723700                           03           10/01/02          0
    0414723700                           O            09/01/32
    0


    7947857          W39/G02             F          555,000.00         ZZ
                                         360        555,000.00          1
                                       6.625          3,553.73         74
                                       6.375          3,553.73
    BIRMINGHAM       AL   35213          5            08/07/02         00
    0434509485                           05           10/01/02          0
    LA022459                             O            09/01/32
    0


1


    7947865          W08/G02             F           87,200.00         ZZ
                                         360         87,200.00          1
                                       7.750            624.71         80
                                       7.500            624.71
    AVENTURA         FL   33160          1            08/08/02         00
    0434449443                           06           10/01/02          0
    021365MG                             O            09/01/32
    0


    7947895          U36/G02             F           66,800.00         ZZ
                                         360         66,749.17          2
                                       7.375            461.37         48
                                       7.125            461.37
    DULUTH           GA   30096          2            07/24/02         00
    0434432274                           05           09/01/02          0
    985101001                            N            08/01/32
    0


    7948031          U36/G02             F          120,000.00         ZZ
                                         360        119,901.64          2
                                       7.000            798.36         70
                                       6.750            798.36
    NORCROSS         GA   30093          1            08/01/02         00
    0434457081                           05           09/01/02          0
    976701001                            N            08/01/32
    0


    7948095          T29/G02             F          182,200.00         ZZ
                                         360        182,200.00          1
                                       7.375          1,258.41         89
                                       7.125          1,258.41
    GILBERT          AZ   85296          2            08/05/02         28
    0434515854                           03           10/01/02         25
    1210935                              O            09/01/32
    0


    7948345          U85/G02             F           92,150.00         ZZ
                                         360         92,084.97          2
                                       7.750            660.17         95
                                       7.500            660.17
    MILWAUKEE        WI   53215          1            07/19/02         27
    0434501904                           05           09/01/02         30
    MARTINEZM                            O            08/01/32
    0


    7948415          588/G02             F          384,750.00         ZZ
                                         360        384,434.62          3
                                       7.000          2,559.75         95
                                       6.750          2,559.75
1


    TOWN OF MORRIST  NJ   07960          1            07/30/02         10
    0434467387                           05           09/01/02         30
    1068227                              O            08/01/32
    0


    7948423          758/G02             F          214,200.00         ZZ
                                         360        214,044.97          3
                                       7.625          1,516.09         90
                                       7.375          1,516.09
    HOUSTON          TX   77007          1            07/31/02         14
    0434429445                           05           09/01/02         25
    102103                               N            08/01/32
    0


    7948463          F89/G02             F          245,600.00         ZZ
                                         360        245,600.00          1
                                       6.750          1,592.96         80
                                       6.500          1,592.96
    SANTA CLARITA    CA   91350          1            08/01/02         00
    0434448312                           05           10/01/02          0
    16921913                             O            09/01/32
    0


    7948501          253/253             F          132,000.00         ZZ
                                         360        131,891.80          1
                                       7.000            878.20         70
                                       6.750            878.20
    NORTHGLENN       CO   80233          2            07/31/02         00
    428153                               05           09/01/02          0
    428153                               N            08/01/32
    0


    7948513          W93/G02             F          115,990.00         ZZ
                                         360        115,890.13          1
                                       6.750            752.31         80
                                       6.500            752.31
    KUNA             ID   83634          1            07/29/02         00
    0434449369                           03           09/01/02          0
    1                                    O            08/01/32
    0


    7948811          U05/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
                                       6.750            862.64         95
                                       6.500            862.64
    PORTLAND         OR   97233          1            08/01/02         10
    0434450649                           05           10/01/02         30
    3240162                              O            09/01/32
    0
1




    7948821          W93/G02             F          136,000.00         ZZ
                                         360        135,880.00          1
                                       6.625            870.83         80
                                       6.375            870.83
    EAGLE POINT      OR   97524          1            07/23/02         00
    0434434833                           05           09/01/02          0
    42341339PG                           O            08/01/32
    0


    7948861          U05/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
                                       7.625            339.74         80
                                       7.375            339.74
    OLD TOWN         ME   04468          1            08/09/02         00
    0434450573                           05           10/01/02          0
    3246387                              N            09/01/32
    0


    7949157          X67/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.500            916.50         71
                                       6.250            916.50
    ANAHEIM          CA   92807          5            08/02/02         00
    0434455689                           01           10/01/02          0
    00268727                             O            09/01/32
    0


    7949213          E98/G02             F           43,100.00         ZZ
                                         360         43,100.00          1
                                       7.125            290.37         75
                                       6.875            290.37
    WILLMAR          MN   56201          5            08/13/02         00
    0434453346                           05           10/01/02          0
    8130001613148                        N            09/01/32
    0


    7949611          F25/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       6.625          1,376.67         28
                                       6.375          1,376.67
    BEDFORD          NY   10506          5            08/14/02         00
    0434450037                           05           10/01/02          0
    0207062                              O            09/01/32
    0


    7949615          A06/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
1


                                       6.875            762.04         80
                                       6.625            762.04
    LIVONIA          MI   48150          2            08/08/02         00
    0434448544                           05           10/01/02          0
    025000020217115                      O            09/01/32
    0


    7949837          H58/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       7.625            877.66         80
                                       7.375            877.66
    SACRAMENTO       CA   95833          1            08/05/02         00
    0434532636                           05           10/01/02          0
    0000105094                           N            09/01/32
    0


    7949891          950/G02             F          148,000.00         ZZ
                                         360        147,866.21          1
                                       6.500            935.46         80
                                       6.250            935.46
    MONROE           WA   98272          1            07/15/02         00
    0434445706                           05           09/01/02          0
    E4204032                             O            08/01/32
    0


    7949953          U96/G02             F          236,250.00         ZZ
                                         360        235,693.76          1
                                       7.250          1,611.64         75
                                       7.000          1,611.64
    KEAAU            HI   96749          5            05/03/02         00
    0434465704                           05           07/01/02          0
    20400030                             O            06/01/32
    0


    7950021          P44/G02             F          146,250.00         ZZ
                                         360        146,250.00          1
                                       7.500          1,022.60         75
                                       7.250          1,022.60
    NAPLES           FL   34108          1            08/09/02         00
    0434460861                           05           10/01/02          0
    0011922                              N            09/01/32
    0


    7950155          U05/G02             F          319,000.00         ZZ
                                         360        319,000.00          1
                                       6.500          2,016.30         90
                                       6.250          2,016.30
    RANCHO SANTA MA  CA   92688          5            08/06/02         14
    0434445425                           03           10/01/02         25
1


    3246143                              O            09/01/32
    0


    7950175          642/G02             F           76,160.00         ZZ
                                         360         76,160.00          1
                                       6.500            481.38         80
                                       6.250            481.38
    TULSA            OK   74135          1            08/12/02         00
    0434443156                           05           10/01/02          0
    07180002                             O            09/01/32
    0


    7950187          W93/G02             F           97,400.00         ZZ
                                         360         97,318.17          1
                                       6.875            639.85         80
                                       6.625            639.85
    NAMPA            ID   83686          1            07/15/02         00
    0434434155                           03           09/01/02          0
    35394150                             O            08/01/32
    0


    7950313          X51/G02             F          625,500.00         ZZ
                                         360        625,500.00          1
                                       6.500          3,953.59         75
                                       6.250          3,953.59
    EDWARDS          CO   81632          2            08/09/02         00
    0434449526                           03           10/01/02          0
    1                                    O            09/01/32
    0


    7950571          L76/G02             F          118,500.00         ZZ
                                         360        118,500.00          1
                                       6.250            729.62         46
                                       6.000            729.62
    APPLE VALLEY     MN   55124          2            08/13/02         00
    0434457206                           05           10/01/02          0
    9507039                              O            09/01/32
    0


    7950623          737/G02             F          189,000.00         ZZ
                                         360        189,000.00          4
                                       6.875          1,241.60         70
                                       6.625          1,241.60
    PHOENIX          AZ   85013          5            08/09/02         00
    0434439543                           05           10/01/02          0
    2073535                              N            09/01/32
    0


1


    7950629          L76/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
                                       6.500          1,021.42         80
                                       6.250          1,021.42
    BLOOMINGTON      MN   55420          5            08/14/02         00
    0434445797                           05           10/01/02          0
    9507021                              O            09/01/32
    0


    7950635          737/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
                                       6.750          2,023.63         80
                                       6.500          2,023.63
    FAIR OAKS        CA   95628          5            08/06/02         00
    0434415691                           05           10/01/02          0
    2076031                              O            09/01/32
    0


    7950653          G34/G02             F          240,000.00         ZZ
                                         360        239,803.27          1
                                       7.000          1,596.73         80
                                       6.750          1,596.73
    KIRKLAND         WA   98033          5            07/29/02         00
    0434461026                           05           09/01/02          0
    85204812                             O            08/01/32
    0


    7950661          N74/G02             F           66,500.00         ZZ
                                         360         66,500.00          1
                                       7.750            476.41         95
                                       7.500            476.41
    SALISBURY        NC   28144          2            08/12/02         10
    0434441234                           05           10/01/02         30
    0030567010                           O            09/01/32
    0


    7951941          253/253             F          156,663.00         ZZ
                                         360        156,528.11          1
                                       6.750          1,016.12         80
                                       6.500          1,016.12
    PEARLAND         TX   77584          1            07/30/02         00
    427757                               05           09/01/02          0
    427757                               O            08/01/32
    0


    7952151          J95/G02             F          142,400.00         ZZ
                                         360        141,877.15          1
                                       7.250            971.42         80
                                       7.000            971.42
1


    LAKEPORT         CA   95453          2            06/20/02         00
    0434475992                           05           08/01/02          0
    0029056157                           O            07/01/32
    0


    7952161          J95/G02             F          189,600.00         T
                                         360        189,317.70          1
                                       7.500          1,325.71         80
                                       7.250          1,325.71
    BREWSTER         MA   02631          1            06/28/02         00
    0434475455                           01           08/01/02          0
    0029166592                           O            07/01/32
    0


    7952165          J95/G02             F          515,000.00         ZZ
                                         360        514,598.25          1
                                       7.250          3,513.21         56
                                       7.000          3,513.21
    CENTREVILLE      VA   20120          2            07/19/02         00
    0434475133                           03           09/01/02          0
    0029229226                           O            08/01/32
    0


    7952175          J95/G02             F           51,200.00         ZZ
                                         360         51,088.61          1
                                       7.500            358.00         80
                                       7.250            358.00
    DERRY            NH   03038          1            07/01/02         00
    0434474888                           01           08/01/02          0
    0029312246                           N            07/01/32
    0


    7952177          J95/G02             F           35,200.00         ZZ
                                         360         35,147.58          1
                                       7.500            246.13         80
                                       7.250            246.13
    DERRY            NH   03038          1            06/19/02         00
    0434472916                           01           08/01/02          0
    0029312352                           N            07/01/32
    0


    7952183          J95/G02             F          109,800.00         ZZ
                                         360        109,640.55          1
                                       7.625            777.16         90
                                       7.375            777.16
    HOLLAND          MI   49423          5            06/20/02         14
    0434475778                           05           08/01/02         25
    0029363587                           O            07/01/32
    0
1




    7952189          J95/G02             F          112,500.00         ZZ
                                         360        112,500.00          4
                                       7.750            805.97         90
                                       7.500            805.97
    BRYAN            TX   77801          1            08/01/02         11
    0434480117                           05           10/01/02         25
    0029391877                           N            09/01/32
    0


    7952197          J95/G02             F          322,000.00         ZZ
                                         360        319,390.97          4
                                       7.750          2,306.85         55
                                       7.500          2,306.85
    ATLANTA          GA   30308          5            06/27/02         00
    0434479671                           05           08/01/02          0
    0029537479                           N            07/01/32
    0


    7952199          J95/G02             F          155,700.00         ZZ
                                         360        155,578.54          4
                                       7.250          1,062.15         90
                                       7.000          1,062.15
    NOGALES          AZ   85621          1            07/10/02         10
    0434475752                           05           09/01/02         25
    0029543469                           O            08/01/32
    0


    7952205          J95/G02             F           63,000.00         ZZ
                                         360         62,947.07          1
                                       6.875            413.87         53
                                       6.625            413.87
    ORLANDO          FL   32833          2            07/05/02         00
    0434475091                           05           09/01/02          0
    0029558152                           O            08/01/32
    0


    7952215          J95/G02             F          113,300.00         ZZ
                                         360        113,197.57          4
                                       6.500            716.14         79
                                       6.250            716.14
    FITCHBURG        MA   01420          5            07/15/02         00
    0434475786                           05           09/01/02          0
    0029592250                           O            08/01/32
    0


    7952219          J95/G02             F          125,730.00         ZZ
                                         360        125,624.37          1
1


                                       6.875            825.96         95
                                       6.625            825.96
    MEMPHIS          TN   38128          1            07/23/02         10
    0434479994                           05           09/01/02         30
    0029654688                           O            08/01/32
    0


    7952221          J95/G02             F           44,000.00         ZZ
                                         360         43,968.15          2
                                       7.625            311.43         80
                                       7.375            311.43
    WATERVILLE       ME   04901          1            07/29/02         00
    0434477592                           05           09/01/02          0
    0029675105                           N            08/01/32
    0


    7952227          J95/G02             F          145,600.00         ZZ
                                         360        145,471.53          1
                                       6.625            932.30         80
                                       6.375            932.30
    LENIOR CITY      TN   37772          1            07/26/02         00
    0434478285                           05           09/01/02          0
    0029787892                           O            08/01/32
    0


    7952301          P34/G02             F          139,000.00         ZZ
                                         360        139,000.00          1
                                       7.750            995.82         74
                                       7.500            995.82
    DIGHTON          MA   02715          2            08/09/02         00
    0434448593                           05           10/01/02          0
    61986                                N            09/01/32
    0


    7952363          P34/G02             F          209,000.00         ZZ
                                         360        209,000.00          2
                                       7.750          1,497.31         80
                                       7.500          1,497.31
    REHOBOTH         MA   02769          2            08/09/02         00
    0434453601                           05           10/01/02          0
    61987                                N            09/01/32
    0


    7952371          P27/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.375            623.87         25
                                       6.125            623.87
    CORONA           CA   92883          1            08/13/02         00
    0434467536                           03           10/01/02          0
1


    W64755                               O            09/01/32
    0


    7952425          313/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.500            616.90         80
                                       6.250            616.90
    GILBERT          AZ   85234          1            08/07/02         00
    0434450185                           09           10/01/02          0
    0008881393                           N            09/01/32
    0


    7952431          E22/G02             F          621,250.00         ZZ
                                         360        621,250.00          1
                                       7.000          4,133.19         77
                                       6.750          4,133.19
    SUNNYVALE        CA   94087          2            08/02/02         00
    0414308387                           05           10/01/02          0
    0414308387                           O            09/01/32
    0


    7952487          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.375          1,871.61         78
                                       6.125          1,871.61
    YORBA LINDA      CA   92887          5            08/08/02         00
    0414498097                           03           10/01/02          0
    0414498097                           O            09/01/32
    0


    7952489          E22/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.500          2,224.88         80
                                       6.250          2,224.88
    SAN JOSE         CA   95124          5            08/08/02         00
    0414508184                           05           10/01/02          0
    0414508184                           O            09/01/32
    0


    7952561          E22/G02             F          188,700.00         ZZ
                                         360        188,700.00          1
                                       7.500          1,319.42         85
                                       7.250          1,319.42
    HEMET            CA   92544          2            08/09/02         11
    0414608232                           05           10/01/02         12
    0414608232                           O            09/01/32
    0


1


    7952597          E22/G02             F          111,200.00         ZZ
                                         360        111,200.00          1
                                       7.875            806.28         80
                                       7.625            806.28
    LAS VEGAS        NV   89129          1            08/09/02         00
    0414638296                           03           10/01/02          0
    0414638296                           N            09/01/32
    0


    7952623          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.750            745.89         70
                                       6.500            745.89
    BIG BEAR CITY    CA   92314          1            08/09/02         00
    0414688663                           05           10/01/02          0
    0414688663                           N            09/01/32
    0


    7952629          E22/G02             F          135,850.00         ZZ
                                         360        135,850.00          1
                                       7.125            915.25         95
                                       6.875            915.25
    HARRISON TWP.    MI   48045          1            08/15/02         01
    0414713420                           01           10/01/02         30
    0414713420                           O            09/01/32
    0


    7952691          E47/G02             F          300,700.00         ZZ
                                         360        300,447.38          3
                                       6.875          1,975.38         63
                                       6.625          1,975.38
    BERKELEY         CA   94710          5            07/25/02         00
    0434455176                           05           09/01/02          0
    7359510760                           O            08/01/32
    0


    7952911          M66/G02             F          124,000.00         ZZ
                                         360        123,905.64          1
                                       7.375            856.44         80
                                       7.125            856.44
    HALEDON          NJ   07508          1            07/30/02         00
    0434458600                           05           09/01/02          0
    92403081                             N            08/01/32
    0


    7952971          X31/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       7.375          2,417.36         76
                                       7.125          2,417.36
1


    NAPA             CA   94558          1            08/07/02         00
    0434415030                           05           10/01/02          0
    40103263                             O            09/01/32
    0


    7953049          477/G02             F          109,200.00         ZZ
                                         360        109,200.00          1
                                       7.625            772.91         80
                                       7.375            772.91
    MESA             AZ   85204          1            08/01/02         00
    0434466561                           03           10/01/02          0
    237833                               O            09/01/32
    0


    7953129          E44/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       7.000          3,326.51         76
                                       6.750          3,326.51
    OREM             UT   84097          2            08/07/02         00
    0434454427                           05           10/01/02          0
    48010213                             O            09/01/32
    0


    7953189          F25/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.875          1,937.94         79
                                       6.625          1,937.94
    STATEN ISLAND    NY   10312          1            08/15/02         00
    0434462719                           05           10/01/02          0
    8967139                              O            09/01/32
    0


    7953275          K15/G02             F          160,000.00         ZZ
                                         240        160,000.00          1
                                       6.875          1,228.50         80
                                       6.625          1,228.50
    NASHUA           NH   03060          5            08/10/02         00
    0434450722                           05           10/01/02          0
    033305502093                         O            09/01/22
    0


    7953285          A06/G02             F          156,000.00         ZZ
                                         360        155,868.94          1
                                       6.875          1,024.81         75
                                       6.625          1,024.81
    CORONA           CA   92882          2            07/29/02         00
    0434447157                           05           09/01/02          0
    1                                    O            08/01/32
    0
1




    7953373          K15/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.875          1,235.03         80
                                       6.625          1,235.03
    ELMONT           NY   11003          5            08/08/02         00
    0434452314                           05           10/01/02          0
    021205502048                         O            09/01/32
    0


    7953937          696/G02             F          272,150.00         ZZ
                                         360        272,150.00          1
                                       7.000          1,810.62         80
                                       6.750          1,810.62
    CLARKSBURG       MD   20871          1            08/16/02         00
    0434411609                           03           10/01/02          0
    32902135                             O            09/01/32
    0


    7954059          E22/G02             F          182,250.00         ZZ
                                         360        182,250.00          1
                                       6.750          1,182.07         95
                                       6.500          1,182.07
    MILLSTADT        IL   62260          1            08/15/02         04
    0414244012                           05           10/01/02         30
    0414244012                           O            09/01/32
    0


    7954085          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.750          1,945.79         80
                                       6.500          1,945.79
    RICHMOND         TX   77469          1            08/14/02         00
    0414392324                           03           10/01/02          0
    0414392324                           O            09/01/32
    0


    7954095          E22/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       6.500            748.37         80
                                       6.250            748.37
    BOISE            ID   83709          1            08/15/02         00
    0414439935                           05           10/01/02          0
    0414439935                           O            09/01/32
    0


    7954141          E22/G02             F          123,250.00         ZZ
                                         360        123,250.00          1
1


                                       6.875            809.66         95
                                       6.625            809.66
    WINDSOR          CT   06095          1            08/16/02         04
    0414513663                           05           10/01/02         30
    0414513663                           O            09/01/32
    0


    7954195          E22/G02             F           95,400.00         ZZ
                                         360         95,400.00          4
                                       7.125            642.73         90
                                       6.875            642.73
    ALBUQUERQUE      NM   87108          1            08/16/02         01
    0414579847                           05           10/01/02         25
    0414579847                           N            09/01/32
    0


    7954213          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.750            674.54         80
                                       6.500            674.54
    MARYSVILLE       CA   95901          1            08/12/02         00
    0414593186                           05           10/01/02          0
    0414593186                           N            09/01/32
    0


    7954221          E22/G02             F          125,910.00         ZZ
                                         360        125,910.00          1
                                       6.875            827.14         90
                                       6.625            827.14
    ST. CLAIR SHORE  MI   48082          1            08/16/02         01
    0414616854                           05           10/01/02         25
    0414616854                           O            09/01/32
    0


    7954277          E22/G02             F           56,240.00         ZZ
                                         360         56,240.00          1
                                       8.000            412.67         95
                                       7.750            412.67
    MONTGOMERY       AL   36110          5            08/12/02         04
    0414658831                           05           10/01/02         30
    0414658831                           O            09/01/32
    0


    7954287          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.750            716.41         80
                                       7.500            716.41
    CONYERS          GA   30012          5            08/16/02         00
    0414680272                           05           10/01/02          0
1


    0414680272                           N            09/01/32
    0


    7954291          E22/G02             F          292,000.00         ZZ
                                         360        292,000.00          2
                                       6.750          1,893.91         80
                                       6.500          1,893.91
    LITTLE FERRY BO  NJ   07643          2            08/12/02         00
    0414686006                           05           10/01/02          0
    0414686006                           O            09/01/32
    0


    7954301          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       7.750            745.07         80
                                       7.500            745.07
    CONYERS          GA   30012          5            08/16/02         00
    0414692483                           05           10/01/02          0
    0414692483                           N            09/01/32
    0


    7954307          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.750            324.30         29
                                       6.500            324.30
    ROYAL OAK        MI   48067          5            08/16/02         00
    0414695338                           05           10/01/02          0
    0414695338                           N            09/01/32
    0


    7954311          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.750            570.77         77
                                       6.500            570.77
    EUGENE           OR   97401          2            08/12/02         00
    0414696526                           05           10/01/02          0
    0414696526                           N            09/01/32
    0


    7954313          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          2
                                       7.000            864.89         48
                                       6.750            864.89
    ROYAL OAK        MI   48067          5            08/16/02         00
    0414703090                           05           10/01/02          0
    0414703090                           N            09/01/32
    0


1


    7954371          E86/G02             F           27,400.00         ZZ
                                         360         27,400.00          1
                                       7.000            182.29         66
                                       6.750            182.29
    CRUMP            TN   38327          2            07/29/02         00
    0434449674                           05           10/01/02          0
    193612                               O            09/01/32
    0


    7954533          225/G02             F          225,000.00         ZZ
                                         360        224,824.48          1
                                       7.250          1,534.90         78
                                       7.000          1,534.90
    JOHNSTON         RI   02919          1            07/25/02         00
    0434461919                           05           09/01/02          0
    006208306                            O            08/01/32
    0


    7954537          225/G02             F          400,050.00         ZZ
                                         360        399,469.06          1
                                       7.625          2,831.53         75
                                       7.375          2,831.53
    HILTON HEAD I    SC   29926          1            06/05/02         00
    0434461463                           05           08/01/02          0
    006522931                            O            07/01/32
    0


    7954541          225/G02             F          353,000.00         ZZ
                                         360        352,717.71          1
                                       7.125          2,378.23         74
                                       6.875          2,378.23
    RUMSON           NJ   07760          2            07/11/02         00
    0434476487                           05           09/01/02          0
    006541560                            O            08/01/32
    0


    7954549          225/G02             F          410,000.00         ZZ
                                         360        409,374.12          1
                                       7.375          2,831.77         77
                                       7.125          2,831.77
    STATESVILLE      NC   28625          1            05/20/02         00
    0434475356                           05           07/01/02          0
    006546969                            O            06/01/32
    0


    7954579          225/G02             F          398,400.00         ZZ
                                         360        397,806.81          1
                                       7.500          2,785.67         80
                                       7.250          2,785.67
1


    PRINCETON        NJ   08540          1            07/01/02         00
    0434476388                           05           08/01/02          0
    006588117                            N            07/01/32
    0


    7954603          225/G02             F          186,750.00         ZZ
                                         360        186,621.48          1
                                       7.875          1,354.07         75
                                       7.625          1,354.07
    WHITE POST       VA   22663          2            07/16/02         00
    0434470654                           05           09/01/02          0
    006591609                            O            08/01/32
    0


    7954605          225/G02             F          440,000.00         ZZ
                                         360        439,656.75          1
                                       7.250          3,001.58         80
                                       7.000          3,001.58
    MORRISTOWN       NJ   07960          1            07/22/02         00
    0434470506                           05           09/01/02          0
    006591680                            O            08/01/32
    0


    7954629          225/G02             F          477,000.00         ZZ
                                         360        476,579.16          1
                                       6.625          3,054.28         74
                                       6.375          3,054.28
    ELLICOTT CITY    MD   21042          5            07/22/02         00
    0434494563                           05           09/01/02          0
    006592840                            O            08/01/32
    0


    7954669          225/G02             F          650,000.00         ZZ
                                         360        648,649.17          1
                                       7.875          4,712.96         74
                                       7.625          4,712.96
    TARZANA          CA   91356          2            04/29/02         00
    0434487146                           05           07/01/02          0
    007358316                            O            06/01/32
    0


    7954683          225/G02             F          456,000.00         ZZ
                                         360        455,334.60          1
                                       7.750          3,266.84         74
                                       7.500          3,266.84
    SALT LAKE CITY   UT   84109          2            06/26/02         00
    0434476255                           05           08/01/02          0
    007374105                            O            07/01/32
    0
1




    7954721          225/G02             F          392,000.00         ZZ
                                         360        391,430.74          1
                                       7.625          2,774.56         80
                                       7.375          2,774.56
    QUEEN CREEK      AZ   85242          2            06/28/02         00
    0434461513                           05           08/01/02          0
    007379031                            O            07/01/32
    0


    7954729          225/G02             F          340,000.00         ZZ
                                         360        339,741.28          1
                                       7.375          2,348.30         46
                                       7.125          2,348.30
    POWAY            CA   92064          5            07/17/02         00
    0434475448                           05           09/01/02          0
    007379595                            O            08/01/32
    0


    7954749          225/G02             F          376,500.00         ZZ
                                         360        376,259.92          1
                                       8.250          2,828.52         75
                                       8.000          2,828.52
    MONMOUTH BEAC    NJ   07750          1            07/10/02         00
    0434475463                           01           09/01/02          0
    006590428                            N            08/01/32
    0


    7954775          225/G02             F          420,000.00         ZZ
                                         360        419,647.15          1
                                       6.875          2,759.10         80
                                       6.625          2,759.10
    CHARLESTON       SC   29492          2            07/17/02         00
    0434487203                           03           09/01/02          0
    006584923                            O            08/01/32
    0


    7954795          225/G02             F          430,840.00         ZZ
                                         360        430,512.16          1
                                       7.375          2,975.71         80
                                       7.125          2,975.71
    PALM BEACH GA    FL   33418          1            07/22/02         00
    0434461596                           03           09/01/02          0
    007368238                            O            08/01/32
    0


    7954797          225/G02             F          489,000.00         ZZ
                                         360        488,341.59          1
1


                                       8.000          3,588.11         28
                                       7.750          3,588.11
    LAKE FOREST      IL   60045          2            06/24/02         00
    0434476123                           03           08/01/02          0
    007371376                            O            07/01/32
    0


    7954801          225/G02             F          335,750.00         ZZ
                                         360        335,202.66          1
                                       7.375          2,318.94         76
                                       7.125          2,318.94
    CHICAGO          IL   60607          1            06/27/02         00
    0434493003                           03           08/01/02          0
    007377696                            O            07/01/32
    0


    7954807          225/G02             F          450,000.00         ZZ
                                         360        449,648.95          1
                                       7.250          3,069.80         75
                                       7.000          3,069.80
    NEWNAN           GA   30265          2            07/10/02         00
    0434487187                           03           09/01/02          0
    007379586                            O            08/01/32
    0


    7954825          225/G02             F          307,100.00         ZZ
                                         360        306,872.09          1
                                       7.500          2,147.29         80
                                       7.250          2,147.29
    DAVIE            FL   33328          1            07/11/02         00
    0434461711                           03           09/01/02          0
    008477289                            O            08/01/32
    0


    7954839          225/G02             F          134,550.00         ZZ
                                         360        134,450.14          3
                                       7.500            940.80         90
                                       7.250            940.80
    SUSSEX           NJ   07461          1            06/18/02         10
    0434461802                           05           08/01/02         25
    007375194                            N            07/01/32
    0


    7954847          225/G02             F          171,450.00         ZZ
                                         360        171,201.01          3
                                       7.625          1,213.52         90
                                       7.375          1,213.52
    NEW BERLIN       WI   53151          5            06/28/02         10
    0434476172                           05           08/01/02         25
1


    007380292                            O            07/01/32
    0


    7954919          E82/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       6.625            758.13         80
                                       6.375            758.13
    MILWAUKIE        OR   97267          2            08/14/02         00
    0400675823                           05           10/01/02          0
    5021472                              O            09/01/32
    0


    7954927          E82/G02             F          116,300.00         ZZ
                                         360        116,300.00          1
                                       6.875            764.01         60
                                       6.625            764.01
    CEDARVILLE       NJ   08311          2            08/09/02         00
    0400662417                           05           10/01/02          0
    2865380                              O            09/01/32
    0


    7954931          E82/G02             F          118,750.00         ZZ
                                         360        118,750.00          1
                                       7.250            810.08         80
                                       7.000            810.08
    MIDDLETOWN       NJ   07748          5            08/15/02         00
    0400674859                           05           10/01/02          0
    0400674859                           O            09/01/32
    0


    7954947          E82/G02             F          150,000.00         T
                                         360        150,000.00          1
                                       7.250          1,023.26         40
                                       7.000          1,023.26
    KURE BEACH       NC   28449          2            08/13/02         00
    0400661864                           05           10/01/02          0
    7114597                              O            09/01/32
    0


    7954959          E82/G02             F          177,000.00         ZZ
                                         360        177,000.00          1
                                       6.750          1,148.02         48
                                       6.500          1,148.02
    CULVER CITY      CA   90230          2            08/09/02         00
    0400662110                           05           10/01/02          0
    0400662110                           O            09/01/32
    0


1


    7954965          E82/G02             F          146,400.00         ZZ
                                         360        146,400.00          1
                                       6.875            961.74         66
                                       6.625            961.74
    THOUSAND OAKS    CA   91360          2            08/09/02         00
    0400662045                           05           10/01/02          0
    189308                               O            09/01/32
    0


    7954969          E82/G02             F          258,000.00         T
                                         360        258,000.00          1
                                       7.000          1,716.48         77
                                       6.750          1,716.48
    SANTA ROSA BEAC  FL   32459          2            08/16/02         00
    0400672333                           05           10/01/02          0
    4697992                              O            09/01/32
    0


    7954981          E82/G02             F           50,300.00         ZZ
                                         360         50,300.00          1
                                       6.875            330.44         64
                                       6.625            330.44
    ENGLEWOOD        FL   34224          2            08/14/02         00
    0400674503                           05           10/01/02          0
    1976164                              O            09/01/32
    0


    7955007          E82/G02             F          133,000.00         ZZ
                                         360        133,000.00          4
                                       7.500            929.96         67
                                       7.250            929.96
    ANACORTES        WA   98221          2            08/19/02         00
    0400668430                           05           10/01/02          0
    1986008                              N            09/01/32
    0


    7955009          E82/G02             F           54,700.00         ZZ
                                         360         54,700.00          2
                                       7.750            391.88         60
                                       7.500            391.88
    CLEVELAND        OH   44102          2            08/19/02         00
    0400663407                           05           10/01/02          0
    3226996                              N            09/01/32
    0


    7955015          E82/G02             F           96,400.00         T
                                         360         96,400.00          1
                                       6.875            633.28         35
                                       6.625            633.28
1


    CAPITOLA         CA   95010          2            08/12/02         00
    0400667887                           01           10/01/02          0
    1771297                              O            09/01/32
    0


    7955035          E82/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       7.000          1,430.40         63
                                       6.750          1,430.40
    BIG LAKE         AK   99652          5            08/09/02         00
    0400635975                           05           10/01/02          0
    0400635975                           O            09/01/32
    0


    7956981          G34/G02             F          475,000.00         ZZ
                                         360        475,000.00          1
                                       6.625          3,041.48         53
                                       6.375          3,041.48
    BERKELEY         CA   94705          1            08/06/02         00
    0434455028                           05           10/01/02          0
    48200374                             O            09/01/32
    0


    7957091          E77/G02             F          155,200.00         ZZ
                                         360        155,069.62          1
                                       6.875          1,019.55         80
                                       6.625          1,019.55
    SERVERN          MD   21144          1            07/31/02         00
    0434462008                           03           09/01/02          0
    1080002151                           O            08/01/32
    0


    7957205          N67/G02             F          305,000.00         ZZ
                                         360        304,730.90          1
                                       6.625          1,952.95         73
                                       6.375          1,952.95
    SCOTTSDALE       AZ   85259          5            07/09/02         00
    0434420402                           03           09/01/02          0
    1760002862A                          O            08/01/32
    0


    7957229          N67/G02             F          215,500.00         ZZ
                                         360        215,340.07          1
                                       7.500          1,506.81         80
                                       7.250          1,506.81
    PEORIA           AZ   85383          1            07/11/02         00
    0434420584                           03           09/01/02          0
    1781002080A                          O            08/01/32
    0
1




    7957303          N67/G02             F          236,000.00         ZZ
                                         360        235,829.19          1
                                       7.625          1,670.39         80
                                       7.375          1,670.39
    HENDERSON        NV   89014          1            07/10/02         00
    0434420949                           03           09/01/02          0
    1782001557A                          O            08/01/32
    0


    7957367          N67/G02             F          139,150.00         ZZ
                                         360        139,049.29          1
                                       7.625            984.89         89
                                       7.375            984.89
    HUNTERSVILLE     NC   28078          1            07/16/02         01
    0434421343                           03           09/01/02         30
    3252002187A                          O            08/01/32
    0


    7957455          N67/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
                                       8.500            538.24         87
                                       8.250            538.24
    PETERSBURG       VA   23805          1            07/16/02         12
    0434423521                           05           09/01/02         30
    3254001131A                          O            08/01/32
    0


    7957779          N67/G02             F          264,250.00         ZZ
                                         360        264,022.49          1
                                       6.750          1,713.92         54
                                       6.500          1,713.92
    VIRGINA BEACH    VA   23456          1            07/17/02         00
    0434424024                           05           09/01/02          0
    3274003171A                          O            08/01/32
    0


    7957807          G51/G02             F          193,600.00         ZZ
                                         360        193,600.00          2
                                       7.500          1,353.68         80
                                       7.250          1,353.68
    LAS VEGAS        NV   89119          1            08/08/02         00
    0434456802                           05           10/01/02          0
    892431                               N            09/01/32
    0


    7957811          E86/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
1


                                       7.000            798.36         23
                                       6.750            798.36
    BEDFORD CORNERS  NY   10549          1            08/07/02         00
    0434458097                           05           10/01/02          0
    316741                               O            09/01/32
    0


    7957855          K15/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
                                       7.625            686.56         84
                                       7.375            686.56
    ALBUQUERQUE      NM   87107          5            08/08/02         11
    0434456448                           05           10/01/02         12
    033505302127                         O            09/01/32
    0


    7957937          U05/G02             F          270,400.00         ZZ
                                         360        270,183.77          1
                                       7.125          1,821.73         80
                                       6.875          1,821.73
    HUMBLE           TX   77345          5            07/26/02         00
    0434463691                           03           09/01/02          0
    3248475                              O            08/01/32
    0


    7957945          K15/G02             F          143,000.00         ZZ
                                         360        143,000.00          2
                                       6.875            939.41         48
                                       6.625            939.41
    ROXBURY          MA   02119          5            08/09/02         00
    0434449757                           05           10/01/02          0
    013805309807                         O            09/01/32
    0


    7957985          U05/G02             F          155,100.00         ZZ
                                         360        155,100.00          1
                                       6.500            980.34         80
                                       6.250            980.34
    PORTLAND         OR   97203          1            08/01/02         00
    0434462446                           05           10/01/02          0
    3251029                              O            09/01/32
    0


    7958065          U28/G02             F          187,419.00         ZZ
                                         360        187,419.00          1
                                       7.250          1,278.53         79
                                       7.000          1,278.53
    DACULA           GA   30019          1            08/08/02         00
    0434457313                           03           10/01/02          0
1


    2000003061                           O            09/01/32
    0


    7958157          X67/G02             F           91,500.00         ZZ
                                         360         91,430.37          1
                                       7.375            631.97         55
                                       7.125            631.97
    CRESTLINE        CA   92325          1            07/24/02         00
    0434457974                           05           09/01/02          0
    00268424                             N            08/01/32
    0


    7958169          X72/G02             F          103,100.00         ZZ
                                         360        103,100.00          1
                                       7.125            694.60         80
                                       6.875            694.60
    FORT COLLINS     CO   80521          1            08/14/02         00
    0434464368                           01           10/01/02          0
    11001028                             N            09/01/32
    0


    7958609          U05/G02             F           98,250.00         ZZ
                                         360         98,169.46          1
                                       7.000            653.66         80
                                       6.750            653.66
    PORTLAND         OR   97213          1            07/27/02         00
    0434457164                           05           09/01/02          0
    3234548                              N            08/01/32
    0


    7958955          U05/G02             F          150,000.00         ZZ
                                         360        149,882.99          1
                                       7.250          1,023.26         75
                                       7.000          1,023.26
    SAN ANTONIO      TX   78210          5            07/23/02         00
    0434461208                           05           09/01/02          0
    3245355                              O            08/01/32
    0


    7958977          N47/G02             F          391,000.00         ZZ
                                         360        391,000.00          1
                                       6.625          2,503.62         60
                                       6.375          2,503.62
    SAN JOSE         CA   95148          2            08/09/02         00
    0434448346                           05           10/01/02          0
    20321112                             O            09/01/32
    0


1


    7959175          286/286             F           62,400.00         ZZ
                                         360         62,355.95          1
                                       7.750            447.05         80
                                       7.500            447.05
    NEWARK           OH   43055          1            07/19/02         00
    1381738                              05           09/01/02          0
    1381738                              N            08/01/32
    0


    7959177          286/286             F          237,000.00         ZZ
                                         360        236,504.12          1
                                       7.250          1,616.76         69
                                       7.000          1,616.76
    ANNAPOLIS        MD   21403          5            06/24/02         00
    1331985                              01           08/01/02          0
    1331985                              N            07/01/32
    0


    7959181          286/286             F           92,800.00         ZZ
                                         360         92,729.38          1
                                       7.375            640.95         80
                                       7.125            640.95
    PORTSMOUTH       OH   45662          1            07/08/02         00
    1354112                              05           09/01/02          0
    1354112                              N            08/01/32
    0


    7959189          286/286             F           80,000.00         ZZ
                                         360         79,874.79          1
                                       7.250            545.75         90
                                       7.000            545.75
    BLOOMINGTON      IL   61704          1            06/27/02         10
    1325470                              05           08/01/02         25
    1325470                              N            07/01/32
    0


    7959193          286/286             F           65,100.00         ZZ
                                         360         65,003.07          1
                                       7.500            455.19         90
                                       7.250            455.19
    TUCSON           AZ   85712          1            06/05/02         14
    1279445                              05           08/01/02         25
    1279445                              N            07/01/32
    0


    7959199          286/286             F          176,000.00         ZZ
                                         360        175,737.94          3
                                       7.500          1,230.62         80
                                       7.250          1,230.62
1


    HILLIARD         OH   43026          1            06/28/02         00
    1329985                              05           08/01/02          0
    1329985                              N            07/01/32
    0


    7959201          286/286             F          229,200.00         ZZ
                                         360        229,021.20          4
                                       7.250          1,563.55         80
                                       7.000          1,563.55
    ROCHESTER        MI   48307          1            07/12/02         00
    1327373                              05           09/01/02          0
    1327373                              N            08/01/32
    0


    7959203          286/286             F           68,000.00         ZZ
                                         360         67,945.62          2
                                       7.125            458.13         79
                                       6.875            458.13
    LEWISTON         ID   83501          5            07/10/02         00
    1373628                              05           09/01/02          0
    1373628                              N            08/01/32
    0


    7959205          286/286             F           36,000.00         ZZ
                                         360         35,883.98          1
                                       7.875            261.03         90
                                       7.625            261.03
    NEW CASTLE       PA   16101          1            06/25/02         10
    1340145                              05           08/01/02         25
    1340145                              N            07/01/32
    0


    7959207          286/286             F          146,700.00         ZZ
                                         360        144,537.90          4
                                       8.250          1,102.11         90
                                       7.875          1,102.11
    AUSTIN           TX   78723          1            04/16/01         19
    148263                               05           06/01/01         30
    148263                               N            05/01/31
    0


    7959215          286/286             F           59,000.00         ZZ
                                         360         58,912.15          1
                                       7.500            412.54         56
                                       7.250            412.54
    JEFFERSONVILLE   IN   47130          1            06/20/02         00
    1329970                              05           08/01/02          0
    1329970                              N            07/01/32
    0
1




    7959219          286/286             F           43,400.00         ZZ
                                         360         43,291.86          1
                                       7.750            310.92         70
                                       7.500            310.92
    KANSAS CITY      KS   66102          5            05/24/02         00
    1309097                              05           07/01/02          0
    1309097                              N            06/01/32
    0


    7959221          286/286             F          208,500.00         ZZ
                                         360        208,189.55          4
                                       7.500          1,457.87         71
                                       7.250          1,457.87
    HAVERSTRAW       NY   10927          2            06/24/02         00
    1267534                              05           08/01/02          0
    1267534                              N            07/01/32
    0


    7959223          286/286             F           65,000.00         ZZ
                                         300         64,862.83          1
                                       8.000            501.69         80
                                       7.750            501.69
    ST PETERSBURG    FL   33710          5            06/21/02         00
    1286477                              05           08/01/02          0
    1286477                              N            07/01/27
    0


    7959225          286/286             F           88,000.00         ZZ
                                         360         87,868.97          1
                                       7.500            615.31         80
                                       7.250            615.31
    EAST POINTE      MI   48069          1            06/21/02         00
    1324060                              05           08/01/02          0
    1324060                              N            07/01/32
    0


    7959227          286/286             F           71,300.00         ZZ
                                         360         71,140.26          1
                                       7.500            498.54         89
                                       7.250            498.54
    EDMOND           OK   73013          2            05/13/02         14
    1286514                              03           07/01/02         25
    1286514                              N            06/01/32
    0


    7959229          286/286             F          112,000.00         ZZ
                                         360        111,824.73          1
1


                                       7.250            764.04         78
                                       7.000            764.04
    DECATUR          GA   30032          5            06/14/02         00
    1337264                              05           08/01/02          0
    1337264                              N            07/01/32
    0


    7959235          286/286             F           66,000.00         ZZ
                                         360         65,951.01          1
                                       7.500            461.49         80
                                       7.250            461.49
    CHAMPAIGN        IL   61820          1            07/18/02         00
    1314583                              05           09/01/02          0
    1314583                              N            08/01/32
    0


    7959239          286/286             F           30,600.00         ZZ
                                         360         30,554.44          1
                                       7.500            213.96         90
                                       7.250            213.96
    BOSSIER CITY     LA   71111          1            06/13/02         11
    1327266                              05           08/01/02         25
    1327266                              N            07/01/32
    0


    7959241          286/286             F           30,600.00         ZZ
                                         360         30,554.44          1
                                       7.500            213.96         90
                                       7.250            213.96
    BOSSIER CITY     LA   71111          1            06/13/02         04
    1327271                              05           08/01/02         25
    1327271                              N            07/01/32
    0


    7959243          286/286             F           29,700.00         ZZ
                                         360         29,655.78          1
                                       7.500            207.67         90
                                       7.250            207.67
    BOSSIER CITY     LA   71111          1            06/13/02         10
    1331682                              05           08/01/02         25
    1331682                              N            07/01/32
    0


    7959245          286/286             F           29,700.00         ZZ
                                         360         29,655.78          1
                                       7.500            207.67         90
                                       7.250            207.67
    BOSSIER CITY     LA   71111          1            06/13/02         04
    1331692                              01           08/01/02         25
1


    1331692                              N            07/01/32
    0


    7959247          286/286             F           49,600.00         ZZ
                                         360         49,563.31          2
                                       7.625            351.07         80
                                       7.375            351.07
    NEW BRIGHTON     PA   15066          1            07/08/02         00
    1334115                              05           09/01/02          0
    1334115                              N            08/01/32
    0


    7959249          286/286             F           55,300.00         ZZ
                                         360         55,261.94          1
                                       7.875            400.97         85
                                       7.625            400.97
    OWENSBORO        KY   42301          2            07/10/02         11
    1274960                              05           09/01/02         12
    1274960                              N            08/01/32
    0


    7959251          286/286             F           54,000.00         ZZ
                                         360         53,834.09          3
                                       7.375            372.97         80
                                       7.125            372.97
    ROCKFORD         IL   61104          1            04/25/02         00
    1087831                              05           06/01/02          0
    1087831                              N            05/01/32
    0


    7959261          286/286             F          220,400.00         ZZ
                                         360        220,055.08          3
                                       7.250          1,503.52         80
                                       7.000          1,503.52
    BURLINGTON       VT   05401          1            07/01/02         00
    1317864                              05           08/01/02          0
    1317864                              N            07/01/32
    0


    7959263          286/286             F          144,000.00         ZZ
                                         360        143,774.64          2
                                       7.250            982.34         78
                                       7.000            982.34
    BURLINGTON       VT   05401          2            07/01/02         00
    1352302                              05           08/01/02          0
    1352302                              N            07/01/32
    0


1


    7959265          286/286             F           27,900.00         ZZ
                                         360         27,861.46          1
                                       7.875            202.30         90
                                       7.625            202.30
    FORT WAYNE       IN   46807          1            07/01/02         11
    1322058                              05           08/01/02         25
    1322058                              N            07/01/32
    0


    7959267          286/286             F          205,100.00         ZZ
                                         360        204,786.90          4
                                       7.375          1,416.58         70
                                       7.125          1,416.58
    NORTH PLAINFIEL  NJ   07060          5            06/25/02         00
    1099985                              05           08/01/02          0
    1099985                              N            07/01/32
    0


    7959269          286/286             F           90,000.00         ZZ
                                         360         89,862.60          1
                                       7.375            621.61         90
                                       7.125            621.61
    BOSSIER CITY     LA   71112          1            06/26/02         11
    1336622                              05           08/01/02         25
    1336622                              N            07/01/32
    0


    7959273          286/286             F           34,550.00         ZZ
                                         360         34,503.47          1
                                       8.000            253.52         76
                                       7.750            253.52
    HAZELWOOD        MO   63042          2            06/24/02         00
    1292923                              05           08/01/02          0
    1292923                              N            07/01/32
    0


    7959281          286/286             F           52,500.00         ZZ
                                         360         52,409.92          2
                                       8.000            385.23         79
                                       7.750            385.23
    ST ANN           MO   63074          5            06/11/02         00
    1294841                              05           08/01/02          0
    1294841                              N            07/01/32
    0


    7959283          286/286             F           55,120.00         ZZ
                                         360         55,039.95          1
                                       7.625            390.14         80
                                       7.375            390.14
1


    CHARLOTTESVILLE  VA   22903          1            06/21/02         00
    1019431                              05           08/01/02          0
    1019431                              N            07/01/32
    0


    7959285          286/286             F           72,000.00         ZZ
                                         360         71,892.79          1
                                       7.500            503.44         80
                                       7.250            503.44
    SPRING           TX   77373          5            06/21/02         00
    1341472                              03           08/01/02          0
    1341472                              N            07/01/32
    0


    7959287          286/286             F           56,000.00         ZZ
                                         360         55,916.60          2
                                       7.500            391.57         80
                                       7.250            391.57
    PENSACOLA        FL   32514          1            07/03/02         00
    1372073                              05           08/01/02          0
    1372073                              N            07/01/32
    0


    7959289          286/286             F           46,000.00         ZZ
                                         360         45,936.47          2
                                       7.875            333.54         65
                                       7.625            333.54
    SPRINGFIELD      MA   01151          2            06/28/02         00
    1302557                              05           08/01/02          0
    1302557                              N            07/01/32
    0


    7959291          286/286             F           52,000.00         ZZ
                                         360         51,920.62          1
                                       7.375            359.15         54
                                       7.125            359.15
    SUN CITY         AZ   85373          1            06/17/02         00
    1310911                              05           08/01/02          0
    1310911                              N            07/01/32
    0


    7959293          286/286             F          113,400.00         ZZ
                                         360        113,231.15          2
                                       7.500            792.91         90
                                       7.250            792.91
    PATERSON         NJ   07504          1            06/24/02         11
    234595                               05           08/01/02         30
    234595                               N            07/01/32
    0
1




    7959295          286/286             F           49,500.00         ZZ
                                         360         49,433.34          2
                                       8.000            363.22         90
                                       7.750            363.22
    IRVINGTON        NJ   07003          1            06/14/02         12
    1012244                              05           08/01/02         25
    1012244                              N            07/01/32
    0


    7959297          286/286             F          122,400.00         ZZ
                                         360        122,213.15          1
                                       7.375            845.39         90
                                       7.125            845.39
    NEWARK           DE   19713          1            06/28/02         11
    1376621                              05           08/01/02         25
    1376621                              N            07/01/32
    0


    7959303          286/286             F           32,580.00         ZZ
                                         360         32,554.58          1
                                       7.250            222.26         90
                                       7.000            222.26
    BOSSIER CITY     LA   71111          1            07/18/02         11
    1362500                              05           09/01/02         25
    1362500                              N            08/01/32
    0


    7959309          286/286             F          149,500.00         ZZ
                                         360        149,277.40          1
                                       7.500          1,045.33         85
                                       7.250          1,045.33
    LOVELAND         OH   45140          2            06/19/02         11
    1334825                              05           08/01/02         12
    1334825                              N            07/01/32
    0


    7959315          286/286             F          147,000.00         ZZ
                                         360        146,785.33          1
                                       7.250          1,002.80         77
                                       7.000          1,002.80
    COLUMBUS         OH   43230          1            07/19/02         00
    1375491                              05           09/01/02          0
    1375491                              N            08/01/32
    0


    7959321          286/286             F           67,500.00         ZZ
                                         360         67,404.41          1
1


                                       7.750            483.58         90
                                       7.500            483.58
    ORLANDO          FL   32817          1            07/02/02         11
    1301379                              05           08/01/02         25
    1301379                              N            07/01/32
    0


    7959323          286/286             F           52,000.00         ZZ
                                         360         51,873.44          1
                                       7.875            377.04         80
                                       7.625            377.04
    TRENTON          FL   32693          5            05/06/02         00
    1270686                              27           07/01/02          0
    1270686                              N            06/01/32
    0


    7959325          286/286             F           73,600.00         ZZ
                                         300         72,965.22          1
                                       7.125            526.08         80
                                       6.875            526.08
    INDIANAPOLIS     IN   46214          2            01/15/02         00
    879688                               03           03/01/02          0
    879688                               N            02/01/27
    0


    7959329          286/286             F          232,000.00         ZZ
                                         360        231,814.47          1
                                       7.125          1,563.03         80
                                       6.875          1,563.03
    CHICAGO          IL   60614          1            07/15/02         00
    1361046                              01           09/01/02          0
    1361046                              N            08/01/32
    0


    7959333          286/286             F           44,000.00         ZZ
                                         360         43,940.75          1
                                       8.000            322.86         80
                                       7.750            322.86
    EVANSVILLE       IN   47712          5            07/05/02         00
    1374468                              05           08/01/02          0
    1374468                              N            07/01/32
    0


    7959335          286/286             F           54,000.00         ZZ
                                         360         53,923.51          1
                                       7.750            386.87         63
                                       7.500            386.87
    SHARPSVILLE      PA   16150          2            07/02/02         00
    1336368                              05           08/01/02          0
1


    1336368                              N            07/01/32
    0


    7959341          286/286             F          209,950.00         ZZ
                                         360        209,637.40          1
                                       7.500          1,468.00         85
                                       7.250          1,468.00
    HIGHLANDS RANCH  CO   80126          5            06/18/02         11
    1326207                              03           08/01/02         12
    1326207                              N            07/01/32
    0


    7959353          286/286             F           62,010.00         ZZ
                                         360         61,921.77          1
                                       7.750            444.25         90
                                       7.500            444.25
    UPPER DARBY      PA   19082          1            07/05/02         12
    1306715                              05           08/01/02         25
    1306715                              N            07/01/32
    0


    7959359          286/286             F           45,000.00         ZZ
                                         360         44,872.80          1
                                       7.500            314.65         74
                                       7.250            314.65
    FLORENCE         SC   29501          5            06/20/02         00
    1353409                              05           08/01/02          0
    1353409                              N            07/01/32
    0


    7959361          286/286             F          194,400.00         ZZ
                                         360        193,985.70          4
                                       7.750          1,392.71         80
                                       7.500          1,392.71
    MIAMI            FL   33125          1            05/14/02         00
    1281810                              05           07/01/02          0
    1281810                              N            06/01/32
    0


    7959365          286/286             F          360,000.00         ZZ
                                         300        359,564.31          4
                                       7.125          2,573.19         52
                                       6.875          2,573.19
    JERSEY CITY      NJ   07302          5            07/10/02         00
    547040                               05           09/01/02          0
    547040                               N            08/01/27
    0


1


    7959373          286/286             F           56,700.00         ZZ
                                         360         56,661.95          1
                                       8.000            416.05         90
                                       7.750            416.05
    CHICAGO          IL   60629          1            07/23/02         12
    1336700                              01           09/01/02         25
    1336700                              N            08/01/32
    0


    7959375          286/286             F          293,930.00         ZZ
                                         360        293,686.04          1
                                       7.750          2,105.76         70
                                       7.500          2,105.76
    CHALFONT         PA   18914          1            07/12/02         00
    1352517                              05           09/01/02          0
    1352517                              N            08/01/32
    0


    7959377          286/286             F          300,700.00         ZZ
                                         360        300,252.22          1
                                       7.500          2,102.54         80
                                       7.250          2,102.54
    NORTHBROOK       IL   60062          1            06/14/02         00
    1337069                              05           08/01/02          0
    1337069                              N            07/01/32
    0


    7959379          286/286             F           82,800.00         ZZ
                                         360         82,735.40          1
                                       7.250            564.85         84
                                       7.000            564.85
    WEST DEPTFORD    NJ   08086          2            07/10/02         14
    1324848                              01           09/01/02         12
    1324848                              N            08/01/32
    0


    7959383          286/286             F           73,800.00         ZZ
                                         360         73,687.34          1
                                       7.375            509.72         90
                                       7.125            509.72
    SILVER SPRING    MD   20903          1            06/21/02         11
    1338062                              06           08/01/02         25
    1338062                              N            07/01/32
    0


    7959387          286/286             F           72,000.00         ZZ
                                         360         71,942.42          1
                                       7.125            485.08         80
                                       6.875            485.08
1


    NEWARK           OH   43055          5            07/10/02         00
    1326017                              05           09/01/02          0
    1326017                              N            08/01/32
    0


    7959389          286/286             F          184,000.00         ZZ
                                         360        183,726.03          4
                                       7.500          1,286.56         80
                                       7.250          1,286.56
    BRIDGEPORT       PA   19405          1            06/25/02         00
    1065733                              05           08/01/02          0
    1065733                              N            07/01/32
    0


    7959393          286/286             F          158,900.00         ZZ
                                         360        158,686.03          1
                                       8.000          1,165.96         80
                                       7.750          1,165.96
    ORLAND PARK      IL   60467          1            06/28/02         00
    907328                               03           08/01/02          0
    907328                               N            07/01/32
    0


    7959395          286/286             F           56,700.00         ZZ
                                         360         56,609.05          1
                                       7.125            382.00         90
                                       6.875            382.00
    MIDWEST CITY     OK   73130          1            06/14/02         12
    1325870                              05           08/01/02         25
    1325870                              N            07/01/32
    0


    7959397          286/286             F           72,000.00         ZZ
                                         360         71,878.57          1
                                       8.125            534.60         90
                                       7.875            534.60
    MARBLEHEAD       OH   43440          1            06/26/02         11
    1345735                              05           08/01/02         25
    1345735                              N            07/01/32
    0


    7959403          286/286             F          112,500.00         ZZ
                                         360        112,332.49          1
                                       7.500            786.62         90
                                       7.250            786.62
    CAPE CORAL       FL   33904          1            06/07/02         21
    1337718                              01           08/01/02         25
    1337718                              N            07/01/32
    0
1




    7959405          286/286             F           87,200.00         ZZ
                                         360         87,135.28          1
                                       7.500            609.72         80
                                       7.250            609.72
    BROWNSBURG       IN   46112          1            07/22/02         00
    1397136                              05           09/01/02          0
    1397136                              N            08/01/32
    0


    7959407          286/286             F           60,800.00         ZZ
                                         360         60,676.79          2
                                       8.000            446.13         80
                                       7.750            446.13
    SAGINAW          MI   48602          5            05/10/02         00
    1285249                              05           07/01/02          0
    1285249                              N            06/01/32
    0


    7959411          286/286             F           23,800.00         ZZ
                                         360         23,741.14          1
                                       8.000            174.64         85
                                       7.750            174.64
    TOPEKA           KS   66605          5            06/10/02         11
    1304876                              05           08/01/02         12
    1304876                              N            07/01/32
    0


    7959413          286/286             F          175,000.00         ZZ
                                         360        174,745.87          1
                                       7.625          1,238.64         80
                                       7.375          1,238.64
    ALEXANDRIA       VA   22302          5            06/10/02         00
    1317593                              01           08/01/02          0
    1317593                              N            07/01/32
    0


    7959419          286/286             F           62,010.00         ZZ
                                         360         61,917.65          1
                                       7.500            433.59         90
                                       7.250            433.59
    PITTSBURGH       PA   15218          1            07/05/02         11
    1371515                              05           08/01/02         25
    1371515                              N            07/01/32
    0


    7959421          286/286             F           53,600.00         ZZ
                                         360         53,522.16          2
1


                                       7.625            379.38         80
                                       7.375            379.38
    ERIE             PA   16502          1            07/03/02         00
    1343423                              05           08/01/02          0
    1343423                              N            07/01/32
    0


    7959423          286/286             F          183,000.00         ZZ
                                         360        180,746.93          1
                                       8.000          1,342.79         78
                                       7.750          1,342.79
    PITTSBURGH       PA   15218          2            07/05/02         00
    1376797                              05           08/01/02          0
    1376797                              N            07/01/32
    0


    7959433          286/286             F           50,000.00         ZZ
                                         360         49,963.81          1
                                       7.625            353.90         48
                                       7.375            353.90
    CLEVELAND        OH   44111          5            07/01/02         00
    1311917                              05           09/01/02          0
    1311917                              N            08/01/32
    0


    7959435          286/286             F          127,900.00         ZZ
                                         360        127,797.72          1
                                       7.125            861.69         80
                                       6.875            861.69
    TUCSON           AZ   85718          1            07/11/02         00
    1411416                              03           09/01/02          0
    1411416                              N            08/01/32
    0


    7959437          286/286             F           68,400.00         ZZ
                                         360         68,303.13          1
                                       7.750            490.03         80
                                       7.500            490.03
    INDIANAPOLIS     IN   46239          1            07/02/02         00
    1316981                              05           08/01/02          0
    1316981                              N            07/01/32
    0


    7959439          286/286             F           68,000.00         ZZ
                                         360         67,948.26          1
                                       7.375            469.66         80
                                       7.125            469.66
    MANALAPAN        NJ   07726          1            07/18/02         00
    1281182                              01           09/01/02          0
1


    1281182                              N            08/01/32
    0


    7959441          286/286             F           58,300.00         ZZ
                                         360         58,215.33          1
                                       7.625            412.65         38
                                       7.375            412.65
    SAN JUAN CAPIST  CA   92675          2            06/26/02         00
    1274432                              01           08/01/02          0
    1274432                              N            07/01/32
    0


    7959445          286/286             F          144,000.00         ZZ
                                         360        143,785.59          1
                                       7.500          1,006.87         90
                                       7.250          1,006.87
    ELGIN            IL   60120          1            06/28/02         11
    1332959                              05           08/01/02         25
    1332959                              N            07/01/32
    0


    7959447          286/286             F           64,000.00         ZZ
                                         360         63,904.70          1
                                       7.500            447.50         48
                                       7.250            447.50
    MECHANICSBURG    PA   17055          1            06/28/02         00
    1349223                              03           08/01/02          0
    1349223                              N            07/01/32
    0


    7959449          286/286             F          125,600.00         ZZ
                                         360        125,097.61          1
                                       7.125            846.20         80
                                       6.875            846.20
    LEWISVILLE       TX   75077          1            06/13/02         00
    1321393                              05           08/01/02          0
    1321393                              N            07/01/32
    0


    7959451          286/286             F           85,000.00         ZZ
                                         360         84,866.98          1
                                       7.250            579.85         76
                                       7.000            579.85
    BRICK            NJ   08723          1            07/02/02         00
    1311871                              01           08/01/02          0
    1311871                              N            07/01/32
    0


1


    7959455          286/286             F           40,000.00         ZZ
                                         360         39,943.34          1
                                       7.750            286.57         80
                                       7.500            286.57
    MUNCIE           IN   47302          5            06/28/02         00
    1384887                              05           08/01/02          0
    1384887                              N            07/01/32
    0


    7959457          286/286             F          162,000.00         ZZ
                                         360        161,788.51          2
                                       7.875          1,174.62         90
                                       7.625          1,174.62
    ASBURY PARK      NJ   07712          1            07/12/02         12
    1281636                              05           09/01/02         25
    1281636                              N            08/01/32
    0


    7959467          286/286             F          156,924.00         ZZ
                                         360        156,690.35          1
                                       7.500          1,097.24         90
                                       7.250          1,097.24
    WELLINGTON       FL   33414          1            06/10/02         11
    1332581                              05           08/01/02         25
    1332581                              N            07/01/32
    0


    7959469          286/286             F          160,000.00         ZZ
                                         360        159,875.19          2
                                       7.250          1,091.48         60
                                       7.000          1,091.48
    RIDGEFIELD PARK  NJ   07660          5            07/10/02         00
    1355605                              05           09/01/02          0
    1355605                              N            08/01/32
    0


    7959475          286/286             F           47,700.00         ZZ
                                         360         47,550.50          1
                                       7.750            341.73         90
                                       7.500            341.73
    NORFOLK          VA   23505          1            06/17/02         11
    1335577                              05           08/01/02         25
    1335577                              N            07/01/32
    0


    7959479          286/286             F           68,000.00         ZZ
                                         360         67,896.20          1
                                       7.375            469.66         70
                                       7.125            469.66
1


    ALIQUIPPA        PA   15001          1            06/07/02         00
    1331173                              05           08/01/02          0
    1331173                              N            07/01/32
    0


    7959483          286/286             F           62,000.00         ZZ
                                         360         61,679.68          1
                                       7.625            438.84         60
                                       7.375            438.84
    DOVER            DE   19904          5            01/18/02         00
    550524                               05           03/01/02          0
    550524                               N            02/01/32
    0


    7959485          286/286             F          128,800.00         ZZ
                                         360        128,603.38          1
                                       7.375            889.59         80
                                       7.125            889.59
    MARIETTA         GA   30062          5            06/24/02         00
    1308370                              05           08/01/02          0
    1308370                              N            07/01/32
    0


    7959487          286/286             F           42,300.00         ZZ
                                         360         42,243.03          1
                                       8.000            310.39         90
                                       7.750            310.39
    INDIANAPOLIS     IN   46218          2            06/21/02         11
    1314454                              05           08/01/02         30
    1314454                              N            07/01/32
    0


    7959493          286/286             F           64,700.00         ZZ
                                         360         64,610.65          1
                                       7.875            469.12         90
                                       7.625            469.12
    ST PETERSBURG    FL   33710          1            06/14/02         11
    1344835                              05           08/01/02         25
    1344835                              N            07/01/32
    0


    7959499          286/286             F          132,300.00         ZZ
                                         360        132,103.00          1
                                       7.500            925.07         90
                                       7.250            925.07
    MT PROSPECT      IL   60056          1            06/11/02         12
    1308850                              01           08/01/02         25
    1308850                              N            07/01/32
    0
1




    7959501          286/286             F           85,600.00         ZZ
                                         360         85,337.03          3
                                       7.375            591.22         80
                                       7.125            591.22
    CRAFTON          PA   15205          1            04/05/02         00
    104139                               05           06/01/02          0
    104139                               N            05/01/32
    0


    7959503          286/286             F           79,200.00         ZZ
                                         360         79,072.94          1
                                       7.125            533.59         80
                                       6.875            533.59
    ARLINGTON        TX   76016          1            06/21/02         00
    1329522                              05           08/01/02          0
    1329522                              N            07/01/32
    0


    7959505          286/286             F           54,400.00         ZZ
                                         360         54,357.56          1
                                       7.250            371.11         80
                                       7.000            371.11
    WARREN           MI   48089          5            07/02/02         00
    1309418                              05           09/01/02          0
    1309418                              N            08/01/32
    0


    7959507          286/286             F          140,000.00         ZZ
                                         360        139,888.04          1
                                       7.125            943.21         72
                                       6.875            943.21
    GERMANTOWN       MD   20874          5            07/12/02         00
    1359943                              03           09/01/02          0
    1359943                              N            08/01/32
    0


    7959509          286/286             F          117,000.00         ZZ
                                         360        116,825.78          1
                                       7.500            818.09         90
                                       7.250            818.09
    MINNEAPOLIS      MN   55410          1            06/17/02         14
    1329284                              01           08/01/02         25
    1329284                              N            07/01/32
    0


    7959511          286/286             F          124,000.00         ZZ
                                         360        123,810.70          1
1


                                       7.375            856.44         80
                                       7.125            856.44
    MAREITTA         GA   30066          5            06/24/02         00
    1270716                              05           08/01/02          0
    1270716                              N            07/01/32
    0


    7959515          286/286             F           53,400.00         ZZ
                                         360         53,320.47          1
                                       7.500            373.39         69
                                       7.250            373.39
    NORMAL           IL   61761          2            06/11/02         00
    1302793                              05           08/01/02          0
    1302793                              N            07/01/32
    0


    7959521          286/286             F           34,200.00         ZZ
                                         360         34,164.93          1
                                       8.125            253.94         90
                                       7.875            253.94
    CRANDALL         IN   47114          1            07/03/02         11
    1336758                              05           09/01/02         25
    1336758                              N            08/01/32
    0


    7959525          286/286             F           24,240.00         ZZ
                                         360         24,206.53          1
                                       7.875            175.76         80
                                       7.625            175.76
    ANDERSON         IN   46012          1            07/01/02         00
    1360186                              05           08/01/02          0
    1360186                              N            07/01/32
    0


    7959529          286/286             F           85,000.00         ZZ
                                         360         84,935.33          1
                                       7.375            587.07         80
                                       7.125            587.07
    SPRING           TX   77388          1            07/02/02         00
    1373732                              03           09/01/02          0
    1373732                              N            08/01/32
    0


    7959531          286/286             F           54,700.00         ZZ
                                         360         54,618.54          1
                                       7.500            382.48         63
                                       7.250            382.48
    BEECH GROVE      IN   46107          2            06/26/02         00
    1359930                              05           08/01/02          0
1


    1359930                              N            07/01/32
    0


    7959533          286/286             F           80,800.00         ZZ
                                         360         80,679.69          3
                                       7.500            564.97         77
                                       7.250            564.97
    CANTON           OH   44708          1            06/13/02         00
    1310018                              05           08/01/02          0
    1310018                              N            07/01/32
    0


    7959535          286/286             F          160,000.00         ZZ
                                         360        159,878.25          1
                                       7.375          1,105.08         75
                                       7.125          1,105.08
    INDIANAPOLIS     IN   46236          2            07/12/02         00
    1359601                              05           09/01/02          0
    1359601                              N            08/01/32
    0


    7959541          286/286             F          102,500.00         ZZ
                                         360        102,270.38          4
                                       7.500            716.69         75
                                       7.250            716.69
    GRAND PRARIE     TX   75051          1            05/17/02         00
    1344747                              05           07/01/02          0
    1344747                              N            06/01/32
    0


    7959543          286/286             F           26,000.00         ZZ
                                         360         25,871.42          1
                                       8.250            195.33         52
                                       7.875            195.33
    ST ANNE          IL   60964          2            01/30/02         00
    900544                               05           03/01/02          0
    900544                               N            02/01/32
    0


    7959545          286/286             F           62,000.00         ZZ
                                         360         61,907.67          1
                                       7.500            433.52         73
                                       7.250            433.52
    GASTONIA         NC   28054          2            06/14/02         00
    1328122                              05           08/01/02          0
    1328122                              N            07/01/32
    0


1


    7959547          286/286             F           68,000.00         ZZ
                                         360         67,898.74          1
                                       7.500            475.47         80
                                       7.250            475.47
    GASTONIA         NC   28054          5            06/14/02         00
    1342166                              05           08/01/02          0
    1342166                              N            07/01/32
    0


    7959549          286/286             F           53,000.00         ZZ
                                         360         52,921.07          1
                                       7.500            370.59         64
                                       7.250            370.59
    GASTONIA         NC   28054          5            06/14/02         00
    1342175                              05           08/01/02          0
    1342175                              N            07/01/32
    0


    7959551          286/286             F           53,000.00         ZZ
                                         360         52,921.07          1
                                       7.500            370.59         71
                                       7.250            370.59
    GASTONIA         NC   28052          5            06/14/02         00
    1342181                              05           08/01/02          0
    1342181                              N            07/01/32
    0


    7959553          286/286             F           64,000.00         ZZ
                                         360         63,904.70          1
                                       7.500            447.50         80
                                       7.250            447.50
    GASTONIA         NC   28052          5            06/14/02         00
    1343747                              05           08/01/02          0
    1343747                              N            07/01/32
    0


    7959555          286/286             F           98,100.00         ZZ
                                         360         97,961.08          2
                                       7.750            702.80         90
                                       7.500            702.80
    VALRICO          FL   33594          1            06/27/02         11
    1344819                              05           08/01/02         25
    1344819                              N            07/01/32
    0


    7959559          286/286             F           49,600.00         ZZ
                                         360         49,526.13          1
                                       7.500            346.82         65
                                       7.250            346.82
1


    PORTSMOUTH       VA   23701          5            06/12/02         00
    1321650                              05           08/01/02          0
    1321650                              N            07/01/32
    0


    7959577          286/286             F           46,800.00         ZZ
                                         360         46,733.71          1
                                       7.750            335.29         90
                                       7.500            335.29
    WASHINGTON       DC   20020          1            06/11/02         11
    1304385                              01           08/01/02         25
    1304385                              N            07/01/32
    0


    7959579          286/286             F           41,250.00         ZZ
                                         360         41,188.57          1
                                       7.500            288.43         74
                                       7.250            288.43
    LOUISVILLE       KY   40204          5            06/19/02         00
    1353291                              05           08/01/02          0
    1353291                              N            07/01/32
    0


    7959583          286/286             F           63,000.00         ZZ
                                         360         62,857.99          2
                                       7.875            456.80         90
                                       7.625            456.80
    AKRON            OH   44307          1            06/21/02         21
    1309491                              05           08/01/02         25
    1309491                              N            07/01/32
    0


    7959587          286/286             F           50,000.00         ZZ
                                         360         49,772.11          2
                                       8.250            375.64         39
                                       7.875            375.64
    MESA             AZ   85205          2            01/17/02         00
    957086                               05           03/01/02          0
    957086                               N            02/01/32
    0


    7959591          286/286             F           54,000.00         ZZ
                                         360         53,963.76          1
                                       8.000            396.23         85
                                       7.750            396.23
    VAIL             AZ   85641          1            07/11/02         12
    1396146                              27           09/01/02         12
    1396146                              N            08/01/32
    0
1




    7959593          286/286             F           50,400.00         ZZ
                                         360         50,366.18          1
                                       8.000            369.82         90
                                       7.750            369.82
    LEAVENWORTH      KS   66048          1            07/11/02         11
    1396160                              05           09/01/02         25
    1396160                              N            08/01/32
    0


    7959597          286/286             F           52,650.00         ZZ
                                         360         52,614.67          1
                                       8.000            386.33         90
                                       7.750            386.33
    LEAVENWORTH      KS   66048          1            07/16/02         11
    1396164                              05           09/01/02         25
    1396164                              N            08/01/32
    0


    7959599          286/286             F           20,115.00         ZZ
                                         360         20,036.67          1
                                       8.250            151.12         90
                                       7.875            151.12
    FLINT            MI   48505          1            03/04/02         11
    1030523                              05           04/01/02         25
    1030523                              N            03/01/32
    0


    7959605          286/286             F          144,900.00         ZZ
                                         360        144,795.12          1
                                       7.625          1,025.60         90
                                       7.375          1,025.60
    EDISON           NJ   08820          1            07/09/02         12
    1028509                              01           09/01/02         25
    1028509                              N            08/01/32
    0


    7959607          286/286             F           50,000.00         ZZ
                                         360         49,962.89          1
                                       7.500            349.61         63
                                       7.250            349.61
    SCOTTVILLE       MI   49454          1            07/12/02         00
    1317431                              05           09/01/02          0
    1317431                              N            08/01/32
    0


    7959609          286/286             F           61,650.00         ZZ
                                         360         61,566.98          1
1


                                       8.000            452.37         73
                                       7.750            452.37
    PHILADEPHIA      PA   19129          2            06/24/02         00
    1302575                              05           08/01/02          0
    1302575                              N            07/01/32
    0


    7959615          286/286             F          112,000.00         ZZ
                                         360        111,845.33          1
                                       7.875            812.08         80
                                       7.625            812.08
    SAINT PAUL       MN   55107          5            06/14/02         00
    1319773                              05           08/01/02          0
    1319773                              N            07/01/32
    0


    7959623          286/286             F           63,200.00         ZZ
                                         360         63,098.60          1
                                       7.125            425.80         80
                                       6.875            425.80
    CANTON           OH   44703          2            06/28/02         00
    1331730                              05           08/01/02          0
    1331730                              N            07/01/32
    0


    7959629          286/286             F          108,000.00         ZZ
                                         360        107,826.75          1
                                       7.125            727.62         80
                                       6.875            727.62
    GILBERT          AZ   85233          1            06/25/02         00
    1359531                              05           08/01/02          0
    1359531                              N            07/01/32
    0


    7959631          286/286             F           93,500.00         ZZ
                                         360         93,307.26          1
                                       7.375            645.79         80
                                       7.125            645.79
    DAYTON           OH   45419          1            06/14/02         00
    1314367                              05           08/01/02          0
    1314367                              N            07/01/32
    0


    7959637          286/286             F           65,000.00         ZZ
                                         360         64,917.32          1
                                       7.125            437.92         79
                                       6.875            437.92
    TEMPERANCE       MI   48182          5            07/23/02         00
    1372574                              05           09/01/02          0
1


    1372574                              N            08/01/32
    0


    7959639          286/286             F           59,850.00         ZZ
                                         360         59,767.35          1
                                       7.875            433.96         90
                                       7.625            433.96
    TRENTON          NJ   08650          1            06/28/02         04
    1319952                              05           08/01/02         25
    1319952                              N            07/01/32
    0


    7959643          286/286             F           42,250.00         ZZ
                                         360         42,185.48          1
                                       7.375            291.82         71
                                       7.125            291.82
    FT WAYNE         IN   46803          5            06/07/02         00
    1294462                              05           08/01/02          0
    1294462                              N            07/01/32
    0


    7959647          286/286             F          221,500.00         ZZ
                                         360        220,991.24          1
                                       7.375          1,529.85         80
                                       7.125          1,529.85
    MORTON GROVE     IL   60053          1            05/23/02         00
    104775                               05           07/01/02          0
    104775                               N            06/01/32
    0


    7959649          286/286             F          104,000.00         ZZ
                                         360        102,846.62          3
                                       7.375            718.31         80
                                       7.125            718.31
    WAUSEON          OH   43567          5            06/29/01         00
    404833                               05           08/01/01          0
    404833                               N            07/01/31
    0


    7959651          286/286             F           46,900.00         ZZ
                                         360         46,867.72          2
                                       7.875            340.06         75
                                       7.625            340.06
    FORT WAYNE       IN   46808          5            07/05/02         00
    1388363                              05           09/01/02          0
    1388363                              N            08/01/32
    0


1


    7959653          286/286             F          216,000.00         ZZ
                                         360        215,678.38          2
                                       7.500          1,510.31         80
                                       7.250          1,510.31
    CHICAGO          IL   60639          5            06/21/02         00
    1373929                              05           08/01/02          0
    1373929                              N            07/01/32
    0


    7959655          286/286             F          250,000.00         ZZ
                                         360        249,809.77          2
                                       7.375          1,726.69         61
                                       7.125          1,726.69
    ANN ARBOR        MI   48104          5            07/11/02         00
    1332118                              05           09/01/02          0
    1332118                              N            08/01/32
    0


    7959659          286/286             F           40,400.00         ZZ
                                         360         40,141.13          1
                                       8.125            299.97         90
                                       7.875            299.97
    COVINGTON        KY   41011          1            07/02/02         11
    1079884                              05           08/01/02         25
    1079884                              N            07/01/32
    0


    7959661          286/286             F           74,400.00         ZZ
                                         360         74,289.21          1
                                       7.500            520.22         80
                                       7.250            520.22
    DELTONA          FL   32738          5            06/28/02         00
    1375690                              05           08/01/02          0
    1375690                              N            07/01/32
    0


    7959663          286/286             F          191,500.00         ZZ
                                         360        191,141.13          4
                                       7.375          1,322.65         75
                                       7.125          1,322.65
    CENTREVILLE      MD   21617          1            06/17/02         00
    1327283                              05           08/01/02          0
    1327283                              N            07/01/32
    0


    7959665          286/286             F           65,250.00         ZZ
                                         360         64,976.09          1
                                       7.875            473.11         90
                                       7.625            473.11
1


    FROSTBURG        MD   21532          1            02/15/02         12
    1003685                              05           04/01/02         25
    1003685                              N            03/01/32
    0


    7959667          286/286             F           51,750.00         ZZ
                                         360         51,532.75          1
                                       7.875            375.23         90
                                       7.625            375.23
    FROSTBURG        MD   21532          1            02/15/02         12
    1003695                              05           04/01/02         25
    1003695                              N            03/01/32
    0


    7959673          286/286             F          117,750.00         ZZ
                                         360        117,660.39          1
                                       7.375            813.28         75
                                       7.125            813.28
    INDIANAPOLIS     IN   46246          2            07/03/02         00
    1341123                              05           09/01/02          0
    1341123                              N            08/01/32
    0


    7959683          286/286             F          120,000.00         ZZ
                                         360        119,908.69          1
                                       7.375            828.81         67
                                       7.125            828.81
    LOUISVILLE       CO   80027          5            07/15/02         00
    1373593                              05           09/01/02          0
    1373593                              N            08/01/32
    0


    7959685          286/286             F           50,800.00         ZZ
                                         360         50,665.50          1
                                       7.500            355.21         80
                                       7.250            355.21
    MORAINE          OH   45439          1            06/17/02         00
    1330097                              05           08/01/02          0
    1330097                              N            07/01/32
    0


    7959689          286/286             F           59,500.00         ZZ
                                         360         59,406.59          1
                                       7.250            405.90         67
                                       7.000            405.90
    DELRAY BEACH     FL   33483          1            06/28/02         00
    1342565                              01           08/01/02          0
    1342565                              N            07/01/32
    0
1




    7959693          286/286             F          124,000.00         ZZ
                                         360        123,824.40          2
                                       7.750            888.35         80
                                       7.500            888.35
    TUCSON           AZ   85719          1            06/10/02         00
    1342551                              05           08/01/02          0
    1342551                              N            07/01/32
    0


    7959695          286/286             F           68,000.00         ZZ
                                         360         67,896.20          1
                                       7.375            469.66         70
                                       7.125            469.66
    WILLOW SPRINGS   IL   60480          5            06/25/02         00
    1334367                              01           08/01/02          0
    1334367                              N            07/01/32
    0


    7959703          286/286             F          132,150.00         ZZ
                                         360        131,897.85          1
                                       7.250            901.50         90
                                       7.000            901.50
    SCOTTSDALE       AZ   85259          1            06/27/02         11
    1343203                              01           08/01/02         25
    1343203                              N            07/01/32
    0


    7959707          286/286             F           54,800.00         ZZ
                                         360         54,716.35          1
                                       7.375            378.49         80
                                       7.125            378.49
    ACWORTH          GA   30101          1            06/14/02         00
    1315705                              05           08/01/02          0
    1315705                              N            07/01/32
    0


    7959709          286/286             F           75,600.00         ZZ
                                         360         75,487.43          2
                                       7.500            528.61         90
                                       7.250            528.61
    LITITZ           PA   17543          1            07/01/02         12
    1335576                              05           08/01/02         25
    1335576                              N            07/01/32
    0


    7959711          286/286             F           57,600.00         ZZ
                                         360         57,516.36          1
1


                                       7.625            407.69         80
                                       7.375            407.69
    THORNDALE        TX   76577          5            06/21/02         00
    1303713                              05           08/01/02          0
    1303713                              N            07/01/32
    0


    7959713          286/286             F           57,600.00         ZZ
                                         360         57,524.38          1
                                       8.125            427.68         78
                                       7.875            427.68
    NEWTON           KS   67114          2            06/28/02         00
    1342604                              05           08/01/02          0
    1342604                              N            07/01/32
    0


    7959715          286/286             F           72,000.00         ZZ
                                         360         71,824.56          1
                                       7.750            515.82         90
                                       7.500            515.82
    COLUMBUS         IN   47201          1            06/13/02         21
    1282172                              05           08/01/02         25
    1282172                              N            07/01/32
    0


    7959717          286/286             F           67,443.00         ZZ
                                         360         67,347.49          1
                                       7.750            483.17         71
                                       7.500            483.17
    ATLANTA          IN   46031          2            06/18/02         00
    1337588                              05           08/01/02          0
    1337588                              N            07/01/32
    0


    7959719          286/286             F           51,225.00         ZZ
                                         360         51,152.44          1
                                       7.750            366.99         78
                                       7.500            366.99
    SHERIDAN         IN   46069          2            06/18/02         00
    1337708                              05           08/01/02          0
    1337708                              N            07/01/32
    0


    7959723          286/286             F           31,500.00         ZZ
                                         360         31,475.47          1
                                       8.000            231.14         90
                                       7.750            231.14
    NORWALK          OH   44857          1            07/12/02         10
    1292458                              05           09/01/02         25
1


    1292458                              N            08/01/32
    0


    7959725          286/286             F          171,450.00         ZZ
                                         360        171,207.20          1
                                       7.750          1,228.29         90
                                       7.500          1,228.29
    ORLANDO          FL   32828          1            06/17/02         10
    1333805                              03           08/01/02         25
    1333805                              N            07/01/32
    0


    7959729          286/286             F           52,000.00         ZZ
                                         360         51,924.48          1
                                       7.625            368.06         70
                                       7.375            368.06
    INDIANAPOLIS     IN   46222          5            06/19/02         00
    1345063                              05           08/01/02          0
    1345063                              N            07/01/32
    0


    7959731          286/286             F           25,200.00         ZZ
                                         360         25,156.01          1
                                       7.875            182.72         90
                                       7.625            182.72
    FLINT            MI   48506          1            06/27/02         11
    1347825                              05           08/01/02         25
    1347825                              N            07/01/32
    0


    7959735          286/286             F           47,200.00         ZZ
                                         360         47,109.69          1
                                       7.125            318.00         80
                                       6.875            318.00
    BEECH GROVE      IN   46107          1            06/07/02         00
    1344863                              05           08/01/02          0
    1344863                              N            07/01/32
    0


    7959737          286/286             F          200,700.00         ZZ
                                         360        200,436.53          1
                                       8.125          1,490.20         90
                                       7.875          1,490.20
    BURLINGTON       MA   01803          1            06/12/02         11
    1342384                              05           08/01/02         25
    1342384                              N            07/01/32
    0


1


    7959739          286/286             F           54,600.00         ZZ
                                         360         54,524.60          1
                                       7.875            395.89         70
                                       7.625            395.89
    DETROIT          MI   48216          5            06/17/02         00
    1340120                              05           08/01/02          0
    1340120                              N            07/01/32
    0


    7959743          286/286             F          160,000.00         ZZ
                                         360        159,755.73          2
                                       7.375          1,105.09         67
                                       7.125          1,105.09
    CARTERET         NJ   07008          2            06/28/02         00
    596828                               05           08/01/02          0
    596828                               N            07/01/32
    0


    7959745          286/286             F          180,240.00         ZZ
                                         360        179,991.10          2
                                       7.875          1,306.87         80
                                       7.625          1,306.87
    MINNEAPOLIS      MN   55414          1            06/07/02         00
    1332200                              05           08/01/02          0
    1332200                              N            07/01/32
    0


    7959747          286/286             F           73,600.00         ZZ
                                         360         73,481.93          1
                                       7.125            495.86         80
                                       6.875            495.86
    COLUMBUS         OH   43235          1            06/27/02         00
    1354638                              05           08/01/02          0
    1354638                              N            07/01/32
    0


    7959749          286/286             F          110,200.00         ZZ
                                         360        110,035.91          1
                                       7.500            770.54         49
                                       7.250            770.54
    MCLEAN           VA   22102          2            06/19/02         00
    1318292                              06           08/01/02          0
    1318292                              N            07/01/32
    0


    7959751          286/286             F           37,400.00         ZZ
                                         360         37,341.46          1
                                       7.250            255.14         85
                                       7.000            255.14
1


    TOLEDO           OH   43608          5            06/12/02         12
    1306582                              05           08/01/02         12
    1306582                              N            07/01/32
    0


    7959759          286/286             F           84,000.00         ZZ
                                         360         83,874.93          1
                                       7.500            587.34         80
                                       7.250            587.34
    RINCON           GA   31326          2            06/10/02         00
    1337752                              05           08/01/02          0
    1337752                              N            07/01/32
    0


    7959761          286/286             F          287,900.00         ZZ
                                         360        287,460.53          1
                                       7.375          1,988.45         90
                                       7.125          1,988.45
    HOBOKEN          NJ   07030          1            06/26/02         14
    1326629                              01           08/01/02         25
    1326629                              N            07/01/32
    0


    7959765          286/286             F           36,000.00         ZZ
                                         360         35,949.02          1
                                       7.750            257.91         90
                                       7.500            257.91
    INDIANAPOLIS     IN   46224          1            07/02/02         12
    1385380                              03           08/01/02         25
    1385380                              N            07/01/32
    0


    7959767          286/286             F           58,500.00         ZZ
                                         360         58,457.66          1
                                       7.625            414.06         75
                                       7.375            414.06
    TOLEDO           OH   43612          5            07/19/02         00
    1338416                              05           09/01/02          0
    1338416                              N            08/01/32
    0


    7959769          286/286             F           40,500.00         ZZ
                                         360         40,444.06          2
                                       7.875            293.66         90
                                       7.625            293.66
    CAMDEN           NJ   08104          1            06/21/02         10
    1270105                              05           08/01/02         25
    1270105                              N            07/01/32
    0
1




    7959773          286/286             F           43,200.00         ZZ
                                         360         43,103.19          1
                                       7.500            302.07         80
                                       7.250            302.07
    BRUNSWICK        GA   31520          5            05/07/02         00
    1264337                              05           07/01/02          0
    1264337                              N            06/01/32
    0


    7959775          286/286             F           72,000.00         ZZ
                                         360         71,903.04          1
                                       8.000            528.32         80
                                       7.750            528.32
    CHESAPEAKE       VA   23322          1            06/26/02         00
    1321593                              05           08/01/02          0
    1321593                              N            07/01/32
    0


    7959777          286/286             F           26,100.00         ZZ
                                         360         26,025.62          1
                                       7.750            186.98         90
                                       7.500            186.98
    AMARILLO         TX   79106          1            05/10/02         21
    1333268                              05           07/01/02         25
    1333268                              N            06/01/32
    0


    7959779          286/286             F           45,000.00         ZZ
                                         360         44,969.02          1
                                       7.875            326.29         79
                                       7.625            326.29
    NEW CASTLE       IN   47362          2            07/18/02         00
    1356367                              05           09/01/02          0
    1356367                              N            08/01/32
    0


    7959781          286/286             F          188,000.00         ZZ
                                         360        187,733.76          2
                                       7.750          1,346.86         80
                                       7.500          1,346.86
    BRADLEY BEACH    NJ   07720          1            06/18/02         00
    1308134                              05           08/01/02          0
    1308134                              N            07/01/32
    0


    7959783          286/286             F           49,500.00         ZZ
                                         360         49,401.05          2
1


                                       8.000            363.22         90
                                       7.750            363.22
    INDIANAPOLIS     IN   46203          1            06/06/02         12
    1324655                              05           08/01/02         25
    1324655                              N            07/01/32
    0


    7959785          286/286             F          150,000.00         ZZ
                                         360        149,885.85          1
                                       7.375          1,036.02         61
                                       7.125          1,036.02
    HASLET           TX   76052          2            07/12/02         00
    1362774                              03           09/01/02          0
    1362774                              N            08/01/32
    0


    7959789          286/286             F           67,292.00         ZZ
                                         360         67,240.80          1
                                       7.375            464.77         90
                                       7.125            464.77
    CHARLOTTE        NC   28216          1            07/15/02         10
    1351240                              05           09/01/02         25
    1351240                              N            08/01/32
    0


    7959791          286/286             F          198,900.00         ZZ
                                         360        198,625.32          1
                                       7.875          1,442.17         90
                                       7.625          1,442.17
    LEES SUMMIT      MO   64082          2            07/02/02         11
    1063056                              05           08/01/02         25
    1063056                              N            07/01/32
    0


    7959793          286/286             F          185,400.00         ZZ
                                         360        185,123.94          1
                                       7.500          1,296.35         90
                                       7.250          1,296.35
    LEES SUMMIT      MO   64082          2            07/03/02         11
    1353989                              05           08/01/02         25
    1353989                              N            07/01/32
    0


    7959795          286/286             F          238,500.00         ZZ
                                         360        238,170.64          2
                                       7.875          1,729.30         90
                                       7.625          1,729.30
    CHICAGO          IL   60647          1            06/26/02         12
    1300809                              05           08/01/02         25
1


    1300809                              N            07/01/32
    0


    7959799          286/286             F          139,500.00         ZZ
                                         360        139,287.05          1
                                       7.375            963.49         87
                                       7.125            963.49
    PEORIA           AZ   85381          2            06/24/02         10
    1374441                              05           08/01/02         25
    1374441                              N            07/01/32
    0


    7959809          286/286             F           81,500.00         ZZ
                                         360         81,436.42          1
                                       7.250            555.98         86
                                       7.000            555.98
    FREDERICK        MD   21703          1            07/19/02         12
    893707                               03           09/01/02         25
    893707                               N            08/01/32
    0


    7959813          286/286             F          168,800.00         ZZ
                                         360        167,884.15          3
                                       7.375          1,165.86         80
                                       7.125          1,165.86
    EAST GREENWICH   RI   02818          2            01/11/02         00
    890562                               05           03/01/02          0
    890562                               N            02/01/32
    0


    7959817          286/286             F          200,000.00         ZZ
                                         360        199,840.06          2
                                       7.125          1,347.44         80
                                       6.875          1,347.44
    SALISBURY        MA   01952          1            07/10/02         00
    1099513                              05           09/01/02          0
    1099513                              N            08/01/32
    0


    7959819          286/286             F           47,610.00         ZZ
                                         360         47,529.05          2
                                       8.125            353.51         90
                                       7.875            353.51
    PHILADELPHIA     PA   19135          1            06/20/02         10
    1352205                              05           08/01/02         25
    1352205                              N            07/01/32
    0


1


    7959821          286/286             F          280,000.00         ZZ
                                         360        279,802.37          2
                                       7.750          2,005.96         66
                                       7.500          2,005.96
    CRANSTON         RI   02905          1            07/11/02         00
    1395226                              05           09/01/02          0
    1395226                              N            08/01/32
    0


    7959823          286/286             F          228,000.00         ZZ
                                         360        227,651.95          1
                                       7.375          1,574.74         80
                                       7.125          1,574.74
    BOZEMAN          MT   59715          1            06/20/02         00
    1318354                              05           08/01/02          0
    1318354                              N            07/01/32
    0


    7959825          286/286             F          273,500.00         ZZ
                                         360        273,131.74          2
                                       8.000          2,006.85         85
                                       7.750          2,006.85
    NEW ORLEANS      LA   70448          2            06/29/02         10
    1362088                              05           08/01/02         25
    1362088                              N            07/01/32
    0


    7959829          286/286             F           72,000.00         ZZ
                                         360         71,887.32          1
                                       7.250            491.17         80
                                       7.000            491.17
    BLUE RIDGE       TX   75424          2            06/26/02         00
    1332225                              27           08/01/02          0
    1332225                              N            07/01/32
    0


    7959831          286/286             F           45,000.00         ZZ
                                         360         44,929.58          1
                                       7.250            306.98         90
                                       7.000            306.98
    GLOUCESTER TOWN  NJ   08012          1            06/10/02         12
    1289129                              03           08/01/02         25
    1289129                              N            07/01/32
    0


    7959835          286/286             F          244,000.00         ZZ
                                         360        243,636.69          2
                                       7.500          1,706.09         55
                                       7.250          1,706.09
1


    SOMERVILLE       MA   02144          1            06/28/02         00
    1056758                              05           08/01/02          0
    1056758                              N            07/01/32
    0


    7959847          286/286             F           35,700.00         ZZ
                                         360         35,674.80          1
                                       7.750            255.76         84
                                       7.500            255.76
    PHILADELPHIA     PA   19124          2            07/18/02         12
    1393895                              05           09/01/02         12
    1393895                              N            08/01/32
    0


    7959849          286/286             F          393,000.00         ZZ
                                         360        392,668.99          3
                                       7.375          2,714.36         61
                                       7.125          2,714.36
    BRIGHTON         MA   02135          2            07/19/02         00
    1377938                              05           09/01/02          0
    1377938                              N            08/01/32
    0


    7959851          286/286             F           45,000.00         ZZ
                                         360         44,934.33          1
                                       8.125            334.13         90
                                       7.875            334.13
    CONKLIN          NY   13748          1            06/11/02         14
    1291506                              05           08/01/02         25
    1291506                              N            07/01/32
    0


    7959855          286/286             F          168,000.00         ZZ
                                         360        167,887.27          1
                                       8.000          1,232.73         80
                                       7.750          1,232.73
    EUGENE           OR   97403          1            07/01/02         00
    1388119                              05           09/01/02          0
    1388119                              N            08/01/32
    0


    7959859          286/286             F           40,600.00         ZZ
                                         360         40,489.38          1
                                       7.500            283.89         70
                                       7.250            283.89
    CAMDEN           NJ   08105          5            06/19/02         00
    1323778                              05           08/01/02          0
    1323778                              N            07/01/32
    0
1




    7959861          286/286             F           95,200.00         ZZ
                                         360         95,129.34          4
                                       7.500            665.66         70
                                       7.250            665.66
    OWENSBORO        KY   42301          5            07/17/02         00
    1325722                              05           09/01/02          0
    1325722                              N            08/01/32
    0


    7959863          286/286             F           95,200.00         ZZ
                                         360         95,129.34          4
                                       7.500            665.66         70
                                       7.250            665.66
    OWENSBORO        KY   42301          5            07/17/02         00
    1325774                              05           09/01/02          0
    1325774                              N            08/01/32
    0


    7959865          286/286             F           95,200.00         ZZ
                                         360         95,129.34          4
                                       7.500            665.66         70
                                       7.250            665.66
    OWENSBORO        KY   42301          5            07/17/02         00
    1325783                              05           09/01/02          0
    1325783                              N            08/01/32
    0


    7959867          286/286             F           95,200.00         ZZ
                                         360         95,129.34          4
                                       7.500            665.66         70
                                       7.250            665.66
    OWENSBORO        KY   42301          5            07/17/02         00
    1325880                              05           09/01/02          0
    1325880                              N            08/01/32
    0


    7959869          286/286             F          110,600.00         ZZ
                                         360        110,517.91          4
                                       7.500            773.34         70
                                       7.250            773.34
    OWENSBORO        KY   42301          5            07/15/02         00
    1327258                              05           09/01/02          0
    1327258                              N            08/01/32
    0


    7959871          286/286             F          110,600.00         ZZ
                                         360        110,517.91          4
1


                                       7.500            773.34         70
                                       7.250            773.34
    OWENSBORO        KY   42301          5            07/15/02         00
    1327269                              05           09/01/02          0
    1327269                              N            08/01/32
    0


    7959873          286/286             F          110,600.00         ZZ
                                         360        110,517.91          4
                                       7.500            773.34         70
                                       7.250            773.34
    OWENSBORO        KY   42301          5            07/15/02         00
    1327287                              05           09/01/02          0
    1327287                              N            08/01/32
    0


    7959875          286/286             F          110,600.00         ZZ
                                         360        110,517.91          4
                                       7.500            773.34         70
                                       7.250            773.34
    OWENSBORO        KY   42301          5            07/15/02         00
    1327304                              05           09/01/02          0
    1327304                              N            08/01/32
    0


    7959877          286/286             F          208,500.00         ZZ
                                         360        208,197.20          1
                                       7.625          1,475.76         75
                                       7.375          1,475.76
    ATLANTA          GA   30339          1            06/26/02         00
    1353038                              05           08/01/02          0
    1353038                              N            07/01/32
    0


    7959881          286/286             F          148,000.00         ZZ
                                         360        144,527.00          4
                                       7.750          1,060.30         80
                                       7.500          1,060.30
    DAYTON           OH   45405          1            05/08/02         00
    1097822                              05           07/01/02          0
    1097822                              N            06/01/32
    0


    7959883          286/286             F          194,809.00         ZZ
                                         360        194,526.10          2
                                       7.625          1,378.85         90
                                       7.375          1,378.85
    PLATTE CITY      MO   64079          1            06/28/02         11
    1372002                              05           08/01/02         25
1


    1372002                              N            07/01/32
    0


    7959885          286/286             F           90,000.00         ZZ
                                         360         89,931.51          1
                                       7.375            621.61         80
                                       7.125            621.61
    CARMEL           IN   46032          5            07/03/02         00
    1380610                              05           09/01/02          0
    1380610                              N            08/01/32
    0


    7959887          286/286             F          138,320.00         ZZ
                                         360        138,217.34          2
                                       7.500            967.16         80
                                       7.250            967.16
    ELIZABETH        NJ   07208          1            07/23/02         00
    1354749                              05           09/01/02          0
    1354749                              N            08/01/32
    0


    7959889          286/286             F          129,600.00         ZZ
                                         360        128,853.49          1
                                       7.125            873.14         80
                                       6.875            873.14
    TEMPE            AZ   85282          1            06/11/02         00
    1323469                              05           08/01/02          0
    1323469                              N            07/01/32
    0


    7959891          286/286             F          224,000.00         ZZ
                                         360        223,649.45          3
                                       7.250          1,528.08         80
                                       7.000          1,528.08
    LOWELL           MA   01854          1            07/01/02         00
    1086201                              05           08/01/02          0
    1086201                              N            07/01/32
    0


    7959893          286/286             F          159,320.00         ZZ
                                         360        133,923.13          1
                                       7.375          1,100.39         70
                                       7.125          1,100.39
    LONG BRANCH      NJ   07740          5            06/19/02         00
    1329330                              05           08/01/02          0
    1329330                              N            07/01/32
    0


1


    7959895          286/286             F           82,400.00         ZZ
                                         360         82,271.03          2
                                       7.250            562.12         80
                                       7.000            562.12
    HARRISON         ME   04040          1            06/10/02         00
    1311224                              05           08/01/02          0
    1311224                              N            07/01/32
    0


    7959897          286/286             F           45,000.00         ZZ
                                         360         44,929.58          1
                                       7.250            306.98         90
                                       7.000            306.98
    LEXINGTON        KY   40502          1            06/27/02         11
    1086364                              05           08/01/02         25
    1086364                              N            07/01/32
    0


    7959899          286/286             F          181,600.00         ZZ
                                         360        180,520.32          4
                                       7.375          1,254.27         80
                                       7.125          1,254.27
    BUCKLEY          WA   98321          1            06/03/02         00
    1310468                              05           08/01/02          0
    1310468                              N            07/01/32
    0


    7959901          286/286             F          181,600.00         ZZ
                                         360        180,527.10          2
                                       7.500          1,269.78         80
                                       7.250          1,269.78
    BUCKLEY          WA   98321          1            06/04/02         00
    1315607                              05           08/01/02          0
    1315607                              N            07/01/32
    0


    7959905          286/286             F          205,600.00         ZZ
                                         360        205,284.71          1
                                       7.500          1,437.59         80
                                       7.250          1,437.59
    WOODBRIDGE       VA   22192          5            06/20/02         00
    1331972                              03           08/01/02          0
    1331972                              N            07/01/32
    0


    7959907          286/286             F           63,900.00         ZZ
                                         360         63,760.34          1
                                       7.625            452.29         90
                                       7.375            452.29
1


    MURRIETA         CA   92563          1            05/20/02         14
    1298885                              01           07/01/02         25
    1298885                              N            06/01/32
    0


    7959909          286/286             F           80,250.00         ZZ
                                         360         80,124.41          1
                                       7.250            547.45         90
                                       7.000            547.45
    BLOOMINGTOM      IL   61701          1            06/28/02         10
    1349872                              05           08/01/02         25
    1349872                              N            07/01/32
    0


    7959911          286/286             F           54,900.00         ZZ
                                         360         54,824.17          1
                                       7.875            398.07         90
                                       7.625            398.07
    INDIANAPOLIS     IN   46201          1            07/03/02         21
    1380510                              05           08/01/02         25
    1380510                              N            07/01/32
    0


    7959913          286/286             F           33,600.00         ZZ
                                         360         33,576.87          1
                                       7.875            243.63         62
                                       7.625            243.63
    KOKOMO           IN   46901          5            07/12/02         00
    1385003                              05           09/01/02          0
    1385003                              N            08/01/32
    0


    7959915          286/286             F           31,500.00         ZZ
                                         360         31,478.32          1
                                       7.875            228.40         70
                                       7.625            228.40
    KOKOMO           IN   46901          5            07/12/02         00
    1385011                              05           09/01/02          0
    1385011                              N            08/01/32
    0


    7959919          286/286             F           40,500.00         ZZ
                                         360         40,442.64          1
                                       7.750            290.15         90
                                       7.500            290.15
    SHENANDOAH JUNC  WV   25442          1            06/17/02         10
    1358983                              05           08/01/02         25
    1358983                              N            07/01/32
    0
1




    7959923          286/286             F           98,400.00         ZZ
                                         360         98,326.97          1
                                       7.500            688.03         80
                                       7.250            688.03
    REYNOLDSBURG     OH   43068          1            07/16/02         00
    1393945                              05           09/01/02          0
    1393945                              N            08/01/32
    0


    7959925          286/286             F          106,400.00         ZZ
                                         360        106,241.59          1
                                       7.500            743.96         78
                                       7.250            743.96
    RICHMOND         VA   23229          1            07/03/02         00
    1299543                              05           08/01/02          0
    1299543                              N            07/01/32
    0


    7959929          286/286             F          252,500.00         ZZ
                                         360        252,124.04          4
                                       7.500          1,765.52         70
                                       7.250          1,765.52
    COLUMBUS         OH   43215          1            06/14/02         00
    1300731                              05           08/01/02          0
    1300731                              N            07/01/32
    0


    7959933          286/286             F          280,000.00         ZZ
                                         360        279,613.34          3
                                       7.875          2,030.20         66
                                       7.625          2,030.20
    YONKERS          NY   10703          5            06/28/02         00
    1373353                              05           08/01/02          0
    1373353                              N            07/01/32
    0


    7959937          286/286             F           70,650.00         ZZ
                                         360         70,600.13          1
                                       7.750            506.15         90
                                       7.500            506.15
    POUGHKEEPSIE     NY   12601          1            07/17/02         21
    1381821                              05           09/01/02         25
    1381821                              N            08/01/32
    0


    7959939          286/286             F          172,240.00         ZZ
                                         360        172,124.43          1
1


                                       8.000          1,263.84         90
                                       7.750          1,263.84
    NOVI             MI   48377          1            07/01/02         11
    816408                               05           09/01/02         25
    816408                               N            08/01/32
    0


    7959949          286/286             F           67,500.00         ZZ
                                         360         67,406.77          2
                                       7.875            489.43         90
                                       7.625            489.43
    PITTSBURGH       PA   15212          1            07/03/02         10
    1305968                              05           08/01/02         25
    1305968                              N            07/01/32
    0


    7959951          286/286             F           66,510.00         ZZ
                                         360         65,869.14          1
                                       7.500            465.05         90
                                       7.250            465.05
    NORFOLK          VA   23509          1            01/31/02         21
    972442                               05           03/01/02         25
    972442                               N            02/01/32
    0


    7959953          286/286             F          120,000.00         ZZ
                                         360        119,622.11          1
                                       7.250            818.62         80
                                       7.000            818.62
    TROY             OH   45373          5            04/08/02         00
    1021401                              05           06/01/02          0
    1021401                              N            05/01/32
    0


    7959957          286/286             F           27,600.00         ZZ
                                         360         27,561.17          1
                                       7.875            200.12         85
                                       7.625            200.12
    ALTON            IL   62002          5            06/21/02         11
    1321357                              05           08/01/02         12
    1321357                              N            07/01/32
    0


    7959965          286/286             F           29,250.00         ZZ
                                         360         29,071.02          1
                                       7.750            209.56         90
                                       7.500            209.56
    GRANBURY         TX   76049          1            06/12/02         04
    1352985                              03           08/01/02         25
1


    1352985                              N            07/01/32
    0


    7959967          286/286             F           73,600.00         ZZ
                                         360         73,484.81          1
                                       7.250            502.09         90
                                       7.000            502.09
    HOUSTON          TX   77064          1            06/28/02         11
    1381977                              03           08/01/02         25
    1381977                              N            07/01/32
    0


    7959969          286/286             F           82,800.00         ZZ
                                         360         82,736.99          1
                                       7.375            571.88         90
                                       7.125            571.88
    SPRING           TX   77373          1            07/17/02         10
    1384350                              03           09/01/02         30
    1384350                              N            08/01/32
    0


    7959972          E82/G02             F          221,000.00         ZZ
                                         360        219,821.37          4
                                       7.375          1,526.39         89
                                       7.125          1,526.39
    AUBURN           WA   98002          2            02/14/02         04
    0400577342                           05           04/01/02         25
    3927678                              N            03/01/32
    0


    7959973          286/286             F           30,150.00         ZZ
                                         360         30,128.72          1
                                       7.750            216.00         90
                                       7.500            216.00
    WICHITA          KS   67213          1            07/12/02         11
    1398167                              05           09/01/02         25
    1398167                              N            08/01/32
    0


    7959975          286/286             F          114,250.00         ZZ
                                         360        114,163.06          1
                                       7.375            789.10         90
                                       7.125            789.10
    GRAND JUNCTION   CO   81504          2            07/08/02         12
    1359878                              05           09/01/02         25
    1359878                              N            08/01/32
    0


1


    7959985          286/286             F          174,400.00         ZZ
                                         360        174,260.53          1
                                       7.125          1,174.97         80
                                       6.875          1,174.97
    CANONSBURG       PA   15317          5            07/18/02         00
    1326769                              05           09/01/02          0
    1326769                              N            08/01/32
    0


    7959993          286/286             F           47,250.00         ZZ
                                         360         47,216.65          1
                                       7.750            338.51         89
                                       7.500            338.51
    VIRGINIA BEACH   VA   23462          1            07/10/02         10
    1296434                              05           09/01/02         25
    1296434                              N            08/01/32
    0


    7959997          286/286             F          119,250.00         ZZ
                                         360        119,081.11          1
                                       7.750            854.33         90
                                       7.500            854.33
    PANAMA CITY BCH  FL   32408          1            06/14/02         10
    1345665                              01           08/01/02         25
    1345665                              N            07/01/32
    0


    7960001          286/286             F           89,000.00         ZZ
                                         360         88,860.72          1
                                       7.250            607.14         90
                                       7.000            607.14
    CORDOVA          TN   38018          1            06/11/02         10
    1344066                              05           08/01/02         25
    1344066                              N            07/01/32
    0


    7960013          286/286             F           31,300.00         ZZ
                                         360         31,275.57          1
                                       7.250            213.53         90
                                       7.000            213.53
    HAVANA           FL   32333          1            07/02/02         14
    1382941                              27           09/01/02         25
    1382941                              N            08/01/32
    0


    7960015          286/286             F           61,600.00         ZZ
                                         360         61,501.17          1
                                       7.125            415.02         80
                                       6.875            415.02
1


    SUMMERVILLE      SC   29483          5            06/27/02         00
    1320671                              05           08/01/02          0
    1320671                              N            07/01/32
    0


    7960019          286/286             F          153,000.00         ZZ
                                         360        152,718.37          2
                                       7.500          1,069.80         90
                                       7.250          1,069.80
    WESTERLY         RI   02891          1            06/11/02         12
    1303198                              05           08/01/02         25
    1303198                              N            07/01/32
    0


    7960027          286/286             F           35,000.00         ZZ
                                         360         34,952.87          1
                                       8.000            256.82         75
                                       7.750            256.82
    KANSAS CITY      KS   66104          5            06/14/02         00
    1322918                              05           08/01/02          0
    1322918                              N            07/01/32
    0


    7960031          286/286             F          175,500.00         ZZ
                                         360        155,768.66          1
                                       8.000          1,287.76         90
                                       7.750          1,287.76
    HATTERAS         NC   27943          1            05/31/02         14
    1318399                              03           07/01/02         25
    1318399                              N            06/01/32
    0


    7960035          286/286             F           61,750.00         ZZ
                                         360         61,625.66          1
                                       7.375            426.50         80
                                       7.125            426.50
    EMINENCE         KY   40019          2            06/24/02         00
    1337502                              05           08/01/02          0
    1337502                              N            07/01/32
    0


    7960037          286/286             F           64,800.00         ZZ
                                         360         64,661.89          2
                                       7.750            464.24         90
                                       7.500            464.24
    DANIA            FL   33004          1            05/10/02         10
    1293470                              05           07/01/02         25
    1293470                              N            06/01/32
    0
1




    7960039          286/286             F          114,300.00         ZZ
                                         360        113,946.88          1
                                       7.375            789.44         90
                                       7.125            789.44
    MOGADORE         OH   44260          1            06/26/02         21
    1377279                              05           08/01/02         25
    1377279                              N            07/01/32
    0


    7960041          286/286             F          208,000.00         ZZ
                                         360        207,674.50          1
                                       7.250          1,418.93         60
                                       7.000          1,418.93
    HUNTINGTON BEAC  CA   92647          5            06/21/02         00
    1347437                              05           08/01/02          0
    1347437                              N            07/01/32
    0


    7960045          286/286             F          143,900.00         ZZ
                                         360        143,591.34          1
                                       7.125            969.49         80
                                       6.875            969.49
    GRAEAGLE         CA   96103          1            06/20/02         00
    803300                               03           08/01/02          0
    803300                               N            07/01/32
    0


    7960057          286/286             F          223,150.00         ZZ
                                         360        222,809.36          1
                                       7.375          1,541.24         90
                                       7.125          1,541.24
    VACAVILLE        CA   95688          1            06/07/02         10
    814752                               03           08/01/02         25
    814752                               N            07/01/32
    0


    7960061          286/286             F           49,300.00         ZZ
                                         360         49,264.31          1
                                       7.625            348.95         56
                                       7.375            348.95
    ROANN            IN   46974          5            07/10/02         00
    1383139                              05           09/01/02          0
    1383139                              N            08/01/32
    0


    7960063          286/286             F           58,500.00         ZZ
                                         360         58,419.21          1
1


                                       7.875            424.17         90
                                       7.625            424.17
    EAST POINT       GA   30344          1            06/18/02         10
    1354969                              05           08/01/02         25
    1354969                              N            07/01/32
    0


    7960069          286/286             F          150,800.00         ZZ
                                         360        150,204.66          3
                                       7.250          1,028.72         80
                                       7.000          1,028.72
    LOWELL           MA   01852          1            03/15/02         00
    744873                               05           05/01/02          0
    744873                               N            04/01/32
    0


    7960077          286/286             F          224,000.00         ZZ
                                         360        223,682.80          1
                                       7.750          1,604.76         80
                                       7.500          1,604.76
    FAIRFAX          VA   22030          5            06/24/02         00
    813122                               05           08/01/02          0
    813122                               N            07/01/32
    0


    7960081          286/286             F          192,100.00         ZZ
                                         360        191,946.38          1
                                       7.125          1,294.21         76
                                       6.875          1,294.21
    CITRUS HEIGHTS   CA   95610          2            07/02/02         00
    800832                               03           09/01/02          0
    800832                               N            08/01/32
    0


    7960085          286/286             F          300,000.00         ZZ
                                         360        299,476.97          1
                                       7.875          2,175.21         80
                                       7.625          2,175.21
    TRACY            CA   95376          5            06/17/02         00
    812153                               05           08/01/02          0
    812153                               N            07/01/32
    0


    7960087          286/286             F           22,500.00         ZZ
                                         360         22,468.91          1
                                       7.875            163.15         90
                                       7.625            163.15
    INDIANAPOLIS     IN   46442          1            06/26/02         10
    1341571                              05           08/01/02         25
1


    1341571                              N            07/01/32
    0


    7960091          286/286             F           67,500.00         ZZ
                                         360         67,406.77          1
                                       7.875            489.43         90
                                       7.625            489.43
    INDIANAPOLIS     IN   46217          1            06/27/02         10
    1353431                              05           08/01/02         30
    1353431                              N            07/01/32
    0


    7960093          286/286             F           66,600.00         ZZ
                                         360         66,508.02          1
                                       7.875            482.90         90
                                       7.625            482.90
    INDIANAPOLIS     IN   46222          1            06/27/02         10
    1353434                              05           08/01/02         25
    1353434                              N            07/01/32
    0


    7960097          286/286             F           50,750.00         ZZ
                                         360         50,674.54          1
                                       7.625            359.21         80
                                       7.375            359.21
    ANDERSON         IN   46016          1            06/18/02         00
    1351173                              05           08/01/02          0
    1351173                              N            07/01/32
    0


    7960099          286/286             F          109,200.00         ZZ
                                         360        109,037.41          1
                                       7.500            763.54         80
                                       7.250            763.54
    SPARKS           NV   89434          1            06/11/02         00
    761851                               05           08/01/02          0
    761851                               N            07/01/32
    0


    7960101          286/286             F           48,950.00         ZZ
                                         360         48,884.08          1
                                       8.000            359.18         89
                                       7.750            359.18
    MUNCIE           IN   47302          2            06/14/02         01
    1331208                              05           08/01/02         30
    1331208                              N            07/01/32
    0


1


    7960103          286/286             F           51,500.00         ZZ
                                         360         51,430.65          2
                                       8.000            377.89         86
                                       7.750            377.89
    MUNCIE           IN   47302          2            06/14/02         12
    1331215                              05           08/01/02         25
    1331215                              N            07/01/32
    0


    7960105          286/286             F           49,000.00         ZZ
                                         360         48,934.02          2
                                       8.000            359.55         70
                                       7.750            359.55
    MUNCIE           IN   47302          2            06/14/02         00
    1331245                              05           08/01/02          0
    1331245                              N            07/01/32
    0


    7960107          286/286             F          300,000.00         ZZ
                                         360        299,760.09          1
                                       7.125          2,021.16         75
                                       6.875          2,021.16
    SANTA CRUZ       CA   95060          1            07/01/02         00
    804035                               05           09/01/02          0
    804035                               N            08/01/32
    0


    7960109          286/286             F           31,500.00         ZZ
                                         360         31,454.25          1
                                       7.625            222.96         75
                                       7.375            222.96
    FORT WAYNE       IN   46806          5            07/02/02         00
    1378900                              05           08/01/02          0
    1378900                              N            07/01/32
    0


    7960111          286/286             F           36,000.00         ZZ
                                         360         35,946.39          1
                                       7.500            251.72         75
                                       7.250            251.72
    FORT WAYNE       IN   46806          5            07/01/02         00
    1378914                              05           08/01/02          0
    1378914                              N            07/01/32
    0


    7960113          286/286             F           43,500.00         ZZ
                                         360         43,435.23          1
                                       7.500            304.16         75
                                       7.250            304.16
1


    FORT WAYNE       IN   46802          5            07/01/02         00
    1378929                              05           08/01/02          0
    1378929                              N            07/01/32
    0


    7960115          286/286             F           33,750.00         ZZ
                                         360         33,700.97          1
                                       7.625            238.89         75
                                       7.375            238.89
    FORT WAYNE       IN   46806          5            07/02/02         00
    1378947                              05           08/01/02          0
    1378947                              N            07/01/32
    0


    7960117          286/286             F           35,250.00         ZZ
                                         360         35,197.50          1
                                       7.500            246.48         75
                                       7.250            246.48
    FORT WAYNE       IN   46806          5            07/02/02         00
    1378959                              05           08/01/02          0
    1378959                              N            07/01/32
    0


    7960119          286/286             F           45,000.00         ZZ
                                         360         44,932.99          1
                                       7.500            314.65         75
                                       7.250            314.65
    FORT WAYNE       IN   46807          5            07/01/02         00
    1378962                              05           08/01/02          0
    1378962                              N            07/01/32
    0


    7960121          286/286             F           39,750.00         ZZ
                                         360         39,692.28          1
                                       7.625            281.35         75
                                       7.375            281.35
    FORT WAYNE       IN   46806          5            07/01/02         00
    1378971                              05           08/01/02          0
    1378971                              N            07/01/32
    0


    7960123          286/286             F           33,750.00         ZZ
                                         360         33,700.97          1
                                       7.625            238.89         75
                                       7.375            238.89
    FORT WAYNE       IN   46805          5            07/01/02         00
    1378981                              05           08/01/02          0
    1378981                              N            07/01/32
    0
1




    7960125          286/286             F           43,500.00         ZZ
                                         360         43,435.23          1
                                       7.500            304.16         75
                                       7.250            304.16
    FORT WAYNE       IN   46806          5            07/01/02         00
    1378986                              05           08/01/02          0
    1378986                              N            07/01/32
    0


    7960127          286/286             F          148,450.00         ZZ
                                         360        148,339.83          1
                                       7.500          1,037.98         90
                                       7.250          1,037.98
    STOCKTON         CA   95204          1            06/27/02         21
    811465                               05           09/01/02         25
    811465                               N            08/01/32
    0


    7960129          286/286             F           64,000.00         ZZ
                                         360         63,907.06          1
                                       7.625            452.99         80
                                       7.375            452.99
    ALBUQUERQUE      NM   87107          5            06/24/02         00
    1311404                              05           08/01/02          0
    1311404                              N            07/01/32
    0


    7960131          286/286             F           21,600.00         ZZ
                                         360         21,570.16          1
                                       7.875            156.62         80
                                       7.625            156.62
    GARY             IN   46408          1            06/14/02         00
    797892                               05           08/01/02          0
    797892                               N            07/01/32
    0


    7960137          286/286             F           48,500.00         ZZ
                                         360         48,427.79          1
                                       7.500            339.12         89
                                       7.250            339.12
    HAMPTON          VA   23669          2            06/28/02         11
    1378810                              05           08/01/02         25
    1378810                              N            07/01/32
    0


    7960139          286/286             F          201,600.00         ZZ
                                         360        201,442.73          1
1


                                       7.250          1,375.27         80
                                       7.000          1,375.27
    CATHEDRAL CITY   CA   92234          1            07/01/02         00
    794616                               05           09/01/02          0
    794616                               N            08/01/32
    0


    7960149          286/286             F          200,000.00         ZZ
                                         360        199,840.06          1
                                       7.125          1,347.44         56
                                       6.875          1,347.44
    SAN DIEGO        CA   92107          1            07/08/02         00
    804854                               03           09/01/02          0
    804854                               N            08/01/32
    0


    7960151          286/286             F          125,500.00         ZZ
                                         360        125,308.42          1
                                       7.375            866.80         78
                                       7.125            866.80
    CARSON CITY      NV   89706          1            06/03/02         00
    799227                               05           08/01/02          0
    799227                               N            07/01/32
    0


    7960153          286/286             F          132,500.00         ZZ
                                         360        132,297.74          1
                                       7.375            915.14         79
                                       7.125            915.14
    CARSON CITY      NV   89706          1            06/06/02         00
    799228                               05           08/01/02          0
    799228                               N            07/01/32
    0


    7960155          286/286             F           40,000.00         ZZ
                                         360         39,916.87          1
                                       7.875            290.03         62
                                       7.625            290.03
    MANTI            UT   84642          5            05/30/02         00
    799152                               05           07/01/02          0
    799152                               N            06/01/32
    0


    7960157          286/286             F           49,100.00         ZZ
                                         360         48,969.80          1
                                       8.125            364.57         90
                                       7.875            364.57
    MARIETTA         GA   30060          1            04/29/02         10
    754781                               05           06/01/02         30
1


    754781                               N            05/01/32
    0


    7960163          286/286             F          252,500.00         ZZ
                                         360        252,307.87          1
                                       7.375          1,743.95         90
                                       7.125          1,743.95
    SACRAMENTO       CA   95819          1            07/08/02         12
    813825                               05           09/01/02         25
    813825                               N            08/01/32
    0


    7960167          286/286             F           85,500.00         ZZ
                                         360         85,362.85          1
                                       7.125            576.03         90
                                       6.875            576.03
    SUN CITY         CA   92586          1            06/21/02         04
    802936                               05           08/01/02         25
    802936                               N            07/01/32
    0


    7960169          286/286             F           32,200.00         ZZ
                                         360         32,154.39          1
                                       7.750            230.69         56
                                       7.500            230.69
    SHELBY           NC   28150          2            06/28/02         00
    1333825                              05           08/01/02          0
    1333825                              N            07/01/32
    0


    7960171          286/286             F           36,200.00         ZZ
                                         360         36,146.09          1
                                       7.500            253.12         65
                                       7.250            253.12
    SHELBY           NC   28150          2            06/28/02         00
    1341465                              05           08/01/02          0
    1341465                              N            07/01/32
    0


    7960173          286/286             F           29,100.00         ZZ
                                         360         29,058.78          1
                                       7.750            208.48         56
                                       7.500            208.48
    SHELBY           NC   28150          2            06/28/02         00
    1341482                              05           08/01/02          0
    1341482                              N            07/01/32
    0


1


    7960175          286/286             F           35,350.00         ZZ
                                         360         35,299.92          1
                                       7.750            253.26         64
                                       7.500            253.26
    SHELBY           NC   28150          2            06/28/02         00
    1341496                              05           08/01/02          0
    1341496                              N            07/01/32
    0


    7960177          286/286             F          176,000.00         ZZ
                                         360        175,744.41          1
                                       7.625          1,245.72         80
                                       7.375          1,245.72
    SILVER SPRING    MD   20902          1            06/24/02         00
    812462                               03           08/01/02          0
    812462                               N            07/01/32
    0


    7960185          286/286             F          147,000.00         ZZ
                                         360        146,769.96          1
                                       7.250          1,002.80         70
                                       7.000          1,002.80
    BETHEL ISLAND    CA   94511          5            06/19/02         00
    795477                               05           08/01/02          0
    795477                               N            07/01/32
    0


    7960193          286/286             F           54,500.00         ZZ
                                         360         54,461.54          1
                                       7.750            390.44         65
                                       7.500            390.44
    HEDGESVILLE      WV   25427          2            07/08/02         00
    812257                               05           09/01/02          0
    812257                               N            08/01/32
    0


    7960199          286/286             F           76,000.00         ZZ
                                         360         75,846.70          1
                                       7.500            531.41         80
                                       7.250            531.41
    HOUSTON          TX   77056          1            06/27/02         00
    1331818                              01           08/01/02          0
    1331818                              N            07/01/32
    0


    7960201          286/286             F          280,000.00         ZZ
                                         360        279,572.57          1
                                       7.375          1,933.89         72
                                       7.125          1,933.89
1


    SAN JOSE         CA   95111          5            06/12/02         00
    747720                               03           08/01/02          0
    747720                               N            07/01/32
    0


    7960203          286/286             F          280,000.00         ZZ
                                         360        279,572.57          1
                                       7.375          1,933.89         72
                                       7.125          1,933.89
    SAN JOSE         CA   95111          5            06/12/02         00
    749200                               03           08/01/02          0
    749200                               N            07/01/32
    0


    7960207          286/286             F          135,500.00         ZZ
                                         360        135,391.64          1
                                       7.125            912.89         76
                                       6.875            912.89
    BONSALL          CA   92003          2            07/08/02         00
    802859                               01           09/01/02          0
    802859                               N            08/01/32
    0


    7960209          286/286             F          155,000.00         ZZ
                                         360        154,879.09          1
                                       7.250          1,057.37         78
                                       7.000          1,057.37
    WEISER           ID   83672          5            07/11/02         00
    810540                               05           09/01/02          0
    810540                               N            08/01/32
    0


    7960211          286/286             F          116,000.00         ZZ
                                         360        115,911.74          1
                                       7.375            801.18         80
                                       7.125            801.18
    SCOTTSDALE       AZ   85257          1            07/11/02         00
    807429                               05           09/01/02          0
    807429                               N            08/01/32
    0


    7960213          286/286             F           43,110.00         ZZ
                                         360         43,050.46          1
                                       7.875            312.58         90
                                       7.625            312.58
    TRENTON          NJ   08611          1            07/01/02         14
    1324096                              05           08/01/02         30
    1324096                              N            07/01/32
    0
1




    7960215          286/286             F           40,050.00         ZZ
                                         360         39,892.60          1
                                       7.875            290.40         90
                                       7.625            290.40
    TRENTON          NJ   08611          1            07/01/02         21
    1324098                              05           08/01/02         30
    1324098                              N            07/01/32
    0


    7960217          286/286             F           43,200.00         ZZ
                                         360         43,092.83          1
                                       7.875            313.23         90
                                       7.625            313.23
    TRENTON          NJ   08611          1            07/01/02         14
    1324099                              05           08/01/02         30
    1324099                              N            07/01/32
    0


    7960219          286/286             F           39,150.00         ZZ
                                         360         39,051.37          1
                                       7.875            283.87         90
                                       7.625            283.87
    TRENTON          NJ   08611          1            07/01/02         21
    1324101                              05           08/01/02         30
    1324101                              N            07/01/32
    0


    7960223          286/286             F          225,000.00         ZZ
                                         360        224,564.39          1
                                       7.375          1,554.02         75
                                       7.125          1,554.02
    SAN PABLO        CA   94806          2            06/11/02         00
    792573                               05           08/01/02          0
    792573                               N            07/01/32
    0


    7960225          286/286             F          174,000.00         ZZ
                                         360        173,759.73          1
                                       7.875          1,261.62         85
                                       7.625          1,261.62
    OAKLAND          CA   94621          5            06/25/02         10
    796079                               05           08/01/02         12
    796079                               N            07/01/32
    0


    7960231          286/286             F           59,200.00         ZZ
                                         360         59,158.21          1
1


                                       7.750            424.12         80
                                       7.500            424.12
    WILMER           AL   36587          1            07/10/02         00
    1336791                              27           09/01/02          0
    1336791                              N            08/01/32
    0


    7960233          286/286             F           55,400.00         ZZ
                                         360         55,321.53          1
                                       7.750            396.90         88
                                       7.500            396.90
    MUNCIE           IN   47302          2            06/26/02         10
    1355173                              05           08/01/02         25
    1355173                              N            07/01/32
    0


    7960235          286/286             F           43,200.00         ZZ
                                         360         43,132.38          1
                                       7.250            294.71         90
                                       7.000            294.71
    DANVILLE         KY   40422          1            06/25/02         10
    1352799                              05           08/01/02         25
    1352799                              N            07/01/32
    0


    7960237          286/286             F           61,020.00         ZZ
                                         360         60,924.49          1
                                       7.250            416.27         90
                                       7.000            416.27
    DANVILLE         KY   40422          1            07/02/02         10
    1371496                              05           08/01/02         25
    1371496                              N            07/01/32
    0


    7960241          286/286             F          224,950.00         ZZ
                                         360        224,783.06          2
                                       7.500          1,572.88         90
                                       7.250          1,572.88
    CITRUS HEIGHTS   CA   95610          1            07/05/02         14
    807800                               05           09/01/02         25
    807800                               N            08/01/32
    0


    7960243          286/286             F          285,000.00         ZZ
                                         360        284,542.82          1
                                       7.125          1,920.10         32
                                       6.875          1,920.10
    DEL MAR          CA   92014          5            06/17/02         00
    794345                               05           08/01/02          0
1


    794345                               N            07/01/32
    0


    7960247          286/286             F           35,000.00         ZZ
                                         360         34,975.29          1
                                       7.750            250.75         90
                                       7.500            250.75
    WABASH           IN   46992          1            07/11/02         11
    1376723                              05           09/01/02         25
    1376723                              N            08/01/32
    0


    7960249          286/286             F           59,550.00         ZZ
                                         360         59,461.32          1
                                       7.500            416.39         90
                                       7.250            416.39
    HALTOM CITY      TX   76117          1            06/28/02         11
    1354681                              05           08/01/02         25
    1354681                              N            07/01/32
    0


    7960253          286/286             F           66,725.00         ZZ
                                         360         66,630.50          1
                                       7.750            478.03         85
                                       7.500            478.03
    RICHLAND HILLS   TX   76118          5            06/21/02         11
    1294573                              05           07/01/02         25
    1294573                              N            06/01/32
    0


    7960257          286/286             F           60,000.00         ZZ
                                         360         59,917.15          1
                                       7.875            435.04         80
                                       7.625            435.04
    GORDONSVILLE     VA   22942          1            06/21/02         00
    814721                               05           08/01/02          0
    814721                               N            07/01/32
    0


    7960261          286/286             F           44,100.00         ZZ
                                         360         44,039.10          1
                                       7.875            319.76         90
                                       7.625            319.76
    HAMMOND          LA   70401          1            06/28/02         10
    1383210                              05           08/01/02         25
    1383210                              N            07/01/32
    0


1


    7960265          286/286             F           60,000.00         ZZ
                                         360         59,908.40          1
                                       7.375            414.41         75
                                       7.125            414.41
    MOSES LAKE       WA   98837          5            06/18/02         00
    814161                               05           08/01/02          0
    814161                               N            07/01/32
    0


    7960269          286/286             F          229,500.00         ZZ
                                         360        229,149.67          1
                                       7.375          1,585.10         90
                                       7.125          1,585.10
    EL DORADO HILLS  CA   95843          1            06/05/02         10
    813604                               05           08/01/02         25
    813604                               N            07/01/32
    0


    7960271          286/286             F           66,300.00         ZZ
                                         360         66,149.55          1
                                       7.375            457.92         68
                                       7.125            457.92
    GLENDALE         AZ   85302          2            07/03/02         00
    800376                               03           09/01/02          0
    800376                               N            08/01/32
    0


    7960747          E22/G02             F          117,800.00         ZZ
                                         360        117,800.00          1
                                       7.625            833.78         92
                                       7.375            833.78
    BRANDON          MS   39042          5            08/13/02         01
    0414561563                           05           10/01/02         25
    0414561563                           O            09/01/32
    0


    7960761          E22/G02             F          151,920.00         ZZ
                                         360        151,920.00          1
                                       6.875            998.01         80
                                       6.625            998.01
    OLYMPIA          WA   98502          1            08/09/02         00
    0414568964                           05           10/01/02          0
    0414568964                           O            09/01/32
    0


    7960771          E22/G02             F          129,600.00         ZZ
                                         240        129,600.00          1
                                       7.250          1,024.33         80
                                       7.000          1,024.33
1


    PLANO            TX   75075          5            08/14/02         00
    0414572263                           05           10/01/02          0
    0414572263                           O            09/01/22
    0


    7960779          E22/G02             F          256,020.00         ZZ
                                         360        256,020.00          1
                                       6.750          1,660.54         85
                                       6.500          1,660.54
    VILLA RICA       GA   30180          5            08/14/02         10
    0414573683                           05           10/01/02         12
    0414573683                           O            09/01/32
    0


    7960875          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.125            673.72         80
                                       6.875            673.72
    IRVING           TX   75061          5            08/13/02         00
    0414619932                           05           10/01/02          0
    0414619932                           O            09/01/32
    0


    7960887          E22/G02             F           81,700.00         ZZ
                                         360         81,700.00          1
                                       6.750            529.90         70
                                       6.500            529.90
    POMPANO BEACH    FL   33069          5            08/14/02         00
    0414631812                           08           10/01/02          0
    0414631812                           O            09/01/32
    0


    7960889          E22/G02             F           66,000.00         ZZ
                                         240         66,000.00          1
                                       6.500            492.08         83
                                       6.250            492.08
    SPRINGFIELD      CO   81073          2            08/04/02         04
    0414632976                           27           10/01/02         12
    0414632976                           O            09/01/22
    0


    7961593          E82/G02             F          119,200.00         ZZ
                                         360        119,200.00          1
                                       7.375            823.28         80
                                       7.125            823.28
    SPANISH FORK     UT   84660          2            08/19/02         00
    0400656021                           05           10/01/02          0
    1985386                              N            09/01/32
    0
1




    7961607          E82/G02             F          383,100.00         ZZ
                                         360        383,100.00          1
                                       7.250          2,613.42         80
                                       7.000          2,613.42
    CLAREMONT        CA   91711          2            08/13/02         00
    0400664470                           05           10/01/02          0
    4069271                              O            09/01/32
    0


    7961613          E82/G02             F          168,400.00         ZZ
                                         360        168,400.00          4
                                       7.750          1,206.44         74
                                       7.500          1,206.44
    RICHTON PARK     IL   60471          2            08/20/02         00
    0400669891                           05           10/01/02          0
    1735581                              N            09/01/32
    0


    7961663          E82/G02             F          259,500.00         ZZ
                                         360        259,500.00          1
                                       7.375          1,792.30         48
                                       7.125          1,792.30
    RICHMOND         CA   94805          5            08/12/02         00
    0400640918                           05           10/01/02          0
    0400640918                           O            09/01/32
    0


    7961671          E82/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
                                       7.375          1,111.99         78
                                       7.125          1,111.99
    DURANGO          CO   81301          2            08/12/02         00
    0400670477                           05           10/01/02          0
    5141582                              O            09/01/32
    0


    7961773          737/G02             F           51,750.00         ZZ
                                         360         51,750.00          1
                                       6.625            331.36         90
                                       6.375            331.36
    SHREVEPORT       LA   71104          1            08/12/02         12
    0434465019                           05           10/01/02         25
    2080168                              O            09/01/32
    0


    7961813          N67/G02             F          714,000.00         ZZ
                                         360        713,354.53          1
1


                                       6.500          4,512.97         69
                                       6.250          4,512.97
    HENDERSON        NV   89015          2            07/30/02         00
    0434450672                           03           09/01/02          0
    1070002349A                          O            08/01/32
    0


    7961949          N67/G02             F          139,550.00         ZZ
                                         360        139,451.51          1
                                       7.750            999.75         80
                                       7.500            999.75
    AVONDALE         AZ   85323          1            07/25/02         00
    0434434924                           03           09/01/02          0
    1781000811A                          O            08/01/32
    0


    7962159          N67/G02             F          152,100.00         ZZ
                                         360        151,992.65          1
                                       7.750          1,089.66         90
                                       7.500          1,089.66
    CARSON CITY      NV   89701          1            07/30/02         01
    0434436697                           05           09/01/02         30
    1782001679A                          O            08/01/32
    0


    7962373          N67/G02             F           82,800.00         ZZ
                                         360         82,735.41          1
                                       7.250            564.84         80
                                       7.000            564.84
    MIAMI            FL   33055          1            07/23/02         00
    0434438966                           05           09/01/02          0
    3254000554A                          O            08/01/32
    0


    7962415          N67/G02             F           94,000.00         ZZ
                                         360         93,930.24          1
                                       7.500            657.26         80
                                       7.250            657.26
    SMYRNA           TN   37167          5            07/25/02         00
    0434439352                           05           09/01/02          0
    3254001104A                          O            08/01/32
    0


    7962451          N67/G02             F           80,000.00         ZZ
                                         360         79,943.54          1
                                       7.750            573.13         77
                                       7.500            573.13
    MCDONOUGH        GA   30253          1            07/24/02         00
    0434439642                           05           09/01/02          0
1


    3254001223A                          O            08/01/32
    0


    7962453          N67/G02             F           53,250.00         ZZ
                                         360         53,213.35          1
                                       7.875            386.10         75
                                       7.625            386.10
    TAMPA            FL   33607          1            07/25/02         00
    0434439667                           05           09/01/02          0
    3254001226A                          O            08/01/32
    0


    7962763          N67/G02             F           48,800.00         ZZ
                                         360         48,768.08          1
                                       8.125            362.34         80
                                       7.875            362.34
    SOUTH BEND       IN   46615          1            07/31/02         00
    0434435319                           05           09/01/02          0
    3262001863A                          N            08/01/32
    0


    7962777          N67/G02             F           79,800.00         ZZ
                                         360         79,750.40          1
                                       8.375            606.54         88
                                       8.125            606.54
    ELKART           IN   46516          2            07/19/02         01
    0434435459                           05           09/01/02         30
    3262001946A                          O            08/01/32
    0


    7962779          N67/G02             F           81,000.00         ZZ
                                         360         80,944.25          1
                                       7.875            587.31         75
                                       7.625            587.31
    NASHVILLE        TN   37206          5            07/19/02         00
    0434435475                           05           09/01/02          0
    3262001949A                          O            08/01/32
    0


    7963061          N67/G02             F          332,000.00         ZZ
                                         360        331,753.61          1
                                       7.500          2,321.39         80
                                       7.250          2,321.39
    NORFOLK          VA   23503          1            07/31/02         00
    0434438404                           05           09/01/02          0
    3274002862A                          O            08/01/32
    0


1


    7963139          N67/G02             F           99,000.00         ZZ
                                         360         98,944.50          1
                                       8.875            787.69         90
                                       8.625            787.69
    BALTIMORE        MD   21209          1            07/22/02         12
    0434441291                           01           09/01/02         30
    3274003176A                          O            08/01/32
    0


    7963459          286/286             F          292,500.00         ZZ
                                         360        291,982.44          1
                                       6.625          1,872.91         61
                                       6.375          1,872.91
    SAVANNAH         GA   31419          2            06/28/02         00
    1334705                              05           08/01/02          0
    1334705                              O            07/01/32
    0


    7963469          286/286             F          267,800.00         ZZ
                                         360        267,575.01          1
                                       6.875          1,759.26         71
                                       6.625          1,759.26
    NORWALK          CT   06850          1            07/25/02         00
    1413875                              05           09/01/02          0
    1413875                              O            08/01/32
    0


    7963471          286/286             F          228,000.00         ZZ
                                         360        227,576.52          1
                                       6.375          1,422.43         80
                                       6.125          1,422.43
    HOUSTON          TX   77009          2            06/24/02         00
    1360971                              05           08/01/02          0
    1360971                              O            07/01/32
    0


    7963479          286/286             F          228,500.00         ZZ
                                         360        228,303.26          1
                                       6.750          1,482.05         66
                                       6.500          1,482.05
    SAN LEANDRO      CA   94577          2            07/10/02         00
    1386718                              05           09/01/02          0
    1386718                              O            08/01/32
    0


    7963489          286/286             F          220,000.00         ZZ
                                         360        219,629.28          1
                                       6.875          1,445.25         73
                                       6.625          1,445.25
1


    WALLED LAKE      MI   48390          1            06/26/02         00
    1342578                              05           08/01/02          0
    1342578                              O            07/01/32
    0


    7963491          286/286             F          173,600.00         ZZ
                                         360        173,457.70          1
                                       7.000          1,154.97         80
                                       6.750          1,154.97
    LAKEWOOD         CO   80232          1            07/19/02         00
    1410767                              05           09/01/02          0
    1410767                              O            08/01/32
    0


    7963495          286/286             F           70,000.00         ZZ
                                         360         69,939.73          1
                                       6.750            454.02         42
                                       6.500            454.02
    FALLS CHURCH     VA   22041          2            07/12/02         00
    1382283                              01           09/01/02          0
    1382283                              O            08/01/32
    0


    7963499          286/286             F          190,000.00         ZZ
                                         360        189,840.37          1
                                       6.875          1,248.17         80
                                       6.625          1,248.17
    THE WOODLANDS    TX   77381          1            07/26/02         00
    1439389                              03           09/01/02          0
    1439389                              O            08/01/32
    0


    7963501          286/286             F          240,000.00         ZZ
                                         360        239,564.88          1
                                       6.500          1,516.97         80
                                       6.250          1,516.97
    ORLANDO          FL   32812          1            06/28/02         00
    1353834                              03           08/01/02          0
    1353834                              O            07/01/32
    0


    7963503          286/286             F           77,000.00         ZZ
                                         360         76,935.31          1
                                       6.875            505.84         80
                                       6.625            505.84
    MIAMI            FL   33175          1            07/02/02         00
    1324353                              01           09/01/02          0
    1324353                              O            08/01/32
    0
1




    7963505          286/286             F          202,000.00         ZZ
                                         360        201,857.42          2
                                       7.750          1,447.16         80
                                       7.500          1,447.16
    MIAMI            FL   33145          1            07/25/02         00
    1429939                              05           09/01/02          0
    1429939                              O            08/01/32
    0


    7963507          286/286             F          176,850.00         ZZ
                                         360        176,551.99          1
                                       6.875          1,161.78         90
                                       6.625          1,161.78
    MABLETON         GA   30126          1            06/26/02         10
    1382866                              05           08/01/02         25
    1382866                              O            07/01/32
    0


    7963511          286/286             F          198,000.00         T
                                         360        197,690.15          1
                                       7.250          1,350.71         90
                                       7.000          1,350.71
    DESTIN           FL   32541          1            06/28/02         11
    1344784                              03           08/01/02         25
    1344784                              O            07/01/32
    0


    7963515          286/286             F          292,000.00         ZZ
                                         360        291,554.23          1
                                       7.375          2,016.78         80
                                       7.125          2,016.78
    SOUTHWEST RANCH  FL   33331          1            06/28/02         00
    1388318                              03           08/01/02          0
    1388318                              O            07/01/32
    0


    7963521          286/286             F          215,910.00         T
                                         360        215,563.65          1
                                       7.125          1,454.63         90
                                       6.875          1,454.63
    GULF SHORES      AL   36542          1            06/25/02         14
    1357419                              01           08/01/02         30
    1357419                              O            07/01/32
    0


    7963523          286/286             F          189,000.00         ZZ
                                         360        188,673.62          1
1


                                       6.750          1,225.86         69
                                       6.500          1,225.86
    NASSAU BAY       TX   77058          2            06/28/02         00
    1350341                              03           08/01/02          0
    1350341                              O            07/01/32
    0


    7963525          286/286             F          164,800.00         T
                                         360        164,654.59          1
                                       6.625          1,055.24         80
                                       6.375          1,055.24
    ASHLAND          OR   97520          1            07/12/02         00
    1346319                              05           09/01/02          0
    1346319                              O            08/01/32
    0


    7963527          286/286             F          240,000.00         ZZ
                                         360        239,777.71          1
                                       6.375          1,497.29         70
                                       6.125          1,497.29
    CORAL SPRINGS    FL   33076          2            07/17/02         00
    1313069                              03           09/01/02          0
    1313069                              O            08/01/32
    0


    7963537          286/286             F           84,325.00         ZZ
                                         360         84,054.15          1
                                       6.875            553.96         65
                                       6.625            553.96
    AVONDALE         AZ   85323          1            07/01/02         00
    1380305                              03           09/01/02          0
    1380305                              O            08/01/32
    0


    7963539          286/286             F           88,800.00         ZZ
                                         360         88,728.98          1
                                       7.125            598.27         80
                                       6.875            598.27
    ENGLISHTOWN      NJ   07726          1            07/12/02         00
    1334191                              01           09/01/02          0
    1334191                              O            08/01/32
    0


    7963541          286/286             F          250,600.00         ZZ
                                         360        250,217.45          1
                                       7.375          1,730.83         80
                                       7.125          1,730.83
    WOODBRIDGE       VA   22191          1            06/26/02         00
    1266949                              03           08/01/02          0
1


    1266949                              O            07/01/32
    0


    7963545          286/286             F          210,000.00         ZZ
                                         360        209,819.19          1
                                       6.750          1,362.06         62
                                       6.500          1,362.06
    EDISON           NJ   08837          1            07/24/02         00
    547044                               05           09/01/02          0
    547044                               O            08/01/32
    0


    7963547          286/286             F          226,305.00         ZZ
                                         360        225,894.71          1
                                       6.500          1,430.41         90
                                       6.250          1,430.41
    LEAGUE CITY      TX   77573          1            06/28/02         11
    1387522                              03           08/01/02         25
    1387522                              O            07/01/32
    0


    7963549          286/286             F          235,000.00         ZZ
                                         360        234,829.91          2
                                       7.625          1,663.32         78
                                       7.375          1,663.32
    FRAMINGHAM       MA   01701          2            07/16/02         00
    1345600                              05           09/01/02          0
    1345600                              O            08/01/32
    0


    7963551          286/286             F          225,000.00         ZZ
                                         360        224,506.28          1
                                       6.750          1,459.35         60
                                       6.500          1,459.35
    OLD BETHPAGE     NY   11804          1            07/29/02         00
    147947                               05           09/01/02          0
    147947                               O            08/01/32
    0


    7963555          286/286             F          106,650.00         ZZ
                                         360        106,553.58          1
                                       6.500            674.11         90
                                       6.250            674.11
    HOUSTON          TX   77084          1            07/17/02         11
    1408771                              03           09/01/02         25
    1408771                              O            08/01/32
    0


1


    7963557          286/286             F           75,000.00         ZZ
                                         360         74,930.53          1
                                       6.375            467.91         33
                                       6.125            467.91
    EASTON           MA   02375          1            07/25/02         00
    1081463                              03           09/01/02          0
    1081463                              O            08/01/32
    0


    7963559          286/286             F           63,000.00         ZZ
                                         360         62,947.07          2
                                       6.875            413.87         90
                                       6.625            413.87
    PLYMOUTH         PA   18651          1            07/08/02         12
    1357387                              05           09/01/02         25
    1357387                              O            08/01/32
    0


    7963561          286/286             F          270,000.00         ZZ
                                         360        269,773.17          1
                                       6.875          1,773.71         90
                                       6.625          1,773.71
    ROYAL OAK        MI   48073          1            07/03/02         10
    1351918                              05           09/01/02         25
    1351918                              O            08/01/32
    0


    7963565          286/286             F          264,000.00         ZZ
                                         360        263,761.34          1
                                       6.500          1,668.66         73
                                       6.250          1,668.66
    WESTMINSTER      MD   21157          2            07/25/02         00
    1412984                              05           09/01/02          0
    1412984                              O            08/01/32
    0


    7963571          286/286             F          102,150.00         ZZ
                                         360        102,077.90          1
                                       7.750            731.82         90
                                       7.500            731.82
    FORT GRATIOT     MI   48059          1            07/15/02         11
    1359286                              05           09/01/02         25
    1359286                              O            08/01/32
    0


    7963573          286/286             F          195,000.00         ZZ
                                         360        194,823.71          1
                                       6.500          1,232.54         80
                                       6.250          1,232.54
1


    ASHLAND          OR   97520          1            07/22/02         00
    1411508                              03           09/01/02          0
    1411508                              O            08/01/32
    0


    7963577          286/286             F          300,700.00         ZZ
                                         360        300,459.54          1
                                       7.125          2,025.87         85
                                       6.875          2,025.87
    CORAL GABLES     FL   33146          1            07/15/02         14
    1397706                              05           09/01/02         12
    1397706                              O            08/01/32
    0


    7963581          286/286             F          207,000.00         T
                                         360        206,510.24          1
                                       7.250          1,412.11         90
                                       7.000          1,412.11
    ENCINITAS        CA   92007          2            06/19/02         10
    1323111                              03           08/01/02         25
    1323111                              O            07/01/32
    0


    7963585          286/286             F          253,300.00         ZZ
                                         360        253,092.37          1
                                       7.000          1,685.21         72
                                       6.750          1,685.21
    FRISCO           TX   75034          2            07/12/02         00
    1357396                              03           09/01/02          0
    1357396                              O            08/01/32
    0


    7963587          286/286             F          203,850.00         T
                                         360        203,530.98          1
                                       7.250          1,390.62         90
                                       7.000          1,390.62
    LITTLETON        CO   80120          1            06/28/02         11
    1377680                              05           08/01/02         25
    1377680                              O            07/01/32
    0


    7963591          286/286             F          200,000.00         ZZ
                                         360        199,836.06          1
                                       7.000          1,330.61         80
                                       6.750          1,330.61
    CLARK            NJ   07066          1            07/18/02         00
    1310273                              05           09/01/02          0
    1310273                              O            08/01/32
    0
1




    7963593          286/286             F          270,000.00         ZZ
                                         360        269,545.04          1
                                       6.875          1,773.71         90
                                       6.625          1,773.71
    SAN DIEGO        CA   92103          1            06/07/02         12
    1303844                              01           08/01/02         25
    1303844                              O            07/01/32
    0


    7963597          286/286             F          258,500.00         ZZ
                                         360        258,085.34          1
                                       7.125          1,741.56         90
                                       6.875          1,741.56
    SOUTH RIDING     VA   20152          1            06/27/02         12
    1385212                              03           08/01/02         25
    1385212                              O            07/01/32
    0


    7963601          286/286             F          246,200.00         ZZ
                                         360        245,993.16          1
                                       6.875          1,617.36         79
                                       6.625          1,617.36
    PHOENIX          AZ   85040          2            07/17/02         00
    540631                               03           09/01/02          0
    540631                               O            08/01/32
    0


    7963603          286/286             F           80,000.00         ZZ
                                         360         79,858.03          1
                                       6.875            525.55         50
                                       6.625            525.55
    NEWARK           OH   43055          1            07/12/02         00
    1348009                              05           09/01/02          0
    1348009                              O            08/01/32
    0


    7963607          286/286             F           83,700.00         ZZ
                                         360         83,465.05          1
                                       7.875            606.89         90
                                       7.625            606.89
    MOBILE           AL   36693          1            06/28/02         12
    1347392                              05           08/01/02         25
    1347392                              O            07/01/32
    0


    7963615          286/286             F          189,000.00         ZZ
                                         360        188,837.27          1
1


                                       6.750          1,225.86         90
                                       6.500          1,225.86
    GREENVILLE       SC   29601          1            07/11/02         10
    1395895                              01           09/01/02         25
    1395895                              O            08/01/32
    0


    7963617          286/286             F          277,600.00         ZZ
                                         360        277,349.04          1
                                       6.500          1,754.63         80
                                       6.250          1,754.63
    PLANO            TX   75025          1            07/26/02         00
    1414464                              03           09/01/02          0
    1414464                              O            08/01/32
    0


    7963625          286/286             F           80,080.00         ZZ
                                         360         80,012.72          1
                                       6.875            526.07         77
                                       6.625            526.07
    REYNOLDSBURG     OH   43068          1            07/29/02         00
    1392754                              05           09/01/02          0
    1392754                              O            08/01/32
    0


    7963627          286/286             F          202,500.00         ZZ
                                         360        202,064.25          1
                                       6.750          1,313.42         90
                                       6.500          1,313.42
    HOUSTON          TX   77057          1            07/08/02         10
    1385543                              01           09/01/02         25
    1385543                              O            08/01/32
    0


    7963631          286/286             F          174,750.00         ZZ
                                         360        174,483.25          1
                                       7.375          1,206.95         75
                                       7.125          1,206.95
    HOBOKEN          NJ   07030          2            06/24/02         00
    1342439                              01           08/01/02          0
    1342439                              O            07/01/32
    0


    7963633          286/286             F          292,400.00         ZZ
                                         360        292,154.35          1
                                       6.875          1,920.86         90
                                       6.625          1,920.86
    MARIETTA         GA   30062          1            07/15/02         10
    1335827                              03           09/01/02         25
1


    1335827                              O            08/01/32
    0


    7963635          286/286             F          263,250.00         T
                                         360        262,627.90          1
                                       6.875          1,729.37         90
                                       6.625          1,729.37
    COPPER MOUNTAIN  CO   80443          1            07/02/02         10
    1378923                              01           08/01/02         25
    1378923                              O            07/01/32
    0


    7963637          286/286             F           83,600.00         ZZ
                                         360         83,528.02          1
                                       6.750            542.23         80
                                       6.500            542.23
    FORT WAYNE       IN   46835          1            07/16/02         00
    1087576                              05           09/01/02          0
    1087576                              O            08/01/32
    0


    7963639          286/286             F          204,000.00         ZZ
                                         360        203,840.86          1
                                       7.250          1,391.64         80
                                       7.000          1,391.64
    MORTON GROVE     IL   60053          1            07/18/02         00
    1320600                              05           09/01/02          0
    1320600                              O            08/01/32
    0


    7963641          286/286             F          197,000.00         ZZ
                                         360        196,700.55          1
                                       6.500          1,245.18         52
                                       6.250          1,245.18
    SHIP BOTTOM      NJ   08008          2            07/25/02         00
    1407441                              05           09/01/02          0
    1407441                              O            08/01/32
    0


    7963643          286/286             F          249,000.00         ZZ
                                         360        248,785.62          1
                                       6.750          1,615.01         63
                                       6.500          1,615.01
    SO DARTMOUTH     MA   02748          1            07/17/02         00
    1352569                              05           09/01/02          0
    1352569                              O            08/01/32
    0


1


    7963649          286/286             F          164,250.00         ZZ
                                         360        163,952.98          1
                                       7.625          1,162.56         90
                                       7.375          1,162.56
    NEW WINDSOR      MD   21776          1            07/03/02         11
    1387447                              05           08/01/02         25
    1387447                              O            07/01/32
    0


    7963655          286/286             F          260,900.00         ZZ
                                         360        260,675.36          1
                                       6.750          1,692.20         90
                                       6.500          1,692.20
    ASTON            PA   19014          1            07/15/02         12
    172391                               05           09/01/02         25
    172391                               O            08/01/32
    0


    7963657          286/286             F          288,000.00         ZZ
                                         360        287,791.55          1
                                       7.625          2,038.45         90
                                       7.375          2,038.45
    SEVERNA PARK     MD   21146          1            07/25/02         11
    1343685                              03           09/01/02         25
    1343685                              O            08/01/32
    0


    7963663          286/286             F          108,392.00         ZZ
                                         360        108,315.49          1
                                       7.750            776.54         80
                                       7.500            776.54
    MIRAMAR          FL   33027          1            07/17/02         00
    1318205                              01           09/01/02          0
    1318205                              O            08/01/32
    0


    7963665          286/286             F          219,200.00         ZZ
                                         360        218,830.63          1
                                       6.875          1,439.99         80
                                       6.625          1,439.99
    AUSTIN           TX   78703          1            06/26/02         00
    1372915                              05           08/01/02          0
    1372915                              O            07/01/32
    0


    7963669          286/286             F          240,000.00         ZZ
                                         360        239,803.27          1
                                       7.000          1,596.73         90
                                       6.750          1,596.73
1


    CANONSBURG       PA   15317          1            07/24/02         11
    1355142                              05           09/01/02         25
    1355142                              O            08/01/32
    0


    7963671          286/286             F          357,920.00         ZZ
                                         360        357,611.83          1
                                       6.750          2,321.47         90
                                       6.500          2,321.47
    KIHEI            HI   96753          1            07/10/02         14
    1350398                              05           09/01/02         25
    1350398                              O            08/01/32
    0


    7963673          286/286             F          256,500.00         ZZ
                                         360        256,279.15          1
                                       6.750          1,663.66         75
                                       6.500          1,663.66
    NEW BRAUNFELS    TX   78132          2            07/26/02         00
    1381951                              03           09/01/02          0
    1381951                              O            08/01/32
    0


    7963683          286/286             F          288,000.00         ZZ
                                         360        287,763.92          1
                                       7.000          1,916.08         90
                                       6.750          1,916.08
    WASHINGTON       NJ   07882          1            07/08/02         10
    1321952                              05           09/01/02         25
    1321952                              O            08/01/32
    0


    7963691          286/286             F           58,500.00         ZZ
                                         360         58,416.92          1
                                       7.750            419.11         90
                                       7.500            419.11
    FT LAUDERDALE    FL   33309          1            07/26/02         11
    1351116                              01           09/01/02         25
    1351116                              O            08/01/32
    0


    7963699          286/286             F          222,000.00         ZZ
                                         360        221,639.54          1
                                       7.125          1,495.66         80
                                       6.875          1,495.66
    EVANSTON         IL   60202          1            06/28/02         00
    1303255                              01           08/01/02          0
    1303255                              O            07/01/32
    0
1




    7963703          286/286             F          244,000.00         ZZ
                                         360        243,645.67          1
                                       7.625          1,727.02         80
                                       7.375          1,727.02
    HOOD RIVER       OR   97031          1            06/25/02         00
    1335809                              05           08/01/02          0
    1335809                              O            07/01/32
    0


    7963707          286/286             F          159,900.00         ZZ
                                         360        159,643.50          1
                                       7.125          1,077.28         80
                                       6.875          1,077.28
    UNION            NJ   07083          1            06/28/02         00
    1302906                              05           08/01/02          0
    1302906                              O            07/01/32
    0


    7963709          286/286             F           80,750.00         T
                                         360         80,623.62          1
                                       7.250            550.86         85
                                       7.000            550.86
    SEVIERVILLE      TN   37863          1            06/28/02         21
    1361043                              05           08/01/02         12
    1361043                              O            07/01/32
    0


    7963713          286/286             F          270,000.00         ZZ
                                         360        269,773.17          1
                                       6.875          1,773.71         90
                                       6.625          1,773.71
    SMITHVILLE       TX   78957          1            07/26/02         11
    1402295                              05           09/01/02         25
    1402295                              O            08/01/32
    0


    7963715          286/286             F           71,900.00         ZZ
                                         360         71,838.09          1
                                       6.750            466.35         90
                                       6.500            466.35
    PT ST LUCIE      FL   34592          1            07/15/02         28
    1375505                              05           09/01/02         25
    1375505                              O            08/01/32
    0


    7963717          286/286             F           84,600.00         ZZ
                                         360         84,528.90          1
1


                                       6.875            555.77         90
                                       6.625            555.77
    BEAUFORT         SC   29902          1            07/16/02         10
    1383253                              05           09/01/02         25
    1383253                              O            08/01/32
    0


    7963723          286/286             F          111,240.00         ZZ
                                         360        111,151.05          1
                                       7.125            749.44         90
                                       6.875            749.44
    COLDSPRING       TX   77331          1            07/10/02         28
    1348934                              05           09/01/02         25
    1348934                              O            08/01/32
    0


    7963725          286/286             F          297,000.00         ZZ
                                         360        296,779.58          2
                                       7.500          2,076.67         90
                                       7.250          2,076.67
    LYNDHURST        NJ   07071          1            07/18/02         28
    1322942                              05           09/01/02         25
    1322942                              O            08/01/32
    0


    7963729          286/286             F          296,800.00         ZZ
                                         360        296,299.87          1
                                       6.875          1,949.77         80
                                       6.625          1,949.77
    SUFFERN          NY   10901          1            07/02/02         00
    147887                               05           08/01/02          0
    147887                               O            07/01/32
    0


    7963731          286/286             F          266,067.00         ZZ
                                         360        265,629.53          1
                                       7.000          1,770.16         90
                                       6.750          1,770.16
    MORTON GROVE     IL   60053          1            06/28/02         28
    1289512                              01           08/01/02         25
    1289512                              O            07/01/32
    0


    7963733          286/286             F           80,000.00         ZZ
                                         360         79,939.12          1
                                       7.375            552.55         61
                                       7.125            552.55
    DAYTON           NV   89403          1            07/08/02         00
    1387016                              05           09/01/02          0
1


    1387016                              O            08/01/32
    0


    7963749          286/286             F           85,000.00         ZZ
                                         360         84,930.32          1
                                       7.000            565.51         69
                                       6.750            565.51
    DEARBORN HEIGHT  MI   48127          1            07/02/02         00
    1352287                              05           09/01/02          0
    1352287                              O            08/01/32
    0


    7963751          286/286             F          260,000.00         ZZ
                                         360        259,561.87          1
                                       6.875          1,708.02         80
                                       6.625          1,708.02
    REDINGTON SHORE  FL   33708          1            06/28/02         00
    1333430                              05           08/01/02          0
    1333430                              O            07/01/32
    0


    7963761          286/286             F          200,000.00         ZZ
                                         360        199,827.80          1
                                       6.750          1,297.20         72
                                       6.500          1,297.20
    AUSTIN           TX   78759          1            07/15/02         00
    1376858                              03           09/01/02          0
    1376858                              O            08/01/32
    0


    7963765          286/286             F          233,910.00         ZZ
                                         360        233,722.94          1
                                       7.125          1,575.90         90
                                       6.875          1,575.90
    DOYLESTOWN       PA   18901          1            07/26/02         10
    1414035                              05           09/01/02         25
    1414035                              O            08/01/32
    0


    7963771          286/286             F          190,000.00         ZZ
                                         360        189,844.25          1
                                       7.000          1,264.08         55
                                       6.750          1,264.08
    SAN MARCOS       CA   92078          2            07/23/02         00
    1426446                              03           09/01/02          0
    1426446                              O            08/01/32
    0


1


    7963775          286/286             F          133,200.00         ZZ
                                         360        133,088.10          1
                                       6.875            875.03         90
                                       6.625            875.03
    PEARLAND         TX   77581          1            07/24/02         10
    1434113                              05           09/01/02         25
    1434113                              O            08/01/32
    0


    7963789          286/286             F          262,400.00         ZZ
                                         360        262,149.80          1
                                       6.875          1,723.79         80
                                       6.625          1,723.79
    KISSIMMEE        FL   34744          1            07/02/02         00
    1376617                              03           09/01/02          0
    1376617                              O            08/01/32
    0


    7963791          286/286             F          225,000.00         ZZ
                                         360        224,664.98          1
                                       7.500          1,573.24         57
                                       7.250          1,573.24
    MIDDLETOWN       NJ   07748          1            06/27/02         00
    1102971                              05           08/01/02          0
    1102971                              O            07/01/32
    0


    7963793          286/286             F          255,000.00         ZZ
                                         360        254,780.45          1
                                       6.750          1,653.93         46
                                       6.500          1,653.93
    SAN GABRIEL      CA   91775          1            07/05/02         00
    1392674                              05           09/01/02          0
    1392674                              O            08/01/32
    0


    7963797          286/286             F          234,000.00         ZZ
                                         360        233,363.41          1
                                       6.875          1,537.22         90
                                       6.625          1,537.22
    KEY LARGO        FL   33037          1            07/29/02         10
    1408793                              05           09/01/02         25
    1408793                              O            08/01/32
    0


    7963799          286/286             F          341,000.00         ZZ
                                         360        340,771.19          2
                                       8.000          2,502.14         90
                                       7.750          2,502.14
1


    JAMAICA          NY   11436          1            07/18/02         11
    1291623                              05           09/01/02         25
    1291623                              O            08/01/32
    0


    7963801          286/286             F           83,700.00         ZZ
                                         360         83,631.39          1
                                       7.000            556.86         90
                                       6.750            556.86
    LAHAINA          HI   96761          1            06/26/02         14
    1353313                              01           09/01/02         25
    1353313                              O            08/01/32
    0


    7963803          286/286             F          233,000.00         ZZ
                                         360        232,804.25          1
                                       6.875          1,530.65         78
                                       6.625          1,530.65
    SHORELINE        WA   98133          2            07/18/02         00
    1392782                              05           09/01/02          0
    1392782                              O            08/01/32
    0


    7963805          286/286             F          235,450.00         ZZ
                                         360        235,252.19          1
                                       6.875          1,546.74         85
                                       6.625          1,546.74
    SACRAMENTO       CA   95823          1            07/17/02         12
    1408468                              05           09/01/02         12
    1408468                              O            08/01/32
    0


    7963807          286/286             F          171,600.00         ZZ
                                         360        171,437.17          1
                                       6.250          1,056.58         80
                                       6.000          1,056.58
    WATERBURY        CT   06708          1            07/24/02         00
    1414515                              05           09/01/02          0
    1414515                              O            08/01/32
    0


    7963809          286/286             F          200,000.00         ZZ
                                         360        199,843.97          1
                                       7.250          1,364.36         80
                                       7.000          1,364.36
    WHEELING         IL   60090          1            07/26/02         00
    1345221                              05           09/01/02          0
    1345221                              O            08/01/32
    0
1




    7963811          286/286             F           98,100.00         ZZ
                                         360         98,017.58          1
                                       6.875            644.45         90
                                       6.625            644.45
    MIAMI            FL   33137          1            07/02/02         12
    1312596                              01           09/01/02         25
    1312596                              O            08/01/32
    0


    7963813          286/286             F          274,000.00         ZZ
                                         360        273,592.03          2
                                       7.500          1,915.85         84
                                       7.250          1,915.85
    NEW ORLEANS      LA   70113          2            06/22/02         11
    1370827                              05           08/01/02         12
    1370827                              O            07/01/32
    0


    7963817          286/286             F          230,850.00         ZZ
                                         360        230,646.32          1
                                       6.625          1,478.16         80
                                       6.375          1,478.16
    TAMPA            FL   33647          1            07/26/02         00
    1440314                              03           09/01/02          0
    1440314                              O            08/01/32
    0


    7963819          286/286             F          259,000.00         ZZ
                                         360        258,771.49          1
                                       6.625          1,658.41         67
                                       6.375          1,658.41
    RALEIGH          NC   27606          2            07/25/02         00
    1360214                              03           09/01/02          0
    1360214                              O            08/01/32
    0


    7963825          286/286             F          280,000.00         ZZ
                                         360        279,528.17          1
                                       6.875          1,839.41         76
                                       6.625          1,839.41
    MARY ESTHER      FL   32569          1            06/26/02         00
    1387421                              05           08/01/02          0
    1387421                              O            07/01/32
    0


    7963837          286/286             F          151,900.00         ZZ
                                         360        151,765.97          1
1


                                       6.625            972.64         80
                                       6.375            972.64
    MIAMI            FL   33186          1            07/16/02         00
    1357332                              05           09/01/02          0
    1357332                              O            08/01/32
    0


    7963845          286/286             F          190,800.00         ZZ
                                         360        190,501.40          1
                                       7.250          1,301.60         90
                                       7.000          1,301.60
    STOCKTON         CA   95209          1            06/28/02         14
    1377505                              05           08/01/02         25
    1377505                              O            07/01/32
    0


    7963847          286/286             F          276,000.00         T
                                         360        275,795.16          1
                                       7.500          1,929.84         78
                                       7.250          1,929.84
    CHICAGO          IL   60610          2            07/25/02         00
    1392403                              01           09/01/02          0
    1392403                              O            08/01/32
    0


    7963849          286/286             F          285,600.00         ZZ
                                         360        285,236.25          1
                                       6.875          1,876.19         79
                                       6.625          1,876.19
    ANTIOCH          CA   94509          2            07/22/02         00
    1105584                              03           09/01/02          0
    1105584                              O            08/01/32
    0


    7963853          286/286             F          220,720.00         ZZ
                                         360        220,547.82          1
                                       7.250          1,505.70         80
                                       7.000          1,505.70
    SILVER SPRING    MD   20904          1            07/12/02         00
    811113                               05           09/01/02          0
    811113                               O            08/01/32
    0


    7963855          286/286             F          193,500.00         ZZ
                                         360        193,325.08          1
                                       6.500          1,223.05         77
                                       6.250          1,223.05
    SAN DIEGO        CA   92104          1            07/01/02         00
    805925                               05           09/01/02          0
1


    805925                               O            08/01/32
    0


    7963857          286/286             F          247,200.00         ZZ
                                         360        246,773.14          1
                                       6.750          1,603.33         90
                                       6.500          1,603.33
    SAN JUAN CAPIST  CA   92675          1            06/20/02         11
    804595                               03           08/01/02         25
    804595                               O            07/01/32
    0


    7963863          286/286             F          225,000.00         ZZ
                                         360        224,810.97          1
                                       6.875          1,478.09         67
                                       6.625          1,478.09
    ANAHEIM          CA   92807          2            07/09/02         00
    805923                               03           09/01/02          0
    805923                               O            08/01/32
    0


    7963869          286/286             F          121,400.00         ZZ
                                         240        121,152.45          1
                                       6.500            905.13         64
                                       6.250            905.13
    WILDOMAR         CA   92595          2            07/24/02         00
    1106686                              05           09/01/02          0
    1106686                              O            08/01/22
    0


    7963875          286/286             F          298,700.00         ZZ
                                         360        298,442.82          1
                                       6.750          1,937.37         78
                                       6.500          1,937.37
    LOCKEFORD        CA   95237          2            07/09/02         00
    793405                               05           09/01/02          0
    793405                               O            08/01/32
    0


    7963877          286/286             F           78,500.00         ZZ
                                         360         78,434.05          1
                                       6.875            515.69         85
                                       6.625            515.69
    GALLLOWAY        NJ   08205          1            07/22/02         11
    1410550                              01           09/01/02         12
    1410550                              O            08/01/32
    0


1


    7963879          286/286             F          216,000.00         ZZ
                                         360        215,835.64          1
                                       7.375          1,491.86         80
                                       7.125          1,491.86
    CONCORD          CA   94520          2            07/09/02         00
    805677                               05           09/01/02          0
    805677                               O            08/01/32
    0


    7963885          286/286             F          198,000.00         ZZ
                                         360        197,821.01          1
                                       6.500          1,251.49         67
                                       6.250          1,251.49
    MURRIETA         CA   92562          1            07/11/02         00
    803210                               05           09/01/02          0
    803210                               O            08/01/32
    0


    7963889          286/286             F          229,500.00         ZZ
                                         360        229,307.18          1
                                       6.875          1,507.66         90
                                       6.625          1,507.66
    EL PASO          TX   79922          1            07/16/02         10
    1105229                              05           09/01/02         30
    1105229                              O            08/01/32
    0


    7963891          286/286             F          295,000.00         ZZ
                                         360        294,502.90          1
                                       6.875          1,937.94         90
                                       6.625          1,937.94
    SAN DIEGO        CA   92126          1            06/26/02         14
    806780                               05           08/01/02         25
    806780                               O            07/01/32
    0


    7963897          286/286             F          200,000.00         ZZ
                                         360        199,862.36          1
                                       7.875          1,450.14         54
                                       7.625          1,450.14
    BLOOMINGDALE     IL   60108          2            07/10/02         00
    1359333                              05           09/01/02          0
    1359333                              O            08/01/32
    0


    7963903          286/286             F          163,800.00         ZZ
                                         360        163,568.04          1
                                       7.750          1,173.48         90
                                       7.500          1,173.48
1


    PERRIS           CA   92570          1            06/14/02         10
    802700                               05           08/01/02         25
    802700                               O            07/01/32
    0


    7963905          286/286             F          221,500.00         ZZ
                                         360        221,327.21          1
                                       7.250          1,511.02         80
                                       7.000          1,511.02
    CHULA VISTA      CA   91910          1            07/09/02         00
    1104875                              05           09/01/02          0
    1104875                              O            08/01/32
    0


    7963909          286/286             F          250,000.00         ZZ
                                         360        249,627.76          1
                                       7.500          1,748.04         87
                                       7.250          1,748.04
    ORANGE           CA   92867          1            06/14/02         11
    804194                               05           08/01/02         25
    804194                               O            07/01/32
    0


    7963911          286/286             F          165,550.00         ZZ
                                         360        165,407.47          1
                                       6.750          1,073.75         90
                                       6.500          1,073.75
    RANCHO CUCAMONG  CA   91730          1            07/03/02         11
    806715                               05           09/01/02         25
    806715                               O            08/01/32
    0


    7963915          286/286             F          276,000.00         ZZ
                                         360        275,523.40          1
                                       6.750          1,790.13         80
                                       6.500          1,790.13
    TUJUNGA AREA     CA   91042          2            06/21/02         00
    805386                               05           08/01/02          0
    805386                               O            07/01/32
    0


    7963917          286/286             F           67,600.00         T
                                         360         67,549.83          1
                                       7.500            472.67         80
                                       7.250            472.67
    MUNDS PARK       AZ   86017          1            06/27/02         00
    105152                               03           08/01/02          0
    105152                               O            07/01/32
    0
1




    7963925          286/286             F          215,950.00         T
                                         360        215,628.48          1
                                       7.500          1,509.95         90
                                       7.250          1,509.95
    FOLSOM           CA   95630          1            06/19/02         10
    802187                               05           08/01/02         25
    802187                               O            07/01/32
    0


    7963927          286/286             F          195,000.00         ZZ
                                         360        194,679.39          1
                                       7.000          1,297.34         74
                                       6.750          1,297.34
    VAN NUYS AREA    CA   91405          1            06/21/02         00
    802360                               05           08/01/02          0
    802360                               O            07/01/32
    0


    7963929          286/286             F          118,400.00         ZZ
                                         360        118,316.43          2
                                       7.750            848.24         80
                                       7.500            848.24
    NEW HAVEN        CT   06512          1            07/24/02         00
    1316499                              05           09/01/02          0
    1316499                              O            08/01/32
    0


    7963937          286/286             F          260,050.00         ZZ
                                         360        259,578.55          1
                                       6.500          1,643.69         90
                                       6.250          1,643.69
    CONCORD          CA   94519          1            06/26/02         14
    807513                               05           08/01/02         25
    807513                               O            07/01/32
    0


    7963939          286/286             F          218,000.00         ZZ
                                         360        217,816.86          1
                                       6.875          1,432.10         74
                                       6.625          1,432.10
    ANAHEIM          CA   92802          2            07/17/02         00
    808151                               05           09/01/02          0
    808151                               O            08/01/32
    0


    7963941          286/286             F          289,500.00         ZZ
                                         360        289,290.47          1
1


                                       7.625          2,049.06         90
                                       7.375          2,049.06
    GUATAY           CA   91931          1            07/24/02         14
    807613                               05           09/01/02         25
    807613                               O            08/01/32
    0


    7963945          286/286             F          256,000.00         ZZ
                                         360        255,568.62          1
                                       6.875          1,681.74         80
                                       6.625          1,681.74
    POWAY            CA   92064          1            06/18/02         00
    796191                               05           08/01/02          0
    796191                               O            07/01/32
    0


    7963955          286/286             F          196,000.00         ZZ
                                         360        195,843.26          1
                                       7.125          1,320.49         88
                                       6.875          1,320.49
    SALT LAKE CITY   UT   84106          2            07/01/02         11
    796389                               05           09/01/02         25
    796389                               O            08/01/32
    0


    7963957          286/286             F          296,650.00         ZZ
                                         360        295,949.56          1
                                       6.875          1,948.78         85
                                       6.625          1,948.78
    CARMICHAEL       CA   95608          1            06/24/02         04
    774282                               05           08/01/02         12
    774282                               O            07/01/32
    0


    7963959          286/286             F          214,550.00         ZZ
                                         360        214,365.27          1
                                       6.750          1,391.57         70
                                       6.500          1,391.57
    FAIRFIELD        CA   94533          1            07/12/02         00
    1105153                              03           09/01/02          0
    1105153                              O            08/01/32
    0


    7963961          286/286             F          218,200.00         ZZ
                                         360        217,832.31          1
                                       6.875          1,433.42         90
                                       6.625          1,433.42
    PALM SPRINGS     CA   92262          1            05/31/02         14
    794802                               05           08/01/02         25
1


    794802                               O            07/01/32
    0


    7963965          286/286             F          310,000.00         ZZ
                                         360        309,464.70          1
                                       6.750          2,010.65         90
                                       6.500          2,010.65
    GARDEN GROVE     CA   92841          1            06/21/02         14
    803666                               05           08/01/02         25
    803666                               O            07/01/32
    0


    7963967          286/286             F          268,800.00         ZZ
                                         360        268,222.38          1
                                       6.750          1,743.43         80
                                       6.500          1,743.43
    WINDSOR          CA   95492          1            06/20/02         00
    805003                               05           08/01/02          0
    805003                               O            07/01/32
    0


    7963969          286/286             F          255,200.00         ZZ
                                         360        254,950.13          1
                                       6.625          1,634.07         80
                                       6.375          1,634.07
    ALAMEDA          CA   94501          1            07/10/02         00
    807708                               05           09/01/02          0
    807708                               O            08/01/32
    0


    7963971          286/286             F          295,150.00         ZZ
                                         360        294,902.03          1
                                       6.875          1,938.93         90
                                       6.625          1,938.93
    LA HABRA         CA   90631          1            07/10/02         14
    808434                               05           09/01/02         25
    808434                               O            08/01/32
    0


    7963973          286/286             F          134,851.00         ZZ
                                         360        134,618.12          1
                                       6.750            874.65         90
                                       6.500            874.65
    SALT LAKE CITY   UT   84111          1            06/26/02         14
    819581                               05           08/01/02         25
    819581                               O            07/01/32
    0


1


    7963977          286/286             F          193,500.00         ZZ
                                         360        193,218.99          1
                                       7.625          1,369.59         90
                                       7.375          1,369.59
    SOUTHAMPTON      MA   01073          1            07/03/02         14
    1355244                              05           08/01/02         25
    1355244                              O            07/01/32
    0


    7963981          286/286             F          269,000.00         ZZ
                                         360        268,774.01          1
                                       6.875          1,767.14         67
                                       6.625          1,767.14
    VALLEJO          CA   94591          2            07/09/02         00
    805668                               05           09/01/02          0
    805668                               O            08/01/32
    0


    7963983          286/286             F          181,800.00         ZZ
                                         360        181,477.51          1
                                       6.875          1,194.30         90
                                       6.625          1,194.30
    NORTH HOLLYWOOD  CA   91605          1            06/28/02         11
    805793                               05           09/01/02         25
    805793                               O            08/01/32
    0


    7963985          286/286             F          150,890.00         ZZ
                                         360        150,763.23          1
                                       6.875            991.24         90
                                       6.625            991.24
    EAGLE            ID   83616          1            07/18/02         01
    812879                               03           09/01/02         25
    812879                               O            08/01/32
    0


    7963989          286/286             F          282,000.00         ZZ
                                         360        281,757.20          1
                                       6.750          1,829.05         80
                                       6.500          1,829.05
    RIVERSIDE        CA   92508          1            07/08/02         00
    815627                               05           09/01/02          0
    815627                               O            08/01/32
    0


    7963993          286/286             F          206,500.00         ZZ
                                         360        205,976.55          1
                                       6.875          1,356.56         90
                                       6.625          1,356.56
1


    CITRUS HEIGHTS   CA   95610          1            05/26/02         14
    798120                               05           07/01/02         25
    798120                               O            06/01/32
    0


    7963995          286/286             F          215,950.00         ZZ
                                         360        215,586.10          1
                                       6.875          1,418.64         90
                                       6.625          1,418.64
    OAKLAND          CA   94608          1            06/19/02         04
    799885                               05           08/01/02         25
    799885                               O            07/01/32
    0


    7963997          286/286             F          294,500.00         ZZ
                                         360        294,233.77          1
                                       6.500          1,861.44         74
                                       6.250          1,861.44
    ACTON AREA       CA   93510          2            06/28/02         00
    806936                               05           09/01/02          0
    806936                               O            08/01/32
    0


    7963999          286/286             F           80,000.00         ZZ
                                         360         79,880.87          1
                                       7.500            559.38         80
                                       7.250            559.38
    TINLEY PARK      IL   60477          1            06/28/02         00
    1335227                              01           08/01/02          0
    1335227                              O            07/01/32
    0


    7964001          286/286             F          227,000.00         ZZ
                                         360        226,608.02          1
                                       6.750          1,472.32         80
                                       6.500          1,472.32
    SEATTLE          WA   98118          2            06/25/02         00
    1328438                              05           08/01/02          0
    1328438                              O            07/01/32
    0


    7964007          286/286             F          300,000.00         ZZ
                                         360        299,775.19          1
                                       7.500          2,097.65         90
                                       7.250          2,097.65
    STAMFORD         CT   06906          1            07/17/02         11
    1378812                              05           09/01/02         25
    1378812                              O            08/01/32
    0
1




    7964009          286/286             F           66,500.00         ZZ
                                         240         66,362.35          1
                                       6.375            490.93         79
                                       6.125            490.93
    DALLAS           TX   75208          2            07/25/02         00
    1410161                              05           09/01/02          0
    1410161                              O            08/01/22
    0


    7964013          286/286             F          203,000.00         ZZ
                                         360        202,712.52          1
                                       7.750          1,454.32         60
                                       7.500          1,454.32
    DES PLAINES      IL   60016          2            06/27/02         00
    1353609                              05           08/01/02          0
    1353609                              O            07/01/32
    0


    7964023          286/286             F          283,000.00         ZZ
                                         360        282,800.26          1
                                       7.750          2,027.45         79
                                       7.500          2,027.45
    NORTHFIELD       IL   60093          2            07/18/02         00
    778580                               05           09/01/02          0
    778580                               O            08/01/32
    0


    7964027          286/286             F          287,950.00         ZZ
                                         360        287,725.37          1
                                       7.250          1,964.33         90
                                       7.000          1,964.33
    ANAHEIM          CA   92806          1            07/08/02         10
    805886                               05           09/01/02         25
    805886                               O            08/01/32
    0


    7964029          286/286             F          298,000.00         ZZ
                                         360        297,778.84          2
                                       7.500          2,083.66         78
                                       7.250          2,083.66
    ELMWOOD PARK     IL   60707          1            07/15/02         00
    1405901                              05           09/01/02          0
    1405901                              O            08/01/32
    0


    7964031          286/286             F          235,000.00         ZZ
                                         360        234,692.66          1
1


                                       6.625          1,504.74         70
                                       6.375          1,504.74
    PENN VALLEY      CA   95946          1            07/02/02         00
    1382889                              05           09/01/02          0
    1382889                              O            08/01/32
    0


    7964033          286/286             F          210,000.00         ZZ
                                         360        209,823.57          1
                                       6.875          1,379.56         75
                                       6.625          1,379.56
    ELGIN            IL   60120          2            07/24/02         00
    1433786                              05           09/01/02          0
    1433786                              O            08/01/32
    0


    7964043          286/286             F          240,000.00         ZZ
                                         360        239,777.71          1
                                       6.375          1,497.29         80
                                       6.125          1,497.29
    SAN DIEGO        CA   92104          1            07/11/02         00
    808016                               05           09/01/02          0
    808016                               O            08/01/32
    0


    7964049          286/286             F          207,000.00         ZZ
                                         360        206,838.53          1
                                       7.250          1,412.10         80
                                       7.000          1,412.10
    PATTERSON        CA   95363          1            07/12/02         00
    808856                               05           09/01/02          0
    808856                               O            08/01/32
    0


    7964051          286/286             F          190,000.00         ZZ
                                         360        189,840.38          1
                                       6.875          1,248.16         72
                                       6.625          1,248.16
    ROSEVILLE        CA   95678          1            07/01/02         00
    802992                               05           09/01/02          0
    802992                               O            08/01/32
    0


    7964053          286/286             F           99,600.00         T
                                         360         99,436.24          1
                                       7.000            662.64         80
                                       6.750            662.64
    PALM DESERT      CA   92211          1            06/19/02         00
    804853                               01           08/01/02          0
1


    804853                               O            07/01/32
    0


    7964055          286/286             F          210,000.00         ZZ
                                         360        209,584.86          1
                                       7.000          1,397.14         74
                                       6.750          1,397.14
    RIVERSIDE        CA   92508          1            06/24/02         00
    806592                               05           08/01/02          0
    806592                               O            07/01/32
    0


    7964059          286/286             F          300,700.00         ZZ
                                         360        300,441.11          1
                                       6.750          1,950.33         90
                                       6.500          1,950.33
    SANTA ROSA       CA   95403          2            07/01/02         14
    806142                               05           09/01/02         25
    806142                               O            08/01/32
    0


    7964067          286/286             F          236,000.00         ZZ
                                         360        234,700.45          1
                                       6.875          1,550.35         80
                                       6.625          1,550.35
    GARDEN GROVE     CA   92844          2            06/21/02         00
    802997                               05           08/01/02          0
    802997                               O            07/01/32
    0


    7964069          286/286             F          287,200.00         ZZ
                                         360        286,975.96          1
                                       7.250          1,959.21         80
                                       7.000          1,959.21
    SAN LEANDRO      CA   94579          1            07/18/02         00
    1107012                              05           09/01/02          0
    1107012                              O            08/01/32
    0


    7964071          286/286             F          202,000.00         ZZ
                                         360        201,834.42          1
                                       7.000          1,343.91         80
                                       6.750          1,343.91
    LONG BEACH       CA   90804          2            07/18/02         00
    807319                               03           09/01/02          0
    807319                               O            08/01/32
    0


1


    7964073          286/286             F           78,350.00         ZZ
                                         360         78,282.54          1
                                       6.750            508.18         51
                                       6.500            508.18
    EAST STROUDSBUR  PA   18301          1            07/12/02         00
    1350618                              03           09/01/02          0
    1350618                              O            08/01/32
    0


    7964075          286/286             F          280,000.00         ZZ
                                         360        279,746.87          1
                                       6.500          1,769.80         46
                                       6.250          1,769.80
    BERKELEY         CA   94707          1            07/09/02         00
    1393661                              05           09/01/02          0
    1393661                              O            08/01/32
    0


    7964079          286/286             F          227,000.00         ZZ
                                         360        226,843.78          1
                                       7.875          1,645.91         80
                                       7.625          1,645.91
    CHICAGO          IL   60610          2            07/10/02         00
    1359187                              01           09/01/02          0
    1359187                              O            08/01/32
    0


    7964081          286/286             F          245,400.00         ZZ
                                         360        245,178.16          1
                                       6.500          1,551.09         75
                                       6.250          1,551.09
    SACRAMENTO       CA   95829          1            07/10/02         00
    818692                               05           09/01/02          0
    818692                               O            08/01/32
    0


    7964083          286/286             F          202,450.00         ZZ
                                         360        202,275.69          1
                                       6.750          1,313.09         50
                                       6.500          1,313.09
    CHAMPAIGN        IL   61822          1            07/11/02         00
    1315792                              05           09/01/02          0
    1315792                              O            08/01/32
    0


    7964085          286/286             F          300,700.00         ZZ
                                         360        300,414.69          1
                                       6.250          1,851.46         78
                                       6.000          1,851.46
1


    POWAY            CA   92064          1            07/18/02         00
    1106806                              05           09/01/02          0
    1106806                              O            08/01/32
    0


    7964087          286/286             F          115,150.00         T
                                         360        115,048.40          1
                                       6.625            737.32         90
                                       6.375            737.32
    LAS VEGAS        NV   89147          1            07/01/02         14
    807623                               03           09/01/02         25
    807623                               O            08/01/32
    0


    7964089          286/286             F          191,000.00         ZZ
                                         360        190,827.33          1
                                       6.500          1,207.25         66
                                       6.250          1,207.25
    RAMONA           CA   92065          2            07/12/02         00
    807086                               05           09/01/02          0
    807086                               O            08/01/32
    0


    7964091          286/286             F           97,600.00         ZZ
                                         360         97,454.67          1
                                       7.500            682.44         80
                                       7.250            682.44
    ISLIP            NY   11779          1            06/26/02         00
    782985                               05           08/01/02          0
    782985                               O            07/01/32
    0


    7964333          W39/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       7.000          2,208.80         80
                                       6.750          2,208.80
    OVILLA           TX   75154          5            08/12/02         00
    0434498820                           05           10/01/02          0
    PNI20660                             O            09/01/32
    0


    7964459          L21/G02             F           87,300.00         ZZ
                                         360         87,300.00          3
                                       7.875            632.99         90
                                       7.625            632.99
    ALBANY           NY   12202          1            08/16/02         14
    0434458238                           05           10/01/02         25
    70302109                             N            09/01/32
    0
1




    7964471          N47/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       6.625          1,319.04         55
                                       6.375          1,319.04
    OCEANSIDE        CA   92054          2            08/08/02         00
    0434464087                           05           10/01/02          0
    30122101                             O            09/01/32
    0


    7964691          286/286             F           60,800.00         ZZ
                                         360         60,709.48          1
                                       7.500            425.13         80
                                       7.250            425.13
    1UCSON           AZ   85705          5            06/11/02         00
    1348468                              05           08/01/02          0
    1348468                              N            07/01/32
    0


    7964701          286/286             F           52,500.00         ZZ
                                         360         52,416.65          2
                                       7.750            376.12         80
                                       7.500            376.12
    MILWAUKEE        WI   53210          1            06/26/02         00
    1337467                              05           08/01/02          0
    1337467                              N            07/01/32
    0


    7964713          286/286             F           30,300.00         ZZ
                                         360         30,254.87          1
                                       7.500            211.87         80
                                       7.250            211.87
    PITTSBURGH       PA   15202          1            06/06/02         00
    1332501                              05           08/01/02          0
    1332501                              N            07/01/32
    0


    7964719          286/286             F           36,900.00         ZZ
                                         360         36,872.61          1
                                       7.500            258.02         90
                                       7.250            258.02
    DETROIT          MI   48214          1            07/12/02         21
    1354177                              01           09/01/02         25
    1354177                              N            08/01/32
    0


    7964797          286/286             F          171,500.00         ZZ
                                         360        171,231.63          4
1


                                       7.250          1,169.93         70
                                       7.000          1,169.93
    METAIRIE         LA   70001          5            07/01/02         00
    1379844                              05           08/01/02          0
    1379844                              N            07/01/32
    0


    7964813          286/286             F           68,200.00         ZZ
                                         360         68,098.44          2
                                       7.500            476.87         79
                                       7.250            476.87
    SPRINGFIELD      OH   45503          2            06/13/02         00
    1329980                              05           08/01/02          0
    1329980                              N            07/01/32
    0


    7964837          286/286             F           48,800.00         ZZ
                                         360         48,764.67          1
                                       7.625            345.41         80
                                       7.375            345.41
    HAMMOND          IN   46324          2            07/03/02         00
    1377217                              05           09/01/02          0
    1377217                              N            08/01/32
    0


    7964857          286/286             F          166,500.00         ZZ
                                         360        166,239.43          2
                                       7.250          1,135.83         90
                                       7.000          1,135.83
    SAN MARCOS       TX   78666          1            06/20/02         10
    1333269                              05           08/01/02         25
    1333269                              N            07/01/32
    0


    7964859          286/286             F          166,500.00         ZZ
                                         360        166,239.43          2
                                       7.250          1,135.83         90
                                       7.000          1,135.83
    SAN MARCOS       TX   78666          1            06/20/02         10
    1333277                              05           08/01/02         25
    1333277                              N            07/01/32
    0


    7964895          N74/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
                                       6.875            369.52         75
                                       6.625            369.52
    HENSLEY          AR   72065          5            08/15/02         00
    0434504577                           05           10/01/02          0
1


    0030575010                           O            09/01/32
    0


    7964901          U36/G02             F          180,000.00         ZZ
                                         360        179,863.03          1
                                       7.375          1,243.22         80
                                       7.125          1,243.22
    LIZELLA          GA   31052          2            07/29/02         00
    0434473013                           05           09/01/02          0
    987001001                            O            08/01/32
    0


    7965733          S43/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.500            796.41         80
                                       6.250            796.41
    ALBUQUERQUE      NM   87111          1            08/12/02         00
    0434464913                           05           10/01/02          0
    021171                               O            09/01/32
    0


    7965975          U97/G02             F          192,500.00         ZZ
                                         360        192,342.21          1
                                       7.000          1,280.71         79
                                       6.750          1,280.71
    LONG BEACH       CA   90805          5            07/22/02         00
    0434509444                           05           09/01/02          0
    998813107                            O            08/01/32
    0


    7965981          K15/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       7.875            413.29         95
                                       7.625            413.29
    BUFFALO          NY   14215          5            08/14/02         11
    0434456737                           05           10/01/02         30
    029505304516                         O            09/01/32
    0


    7966045          E86/G02             F          190,000.00         ZZ
                                         360        189,836.41          1
                                       6.750          1,232.34         54
                                       6.500          1,232.34
    PHOENIXVILLE     PA   19460          2            07/25/02         00
    0434466629                           05           09/01/02          0
    0000208484                           O            08/01/32
    0


1


    7966109          K15/G02             F           91,800.00         ZZ
                                         360         91,800.00          1
                                       7.875            665.61         90
                                       7.625            665.61
    MT AIRY          NC   27030          5            08/10/02         11
    0434470290                           05           10/01/02         30
    081002                               O            09/01/32
    0


    7966543          696/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.125            565.92         80
                                       6.875            565.92
    ARLINGTON        VA   22207          1            08/16/02         00
    0434526398                           08           10/01/02          0
    22802116                             O            09/01/32
    0


    7966951          964/G02             F          266,000.00         ZZ
                                         360        266,000.00          1
                                       6.875          1,747.43         75
                                       6.625          1,747.43
    GRASS VALLEY     CA   95949          5            08/06/02         00
    0434500997                           05           10/01/02          0
    231168                               O            09/01/32
    0


    7967151          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          2
                                       7.875          1,247.12         80
                                       7.625          1,247.12
    WILMINGTON       NC   28405          1            08/20/02         00
    0414368050                           05           10/01/02          0
    0414368050                           N            09/01/32
    0


    7967159          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.500            682.63         60
                                       6.250            682.63
    RENO             NV   89511          2            08/09/02         00
    0414404194                           05           10/01/02          0
    0414404194                           O            09/01/32
    0


    7967173          E22/G02             F           92,850.00         ZZ
                                         360         92,850.00          1
                                       6.625            594.53         70
                                       6.375            594.53
1


    STRATHMORE       CA   93267          2            08/07/02         00
    0414462036                           05           10/01/02          0
    0414462036                           O            09/01/32
    0


    7967179          E22/G02             F          148,800.00         ZZ
                                         360        148,800.00          1
                                       7.375          1,027.72         95
                                       7.125          1,027.72
    MIAMI BEACH      FL   33139          1            08/20/02         04
    0414467910                           01           10/01/02         30
    0414467910                           O            09/01/32
    0


    7967211          E22/G02             F          139,200.00         ZZ
                                         360        139,200.00          1
                                       6.750            902.85         80
                                       6.500            902.85
    NORTH PROVIDENC  RI   02904          5            08/15/02         00
    0414521302                           05           10/01/02          0
    0414521302                           O            09/01/32
    0


    7967267          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       7.250          1,773.66         79
                                       7.000          1,773.66
    BRIDGEWATER      NJ   08807          1            08/20/02         00
    0414571794                           05           10/01/02          0
    0414571794                           O            09/01/32
    0


    7967655          E82/G02             F          140,500.00         ZZ
                                         360        140,500.00          1
                                       7.000            934.75         60
                                       6.750            934.75
    FRISCO           CO   80443          2            08/20/02         00
    0400652244                           01           10/01/02          0
    1647863                              N            09/01/32
    0


    7968871          L03/G02             F          194,800.00         ZZ
                                         360        194,636.34          1
                                       6.875          1,279.70         78
                                       6.625          1,279.70
    PHOENIX          AZ   85087          2            08/01/02         00
    0434466512                           05           09/01/02          0
    40006214                             O            08/01/32
    0
1




    7968953          Q87/G02             F           60,000.00         ZZ
                                         360         59,950.82          1
                                       7.000            399.18         80
                                       6.750            399.18
    SKIPPERVILLE     AL   36374          5            08/19/02         00
    0434467221                           05           09/23/02          0
    PALE04                               O            08/23/32
    0


    7968993          975/G02             F          488,000.00         ZZ
                                         360        488,000.00          1
                                       6.625          3,124.72         70
                                       6.375          3,124.72
    SAN MARINO       CA   91108          5            08/07/02         00
    0434527214                           05           10/01/02          0
    2022510                              O            09/01/32
    0


    7969209          738/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.875            986.10         80
                                       7.625            986.10
    MIAMI            FL   33133          1            08/09/02         00
    0434463394                           05           10/01/02          0
    40430948                             N            09/01/32
    0


    7969259          U05/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.875          2,233.56         80
                                       6.625          2,233.56
    MORGAN HILL      CA   95037          2            08/08/02         00
    0434458832                           05           10/01/02          0
    3243261                              O            09/01/32
    0


    7969607          U05/G02             F          184,000.00         ZZ
                                         360        183,856.47          1
                                       7.250          1,255.20         80
                                       7.000          1,255.20
    MONTGOMERY       TX   77356          5            07/26/02         00
    0434463006                           03           09/01/02          0
    3237321                              O            08/01/32
    0


    7969611          G51/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
1


                                       7.500            755.15         80
                                       7.250            755.15
    DENVER           CO   80204          1            08/16/02         00
    0434467395                           05           10/01/02          0
    58897866                             N            09/01/32
    0


    7969707          F89/G02             F          264,000.00         ZZ
                                         360        263,788.88          1
                                       7.125          1,778.62         80
                                       6.875          1,778.62
    LOS ANGELES      CA   90036          1            07/22/02         00
    0434433603                           01           09/01/02          0
    12921351                             O            08/01/32
    0


    7969739          253/253             F          577,500.00         ZZ
                                         360        577,500.00          1
                                       6.875          3,793.76         75
                                       6.625          3,793.76
    CORRALES         NM   87048          2            08/12/02         00
    1                                    05           10/01/02          0
    1                                    O            09/01/32
    0


    7969805          K88/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.500          2,654.69         58
                                       6.250          2,654.69
    WOODCLIFF LAKE   NJ   07675          1            08/15/02         00
    0434515235                           05           10/01/02          0
    29899                                O            09/01/32
    0


    7969875          W02/G02             F          123,500.00         ZZ
                                         360        123,396.24          1
                                       6.875            811.31         65
                                       6.625            811.31
    SANTEE           CA   92071          5            07/22/02         00
    0434534194                           01           09/01/02          0
    0591863                              N            08/01/32
    0


    7970123          A52/G02             F          123,920.00         ZZ
                                         360        123,825.71          1
                                       7.375            855.88         80
                                       7.125            855.88
    WOODSTOCK        GA   30189          1            07/31/02         00
    0434458931                           03           09/01/02          0
1


    19976                                O            08/01/32
    0


    7970129          W08/G02             F          135,900.00         ZZ
                                         360        135,900.00          1
                                       6.875            892.77         90
                                       6.625            892.77
    MIAMI            FL   33186          1            08/20/02         10
    0434464335                           09           10/01/02         25
    021185MG                             O            09/01/32
    0


    7970183          M82/G02             F          125,800.00         ZZ
                                         360        125,800.00          2
                                       7.500            879.62         82
                                       7.250            879.62
    BLAIRSVILLE      GA   30512          1            08/19/02         27
    0434504189                           05           10/01/02         20
    10346                                N            09/01/32
    0


    7971145          696/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.500            839.06         39
                                       7.250            839.06
    WASHINGTON       DC   20009          1            08/21/02         00
    0434452843                           01           10/01/02          0
    31202190                             N            09/01/32
    0


    7971691          L76/G02             F           93,000.00         ZZ
                                         360         93,000.00          1
                                       6.875            610.94         73
                                       6.625            610.94
    BYRON CENTER     MI   49315          5            08/21/02         00
    0434468690                           05           10/01/02          0
    991075                               O            09/01/32
    0


    7971743          E82/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
                                       6.750            788.05         31
                                       6.500            788.05
    PRINCETON JCT    NJ   08550          5            08/16/02         00
    0400664579                           05           10/01/02          0
    0400664579                           O            09/01/32
    0


1


    7971759          E82/G02             F           97,400.00         ZZ
                                         360         97,400.00          1
                                       6.625            623.66         63
                                       6.375            623.66
    BOYNTON BEACH    FL   33437          2            08/16/02         00
    0400673083                           01           10/01/02          0
    1659268                              O            09/01/32
    0


    7972585          U05/G02             F          118,500.00         ZZ
                                         360        118,402.87          1
                                       7.000            788.38         80
                                       6.750            788.38
    AUSTELL          GA   30106          2            08/05/02         00
    0434466207                           05           09/01/02          0
    3250407                              N            08/01/32
    0


    7973291          G34/G02             F          327,900.00         ZZ
                                         360        327,900.00          2
                                       7.625          2,320.86         80
                                       7.375          2,320.86
    KEY WEST         FL   33040          5            08/15/02         00
    0434468666                           05           10/01/02          0
    2076202                              O            09/01/32
    0


    7973297          S07/G02             F          184,800.00         ZZ
                                         360        184,800.00          1
                                       7.000          1,229.48         80
                                       6.750          1,229.48
    COLORADO SPRING  CO   80906          1            08/05/02         00
    0434469094                           03           10/01/02          0
    87543201                             N            09/01/32
    0


    7974509          M11/G02             F           78,800.00         ZZ
                                         360         78,800.00          1
                                       7.750            564.54         80
                                       7.500            564.54
    SPRING           TX   77380          1            08/15/02         00
    0434501045                           03           10/01/02          0
    17927002                             O            09/01/32
    0


    7974601          W47/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.375          1,746.84         80
                                       6.125          1,746.84
1


    LINCOLNWOOD      IL   60712          1            08/05/02         00
    0434468385                           05           10/01/02          0
    02070000                             O            09/01/32
    0


    7974671          B44/G02             F           96,408.00         ZZ
                                         360         96,408.00          1
                                       6.500            609.36         80
                                       6.250            609.36
    BOISE            ID   83712          1            08/16/02         00
    0434469177                           05           10/01/02          0
    4021345                              O            09/01/32
    0


    7974931          A80/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       6.625            778.62         80
                                       6.375            778.62
    MIAMI            FL   33015          1            08/21/02         00
    0434468724                           03           10/01/02          0
    0254888                              O            09/01/32
    0


    7975559          E82/G02             F          223,000.00         ZZ
                                         360        223,000.00          1
                                       6.875          1,464.95         80
                                       6.625          1,464.95
    SPRING HILL      KS   66083          2            08/19/02         00
    0400665030                           05           10/01/02          0
    1992369                              O            09/01/32
    0


    7975569          E82/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.625            742.76         72
                                       6.375            742.76
    EAST WINDSOR     CT   06016          2            08/19/02         00
    0400673422                           05           10/01/02          0
    4147858                              O            09/01/32
    0


    7975731          X08/G02             F          354,700.00         ZZ
                                         360        354,700.00          1
                                       6.750          2,300.58         78
                                       6.500          2,300.58
    HIGHLAND         UT   84003          2            08/13/02         00
    0434468930                           05           10/01/02          0
    6010425                              O            09/01/32
    0
1




    7976583          W93/G02             F          113,600.00         ZZ
                                         360        113,600.00          1
                                       7.000            755.79         78
                                       6.750            755.79
    GLENDALE         AZ   85310          2            08/01/02         00
    0434467957                           05           10/01/02          0
    35394269                             O            09/01/32
    0


    7976673          W93/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       7.000            585.47         80
                                       6.750            585.47
    PHOENIX          AZ   85037          2            08/01/02         00
    0434468021                           05           10/01/02          0
    35394271                             O            09/01/32
    0


    7976695          W93/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
                                       7.000            840.95         80
                                       6.750            840.95
    MESA             AZ   85205          2            08/01/02         00
    0434468047                           05           10/01/02          0
    35394162                             O            09/01/32
    0


    7976775          S11/G02             F          131,900.00         ZZ
                                         360        131,900.00          1
                                       6.375            822.88         80
                                       6.125            822.88
    RIVERSIDE        CA   92503          1            08/05/02         00
    0434498218                           05           10/01/02          0
    10208727                             O            09/01/32
    0


    7976991          742/G02             F           93,750.00         ZZ
                                         360         93,750.00          4
                                       7.250            639.54         75
                                       7.000            639.54
    NORTH TONAWANDA  NY   14120          1            08/16/02         00
    0434499174                           05           10/01/02          0
    5568571                              N            09/01/32
    0


    7978525          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          3
1


                                       7.500          1,038.33         90
                                       7.250          1,038.33
    BLUE SPRINGS     MO   64015          1            08/23/02         01
    0414656876                           05           10/01/02         25
    0414656876                           N            09/01/32
    0


    7978609          E22/G02             F          233,750.00         ZZ
                                         360        233,750.00          1
                                       7.250          1,594.59         88
                                       7.000          1,594.59
    CORAL SPRINGS    FL   33067          1            08/23/02         04
    0414749150                           03           10/01/02         25
    0414749150                           O            09/01/32
    0


    7978629          E22/G02             F           53,100.00         ZZ
                                         360         53,100.00          1
                                       7.625            375.84         89
                                       7.375            375.84
    PORT SAINT LUCI  FL   34983          1            08/23/02         01
    0414789941                           05           10/01/02         25
    0414789941                           N            09/01/32
    0


    7978767          E82/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       6.750          1,271.25         80
                                       6.500          1,271.25
    COLFAX           CA   95713          2            08/21/02         00
    0400670535                           05           10/01/02          0
    0400670535                           O            09/01/32
    0


    7979231          F28/G02             F          480,000.00         ZZ
                                         360        479,576.50          1
                                       6.625          3,073.49         80
                                       6.375          3,073.49
    HIGHLANDS RANCH  CO   80129          2            07/24/02         00
    0434480364                           03           09/01/02          0
    3218507                              O            08/01/32
    0


    7979669          A52/G02             F          246,000.00         ZZ
                                         360        246,000.00          1
                                       7.250          1,678.15         95
                                       7.000          1,678.15
    DACULA           GA   30019          1            08/15/02         11
    0434468823                           03           10/01/02         30
1


    20280                                O            09/01/32
    0


    7979859          E47/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.500          1,112.44         80
                                       6.250          1,112.44
    WESTMINSTER      CO   80031          5            08/07/02         00
    0434490231                           05           10/01/02          0
    7332020989                           O            09/01/32
    0


    7979945          896/G02             F          300,000.00         T
                                         360        299,777.36          1
                                       7.500          2,097.64         79
                                       7.250          2,097.64
    ORANGE BEACH     AL   36561          1            07/31/02         00
    0434488797                           01           09/01/02          0
    27916                                O            08/01/32
    0


    7980145          X31/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       6.500          2,123.75         80
                                       6.250          2,123.75
    MISSION VIEJO    CA   92691          1            08/19/02         00
    0434548863                           05           10/01/02          0
    40103486                             O            09/01/32
    0


    7980541          W30/G02             F          240,000.00         ZZ
                                         360        240,000.00          4
                                       7.875          1,740.17         78
                                       7.625          1,740.17
    NORTH ATTLEBORO  MA   02760          1            08/23/02         00
    0434519401                           05           10/01/02          0
    88880501                             N            09/01/32
    0


    7980577          P21/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       7.625            672.40         95
                                       7.375            672.40
    LOS ANGELES      CA   90032          5            08/15/02         01
    0434499216                           01           10/01/02         25
    0206071                              O            09/01/32
    0


1


    7980713          E45/G02             F          410,000.00         ZZ
                                         360        410,000.00          1
                                       6.375          2,557.87         74
                                       6.125          2,557.87
    FAIRFAX STATION  VA   22039          2            08/09/02         00
    0434479101                           03           10/01/02          0
    259870                               O            09/01/32
    0


    7980905          E45/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
                                       6.625            799.11         80
                                       6.375            799.11
    SOCIAL CIRCLE    GA   30025          2            08/07/02         00
    0434478913                           05           10/01/02          0
    267404                               O            09/01/32
    0


    7980933          806/G02             F          150,700.00         ZZ
                                         360        150,700.00          1
                                       7.125          1,015.30         80
                                       6.875          1,015.30
    N LAS VEGAS      NV   89032          1            08/06/02         00
    0434509790                           03           10/01/02          0
    1140009278                           O            09/01/32
    0


    7981215          E22/G02             F          122,500.00         ZZ
                                         360        122,500.00          3
                                       6.875            804.74         73
                                       6.625            804.74
    PROVIDENCE       RI   02908          2            08/20/02         00
    0414277558                           05           10/01/02          0
    0414277558                           O            09/01/32
    0


    7981221          E22/G02             F           67,400.00         ZZ
                                         360         67,400.00          1
                                       7.750            482.86         95
                                       7.500            482.86
    NILES            MI   49120          5            08/21/02         04
    0414333476                           05           10/01/02         30
    0414333476                           O            09/01/32
    0


    7981251          E22/G02             F           55,800.00         ZZ
                                         360         55,800.00          1
                                       7.000            371.24         90
                                       6.750            371.24
1


    FT PIERCE        FL   34950          2            08/21/02         04
    0414436519                           09           10/01/02         25
    0414436519                           O            09/01/32
    0


    7981261          E22/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.750          2,127.40         80
                                       6.500          2,127.40
    ESTES PARK       CO   80517          5            08/21/02         00
    0414473694                           05           10/01/02          0
    0414473694                           O            09/01/32
    0


    7981275          E22/G02             F          103,660.00         ZZ
                                         360        103,660.00          1
                                       6.375            646.70         89
                                       6.125            646.70
    ARNOLD           MO   63010          5            08/21/02         04
    0414497636                           05           10/01/02         25
    0414497636                           O            09/01/32
    0


    7981281          E22/G02             F          199,960.00         ZZ
                                         360        199,960.00          1
                                       6.500          1,263.88         80
                                       6.250          1,263.88
    OLYMPIA          WA   98501          1            08/20/02         00
    0414512087                           05           10/01/02          0
    0414512087                           O            09/01/32
    0


    7981359          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.750            653.79         90
                                       6.500            653.79
    ARNOLD           NE   69120          1            08/26/02         01
    0414598441                           05           10/01/02         25
    0414598441                           O            09/01/32
    0


    7981449          E22/G02             F           84,000.00         ZZ
                                         240         84,000.00          1
                                       6.875            644.96         65
                                       6.625            644.96
    ELKRIDGE         MD   21075          5            08/21/02         00
    0414666834                           01           10/01/02          0
    0414666834                           O            09/01/22
    0
1




    7981457          E22/G02             F           70,200.00         ZZ
                                         360         70,200.00          1
                                       6.875            461.16         90
                                       6.625            461.16
    FOREST PARK      GA   30297          1            08/26/02         01
    0414673632                           05           10/01/02         25
    0414673632                           N            09/01/32
    0


    7981461          E22/G02             F           48,150.00         ZZ
                                         360         48,150.00          1
                                       7.500            336.67         90
                                       7.250            336.67
    INDEPENDENCE     MO   64053          1            08/26/02         01
    0414676866                           05           10/01/02         25
    0414676866                           N            09/01/32
    0


    7981471          E22/G02             F          317,000.00         ZZ
                                         360        317,000.00          1
                                       6.625          2,029.79         84
                                       6.375          2,029.79
    ANTIOCH          CA   94509          5            08/15/02         04
    0414690339                           05           10/01/02         12
    0414690339                           O            09/01/32
    0


    7981479          E22/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
                                       7.250            559.38         63
                                       7.000            559.38
    PORT CHARLOTTE   FL   33981          5            08/20/02         00
    0414698084                           05           10/01/02          0
    0414698084                           O            09/01/32
    0


    7981481          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
                                       6.750            363.21         78
                                       6.500            363.21
    PASCAGOULA       MS   39581          2            08/20/02         00
    0414698134                           05           10/01/02          0
    0414698134                           O            09/01/32
    0


    7981503          E22/G02             F          122,550.00         ZZ
                                         360        122,550.00          1
1


                                       6.750            794.86         95
                                       6.500            794.86
    SEVIERVILLE      TN   37876          1            08/26/02         01
    0414708446                           05           10/01/02         35
    0414708446                           O            09/01/32
    0


    7981531          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       6.375            645.71         90
                                       6.125            645.71
    MOLINE           IL   61265          5            08/20/02         11
    0414729020                           05           10/01/02         25
    0414729020                           O            09/01/32
    0


    7981685          E82/G02             F           71,200.00         ZZ
                                         360         71,200.00          2
                                       7.500            497.84         80
                                       7.250            497.84
    BROOKLYN HEIGHT  OH   44109          1            08/28/02         00
    0400643472                           05           10/01/02          0
    3226996                              N            09/01/32
    0


    7981873          E45/G02             F          560,000.00         ZZ
                                         360        560,000.00          1
                                       6.625          3,585.74         80
                                       6.375          3,585.74
    YORBA LINDA      CA   92886          5            08/01/02         00
    0434479168                           05           10/01/02          0
    263505                               O            09/01/32
    0


    7981971          E22/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       7.000          2,000.56         61
                                       6.750          2,000.56
    HAYWARD          CA   94544          5            08/09/02         00
    0414466789                           05           10/01/02          0
    0414466789                           O            09/01/32
    0


    7981993          E22/G02             F           74,800.00         ZZ
                                         360         74,800.00          1
                                       7.000            497.65         80
                                       6.750            497.65
    KANNAPOLIS       NC   28083          5            08/16/02         00
    0414524140                           05           10/01/02          0
1


    0414524140                           O            09/01/32
    0


    7982017          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.750          1,816.07         80
                                       6.500          1,816.07
    SOUTH WEBER      UT   84405          5            08/15/02         00
    0414550855                           05           10/01/02          0
    0414550855                           O            09/01/32
    0


    7982133          E22/G02             F           86,450.00         ZZ
                                         360         86,450.00          1
                                       7.625            611.89         95
                                       7.375            611.89
    ARNOLD           MO   63010          1            08/21/02         04
    0414644971                           05           10/01/02         35
    0414644971                           O            09/01/32
    0


    7982277          E22/G02             F           54,123.00         ZZ
                                         360         54,123.00          1
                                       7.500            378.44         80
                                       7.250            378.44
    HIALEAH          FL   33012          1            08/21/02         00
    0414378414                           01           10/01/02          0
    0414378414                           N            09/01/32
    0


    7982375          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.875          1,182.47         80
                                       6.625          1,182.47
    CARLSBAD         CA   92009          1            08/18/02         00
    0414653261                           01           10/01/02          0
    0414653261                           O            09/01/32
    0


    7982391          E22/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
                                       7.500            265.70         80
                                       7.250            265.70
    MEXICO           MO   65265          1            08/22/02         00
    0414680926                           05           10/01/02          0
    0414680926                           O            09/01/32
    0


1


    7982415          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.375            414.41         80
                                       7.125            414.41
    NEWPORT NEWS     VA   23607          1            08/21/02         00
    0414714956                           05           10/01/02          0
    0414714956                           N            09/01/32
    0


    7983097          W68/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       7.500          1,118.74         80
                                       7.250          1,118.74
    AUSTIN           TX   78745          5            08/12/02         00
    0434519963                           05           10/01/02          0
    27888                                O            09/01/32
    0


    7983255          369/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       7.500          3,020.61         80
                                       7.250          3,020.61
    FAIR OAKS RANCH  TX   78015          1            08/02/02         00
    0434482956                           05           10/01/02          0
    22976533                             O            09/01/32
    0


    7983291          477/G02             F          107,050.00         ZZ
                                         360        107,050.00          1
                                       7.000            712.21         80
                                       6.750            712.21
    PHOENIX          AZ   85082          1            08/08/02         00
    0434496725                           05           10/01/02          0
    237986                               O            09/01/32
    0


    7983425          967/G02             F          203,000.00         ZZ
                                         360        203,000.00          1
                                       7.000          1,350.56         87
                                       6.750          1,350.56
    SUN VALLEY       ID   83353          1            08/16/02         04
    0434499133                           01           10/01/02         25
    5591185                              O            09/01/32
    0


    7983493          944/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       6.500            676.32         57
                                       6.250            676.32
1


    RANCHO CUCAMONG  CA   91701          1            08/19/02         00
    0434470373                           05           10/01/02          0
    W02025762                            O            09/01/32
    0


    7983775          738/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.000            498.98         49
                                       6.750            498.98
    VIRGINIA BEACH   VA   23464          5            08/16/02         00
    0434471553                           05           10/01/02          0
    40540948                             O            09/01/32
    0


    7984151          Q14/G02             F          100,000.00         ZZ
                                         240        100,000.00          1
                                       6.375            738.23         76
                                       6.125            738.23
    LEES SUMMIT      MO   64081          5            08/14/02         00
    0434478483                           05           10/01/02          0
    0208054                              O            09/01/22
    0


    7984155          950/G02             F          181,700.00         ZZ
                                         360        181,700.00          1
                                       7.000          1,208.85         79
                                       6.750          1,208.85
    KENMORE          WA   98028          2            08/14/02         00
    0434493227                           05           10/01/02          0
    EW207187                             N            09/01/32
    0


    7984181          742/G02             F          120,450.00         ZZ
                                         360        120,450.00          1
                                       6.875            791.27         90
                                       6.625            791.27
    SPARKS           NV   89436          1            08/19/02         11
    0434505780                           05           10/01/02         25
    5606819                              N            09/01/32
    0


    7984373          S27/G02             F           50,250.00         ZZ
                                         360         50,250.00          1
                                       7.250            342.80         56
                                       7.000            342.80
    CAPE CORAL       FL   33909          5            08/21/02         00
    0434505731                           05           10/01/02          0
    1190000430                           N            09/01/32
    0
1




    7984405          W40/G02             F           53,200.00         ZZ
                                         360         53,200.00          1
                                       7.625            376.55         80
                                       7.375            376.55
    PHOENIX          AZ   85014          1            08/21/02         00
    0434524161                           01           10/01/02          0
    100010199                            N            09/01/32
    0


    7984469          W17/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       7.750            741.49         90
                                       7.500            741.49
    MARGATE          FL   33063          1            08/22/02         02
    0434509220                           09           10/01/02         30
    020134                               O            09/01/32
    0


    7984481          E47/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
                                       6.625          1,568.76         65
                                       6.375          1,568.76
    SAN JOSE         CA   95110          5            08/12/02         00
    0434493391                           05           10/01/02          0
    7359511404                           O            09/01/32
    0


    7984497          X72/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.125            673.72         80
                                       6.875            673.72
    FORT COLLINS     CO   80525          1            08/20/02         00
    0434495610                           01           10/01/02          0
    11001027                             N            09/01/32
    0


    7984523          477/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.625          1,344.65         56
                                       6.375          1,344.65
    CHINO            CA   91710          1            08/14/02         00
    0434496535                           05           10/01/02          0
    205144                               O            09/01/32
    0


    7984583          W93/G02             F          161,800.00         ZZ
                                         360        161,800.00          1
1


                                       6.875          1,062.91         80
                                       6.625          1,062.91
    MERIDIAN         ID   83642          1            08/12/02         00
    0434478640                           03           10/01/02          0
    60400287                             O            09/01/32
    0


    7984829          U42/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.875          1,313.86         80
                                       6.625          1,313.86
    AUSTIN           TX   78748          5            08/22/02         00
    0434493144                           03           10/01/02          0
    10201283                             O            09/01/32
    0


    7985323          E82/G02             F          115,500.00         ZZ
                                         360        115,500.00          4
                                       7.000            768.42         73
                                       6.750            768.42
    LAKE WORTH       FL   33460          2            08/28/02         00
    0400654810                           05           10/01/02          0
    5363189                              N            09/01/32
    0


    7985451          E22/G02             F          138,600.00         ZZ
                                         360        138,600.00          4
                                       7.250            945.50         90
                                       7.000            945.50
    ALBUQUERQUE      NM   87123          1            08/27/02         04
    0414086280                           05           10/01/02         25
    0414086280                           N            09/01/32
    0


    7985461          E22/G02             F          105,000.00         T
                                         360        105,000.00          1
                                       6.875            689.78         76
                                       6.625            689.78
    MALTA            ID   83342          5            08/16/02         00
    0414340125                           05           10/01/02          0
    0414340125                           O            09/01/32
    0


    7985509          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.875            472.99         80
                                       6.625            472.99
    OKLAHOMA CITY    OK   73159          5            08/22/02         00
    0414512947                           05           10/01/02          0
1


    0414512947                           O            09/01/32
    0


    7985541          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.750          1,712.30         80
                                       6.500          1,712.30
    MARLBOROUGH      MA   01752          5            08/20/02         00
    0414573055                           05           10/01/02          0
    0414573055                           O            09/01/32
    0


    7985607          E22/G02             F          227,000.00         ZZ
                                         360        227,000.00          1
                                       6.500          1,434.79         47
                                       6.250          1,434.79
    SAN FRANCISCO    CA   94134          5            08/09/02         00
    0414657833                           07           10/01/02          0
    0414657833                           O            09/01/32
    0


    7985695          E22/G02             F           71,100.00         ZZ
                                         360         71,100.00          2
                                       7.875            515.52         90
                                       7.625            515.52
    PLYMOUTH         VT   05056          1            08/27/02         04
    0414765412                           05           10/01/02         25
    0414765412                           N            09/01/32
    0


    7985697          E22/G02             F          300,700.00         ZZ
                                         360        300,700.00          2
                                       7.250          2,051.30         39
                                       7.000          2,051.30
    PALISADES PARK   NJ   07022          2            08/27/02         00
    0414770115                           05           10/01/02          0
    0414770115                           N            09/01/32
    0


    7985713          E22/G02             F          337,500.00         ZZ
                                         360        337,500.00          1
                                       6.875          2,217.13         90
                                       6.625          2,217.13
    TROY             MI   48098          1            08/27/02         11
    0414838441                           05           10/01/02         25
    0414838441                           O            09/01/32
    0


1


    7986021          N74/G02             F           60,000.00         ZZ
                                         240         59,881.28          1
                                       6.750            456.22         62
                                       6.500            456.22
    ASHEVILLE        NC   28806          5            08/23/02         00
    0434513305                           05           09/28/02          0
    0030607010                           O            08/28/22
    0


    7986287          N74/G02             F           99,000.00         ZZ
                                         240         99,000.00          1
                                       6.625            745.42         90
                                       6.375            745.42
    REIDSVILLE       NC   27320          5            08/22/02         10
    0434505905                           05           10/01/02         25
    0030617010                           O            09/01/22
    0


    7986297          F25/G02             F          391,600.00         ZZ
                                         360        391,600.00          1
                                       7.500          2,738.12         80
                                       7.250          2,738.12
    BREWSTER         NY   10509          1            08/28/02         00
    0434498846                           05           10/01/02          0
    597283                               O            09/01/32
    0


    7986425          N74/G02             F          135,200.00         ZZ
                                         360        135,200.00          1
                                       6.500            854.56         80
                                       6.250            854.56
    HIGH POINT       NC   27265          2            08/23/02         00
    0434505996                           05           10/01/02          0
    0030625011                           O            09/01/32
    0


    7986455          737/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
                                       7.875            619.93         95
                                       7.625            619.93
    EL PASO          TX   79901          1            08/12/02         12
    0434509733                           05           10/01/02         30
    2078039                              O            09/01/32
    0


    7986475          G51/G02             F          324,177.00         ZZ
                                         360        324,177.00          1
                                       6.625          2,075.75         85
                                       6.375          2,075.75
1


    CASTLE ROCK      CO   80109          2            08/26/02         11
    0434496584                           03           10/01/02         25
    161181                               O            09/01/32
    0


    7986541          Q51/G02             F          440,000.00         ZZ
                                         360        440,000.00          2
                                       7.500          3,076.54         75
                                       7.250          3,076.54
    WEST HOLLYWOOD   CA   90069          5            08/15/02         00
    0434499117                           05           10/01/02          0
    0599968R20801A2                      O            09/01/32
    0


    7986601          M29/G02             F          485,000.00         ZZ
                                         360        485,000.00          1
                                       6.625          3,105.51         79
                                       6.375          3,105.51
    LITTLETON        CO   80122          2            08/19/02         00
    0434532628                           03           10/01/02          0
    0207340CB                            O            09/01/32
    0


    7986729          975/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       6.750          2,231.18         80
                                       6.500          2,231.18
    TORRANCE         CA   90503          1            08/16/02         00
    0434492583                           01           10/01/02          0
    2023072                              O            09/01/32
    0


    7986859          U28/G02             F          111,600.00         ZZ
                                         360        111,600.00          4
                                       7.625            789.90         80
                                       7.375            789.90
    DURHAM           NC   27707          1            08/23/02         00
    0434493086                           05           10/01/02          0
    2000003795                           N            09/01/32
    0


    7987051          E11/G02             F          484,000.00         ZZ
                                         360        484,000.00          1
                                       6.625          3,099.11         80
                                       6.375          3,099.11
    APPLE VALLEY     MN   55124          5            08/15/02         00
    0434538153                           05           10/01/02          0
    0004001046296                        O            09/01/32
    0
1




    7987541          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.625          1,306.23         80
                                       6.375          1,306.23
    PROVIDENCE       RI   02903          5            08/23/02         00
    0414314823                           01           10/01/02          0
    0414314823                           O            09/01/32
    0


    7987565          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       7.125          1,670.82         80
                                       6.875          1,670.82
    SAN DIEGO        CA   92126          5            08/22/02         00
    0414477042                           05           10/01/02          0
    0414477042                           O            09/01/32
    0


    7987631          E22/G02             F          143,500.00         ZZ
                                         360        143,500.00          1
                                       6.625            918.85         74
                                       6.375            918.85
    WHITTIER AREA    CA   90605          5            08/14/02         00
    0414571463                           05           10/01/02          0
    0414571463                           N            09/01/32
    0


    7987637          E22/G02             F          117,900.00         ZZ
                                         360        117,900.00          1
                                       7.750            844.65         90
                                       7.500            844.65
    DENNIS           MA   02660          5            08/23/02         01
    0414573147                           01           10/01/02         25
    0414573147                           O            09/01/32
    0


    7987743          E22/G02             F           47,610.00         ZZ
                                         360         47,610.00          1
                                       7.375            328.83         90
                                       7.125            328.83
    BIRMINGHAM       AL   35206          1            08/28/02         01
    0414649319                           05           10/01/02         25
    0414649319                           N            09/01/32
    0


    7987757          E22/G02             F          562,500.00         ZZ
                                         360        562,500.00          1
1


                                       7.375          3,885.05         75
                                       7.125          3,885.05
    SPRING           TX   77380          5            08/23/02         00
    0414655555                           03           10/01/02          0
    0414655555                           O            09/01/32
    0


    7987793          E22/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       6.750            788.70         80
                                       6.500            788.70
    SPRING           TX   77380          5            08/23/02         00
    0414675710                           03           10/01/02          0
    0414675710                           O            09/01/32
    0


    7987797          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       7.500            615.31         78
                                       7.250            615.31
    WASHINGTON       DC   20019          5            08/23/02         00
    0414683748                           07           10/01/02          0
    0414683748                           O            09/01/32
    0


    7987801          E22/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
                                       7.625            557.39         92
                                       7.375            557.39
    KENNER           LA   70065          1            08/28/02         01
    0414685966                           05           10/01/02         30
    0414685966                           O            09/01/32
    0


    7987817          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       7.750          1,225.06         95
                                       7.500          1,225.06
    NEW MARKET       AL   35761          5            08/23/02         01
    0414695007                           05           10/01/02         30
    0414695007                           O            09/01/32
    0


    7987855          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       7.500            811.09         80
                                       7.250            811.09
    BOCA RATON       FL   33428          1            08/27/02         00
    0414743252                           03           10/01/02          0
1


    0414743252                           N            09/01/32
    0


    7987889          E22/G02             F          195,650.00         ZZ
                                         360        195,650.00          1
                                       7.125          1,318.13         65
                                       6.875          1,318.13
    MANSFIELD        MA   02048          5            08/23/02         00
    0414780536                           05           10/01/02          0
    0414780536                           O            09/01/32
    0


    7987907          E22/G02             F          456,000.00         ZZ
                                         360        456,000.00          1
                                       6.250          2,807.67         80
                                       6.000          2,807.67
    HAYWARD          CA   94544          5            08/16/02         00
    0414799205                           03           10/01/02          0
    0414799205                           O            09/01/32
    0


    7988223          E82/G02             F          222,000.00         ZZ
                                         360        222,000.00          1
                                       7.250          1,514.43         70
                                       7.000          1,514.43
    LONG BEACH       CA   90815          5            08/26/02         00
    0400678405                           05           10/01/02          0
    0400678405                           O            09/01/32
    0


    7988225          E82/G02             F           71,400.00         ZZ
                                         360         71,400.00          1
                                       7.625            505.36         85
                                       7.375            505.36
    GRETNA           LA   70053          5            08/23/02         10
    0400661195                           05           10/01/02         12
    0400661195                           O            09/01/32
    0


    7988231          E82/G02             F          293,300.00         ZZ
                                         360        293,300.00          1
                                       6.875          1,926.77         80
                                       6.625          1,926.77
    SIMI   VALLEY    CA   93065          2            08/22/02         00
    0400671350                           03           10/01/02          0
    4851325                              O            09/01/32
    0


1


    7988307          E82/G02             F          128,600.00         ZZ
                                         360        128,600.00          1
                                       6.500            812.84         60
                                       6.250            812.84
    CENTREVILLE      VA   20121          2            08/26/02         00
    0400672978                           09           10/01/02          0
    0400672978                           O            09/01/32
    0


    7988317          E82/G02             F          159,300.00         ZZ
                                         360        159,300.00          1
                                       6.625          1,020.02         62
                                       6.375          1,020.02
    NORTH KINGSTOWN  RI   02852          2            08/26/02         00
    0400673141                           05           10/01/02          0
    1988428                              O            09/01/32
    0


    7988377          E82/G02             F          189,500.00         ZZ
                                         360        189,500.00          1
                                       6.375          1,182.23         56
                                       6.125          1,182.23
    HUNTINGTON BEAC  CA   92649          2            08/23/02         00
    0400667333                           05           10/01/02          0
    1709929                              O            09/01/32
    0


    7988381          E82/G02             F          194,400.00         ZZ
                                         360        194,400.00          1
                                       6.875          1,277.07         55
                                       6.625          1,277.07
    ROSLYN HEIGHTS   NY   11577          2            08/26/02         00
    0400660999                           05           10/01/02          0
    1654741                              O            09/01/32
    0


    7988397          E82/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.750            583.74         45
                                       6.500            583.74
    ALEXANDRIA       VA   22301          5            08/26/02         00
    0400679007                           05           10/01/02          0
    0400679007                           O            09/01/32
    0


    7988419          E82/G02             F          452,800.00         ZZ
                                         360        452,800.00          1
                                       6.875          2,974.57         80
                                       6.625          2,974.57
1


    EDEN PRAIRIE     MN   55347          5            08/23/02         00
    0400671046                           05           10/01/02          0
    0400671046                           O            09/01/32
    0


    7988575          F60/G02             F          165,900.00         ZZ
                                         360        165,900.00          4
                                       7.250          1,131.73         79
                                       7.000          1,131.73
    JEFFERSON        LA   70121          2            08/20/02         00
    0434498457                           05           10/01/02          0
    ROBBINS447374                        N            09/01/32
    0


    7988621          U42/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       6.625          2,151.44         80
                                       6.375          2,151.44
    GEORGETOWN       TX   78628          5            08/21/02         00
    0434495412                           05           10/01/02          0
    10201317                             O            09/01/32
    0


    7989051          998/998             F          324,500.00         ZZ
                                         360        324,089.61          1
                                       7.125          2,186.22         80
                                       6.875          2,186.22
    MANORVILLE       NY   11949          1            07/31/02         00
    2814125                              05           09/01/02          0
    2814125                              O            08/01/32
    0


    7989053          998/998             F          315,000.00         ZZ
                                         360        313,203.07          1
                                       6.500          1,991.02         63
                                       6.250          1,991.02
    ZIONSVILLE       PA   18092          2            06/21/02         00
    5164949                              05           08/01/02          0
    5164949                              O            07/01/32
    0


    7989615          998/998             F          382,500.00         ZZ
                                         360        382,208.94          4
                                       7.375          2,641.84         90
                                       7.125          2,641.84
    BROOKLYN         NY   11237          1            07/11/02         12
    4900030                              05           09/01/02         25
    4900030                              O            08/01/32
    0
1




    7989617          998/998             F          150,000.00         ZZ
                                         360        149,885.86          1
                                       7.375          1,036.01         32
                                       7.125          1,036.01
    FRANKFORT        IL   60423          5            07/24/02         00
    5007697                              05           09/01/02          0
    5007697                              O            08/01/32
    0


    7989619          998/998             F          212,000.00         ZZ
                                         360        211,826.22          1
                                       7.000          1,410.45         80
                                       6.750          1,410.45
    HOLLIS           NY   11423          5            07/31/02         00
    5015127                              05           09/01/02          0
    5015127                              O            08/01/32
    0


    7989621          998/998             F          365,700.00         ZZ
                                         360        365,421.73          1
                                       7.375          2,525.80         77
                                       7.125          2,525.80
    SHOREHAM         NY   11786          5            07/23/02         00
    5015932                              05           09/01/02          0
    5015932                              O            08/01/32
    0


    7989623          998/998             F          359,910.00         T
                                         360        359,642.90          1
                                       7.500          2,516.54         90
                                       7.250          2,516.54
    AUSTIN           TX   78732          1            07/15/02         10
    5022240                              05           09/01/02         25
    5022240                              O            08/01/32
    0


    7989625          998/998             F          534,000.00         ZZ
                                         360        533,593.66          1
                                       7.375          3,688.21         60
                                       7.125          3,688.21
    HOLLAND          MI   49424          2            07/12/02         00
    5029847                              05           09/01/02          0
    5029847                              O            08/01/32
    0


    7989627          998/998             F          346,500.00         ZZ
                                         360        346,242.85          3
1


                                       7.500          2,422.78         90
                                       7.250          2,422.78
    BROOKLYN         NY   11206          1            07/15/02         12
    5100273                              05           09/01/02         25
    5100273                              O            08/01/32
    0


    7989629          998/998             F          420,000.00         ZZ
                                         360        419,647.14          1
                                       6.875          2,759.11         80
                                       6.625          2,759.11
    KIEL             WI   53042          2            07/15/02         00
    5111038                              05           09/01/02          0
    5111038                              O            08/01/32
    0


    7989631          998/998             F          153,000.00         ZZ
                                         360        152,886.45          4
                                       7.500          1,069.80         83
                                       7.250          1,069.80
    PHILADELPHIA     PA   19146          1            07/26/02         11
    5176697                              05           09/01/02         25
    5176697                              N            08/01/32
    0


    7989635          883/G02             F          180,500.00         ZZ
                                         360        180,500.00          1
                                       6.750          1,170.72         72
                                       6.500          1,170.72
    CAPE CORAL       FL   33990          2            08/22/02         00
    0434492716                           05           10/01/02          0
    05013501                             O            09/01/32
    0


    7989739          W40/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.375            939.32         85
                                       7.125            939.32
    WASHINGTON       MI   48094          5            08/19/02         01
    0434501607                           05           10/01/02         12
    1017234175                           O            09/01/32
    0


    7990491          W39/G02             F           91,920.00         ZZ
                                         360         91,920.00          1
                                       7.125            619.29         80
                                       6.875            619.29
    THE COLONY       TX   75056          1            08/20/02         00
    0434497467                           05           10/01/02          0
1


    PN121541                             O            09/01/32
    0


    7990587          K79/G02             F          227,250.00         ZZ
                                         360        227,250.00          4
                                       7.750          1,628.05         90
                                       7.500          1,628.05
    LAWRENCE         MA   01843          1            08/28/02         01
    0434494522                           05           10/01/02         25
    15097KEEFE                           N            09/01/32
    0


    7991065          975/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       6.625          2,535.63         80
                                       6.375          2,535.63
    TORRANCE         CA   90503          1            08/21/02         00
    0434502761                           01           10/01/02          0
    2023123                              O            09/01/32
    0


    7991451          E23/G02             F          354,000.00         ZZ
                                         360        354,000.00          1
                                       6.750          2,296.04         77
                                       6.500          2,296.04
    SALINAS          CA   93907          5            08/19/02         00
    0434497749                           05           10/01/02          0
    11012894                             O            09/01/32
    0


    7991749          X51/G02             F          220,000.00         ZZ
                                         240        220,000.00          1
                                       6.375          1,624.11         80
                                       6.125          1,624.11
    BOCA RATON       FL   33486          5            08/18/02         00
    0434499893                           05           10/01/02          0
    R2053356                             O            09/01/22
    0


    7992171          X51/G02             F          289,000.00         ZZ
                                         360        289,000.00          1
                                       6.750          1,874.45         85
                                       6.500          1,874.45
    DENVER           CO   80211          5            08/15/02         10
    0434501961                           05           10/01/02         12
    R2053579                             O            09/01/32
    0


1


    7992371          W39/G02             F           83,830.00         ZZ
                                         360         83,830.00          1
                                       7.000            557.72         84
                                       6.750            557.72
    MADISONVILLE     LA   70447          2            08/19/02         01
    0434493961                           05           10/01/02         12
    MH020748                             O            09/01/32
    0


    7992417          N74/G02             F           75,500.00         ZZ
                                         240         75,500.00          1
                                       6.875            579.70         63
                                       6.625            579.70
    HUGHES SPRINGS   TX   75656          5            08/22/02         00
    0434545653                           05           10/01/02          0
    5572339                              O            09/01/22
    0


    7992421          N74/G02             F           31,000.00         ZZ
                                         360         30,975.82          1
                                       7.250            211.47         69
                                       7.000            211.47
    MARTINSVILLE     VA   24112          1            08/26/02         00
    0434524039                           27           09/26/02          0
    5347942                              O            08/26/32
    0


    7993161          E22/G02             F           86,275.00         ZZ
                                         360         86,275.00          1
                                       7.250            588.55         72
                                       7.000            588.55
    LAKE WORTH       FL   33467          2            08/29/02         00
    0414306274                           03           10/01/02          0
    0414306274                           N            09/01/32
    0


    7993173          E22/G02             F          313,000.00         ZZ
                                         360        313,000.00          1
                                       7.500          2,188.54         95
                                       7.250          2,188.54
    VIENNA           VA   22180          1            08/27/02         01
    0414423970                           05           10/01/02         35
    0414423970                           O            09/01/32
    0


    7993193          E22/G02             F          182,300.00         T
                                         360        182,300.00          1
                                       6.750          1,182.39         90
                                       6.500          1,182.39
1


    CHICAGO          IL   60608          1            08/29/02         01
    0414512103                           08           10/01/02         25
    0414512103                           O            09/01/32
    0


    7993263          E22/G02             F          140,310.00         ZZ
                                         360        140,310.00          1
                                       6.875            921.74         90
                                       6.625            921.74
    WELLINGTON       FL   33414          1            08/29/02         04
    0414645507                           03           10/01/02         30
    0414645507                           O            09/01/32
    0


    7993295          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.500            739.52         90
                                       6.250            739.52
    PEMBROKE PINES   FL   33026          5            08/19/02         04
    0414673392                           09           10/01/02         25
    0414673392                           O            09/01/32
    0


    7993305          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          2
                                       7.000          1,277.38         80
                                       6.750          1,277.38
    LONGMONT         CO   80501          1            08/29/02         00
    0414681502                           05           10/01/02          0
    0414681502                           N            09/01/32
    0


    7993313          E22/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
                                       6.750          1,048.13         80
                                       6.500          1,048.13
    CALEDONIA        MI   49316          1            08/29/02         00
    0414697128                           29           10/01/02          0
    0414697128                           O            09/01/32
    0


    7993325          E22/G02             F           52,900.00         ZZ
                                         360         52,900.00          1
                                       7.375            365.37         84
                                       7.125            365.37
    SAINT PETERSBUR  FL   33714          2            08/29/02         04
    0414710350                           05           10/01/02         20
    0414710350                           N            09/01/32
    0
1




    7993351          E22/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.750          2,516.56         80
                                       6.500          2,516.56
    CAMARILLO        CA   93010          1            08/22/02         00
    0414741520                           29           10/01/02          0
    0414741520                           O            09/01/32
    0


    7993365          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.750          1,050.73         70
                                       6.500          1,050.73
    MARIETTA         GA   30066          2            08/22/02         00
    0414751982                           03           10/01/02          0
    0414751982                           O            09/01/32
    0


    7993371          E22/G02             F          163,000.00         ZZ
                                         360        163,000.00          2
                                       6.875          1,070.79         80
                                       6.625          1,070.79
    OLATHE           KS   66062          2            08/29/02         00
    0414755983                           05           10/01/02          0
    0414755983                           N            09/01/32
    0


    7993395          E22/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
                                       7.750            472.83         74
                                       7.500            472.83
    SOUTH BEND       IN   46635          2            08/29/02         00
    0414789180                           05           10/01/02          0
    0414789180                           N            09/01/32
    0


    7993535          S11/G02             F          204,000.00         ZZ
                                         360        204,000.00          3
                                       7.375          1,408.98         80
                                       7.125          1,408.98
    LONG BEACH       CA   90805          1            08/21/02         00
    0434493920                           05           10/01/02          0
    10320281                             N            09/01/32
    0


    7993575          P09/G02             F          153,500.00         ZZ
                                         360        153,500.00          1
1


                                       6.750            995.60         86
                                       6.500            995.60
    WOODBRIDGE       VA   22193          2            08/26/02         10
    0434496303                           05           10/01/02         25
    R0207738                             O            09/01/32
    0


    7993617          G34/G02             F          195,900.00         ZZ
                                         360        195,900.00          1
                                       6.625          1,254.37         74
                                       6.375          1,254.37
    ELK GROVE        CA   95758          1            08/09/02         00
    0434499786                           05           10/01/02          0
    48200336                             O            09/01/32
    0


    7993661          420/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.750          1,426.92         66
                                       6.500          1,426.92
    SANTA ROSA       CA   95401          5            08/14/02         00
    0434490884                           05           10/01/02          0
    72002692                             O            09/01/32
    0


    7993691          K15/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       7.625            917.30         90
                                       7.375            917.30
    EAGLE POINT      OR   97524          5            08/21/02         11
    0434499232                           05           10/01/02         25
    207205502306                         O            09/01/32
    0


    7993731          K15/G02             F          191,000.00         ZZ
                                         360        191,000.00          1
                                       6.500          1,207.25         85
                                       6.250          1,207.25
    BRENTWOOD        NY   11717          5            08/22/02         11
    0434499356                           05           10/01/02         12
    020605300011                         O            09/01/32
    0


    7993747          E57/G02             F          160,500.00         ZZ
                                         360        160,500.00          1
                                       6.625          1,027.70         69
                                       6.375          1,027.70
    HELENDALE AREA   CA   92342          2            08/15/02         00
    0434514428                           03           10/01/02          0
1


    06009025                             O            09/01/32
    0


    7993751          K15/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.375            973.24         80
                                       6.125            973.24
    HAM LAKE         MN   55304          5            08/23/02         00
    0434499281                           05           10/01/02          0
    013205306338                         O            09/01/32
    0


    7994171          X82/G02             F          329,600.00         ZZ
                                         360        329,600.00          1
                                       7.375          2,276.47         80
                                       7.125          2,276.47
    ASHBURN          VA   20147          1            08/16/02         00
    0434508008                           03           10/01/02          0
    835122                               O            09/01/32
    0


    7994197          144/144             F          137,600.00         ZZ
                                         360        137,600.00          1
                                       6.875            903.93         57
                                       6.625            903.93
    WARWICK          NY   10990          5            08/13/02         00
    160695148                            05           10/01/02          0
    160695148                            O            09/01/32
    0


    7994241          K79/G02             F          234,800.00         ZZ
                                         360        234,800.00          1
                                       6.750          1,522.91         80
                                       6.500          1,522.91
    STOUGHTON        MA   02072          1            08/30/02         00
    0434530846                           05           10/01/02          0
    14961                                O            09/01/32
    0


    7994245          E57/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
                                       6.625            986.08         63
                                       6.375            986.08
    OAKHURST         CA   93644          2            08/21/02         00
    0434503488                           05           10/01/02          0
    13002795                             N            09/01/32
    0


1


    7994251          S11/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       6.625          2,663.69         80
                                       6.375          2,663.69
    LADERA RANCH AR  CA   92694          1            08/20/02         00
    0434536041                           03           10/01/02          0
    10320077                             O            09/01/32
    0


    7994387          944/G02             F          212,100.00         ZZ
                                         360        212,100.00          1
                                       7.250          1,446.90         80
                                       7.000          1,446.90
    CHICAGO          IL   60610          2            08/23/02         00
    0434501144                           01           10/01/02          0
    W02028018                            N            09/01/32
    0


    7994419          944/G02             F          191,500.00         ZZ
                                         360        191,500.00          1
                                       7.250          1,306.37         76
                                       7.000          1,306.37
    CHICAGO          IL   60610          2            08/23/02         00
    0434501177                           01           10/01/02          0
    W02028019                            N            09/01/32
    0


    7994545          W35/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.250          1,200.65         80
                                       6.000          1,200.65
    FALMOUTH         ME   04105          5            08/09/02         00
    0434502316                           05           10/01/02          0
    13374                                O            09/01/32
    0


    7994579          W35/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.250          1,083.67         80
                                       6.000          1,083.67
    HOLLAND          MA   01521          5            08/16/02         00
    0434501128                           05           10/01/02          0
    13382                                O            09/01/32
    0


    7994625          P67/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
                                       6.750          2,497.10         94
                                       6.500          2,497.10
1


    WEST ORANGE      NJ   07052          1            08/30/02         11
    0434507919                           05           10/01/02         30
    0605280                              O            09/01/32
    0


    7994957          M27/G02             F          218,000.00         ZZ
                                         360        218,000.00          1
                                       6.875          1,432.10         70
                                       6.625          1,432.10
    WILLINGTON       NC   28405          5            08/20/02         00
    0434507307                           03           10/01/02          0
    0100025034                           O            09/01/32
    0


    7994965          Q87/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.625            409.80         80
                                       6.375            409.80
    CITRONELLE       AL   36522          2            08/27/02         00
    0434507505                           05           10/01/02          0
    COPA04                               O            09/01/32
    0


    7995027          F89/G02             F          396,100.00         ZZ
                                         360        396,100.00          1
                                       6.500          2,503.62         62
                                       6.250          2,503.62
    TARZANA AREA (L  CA   91356          2            08/21/02         00
    0434491577                           05           10/01/02          0
    22684                                O            09/01/32
    0


    7995033          S43/G02             F          423,200.00         ZZ
                                         360        423,200.00          1
                                       6.625          2,709.80         80
                                       6.375          2,709.80
    SANTA FE         NM   87505          1            08/28/02         00
    0434504098                           05           10/01/02          0
    021325                               O            09/01/32
    0


    7995119          U05/G02             F          286,000.00         ZZ
                                         360        286,000.00          1
                                       6.875          1,878.82         67
                                       6.625          1,878.82
    WORTHINGTON      OH   43085          2            08/16/02         00
    0434494902                           05           10/01/02          0
    3247096                              O            09/01/32
    0
1




    7995193          K56/G02             F          195,000.00         ZZ
                                         360        195,000.00          4
                                       6.625          1,248.61         65
                                       6.375          1,248.61
    REDMOND          OR   97756          5            08/13/02         00
    0434535928                           05           10/01/02          0
    1020586                              N            09/01/32
    0


    7995373          822/G02             F           70,200.00         ZZ
                                         360         70,200.00          4
                                       6.875            461.17         90
                                       6.625            461.17
    PHILADELPHIA     PA   19124          1            08/22/02         10
    0434517116                           05           10/01/02         25
    3636072277                           N            09/01/32
    0


    7995653          E22/G02             F          133,200.00         ZZ
                                         360        133,200.00          1
                                       6.875            875.03         90
                                       6.625            875.03
    STRASBURG        VA   22657          1            08/30/02         01
    0414199489                           05           10/01/02         30
    0414199489                           O            09/01/32
    0


    7995729          E22/G02             F          110,700.00         ZZ
                                         360        110,700.00          2
                                       6.875            727.22         90
                                       6.625            727.22
    MIAMI            FL   33161          5            08/21/02         04
    0414491951                           05           10/01/02         25
    0414491951                           O            09/01/32
    0


    7995747          E22/G02             F          143,450.00         ZZ
                                         360        143,450.00          1
                                       7.875          1,040.11         95
                                       7.625          1,040.11
    JACKSON          MS   39212          5            08/26/02         01
    0414524298                           05           10/01/02         30
    0414524298                           O            09/01/32
    0


    7995801          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
1


                                       7.250            613.96         56
                                       7.000            613.96
    DALLAS           TX   75206          5            08/23/02         00
    0414576777                           05           10/01/02          0
    0414576777                           O            09/01/32
    0


    7995821          E22/G02             F          133,200.00         ZZ
                                         360        133,200.00          1
                                       7.000            886.18         90
                                       6.750            886.18
    LAKE WORTH       FL   33463          1            08/30/02         01
    0414588863                           03           10/01/02         25
    0414588863                           O            09/01/32
    0


    7995855          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       7.000          1,144.32         80
                                       6.750          1,144.32
    SAN JOSE         CA   95133          1            08/26/02         00
    0414619676                           01           10/01/02          0
    0414619676                           O            09/01/32
    0


    7995889          E22/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
                                       7.250            880.01         95
                                       7.000            880.01
    CEDAR RAPIDS     IA   52403          5            08/28/02         04
    0414640540                           05           10/01/02         30
    0414640540                           O            09/01/32
    0


    7995893          E22/G02             F          150,400.00         ZZ
                                         360        150,400.00          1
                                       6.750            975.49         80
                                       6.500            975.49
    LITCHFIELD       OH   44253          5            08/26/02         00
    0414645184                           05           10/01/02          0
    0414645184                           O            09/01/32
    0


    7995899          E22/G02             F          351,000.00         ZZ
                                         360        351,000.00          1
                                       6.750          2,276.58         90
                                       6.500          2,276.58
    CORAL SPRINGS    FL   33071          1            08/30/02         04
    0414652214                           03           10/01/02         25
1


    0414652214                           O            09/01/32
    0


    7995907          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.750          1,349.08         80
                                       6.500          1,349.08
    GLENDORA         CA   91740          1            08/28/02         00
    0414656975                           05           10/01/02          0
    0414656975                           O            09/01/32
    0


    7995915          E22/G02             F           71,200.00         ZZ
                                         360         71,200.00          1
                                       6.875            467.73         95
                                       6.625            467.73
    WEST MEMPHIS     AR   72301          5            08/26/02         01
    0414664284                           05           10/01/02         30
    0414664284                           O            09/01/32
    0


    7995933          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.875            630.65         80
                                       6.625            630.65
    ELGIN            IL   60123          1            09/03/02         00
    0414674010                           05           10/01/02          0
    0414674010                           O            09/01/32
    0


    7995937          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.875            762.04         80
                                       6.625            762.04
    ARLINGTON        TX   76001          5            08/26/02         00
    0414677344                           05           10/01/02          0
    0414677344                           O            09/01/32
    0


    7995951          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.500          1,744.51         80
                                       6.250          1,744.51
    CLACKAMAS        OR   97015          1            08/27/02         00
    0414683847                           03           10/01/02          0
    0414683847                           O            09/01/32
    0


1


    7996011          E22/G02             F          344,250.00         ZZ
                                         360        344,250.00          3
                                       7.625          2,436.58         75
                                       7.375          2,436.58
    EVERETT          MA   02179          1            08/30/02         00
    0414722249                           05           10/01/02          0
    0414722249                           N            09/01/32
    0


    7996013          E22/G02             F          137,200.00         ZZ
                                         360        137,200.00          1
                                       6.875            901.31         80
                                       6.625            901.31
    CANTON           MI   48188          1            08/30/02         00
    0414722603                           05           10/01/02          0
    0414722603                           O            09/01/32
    0


    7996017          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.375            932.41         90
                                       7.125            932.41
    AUSTIN           TX   78701          1            08/29/02         04
    0414723213                           06           10/01/02         25
    0414723213                           N            09/01/32
    0


    7996095          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.750            429.85         80
                                       7.500            429.85
    HAMMOND          LA   70403          1            08/30/02         00
    0414754648                           01           10/01/02          0
    0414754648                           N            09/01/32
    0


    7996099          E22/G02             F          203,000.00         ZZ
                                         360        203,000.00          1
                                       7.125          1,367.65         80
                                       6.875          1,367.65
    ST. CHARLES      IL   60174          1            08/30/02         00
    0414756353                           01           10/01/02          0
    0414756353                           O            09/01/32
    0


    7996109          E22/G02             F          250,000.00         ZZ
                                         240        250,000.00          1
                                       7.125          1,957.05         41
                                       6.875          1,957.05
1


    GILROY           CA   95020          2            08/26/02         00
    0414761783                           05           10/01/02          0
    0414761783                           N            09/01/22
    0


    7996119          E22/G02             F          174,400.00         ZZ
                                         360        174,400.00          1
                                       7.125          1,174.97         80
                                       6.875          1,174.97
    PEYTON           CO   80831          5            08/26/02         00
    0414765826                           05           10/01/02          0
    0414765826                           O            09/01/32
    0


    7996125          E22/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       7.000          1,942.68         80
                                       6.750          1,942.68
    LA (SYLMAR)      CA   91342          5            08/25/02         00
    0414770495                           05           10/01/02          0
    0414770495                           O            09/01/32
    0


    7996133          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.625          2,433.18         80
                                       6.375          2,433.18
    NAPLES           FL   34108          1            08/30/02         00
    0414771907                           08           10/01/02          0
    0414771907                           O            09/01/32
    0


    7996149          E22/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       6.500          1,302.06         74
                                       6.250          1,302.06
    BOISE            ID   83709          5            08/26/02         00
    0414778597                           03           10/01/02          0
    0414778597                           O            09/01/32
    0


    7996173          E22/G02             F           87,600.00         ZZ
                                         360         87,600.00          1
                                       6.750            568.17         80
                                       6.500            568.17
    CARSON CITY      NV   89701          1            08/23/02         00
    0414789826                           27           10/01/02          0
    0414789826                           O            09/01/32
    0
1




    7996613          069/G02             F           91,350.00         ZZ
                                         360         91,273.25          1
                                       6.875            600.11         80
                                       6.625            600.11
    REDLANDS         CA   92373          1            07/25/02         00
    0434495776                           01           09/01/02          0
    21488323969                          N            08/01/32
    0


    7996891          069/G02             F          152,850.00         ZZ
                                         360        152,850.00          1
                                       6.875          1,004.12         32
                                       6.625          1,004.12
    CATHEDRAL CITY   CA   92234          1            08/06/02         00
    0434504650                           03           10/01/02          0
    20988317979                          O            09/01/32
    0


    7997101          944/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
                                       7.250          1,381.41         80
                                       7.000          1,381.41
    CHICAGO          IL   60610          2            08/23/02         00
    0434493557                           06           10/01/02          0
    W02028020                            N            09/01/32
    0


    7997139          E86/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.875          1,510.94         77
                                       6.625          1,510.94
    SAUGERTIES       NY   12477          5            08/16/02         00
    0434508081                           05           10/01/02          0
    0000212936                           O            09/01/32
    0


    7997341          E86/G02             F           38,700.00         ZZ
                                         360         38,700.00          2
                                       7.375            267.29         90
                                       7.125            267.29
    WILLIAMSPORT     PA   17701          1            08/02/02         11
    0434498390                           05           10/01/02         25
    1                                    O            09/01/32
    0


    7997431          K15/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
1


                                       7.000          1,889.46         75
                                       6.750          1,889.46
    NEW YORK         NY   10021          5            08/24/02         00
    0434502498                           06           10/01/02          0
    021205502125                         O            09/01/32
    0


    7997501          N67/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.500            834.33         80
                                       6.250            834.33
    MESA             AZ   85205          1            08/28/02         00
    0434510749                           05           10/01/02          0
    17600026537                          O            09/01/32
    0


    7997583          975/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.500          1,896.20         64
                                       6.250          1,896.20
    SAN DIEGO        CA   92129          1            08/22/02         00
    0434497152                           05           10/01/02          0
    2023075                              O            09/01/32
    0


    7997615          A52/G02             F           86,800.00         ZZ
                                         360         86,800.00          1
                                       7.500            606.92         80
                                       7.250            606.92
    RIVERDALE        GA   30274          5            08/23/02         00
    0434497418                           05           10/01/02          0
    19890                                O            09/01/32
    0


    7999665          Q14/G02             F           57,000.00         ZZ
                                         300         57,000.00          1
                                       7.000            402.86         75
                                       6.750            402.86
    KANSAS CITY      MO   64131          2            08/29/02         00
    0434499083                           05           10/01/02          0
    0208673                              N            09/01/27
    0


    7999675          E86/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.000          1,463.67         80
                                       6.750          1,463.67
    MANASSAS         VA   20110          1            08/21/02         00
    0434500567                           05           10/01/02          0
1


    0000192144                           O            09/01/32
    0


    7999685          E86/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.875          1,379.55         79
                                       6.625          1,379.55
    PLACENTIA        CA   92870          1            08/14/02         00
    0434500724                           09           10/01/02          0
    316691                               O            09/01/32
    0


    7999695          E47/G02             F          266,250.00         ZZ
                                         360        266,250.00          4
                                       7.750          1,907.45         75
                                       7.500          1,907.45
    CHICAGO          IL   60618          5            08/15/02         00
    0434506093                           05           10/01/02          0
    7360513909                           O            09/01/32
    0


    7999745          950/G02             F           97,600.00         T
                                         360         97,600.00          1
                                       6.625            624.94         79
                                       6.375            624.94
    KIRKLAND         WA   98033          1            08/07/02         00
    0434526893                           01           10/01/02          0
    E6207020                             O            09/01/32
    0


    7999811          A06/G02             F          238,400.00         ZZ
                                         360        238,400.00          1
                                       6.500          1,506.86         80
                                       6.250          1,506.86
    BRIGHTON         MI   48114          5            08/21/02         00
    0434496758                           05           10/01/02          0
    5000020217525                        O            09/01/32
    0


    7999829          W68/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       7.250            890.24         87
                                       7.000            890.24
    ALBUQUERQUE      NM   87112          1            08/26/02         12
    0434522900                           05           10/01/02         25
    28735                                N            09/01/32
    0


1


    8000037          W30/G02             F          161,910.00         ZZ
                                         360        161,910.00          3
                                       7.500          1,132.10         90
                                       7.250          1,132.10
    WEBSTER          MA   01570          1            08/29/02         14
    0434513453                           05           10/01/02         25
    0609892                              N            09/01/32
    0


    8000175          S27/G02             F           68,640.00         ZZ
                                         360         68,640.00          1
                                       7.125            462.45         77
                                       6.875            462.45
    PALM COAST       FL   32137          1            08/28/02         00
    0434525267                           03           10/01/02          0
    1090000635                           N            09/01/32
    0


    8000335          L20/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.875            551.82         80
                                       6.625            551.82
    MERIDIAN         ID   83642          1            08/19/02         00
    0434510277                           05           10/01/02          0
    707394                               N            09/01/32
    0


    8001121          E22/G02             F          118,800.00         ZZ
                                         360        118,800.00          4
                                       7.500            830.67         90
                                       7.250            830.67
    HARVEY           LA   70058          1            09/03/02         01
    0414513911                           05           10/01/02         25
    0414513911                           N            09/01/32
    0


    8001173          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       7.875          1,102.11         95
                                       7.625          1,102.11
    HIALEAH          FL   33018          5            08/28/02         04
    0414595751                           05           10/01/02         30
    0414595751                           O            09/01/32
    0


    8001179          E22/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       7.625            665.33         80
                                       7.375            665.33
1


    TUCSON           AZ   85710          2            08/22/02         00
    0414601435                           05           10/01/02          0
    0414601435                           O            09/01/32
    0


    8001201          E22/G02             F          101,000.00         ZZ
                                         360        101,000.00          1
                                       6.625            646.71         80
                                       6.375            646.71
    CAPE CORAL       FL   33914          5            08/28/02         00
    0414627174                           05           10/01/02          0
    0414627174                           O            09/01/32
    0


    8001219          E22/G02             F          484,000.00         ZZ
                                         360        484,000.00          1
                                       6.875          3,179.54         80
                                       6.625          3,179.54
    UNION CITY       CA   94587          5            08/27/02         00
    0414663278                           05           10/01/02          0
    0414663278                           O            09/01/32
    0


    8001227          E22/G02             F          297,500.00         ZZ
                                         360        297,500.00          1
                                       7.500          2,080.16         85
                                       7.250          2,080.16
    BRANSON          MO   65616          1            08/09/02         04
    0414672568                           05           10/01/02         12
    0414672568                           O            09/01/32
    0


    8001241          E22/G02             F          367,500.00         ZZ
                                         360        367,500.00          1
                                       6.500          2,322.85         64
                                       6.250          2,322.85
    LOVELAND         CO   80537          2            08/28/02         00
    0414680942                           05           10/01/02          0
    0414680942                           O            09/01/32
    0


    8001279          E22/G02             F           64,685.00         ZZ
                                         360         64,685.00          1
                                       7.625            457.84         75
                                       7.375            457.84
    NORMAN           OK   73071          1            08/29/02         00
    0414704015                           03           10/01/02          0
    0414704015                           N            09/01/32
    0
1




    8001297          E22/G02             F          108,300.00         ZZ
                                         360        108,300.00          2
                                       7.125            729.64         70
                                       6.875            729.64
    DELRAY BEACH     FL   33444          5            08/30/02         00
    0414718700                           05           10/01/02          0
    0414718700                           N            09/01/32
    0


    8001301          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.375          1,933.89         70
                                       7.125          1,933.89
    BREWSTER         NY   10509          5            08/28/02         00
    0414719518                           05           10/01/02          0
    0414719518                           O            09/01/32
    0


    8001349          E22/G02             F          221,000.00         ZZ
                                         360        221,000.00          1
                                       6.750          1,433.40         86
                                       6.500          1,433.40
    COLORADO SPRING  CO   80922          2            08/28/02         04
    0414760538                           05           10/01/02         25
    0414760538                           O            09/01/32
    0


    8001389          E22/G02             F          144,800.00         ZZ
                                         360        144,800.00          2
                                       7.625          1,024.89         80
                                       7.375          1,024.89
    JERSEY CITY      NJ   07303          5            08/27/02         00
    0414813501                           05           10/01/02          0
    0414813501                           O            09/01/32
    0


    8001419          E82/G02             F          362,700.00         ZZ
                                         360        362,700.00          1
                                       7.375          2,505.08         90
                                       7.125          2,505.08
    TRACY            CA   95376          5            08/28/02         04
    0400674982                           05           10/01/02         25
    0400674982                           O            09/01/32
    0


    8001611          L49/G02             F          581,200.00         ZZ
                                         360        581,200.00          1
1


                                       6.250          3,578.55         80
                                       6.000          3,578.55
    SAN JOSE         CA   95136          2            08/21/02         00
    0434488227                           03           10/01/02          0
    10010943                             O            09/01/32
    0


    8002431          N47/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.625          1,690.42         80
                                       6.375          1,690.42
    SAN DIEGO        CA   92115          1            08/23/02         00
    0434509543                           05           10/01/02          0
    30122502                             N            09/01/32
    0


    8002489          N47/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.625          1,472.72         68
                                       6.375          1,472.72
    SAN DIEGO        CA   92126          1            08/23/02         00
    0434518718                           05           10/01/02          0
    30121998                             O            09/01/32
    0


    8002551          N47/G02             F          473,000.00         ZZ
                                         360        473,000.00          1
                                       6.750          3,067.87         60
                                       6.500          3,067.87
    SAN JOSE         CA   95121          2            08/21/02         00
    0434536405                           05           10/01/02          0
    20120877                             O            09/01/32
    0


    8002731          P01/G02             F           85,850.00         ZZ
                                         360         85,850.00          2
                                       6.875            563.98         85
                                       6.625            563.98
    MECHANICVILLE    NY   12118          5            08/23/02         04
    0434524328                           05           10/01/02         12
    02002957                             O            09/01/32
    0


    8002953          E60/G02             F          459,000.00         ZZ
                                         360        459,000.00          1
                                       6.375          2,863.57         71
                                       6.125          2,863.57
    ATASCADERO       CA   93422          5            08/26/02         00
    0434507828                           05           10/01/02          0
1


    514667                               O            09/01/32
    0


    8003053          950/G02             F          185,200.00         ZZ
                                         360        185,200.00          1
                                       7.250          1,263.39         80
                                       7.000          1,263.39
    SACRAMENTO       CA   95819          1            08/09/32         00
    0434560827                           05           10/01/02          0
    AA207024                             N            09/01/32
    0


    8003063          A35/A35             F          640,000.00         ZZ
                                         360        640,000.00          1
                                       7.750          4,585.03         80
                                       7.500          4,585.03
    MELVILLE         NY   11747          5            08/23/02         00
    1                                    05           10/01/02          0
    1                                    O            09/01/32
    0


    8003713          W08/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
                                       6.875            847.44         95
                                       6.625            847.44
    LAKE MARY        FL   32746          5            08/30/02         10
    0434517660                           05           10/01/02         30
    021441                               O            09/01/32
    0


    8004573          K15/G02             F          113,000.00         ZZ
                                         360        113,000.00          1
                                       7.750            809.55         95
                                       7.500            809.55
    FRESNO           CA   93726          5            08/27/02         11
    0434504460                           05           10/01/02         30
    038305502500                         O            09/01/32
    0


    8004611          K15/G02             F           60,100.00         T
                                         360         60,100.00          1
                                       6.625            384.83         80
                                       6.375            384.83
    ONAMIA           MN   56359          5            08/29/02         00
    0434530648                           05           10/01/02          0
    013205306420                         O            09/01/32
    0


1


    8005033          253/253             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.750          2,464.68         76
                                       6.500          2,464.68
    LEANDER          TX   78641          2            09/01/02         00
    973665                               03           10/01/02          0
    973665                               O            09/01/32
    0


    8005057          A06/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.000          1,463.67         66
                                       6.750          1,463.67
    PLYMOUTH         MI   48170          1            08/30/02         00
    0434497186                           05           10/01/02          0
    1                                    O            09/01/32
    0


    8005077          E22/G02             F          609,000.00         ZZ
                                         360        609,000.00          1
                                       6.750          3,949.96         74
                                       6.500          3,949.96
    BATHESDA         MD   20816          2            08/29/02         00
    0414364877                           05           10/01/02          0
    0414364877                           O            09/01/32
    0


    8005111          E22/G02             F          157,000.00         ZZ
                                         360        157,000.00          1
                                       7.125          1,057.74         89
                                       6.875          1,057.74
    CHEYENNE         WY   82009          1            09/04/02         01
    0414581447                           05           10/01/02         25
    0414581447                           O            09/01/32
    0


    8005119          E22/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.625          2,407.57         80
                                       6.375          2,407.57
    THOUSAND OAKS    CA   90000          1            08/30/02         00
    0414593541                           01           10/01/02          0
    0414593541                           O            09/01/32
    0


    8005155          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.250            511.63         79
                                       7.000            511.63
1


    KALISPELL        MT   59901          2            09/04/02         00
    0414655159                           05           10/01/02          0
    0414655159                           N            09/01/32
    0


    8005159          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.750          1,219.36         80
                                       6.500          1,219.36
    SANTA PAULA      CA   93060          5            08/29/02         00
    0414659862                           05           10/01/02          0
    0414659862                           O            09/01/32
    0


    8005165          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.000            898.16         90
                                       6.750            898.16
    BELMONT          MI   49306          5            08/29/02         04
    0414661371                           05           10/01/02         25
    0414661371                           O            09/01/32
    0


    8005183          E22/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.875          2,233.56         80
                                       6.625          2,233.56
    CEDAR GROVE      NJ   07009          5            08/29/02         00
    0414693044                           05           10/01/02          0
    0414693044                           O            09/01/32
    0


    8005187          E22/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       6.875          1,760.57         80
                                       6.625          1,760.57
    LAKE ANN         MI   49650          5            08/29/02         00
    0414697896                           05           10/01/02          0
    0414697896                           O            09/01/32
    0


    8005213          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.500            530.94         80
                                       6.250            530.94
    HUNTINGDON       TN   38344          5            08/29/02         00
    0414714113                           05           10/01/02          0
    0414714113                           O            09/01/32
    0
1




    8005229          E22/G02             F          225,600.00         ZZ
                                         360        225,600.00          1
                                       7.500          1,577.43         80
                                       7.250          1,577.43
    AURORA           CO   80014          2            08/29/02         00
    0414726984                           03           10/01/02          0
    0414726984                           O            09/01/32
    0


    8005299          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          2
                                       7.875            554.68         90
                                       7.625            554.68
    NEW ORLEANS      LA   70117          1            09/04/02         01
    0414820787                           05           10/01/02         30
    0414820787                           N            09/01/32
    0


    8007057          U42/G02             F           61,240.00         ZZ
                                         360         61,240.00          1
                                       6.875            402.30         80
                                       6.625            402.30
    LANCASTER        TX   75146          1            08/15/02         00
    0434535001                           05           10/01/02          0
    24200569                             O            09/01/32
    0


    8007093          U42/G02             F          195,500.00         ZZ
                                         360        195,500.00          1
                                       7.125          1,317.12         85
                                       6.875          1,317.12
    PLANO            TX   75025          1            08/27/02         12
    0434535886                           03           10/01/02         25
    12201875                             O            09/01/32
    0


    8007137          950/G02             F          229,500.00         ZZ
                                         360        229,500.00          1
                                       7.000          1,526.87         90
                                       6.750          1,526.87
    EVERETT          WA   98208          1            08/06/02         11
    0434532321                           05           10/01/02         25
    EW207200                             O            09/01/32
    0


    8007147          737/G02             F          185,250.00         ZZ
                                         360        185,250.00          1
1


                                       7.250          1,263.73         95
                                       7.000          1,263.73
    DUMFRIES         VA   22026          5            08/21/02         01
    0434531901                           09           10/01/02         30
    2076811                              O            09/01/32
    0


    8007223          F36/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       7.000          1,596.73         68
                                       6.750          1,596.73
    RENTON           WA   98058          5            08/27/02         00
    0434532222                           05           10/01/02          0
    06505099                             N            09/01/32
    0


    8007293          K15/G02             F          298,000.00         ZZ
                                         360        298,000.00          1
                                       6.750          1,932.82         71
                                       6.500          1,932.82
    CARLE PLACE      NY   11514          5            08/27/02         00
    0434508784                           05           10/01/02          0
    021205502538                         O            09/01/32
    0


    8007295          U05/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.750          1,686.36         70
                                       6.500          1,686.36
    PEMBROKE PINES   FL   33027          5            08/21/02         00
    0434510756                           03           10/01/02          0
    3249622                              O            09/01/32
    0


    8007417          642/G02             F           91,909.00         ZZ
                                         360         91,909.00          1
                                       7.250            626.98         70
                                       7.000            626.98
    DOLTON           IL   60419          5            08/27/02         00
    0434517793                           05           10/01/02          0
    07213902                             O            09/01/32
    0


    8007895          369/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       6.875            851.38         90
                                       6.625            851.38
    PEORIA           AZ   85382          1            08/08/02         14
    0434531620                           03           10/01/02         25
1


    74268624                             O            09/01/32
    0


    8008095          M24/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       6.875          1,905.09         73
                                       6.625          1,905.09
    LA MESA          CA   91941          5            08/23/02         00
    0434531778                           05           10/01/02          0
    223104747                            O            09/01/32
    0


    8008479          E11/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.125            727.62         80
                                       6.875            727.62
    EAGAN            MN   55122          1            08/30/02         00
    0434534095                           09           10/01/02          0
    0010001045140                        N            09/01/32
    0


    8009373          E22/G02             F          328,500.00         ZZ
                                         360        328,500.00          3
                                       6.875          2,158.01         61
                                       6.625          2,158.01
    HAYWARD          CA   94541          5            08/26/02         00
    0413844606                           05           10/01/02          0
    0413844606                           O            09/01/32
    0


    8009387          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.875          2,102.17         79
                                       6.625          2,102.17
    JACKSON          NJ   08527          5            08/30/02         00
    0414361071                           05           10/01/02          0
    0414361071                           O            09/01/32
    0


    8009419          E22/G02             F          217,000.00         ZZ
                                         360        217,000.00          3
                                       7.250          1,480.32         70
                                       7.000          1,480.32
    MOUNTLAKE TERRA  WA   98043          5            08/29/02         00
    0414523530                           05           10/01/02          0
    0414523530                           O            09/01/32
    0


1


    8009423          E22/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       6.375          1,671.97         80
                                       6.125          1,671.97
    LA MESA          CA   91942          5            08/24/02         00
    0414532325                           05           10/01/02          0
    0414532325                           O            09/01/32
    0


    8009469          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.625          2,049.00         24
                                       6.375          2,049.00
    SARATOGA         CA   95070          5            08/27/02         00
    0414639880                           05           10/01/02          0
    0414639880                           O            09/01/32
    0


    8009485          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       7.750            544.47         80
                                       7.500            544.47
    BOSTON           KY   40107          2            08/29/02         00
    0414669382                           27           10/01/02          0
    0414669382                           O            09/01/32
    0


    8009529          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.625          1,664.81         80
                                       6.375          1,664.81
    SPRING VALLEY    CA   91977          2            08/24/02         00
    0414715268                           05           10/01/02          0
    0414715268                           O            09/01/32
    0


    8009541          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.750          1,329.63         94
                                       6.500          1,329.63
    RANCHO CORDOVA   CA   95670          2            08/27/02         01
    0414723890                           05           10/01/02         30
    0414723890                           O            09/01/32
    0


    8009657          E22/G02             F          124,450.00         ZZ
                                         360        124,450.00          1
                                       7.375            859.55         95
                                       7.125            859.55
1


    SUMMERDALE       AL   36580          5            08/30/02         04
    0414812123                           05           10/01/02         30
    0414812123                           O            09/01/32
    0


    8009695          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.875          1,051.09         94
                                       6.625          1,051.09
    PLAINFIELD       IL   60544          5            08/30/02         11
    0414848929                           05           10/01/02         30
    0414848929                           O            09/01/32
    0


    8009977          S43/G02             F           65,700.00         ZZ
                                         360         65,700.00          1
                                       7.375            453.77         90
                                       7.125            453.77
    ROSWELL          NM   88203          5            08/28/02         04
    0434530192                           05           10/01/02         25
    021210                               O            09/01/32
    0


    8011135          T29/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       6.500            748.37         80
                                       6.250            748.37
    LAKESIDE         AZ   85929          1            08/26/02         00
    0434521647                           05           10/01/02          0
    1522673                              O            09/01/32
    0


    8011313          U05/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       7.000          2,554.76         80
                                       6.750          2,554.76
    LOOMIS           CA   95650          2            08/20/02         00
    0434532016                           05           10/01/02          0
    3251402                              O            09/01/32
    0


    8011615          313/G02             F          435,000.00         ZZ
                                         360        435,000.00          1
                                       6.375          2,713.84         80
                                       6.125          2,713.84
    GAINESVILLE      GA   30506          2            08/12/02         00
    0434506499                           03           10/01/02          0
    8890527                              O            09/01/32
    0
1




    8011631          313/G02             F          150,000.00         ZZ
                                         360        149,888.67          3
                                       7.500          1,048.83         50
                                       7.250          1,048.83
    CHICAGO          IL   60637          5            07/10/02         00
    0434509642                           05           09/01/02          0
    8798563                              N            08/01/32
    0


    8011633          313/G02             F          146,000.00         ZZ
                                         360        145,880.32          1
                                       7.000            971.35         80
                                       6.750            971.35
    BEND             OR   97701          2            07/12/02         00
    0434507992                           05           09/01/02          0
    8813586                              N            08/01/32
    0


    8011635          313/G02             F           33,030.00         ZZ
                                         240         32,968.49          1
                                       7.250            261.07         90
                                       7.000            261.07
    MEMPHIS          TN   38128          1            07/12/02         11
    0434510251                           05           09/01/02         25
    8806820                              N            08/01/22
    0


    8011639          313/G02             F          440,000.00         ZZ
                                         360        439,639.33          1
                                       7.000          2,927.34         80
                                       6.750          2,927.34
    CHICAGO          IL   60618          5            07/15/02         00
    0434508537                           05           09/01/02          0
    8815144                              O            08/01/32
    0


    8011645          313/G02             F           54,000.00         ZZ
                                         360         53,959.92          1
                                       7.500            377.58         90
                                       7.250            377.58
    MARKHAM          IL   60426          1            07/16/02         11
    0434508602                           05           09/01/02         25
    8836462                              N            08/01/32
    0


    8011659          313/G02             F          234,000.00         ZZ
                                         360        233,808.19          3
1


                                       7.000          1,556.81         90
                                       6.750          1,556.81
    CHICAGO          IL   60618          1            07/23/02         11
    0434510327                           05           09/01/02         30
    8849945                              O            08/01/32
    0


    8011661          313/G02             F          146,850.00         ZZ
                                         360        146,729.56          3
                                       7.000            977.00         90
                                       6.750            977.00
    HARTFORD         CT   06105          1            07/23/02         11
    0434508685                           05           09/01/02         25
    8848525                              N            08/01/32
    0


    8011677          313/G02             F          199,000.00         ZZ
                                         360        198,844.75          4
                                       7.250          1,357.54         70
                                       7.000          1,357.54
    WORCESTER        MA   01601          5            07/25/02         00
    0434505426                           05           09/01/02          0
    8853707                              N            08/01/32
    0


    8011679          313/G02             F          156,000.00         ZZ
                                         360        155,872.12          3
                                       7.000          1,037.88         80
                                       6.750          1,037.88
    HARTFORD         CT   06106          1            07/30/02         00
    0434508578                           05           09/01/02          0
    8854440                              N            08/01/32
    0


    8011681          313/G02             F          128,000.00         ZZ
                                         360        127,889.79          1
                                       6.750            830.21         80
                                       6.500            830.21
    BEND             OR   97702          1            07/31/02         00
    0434501680                           05           09/01/02          0
    8868036                              N            08/01/32
    0


    8011683          313/G02             F          138,000.00         ZZ
                                         360        137,889.64          1
                                       7.125            929.74         87
                                       6.875            929.74
    HICKORY HILLS    IL   60457          2            07/31/02         01
    0434507786                           05           09/01/02         25
1


    8846537                              N            08/01/32
    0


    8011685          313/G02             F          153,000.00         ZZ
                                         360        152,877.65          1
                                       7.125          1,030.79         90
                                       6.875          1,030.79
    CHICAGO RIDGE    IL   60415          2            07/31/02         01
    0434507984                           05           09/01/02         25
    8846636                              N            08/01/32
    0


    8011691          313/G02             F           52,000.00         ZZ
                                         360         52,000.00          2
                                       7.625            368.06         80
                                       7.375            368.06
    ROCKFORD         IL   61103          5            08/02/02         00
    0434510129                           05           10/01/02          0
    8774457                              N            09/01/32
    0


    8011699          313/G02             F          473,000.00         ZZ
                                         360        473,000.00          1
                                       6.750          3,067.87         74
                                       6.500          3,067.87
    OXNARD           CA   93035          5            08/14/02         00
    0434509451                           05           10/01/02          0
    8882029                              O            09/01/32
    0


    8011703          313/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.625            764.42         90
                                       7.375            764.42
    ZION             IL   60099          1            08/15/02         11
    0434508867                           05           10/01/02         25
    8901654                              N            09/01/32
    0


    8011739          950/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.875          1,235.03         80
                                       6.625          1,235.03
    BEAVERTON        OR   97006          1            08/13/02         00
    0434532784                           05           10/01/02          0
    207021                               N            09/01/32
    0


1


    8011783          E65/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       7.750          2,306.85         95
                                       7.500          2,306.85
    MACOMB TWP       MI   48044          1            08/23/02         11
    0434549754                           05           10/01/02         30
    245196                               O            09/01/32
    0


    8011841          738/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       7.750            902.68         80
                                       7.500            902.68
    PLANTATION       FL   33324          1            08/29/02         00
    0434521845                           01           10/01/02          0
    00405544390003                       O            09/01/32
    0


    8011939          P63/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
                                       6.625          3,073.49         80
                                       6.375          3,073.49
    WHITE PLAINS     NY   10606          1            08/22/02         00
    0434504197                           05           10/01/02          0
    20203219                             O            09/01/32
    0


    8011977          X19/G02             F          136,000.00         ZZ
                                         360        136,000.00          2
                                       6.625            870.82         80
                                       6.375            870.82
    SOUTHINGTON      CT   06479          1            08/30/02         00
    0434554374                           05           10/01/02          0
    22072905                             N            09/01/32
    0


    8013301          964/G02             F          275,000.00         T
                                         360        275,000.00          1
                                       7.125          1,852.73         44
                                       6.875          1,852.73
    TAHOMA           CA   96142          5            08/07/02         00
    0434501920                           05           10/01/02          0
    235536                               O            09/01/32
    0


    8013371          964/G02             F          110,800.00         ZZ
                                         360        110,800.00          1
                                       7.000            737.16         80
                                       6.750            737.16
1


    PRESCOTT         AZ   86301          1            08/07/02         00
    0434500708                           05           10/01/02          0
    236110                               N            09/01/32
    0


    8013451          964/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       7.000          1,224.16         80
                                       6.750          1,224.16
    WEST VALLEY CIT  UT   84119          2            08/12/02         00
    0434504593                           05           10/01/02          0
    210203                               N            09/01/32
    0


    8013495          B28/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
                                       6.750            396.95         80
                                       6.500            396.95
    FLORISSANT       CO   80816          1            08/28/02         00
    0434520789                           05           10/01/02          0
    05900235                             O            09/01/32
    0


    8013579          Q73/G02             F           78,500.00         ZZ
                                         360         78,500.00          1
                                       7.000            522.26         59
                                       6.750            522.26
    WEST MONROE      LA   71291          2            08/21/02         00
    0434541850                           05           10/01/02          0
    2958464                              O            09/01/32
    0


    8013685          E22/G02             F          117,900.00         ZZ
                                         360        117,900.00          1
                                       6.750            764.70         90
                                       6.500            764.70
    ALGONA           WA   98001          1            08/20/02         01
    0414267286                           05           10/01/02         25
    0414267286                           O            09/01/32
    0


    8013769          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       7.375          1,139.61         95
                                       7.125          1,139.61
    FONTANA          CA   92335          2            08/29/02         04
    0414689810                           05           10/01/02         30
    0414689810                           O            09/01/32
    0
1




    8014153          U05/G02             F          100,450.00         ZZ
                                         360        100,450.00          3
                                       7.250            685.25         95
                                       7.000            685.25
    PITTSBURGH       PA   15202          1            08/16/02         04
    0434531216                           05           10/01/02         30
    3253218                              O            09/01/32
    0


    8015103          Q14/G02             F          101,150.00         ZZ
                                         360        101,150.00          1
                                       7.750            724.65         85
                                       7.500            724.65
    NORWAY           IA   52318          5            08/30/02         01
    0434530275                           05           10/01/02         12
    0208556                              O            09/01/32
    0


    8015233          K15/G02             F          212,000.00         ZZ
                                         360        212,000.00          2
                                       6.875          1,392.69         80
                                       6.625          1,392.69
    BROOKLYN         NY   11237          5            08/23/02         00
    0434546172                           05           10/01/02          0
    011105300234                         O            09/01/32
    0


    8015537          U05/G02             F          149,000.00         ZZ
                                         360        149,000.00          2
                                       7.750          1,067.45        100
                                       7.500          1,067.45
    FORT LAUDERDALE  FL   33312          1            08/23/02         14
    0434536223                           05           10/01/02         35
    3243591                              O            09/01/32
    0


    8016851          Q14/G02             F           70,650.00         ZZ
                                         360         70,650.00          1
                                       7.625            500.06         90
                                       7.375            500.06
    OVERLAND PARK    KS   66212          1            08/29/02         01
    0434530226                           09           10/01/02         25
    0208799                              N            09/01/32
    0


    8018011          E22/G02             F          146,300.00         ZZ
                                         360        146,300.00          1
1


                                       7.375          1,010.46         95
                                       7.125          1,010.46
    WINCHESTER       VA   22602          2            09/04/02         01
    0414754499                           05           10/01/02         35
    0414754499                           O            09/01/32
    0


    8022153          964/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
                                       7.500            496.44         45
                                       7.250            496.44
    STATELINE        NV   89449          5            08/09/02         00
    0434507117                           03           10/01/02          0
    236469                               N            09/01/32
    0


    8022721          696/G02             F          468,000.00         ZZ
                                         360        468,000.00          1
                                       6.625          2,996.66         80
                                       6.375          2,996.66
    WASHINGTON       DC   20007          1            08/28/02         00
    0434533154                           05           10/01/02          0
    31202278                             O            09/01/32
    0


    8025327          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.375          1,272.69         80
                                       6.125          1,272.69
    ROSEBURG         OR   97470          1            08/23/02         00
    0414660613                           05           10/01/02          0
    0414660613                           O            09/01/32
    0


    8034335          F61/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.625          1,925.42         56
                                       6.375          1,925.42
    SEATTLE          WA   98117          2            08/21/02         00
    0434527354                           05           10/01/02          0
    021401S                              O            09/01/32
    0


    8036677          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.500          1,744.51         80
                                       6.250          1,744.51
    NEVADA CITY      CA   95959          1            08/26/02         00
    0414797605                           05           10/01/02          0
1


    0414797605                           O            09/01/32
    0


    8052746          758/G02             F           57,000.00         ZZ
                                         360         56,774.98          1
                                       7.250            388.84         95
                                       7.000            388.84
    SIERRA VISTA     AZ   85635          1            03/06/02         14
    0433927282                           01           05/01/02         30
    680282                               O            04/01/32
    0


    8248026          P33/G02             F           51,622.00         ZZ
                                         359         51,488.97          1
                                       8.250            387.82         80
                                       8.000            387.82
    MERRITT ISLAND   FL   32952          1            04/05/02         00
    0433927357                           05           06/01/02          0
    16390019                             N            04/01/32
    0


    8284824          E82/G02             F          528,300.00         ZZ
                                         360        525,996.98          2
                                       7.125          3,559.25         77
                                       6.875          3,559.25
    HONOLULU         HI   96822          2            03/01/02         00
    0400588091                           05           05/01/02          0
    0400588091                           O            04/01/32
    0


    8312958          E23/G02             F          252,000.00         ZZ
                                         360        251,435.42          4
                                       7.500          1,762.02         80
                                       7.250          1,762.02
    PAHRUMP          NV   89048          1            05/17/02         00
    0434319752                           05           07/01/02          0
    51013379                             N            06/01/32
    0


    8317772          R68/G02             F          160,000.00         ZZ
                                         360        159,730.39          1
                                       6.875          1,051.09         68
                                       6.625          1,051.09
    PEMBROKE PINES   FL   33028          1            06/28/02         00
    0434316147                           09           08/01/02          0
    7117057                              O            07/01/32
    0


1


    8318398          L20/G02             F           85,000.00         ZZ
                                         360         84,933.69          1
                                       7.250            579.85         50
                                       7.000            579.85
    RENO             NV   89523          1            07/03/02         00
    0434272191                           05           09/01/02          0
    611142                               N            08/01/32
    0


    8319340          L20/G02             F           85,000.00         ZZ
                                         360         84,933.69          1
                                       7.250            579.85         50
                                       7.000            579.85
    RENO             NV   89523          1            07/11/02         00
    0434324943                           05           09/01/02          0
    611155                               N            08/01/32
    0


    8319972          M96/G02             F          120,500.00         ZZ
                                         360        120,401.23          1
                                       7.000            801.69         43
                                       6.750            801.69
    HASTINGS         MI   49058          2            07/15/02         00
    0434353330                           05           09/01/02          0
    200201175                            O            08/01/32
    0


    8321096          E23/G02             F          212,000.00         ZZ
                                         360        211,817.47          2
                                       6.750          1,375.03         80
                                       6.500          1,375.03
    RESEDA           CA   91335          1            07/25/02         00
    0434346623                           05           09/01/02          0
    11012151                             O            08/01/32
    0


    8321544          E23/G02             F          227,900.00         ZZ
                                         360        227,698.93          1
                                       6.625          1,459.27         78
                                       6.375          1,459.27
    SAN DIEGO        CA   92126          5            07/17/02         00
    0434376968                           05           09/01/02          0
    11012359                             O            08/01/32
    0


    8322238          E23/G02             F          149,500.00         ZZ
                                         360        149,383.38          1
                                       7.250          1,019.85         65
                                       7.000          1,019.85
1


    ESCONDIDO        CA   92025          5            07/24/02         00
    0434400529                           05           09/01/02          0
    51016120                             O            08/01/32
    0


    8322490          E23/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.875          1,478.09         62
                                       6.625          1,478.09
    SAN DIEGO        CA   92117          5            08/01/02         00
    0434446811                           05           10/01/02          0
    11011986                             O            09/01/32
    0


    8322984          W98/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.875            893.42         80
                                       6.625            893.42
    NORFOLK          VA   23502          5            08/09/02         00
    0434451217                           05           10/01/02          0
    F0207007                             N            09/01/32
    0


    8322990          W98/G02             F          415,000.00         ZZ
                                         360        415,000.00          1
                                       6.750          2,691.68         80
                                       6.500          2,691.68
    LEESBURG         VA   20175          5            08/09/02         00
    0434497095                           03           10/01/02          0
    9249854                              O            09/01/32
    0


    8323174          E23/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.875          1,773.71         71
                                       6.625          1,773.71
    CONCORD          CA   94521          5            08/01/02         00
    0434457131                           05           10/01/02          0
    61006148                             O            09/01/32
    0


    8323188          E23/G02             F          170,400.00         ZZ
                                         360        170,400.00          1
                                       6.750          1,105.21         80
                                       6.500          1,105.21
    CHINO HILLS      CA   91709          1            08/05/02         00
    0434446399                           03           10/01/02          0
    51017112                             O            09/01/32
    0
1




    8323192          E23/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.625          1,792.87         80
                                       6.375          1,792.87
    ORANGE           CA   92867          5            08/08/02         00
    0434444352                           05           10/01/02          0
    51017300                             O            09/01/32
    0


    8323864          R68/G02             F          251,500.00         ZZ
                                         360        251,500.00          4
                                       7.750          1,801.78         90
                                       7.500          1,801.78
    POMPANO BEACH    FL   33062          1            08/30/02         10
    0434532255                           05           10/01/02         25
    7225267                              N            09/01/32
    0


    8324172          E23/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.750          1,816.07         59
                                       6.500          1,816.07
    GLENDALE         CA   91201          5            08/07/02         00
    0434467577                           05           10/01/02          0
    51016550                             O            09/01/32
    0


    8324200          L68/G02             F          212,400.00         ZZ
                                         360        212,400.00          1
                                       6.750          1,377.62         90
                                       6.500          1,377.62
    LINGWOOD         WA   98037          2            08/07/02         14
    0434525275                           05           10/01/02         25
    7265009                              O            09/01/32
    0


    8324648          E23/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       7.250          2,524.05         72
                                       7.000          2,524.05
    SANTA ROSA       CA   95403          5            08/21/02         00
    0434561825                           05           10/01/02          0
    62002514                             O            09/01/32
    0


    8326262          E23/G02             F          298,750.00         ZZ
                                         360        298,750.00          1
1


                                       6.625          1,912.93         80
                                       6.375          1,912.93
    EL CAJON         CA   92019          1            08/22/02         00
    0434530937                           05           10/01/02          0
    11013117                             O            09/01/32
    0


    8326470          E23/G02             F          301,750.00         ZZ
                                         360        301,750.00          1
                                       6.750          1,957.14         85
                                       6.500          1,957.14
    RIVERSIDE        CA   92508          1            08/28/02         04
    0434547758                           05           10/01/02         12
    51017168                             O            09/01/32
    0

   TOTAL NUMBER OF LOANS   :      2,322

   TOTAL ORIGINAL BALANCE  :   372,115,574.61

   TOTAL PRINCIPAL BALANCE :   371,546,460.24

   TOTAL ORIGINAL P+I      :     2,513,197.15

   TOTAL CURRENT P+I       :     2,513,197.16


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS



                                         Schedule of Discount Fractions

      Loan Number         Current Balance        Net Mortgage Rate       Discount Fraction      PO Balance
        7791899             $99,818.71                6.220%                  0.4800%             $479.13
        7805835             $299,442.80               6.095%                  2.4800%            $7,426.18
        7809143             $254,240.13               6.220%                  0.4800%            $1,220.35
        7815939             $205,617.40               6.095%                  2.4800%            $5,099.31
        7831295             $244,544.96               6.095%                  2.4800%            $6,064.72
        7878737             $231,790.27               6.220%                  0.4800%            $1,112.59
        7884361             $191,822.16               6.095%                  2.4800%            $4,757.19
        7885243             $194,646.49               6.220%                  0.4800%             $934.30
        7889613             $129,882.48               6.220%                  0.4800%             $623.44
        7889977             $91,702.09                6.220%                  0.4800%             $440.17
        7890497             $167,844.40               6.095%                  2.4800%            $4,162.54
        7892151             $119,888.86               6.095%                  2.4800%            $2,973.24
        7892509             $167,844.40               6.095%                  2.4800%            $4,162.54
        7897999             $144,868.92               6.220%                  0.4800%             $695.37
        7898153             $429,611.28               6.220%                  0.4800%            $2,062.13
        7907221             $157,857.16               6.220%                  0.4800%             $757.71
        7909923             $46,955.40                5.970%                  4.4800%            $2,103.60
        7909945             $79,079.61                6.095%                  2.4800%            $1,961.17
        7909955             $202,816.48               6.220%                  0.4800%             $973.52
        7910335             $159,851.81               6.095%                  2.4800%            $3,964.32
        7910895             $119,891.52               6.220%                  0.4800%             $575.48
        7915559             $134,375.42               6.095%                  2.4800%            $3,332.51
        7915763             $649,312.48               6.220%                  0.4800%            $3,116.70
        7916469             $420,000.00               6.220%                  0.4800%            $2,016.00
        7917493             $162,952.56               6.220%                  0.4800%             $782.17
        7919415             $95,693.05                6.220%                  0.4800%             $459.33
        7920733             $90,318.28                6.220%                  0.4800%             $433.53
        7922665             $189,828.24               6.220%                  0.4800%             $911.18
        7924189             $247,500.00               6.095%                  2.4800%            $6,138.00
        7925421             $597,000.00               6.220%                  0.4800%            $2,865.60
        7929979             $235,000.00               6.095%                  2.4800%            $5,828.00
        7930397             $225,000.00               5.970%                  4.4800%           $10,080.00
        7930405             $200,000.00               6.095%                  2.4800%            $4,960.00
        7930447             $123,588.17               6.220%                  0.4800%             $593.22
        7930449             $300,421.49               6.095%                  2.4800%            $7,450.45
        7930455             $94,909.86                5.970%                  4.4800%            $4,251.96
        7930463             $149,861.07               6.095%                  2.4800%            $3,716.55
        7930473             $292,728.62               6.095%                  2.4800%            $7,259.67
        7930479             $238,700.00               5.845%                  6.4800%           $15,467.76
        7930485             $272,753.20               6.220%                  0.4800%            $1,309.22
        7930497             $155,000.00               6.095%                  2.4800%            $3,844.00
        7930511             $55,000.00                6.095%                  2.4800%            $1,364.00
        7930777             $408,000.00               6.220%                  0.4800%            $1,958.40
        7934733             $135,877.05               6.220%                  0.4800%             $652.21
        7936697             $499,547.98               6.220%                  0.4800%            $2,397.83
        7936819             $116,787.89               6.220%                  0.4800%             $560.58
        7938095             $121,600.00               6.220%                  0.4800%             $583.68
        7939975             $340,000.00               6.220%                  0.4800%            $1,632.00
        7940115             $299,000.00               6.095%                  2.4800%            $7,415.20
        7942545             $143,769.91               6.220%                  0.4800%             $690.10
        7943879             $383,200.00               6.220%                  0.4800%            $1,839.36
        7943893             $68,800.00                6.220%                  0.4800%             $330.24
        7944575             $174,841.80               6.220%                  0.4800%             $839.24


  Monday, September 23, 2002                                                                        Page 1 of 3
        7949157             $145,000.00               6.220%                  0.4800%             $696.00
        7949891             $147,866.21               6.220%                  0.4800%             $709.76
        7950155             $319,000.00               6.220%                  0.4800%            $1,531.20
        7950175             $76,160.00                6.220%                  0.4800%             $365.57
        7950313             $625,500.00               6.220%                  0.4800%            $3,002.40
        7950571             $118,500.00               5.970%                  4.4800%            $5,308.80
        7950629             $161,600.00               6.220%                  0.4800%             $775.68
        7952215             $113,197.57               6.220%                  0.4800%             $543.35
        7952371             $100,000.00               6.095%                  2.4800%            $2,480.00
        7952425             $97,600.00                6.220%                  0.4800%             $468.48
        7952487             $300,000.00               6.095%                  2.4800%            $7,440.00
        7952489             $352,000.00               6.220%                  0.4800%            $1,689.60
        7954095             $118,400.00               6.220%                  0.4800%             $568.32
        7957985             $155,100.00               6.220%                  0.4800%             $744.48
        7960889             $66,000.00                6.220%                  0.4800%             $316.80
        7961813             $713,354.53               6.220%                  0.4800%            $3,424.10
        7963471             $227,576.52               6.095%                  2.4800%            $5,643.90
        7963501             $239,564.88               6.220%                  0.4800%            $1,149.91
        7963527             $239,777.71               6.095%                  2.4800%            $5,946.49
        7963547             $225,894.71               6.220%                  0.4800%            $1,084.29
        7963555             $106,553.58               6.220%                  0.4800%             $511.46
        7963557             $74,930.53                6.095%                  2.4800%            $1,858.28
        7963565             $263,761.34               6.220%                  0.4800%            $1,266.05
        7963573             $194,823.71               6.220%                  0.4800%             $935.15
        7963617             $277,349.04               6.220%                  0.4800%            $1,331.28
        7963641             $196,700.55               6.220%                  0.4800%             $944.16
        7963807             $171,437.17               5.970%                  4.4800%            $7,680.39
        7963855             $193,325.08               6.220%                  0.4800%             $927.96
        7963869             $121,152.45               6.220%                  0.4800%             $581.53
        7963885             $197,821.01               6.220%                  0.4800%             $949.54
        7963937             $259,578.55               6.220%                  0.4800%            $1,245.98
        7963997             $294,233.77               6.220%                  0.4800%            $1,412.32
        7964009             $66,362.35                6.095%                  2.4800%            $1,645.79
        7964043             $239,777.71               6.095%                  2.4800%            $5,946.49
        7964075             $279,746.87               6.220%                  0.4800%            $1,342.79
        7964081             $245,178.16               6.220%                  0.4800%            $1,176.86
        7964085             $300,414.69               5.970%                  4.4800%           $13,458.58
        7964089             $190,827.33               6.220%                  0.4800%             $915.97
        7965733             $126,000.00               6.220%                  0.4800%             $604.80
        7967159             $108,000.00               6.220%                  0.4800%             $518.40
        7969805             $420,000.00               6.220%                  0.4800%            $2,016.00
        7974601             $280,000.00               6.095%                  2.4800%            $6,944.00
        7974671             $96,408.00                6.220%                  0.4800%             $462.76
        7976775             $131,900.00               6.095%                  2.4800%            $3,271.12
        7979859             $176,000.00               6.220%                  0.4800%             $844.80
        7980145             $336,000.00               6.220%                  0.4800%            $1,612.80
        7980713             $410,000.00               6.095%                  2.4800%           $10,168.00
        7981275             $103,660.00               6.095%                  2.4800%            $2,570.77
        7981281             $199,960.00               6.220%                  0.4800%             $959.81
        7981531             $103,500.00               6.095%                  2.4800%            $2,566.80
        7983493             $107,000.00               6.220%                  0.4800%             $513.60
        7984151             $100,000.00               6.095%                  2.4800%            $2,480.00
        7985607             $227,000.00               6.220%                  0.4800%            $1,089.60
        7986425             $135,200.00               6.220%                  0.4800%             $648.96
        7987907             $456,000.00               5.970%                  4.4800%           $20,428.80
        7988307             $128,600.00               6.220%                  0.4800%             $617.28
        7988377             $189,500.00               6.095%                  2.4800%            $4,699.60


  Monday, September 23, 2002                                                                        Page 2 of 3

        7989053             $313,203.07               6.220%                  0.4800%            $1,503.37
        7991749             $220,000.00               6.095%                  2.4800%            $5,456.00
        7993295             $117,000.00               6.220%                  0.4800%             $561.60
        7993731             $191,000.00               6.220%                  0.4800%             $916.80
        7993751             $156,000.00               6.095%                  2.4800%            $3,868.80
        7994545             $195,000.00               5.970%                  4.4800%            $8,736.00
        7994579             $176,000.00               5.970%                  4.4800%            $7,884.80
        7995027             $396,100.00               6.220%                  0.4800%            $1,901.28
        7995951             $276,000.00               6.220%                  0.4800%            $1,324.80
        7996149             $206,000.00               6.220%                  0.4800%             $988.80
        7997501             $132,000.00               6.220%                  0.4800%             $633.60
        7997583             $300,000.00               6.220%                  0.4800%            $1,440.00
        7999811             $238,400.00               6.220%                  0.4800%            $1,144.32
        8001241             $367,500.00               6.220%                  0.4800%            $1,764.00
        8001611             $581,200.00               5.970%                  4.4800%           $26,037.76
        8002953             $459,000.00               6.095%                  2.4800%           $11,383.20
        8005213             $84,000.00                6.220%                  0.4800%             $403.20
        8009423             $268,000.00               6.095%                  2.4800%            $6,646.40
        8011135             $118,400.00               6.220%                  0.4800%             $568.32
        8011615             $435,000.00               6.095%                  2.4800%           $10,788.00
        8025327             $204,000.00               6.095%                  2.4800%            $5,059.20
        8036677             $276,000.00               6.220%                  0.4800%            $1,324.80

  Monday, September 23, 2002                                                                        Page 3 of 3


                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv) the occurrence of the Credit Support Depletion Date and the Accretion Termination Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii)  the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website, and assistance in using the website, can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                      AGREEMENT DATED AS OF AUGUST 1, 2002


                                 EXECUTION COPY


================================================================================







                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                           Dated as of August 1, 2002



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================



                                TABLE OF CONTENTS

                                                                                            PAGE


                                                -i-

Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................31

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........32

        Section 2.01. Conveyance of Mortgage Loans.........................................32

        Section 2.02. Acceptance by Trustee................................................38

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer
               and the Company.............................................................39

        Section 2.04. Representations and Warranties of Sellers............................41

        Section 2.05. Execution and Authentication of Certificates/Issuance of Certificates
               Evidencing Interests in REMIC I Certificates................................43

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
               Acceptance by the Trustee...................................................43

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............43

        Section 2.08. Purposes and Powers of the Trust.....................................43

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................44

        Section 3.01. Master Servicer to Act as Servicer...................................44

        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement
               of Subservicers' and Sellers' Obligations...................................45

        Section 3.03. Successor Subservicers...............................................46

        Section 3.04. Liability of the Master Servicer.....................................47

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
               Certificateholders..........................................................47

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee..... 47

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to Custodial Account
               48

        Section 3.08. Subservicing Accounts; Servicing Accounts............................50

        Section 3.09. Access to Certain Documentation and  Information Regarding the
                        Mortgage Loans ....................................................52

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................52



        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections Thereunder54

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity Coverage...55

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification Agreements;
               Certain Assignments.........................................................56

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................58

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................61

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............63

        Section 3.17. Reports to the Trustee and the Company...............................64

        Section 3.18. Annual Statement as to Compliance....................................64

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............64

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............65

        Section 3.21. Administration of Buydown Funds......................................65

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................67

        Section 4.01. Certificate Account..................................................67

        Section 4.02. Distributions........................................................67

        Section 4.03. Statements to Certificateholders.....................................67

        Section 4.04. Distribution of Reports to the Trustee and  the Company; Advances by the
               Master Servicer.............................................................68

        Section 4.05. Allocation of Realized Losses........................................70

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........70

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................70

        Section 4.08. Surety Bond..........................................................70

Article V         THE CERTIFICATES.........................................................72

        Section 5.01. The Certificates.....................................................72

        Section 5.02. Registration of Transfer and Exchange of Certificates................74

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................79

        Section 5.04. Persons Deemed Owners................................................80

        Section 5.05. Appointment of Paying Agent..........................................80


Article VI        THE COMPANY AND THE MASTER SERVICER......................................81

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........81

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer..........................81

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer and Others 82

        Section 6.04. Company and Master Servicer Not to Resign............................83

Article VII       DEFAULT..................................................................84

        Section 7.01. Events of Default....................................................84

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................86

        Section 7.03. Notification to Certificateholders...................................87

        Section 7.04. Waiver of Events of Default..........................................87

Article VIII      CONCERNING THE TRUSTEE...................................................88

        Section 8.01. Duties of Trustee....................................................88

        Section 8.02. Certain Matters Affecting the Trustee................................89

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................91

        Section 8.04. Trustee May Own Certificates.........................................91

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses; Indemnification.91

        Section 8.06. Eligibility Requirements for Trustee.................................92

        Section 8.07. Resignation and Removal of the Trustee...............................93

        Section 8.08. Successor Trustee....................................................93

        Section 8.09. Merger or Consolidation of Trustee...................................94

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................94

        Section 8.11. Appointment of Custodians............................................95

        Section 8.12. Appointment of Office or Agency......................................96

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................97

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates; Termination
               Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans...97


        Section 9.02. Additional Termination Requirements.................................100

        Section 9.03. Termination of Multiple REMICs......................................101

Article X         REMIC PROVISIONS........................................................102

        Section 10.01.REMIC Administration................................................102

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....105

        Section 10.03.Designation of REMIC(s).............................................106

Article XI        MISCELLANEOUS PROVISIONS................................................107

        Section 11.01.Amendment...........................................................107

        Section 11.02.Recordation of Agreement; Counterparts..............................109

        Section 11.03.Limitation on Rights of Certificateholders..........................110

        Section 11.04.Governing Law.......................................................110

        Section 11.05.Notices.............................................................111

        Section 11.06.Required Notices to Rating Agency and Subservicer...................111

        Section 11.07.Severability of Provisions..........................................111

        Section 11.08.Supplemental Provisions for Resecuritization........................112

        Section 11.09.Allocation of Voting Rights.........................................112

        Section 11.10.No Petition.........................................................112






                                    EXHIBITS

Exhibit A:      Form of Class A Certificate
Exhibit B:      Form of Class M Certificate
Exhibit C:      Form of Class B Certificate
Exhibit D:      Form of Class R Certificate
Exhibit E:      Form of Seller/Servicer Contract
Exhibit F:      Forms of Request for Release
Exhibit G-1:    Form of Transfer Affidavit and Agreement
Exhibit G-2:    Form of Transferor Certificate
Exhibit H:      Form of Investor Representation Letter
Exhibit I:      Form of Transferor Representation Letter
Exhibit J:      Form of Rule 144A Investment Representation Letter
Exhibit K:      Text of Amendment to Pooling and Servicing Agreement
                Pursuant to Section 11.01(e) for a Limited Guaranty
Exhibit L:      Form of Limited Guaranty
Exhibit M:      Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:      Request for Exchange Form


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2002 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.
        ---------------

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

     (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

     (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, plus

     (iii)in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

     (iv) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

     1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

     2. by military, naval or air forces; or

     3. by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch Ratings or its successor in interest.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

      Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan. Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

          (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.

        Senior Percentage: As defined in the Series Supplement.

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

     Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

     Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in
Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section (b)(II)(ii),

(iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing

Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b)     to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this

Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.
                      -----------------------------

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii)Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v)  Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii)Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii) Any amounts received by the Master Servicer in respect of Pledged Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.
                      ----------------------------------------

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift

Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;

provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.
                      ---------------------------------------------

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to
Section  10.01(f)),   result  in  the  imposition  of  any  tax  on  "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
               -----------------------------------------

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
               -----------------------------------------------

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such

Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.
               ---------------------------------------------------------

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that

Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.
               --------------------------------------

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
               ---------------------------------

        The Master Servicer will deliver to the Company, the Trustee and any Certificate Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.
               --------------------------------------------------------

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.
               --------------------------------------------------------

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related

Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.
               -------------------

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

Section 4.02.  Distributions.
               -------------

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03.  Statements to Certificateholders.
               --------------------------------

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with

Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

                             As   provided   in  Section   4.05  of  the  Series
Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
               --------------------------------------------------------------

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
               ----------------------------------------------

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.
               -----------

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V


                                THE CERTIFICATES

Section 5.01.  The Certificates.
               ----------------

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
               ------------------------------------------------------

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of
Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

(e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee
     Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,
               65 Fed. Reg. 67765 (November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E)  Each  Person  holding  or  acquiring  an  Ownership  Interest  in a Class R
     Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
     Section   1.67-3T(a)(2)(i)(A)   immediately  upon  acquiring  an  Ownership
     Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v)     The  provisions  of this Section  5.02(f) set forth prior to this clause
        (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause
          (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
               --------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.
               --------------------------------------------------------------

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.
               -----------------------------------------

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.
               ----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               -----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.
               ----------------------------

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where

Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX


              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans


(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to

Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class M and Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Notwithstanding the reduction of the Certificate Principal Balance of any Class of Subordinate Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.
               -----------------------------------

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section
9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.
               -------------------------------

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               -----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).
               ------------------------

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

(vii)to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations
Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.
               ---------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               -------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.
               -------

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.
               --------------------------------------------------

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f)  the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)  a change  in the  location  of the  Custodial  Account  or the  Certificate
     Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j) the repurchase of or substitution for any Mortgage Loan, provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               ---------------------------------------------

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.
               ----------------------------

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.
               -----------

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A

FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-P] CERTIFICATE AND [INTEREST ONLY/CLASS A-V] CERTIFICATE

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.                    [        %][Variable] Pass-Through Rate
                --------            --------
                                   [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing      [Percentage Interest:       %]
                                                         ------
Agreement and Cut-off Date:
___________ 1, ____                Aggregate Initial [Certificate Principal
                                   Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:           Amount] [Subclass Notional Amount] of the
_________ 25, ____                 Class A-     Certificates:
                                           ----

Master Servicer:                   [Initial] [Certificate Principal
Residential Funding                Balance] [Interest Only/Class A-V] [Subclass]
Corporation                        Notional Amount] of this Certificate:
                                   $                          ]
Assumed Final
Distribution Date:                 CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that____________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                   as Trustee




                                            By:
                                               -------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                               ------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE

97-34, 62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,  65 Fed. Reg. 67765
(November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No.                                   [      ]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               -------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                               --------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.                                   [      ]% Pass-Through Rate

Class B-     Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                   as Trustee



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                   [      ]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                                 %
                                                  --------------

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [----------------------------],
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 20 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.      Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:___________________________________

      Telefacsimile Number:  (      )       -
                              ------  ------
9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= ========================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ]  Primary Insurance Policy
                             [ ]  Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of__________ ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10.     The Owner's Taxpayer Identification Number is  ______________________.

11. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as
Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 200 .




                                            [NAME OF OWNER]



                                            By:
                                               ---------------------------------
                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ____ day of ___________, 200 ____





                                  NOTARY PUBLIC



                                            COUNTY OF
                                                     ---------------------------
                                            STATE OF
                                                    ----------------------------

                           My Commission  expires the _____ day of _____,20___.

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

    Whether  the   collection  of   information  is  necessary  for  the  proper
performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

    The accuracy of the estimated burden associated with the collection of information (see below);

    How the quality, utility, and clarity of the information to be collected may be enhanced;

    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),
(e) and 860G(b) of the Code.

    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                                  , 20
                                   ---------------    ----

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                      , 20

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4.   The Purchaser has been furnished with, and has had an opportunity to review
     (a) [a copy of the Private Placement Memorandum, dated ________, 20__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.      The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                Very truly yours,





                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                , 20
                                       ---------    --

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                          Description   of  Rule  144A   Securities,   including
numbers:









               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
     Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                      Name:
                                     Title:


                                            Date:
                                                 -------------------------------

                              ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-- The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                            IF AN ADVISER:



                               Print Name of Buyer


                                            Date:
                                                 -------------------------------

                                    EXHIBIT K


                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount

Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                                            , 200
                                                ------------     ----

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


------------------,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                            , 20
                                                   ---------    --------

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re:    Mortgage Asset-Backed Pass-Through Certificates, Series
                                                                       -------
                      ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,



                                            (Lender)


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                             [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $ and %, respectively.

2.      [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT FIVE

                         Form of Form 10-K Certification


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Series Supplement dated ___________________ to the Standard Terms of Pooling and Servicing Agreement dated ____________________ (together, the "P&S Agreement") among Residential
Accredit Loans, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and [Name of Trustee] (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

     3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon the review required under the P&S Agreement, and, except as disclosed in the report, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. I have disclosed to the Company's certified public accountants all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement.

Date:_______________________



____________________________*
Name:
Title:

* to be signed by the senior officer in charge of the servicing functions of the Master Servicer